Filed pursuant to Rule 424(b)(3)
                                              File Nos. 333-93509, 333-93509-01,
                                              333-93509-02 and 333-93509-03.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                              Subject to Completion

                 Preliminary Prospectus dated February 11, 2000

PROSPECTUS
----------

                      20,000,000 PREFERRED TRUST SECURITIES
                              TXU EUROPE CAPITAL I
              % TRUST ORIGINATED PREFERRED SECURITIESSM ("TOPRSSM")
                        LIQUIDATION AMOUNT $25 PER TOPRS
            GUARANTEED TO THE EXTENT DESCRIBED IN THIS PROSPECTUS BY
                               TXU EUROPE LIMITED
                        --------------------------------

                                   THE TOPRS:

o TOPrS represent preferred beneficial ownership interests in the assets of TXU Europe Capital I. The sole assets of TXU Europe Capital I will be the Preferred Partnership Securities of TXU Europe Funding I, L.P. which represent preferred ownership interests in TXU Europe Funding I, L.P.

o The sole assets of TXU Europe Funding I, L.P. will be the debentures issued by TXU Eastern Funding Company and one or more other eligible subsidiaries of TXU Europe Limited and other eligible debt securities described in this prospectus.

o The TOPrS and the Preferred Partnership Securities do not have any stated maturity.

o TXU Europe Capital I will apply to have the TOPrS trade on the New York Stock Exchange starting within 30 days after the TOPrS are issued.

o        Closing Date:                 , 2000.


                           DISTRIBUTIONS ON THE TOPRS:

o        Each TOPrS pays a quarterly distribution at the rate of    % or $
         per TOPrS per year, if TXU Europe Funding I, L.P. pays distributions on the Preferred Partnership Securities. Distributions not paid by TXU Europe Funding I, L.P. on the scheduled payment date will accumulate
         and compound quarterly at the rate of    %.

o If TXU Europe Capital I and TXU Europe Funding I, L.P. redeem the TOPrS and the Preferred Partnership Securities, the holders of the TOPrS will receive $25 plus accumulated distributions for each TOPrS owned.

o If TXU Europe Capital I redeems the TOPrS or is liquidated, but TXU Europe Funding I, L.P. does not redeem the Preferred Partnership Securities, the holders of the TOPrS will receive Preferred Partnership Securities rather than cash.

o TXU Europe Limited will guarantee the TOPrS and the Preferred Partnership Securities to the extent described in this prospectus.

         INVESTING IN THE TOPRS INVOLVES RISKS THAT ARE DESCRIBED IN THE RISK FACTORS SECTION BEGINNING ON PAGE 13 OF THIS PROSPECTUS.

                        --------------------------------
                                                            PER TOPRS      TOTAL

Public offering price(1)..................................       $           $
Underwriting commission to be paid by TXU Europe Limited..       $           $
Proceeds to TXU Europe Capital I..........................       $           $
(1)  Plus accumulated distributions from                 if settlement occurs
     after that date.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The underwriters may also purchase up to an additional 3,000,000 TOPrS from TXU Europe Capital I at the public offering price within 30 days from the date of this prospectus to cover over-allotments. TXU Europe Limited will pay an underwriting commission of $ per additional TOPrS purchased. The TOPrS will be ready for delivery in book-entry form through The Depository Trust Company on
or about                        , 2000.

                        --------------------------------

                                      MERRILL LYNCH & CO.

A.G. EDWARDS & SONS, INC.                                                   GOLDMAN, SACHS & CO.
LEHMAN BROTHERS                                                       MORGAN STANLEY DEAN WITTER
PAINEWEBBER INCORPORATED                                                   PRUDENTIAL SECURITIES
SALOMON SMITH BARNEY

BANC OF AMERICA SECURITIES LLC     BANC ONE CAPITAL MARKETS, INC.      BNY CAPITAL MARKETS, INC.
CIBC WORLD MARKETS                 CREDIT SUISSE FIRST BOSTON       FIRST UNION SECURITIES, INC.
FLEETBOSTON ROBERTSON STEPHENS        TD WATERHOUSE INC.         UTENDAHL CAPITAL PARTNERS, L.P.

                The date of this prospectus is       , 2000.

                        --------------------------------
     "TOPrSSM" and "Trust Originated Preferred Securities" are service marks owned by Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS


Summary......................................................................3
Risk Factors................................................................13
Presentation of Currency, Financial and Other Information...................18
TXU Europe Limited..........................................................18
TXU Europe Group plc........................................................18
TXU Eastern Funding Company.................................................19
TXU Europe Capital I........................................................19
TXU Europe Funding I, L.P...................................................20
Capitalization of TXU Europe Limited........................................21
Exchange Rates..............................................................22
Use of Proceeds.............................................................22
Forward-Looking Statements..................................................23
Management's Discussion and Analysis of Financial Condition
     and Results of Operations..............................................24
Industry Background.........................................................39
TXU Europe Group Business Overview..........................................46
Security Ownership..........................................................61
Management of TXU Eastern Funding Company...................................62
Management of TXU Europe Limited............................................63
Relationships of Management to Funding and TXU Europe Limited and
     Related Transactions...................................................64
Management of TXU Europe Group plc..........................................64
Description of the TOPrS....................................................66
Description of the Trust Guarantee..........................................77
Description of the Preferred Partnership Securities.........................81
Description of the Partnership Guarantee....................................93
Description of the Funding Debentures.......................................96
Material Income Tax Considerations.........................................106
Underwriting...............................................................110
Experts....................................................................112
Legality...................................................................112
Where You Can Find More Information........................................112
Index To Financial Statements..............................................F-1

          YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER TXU EUROPE LIMITED, TXU EASTERN FUNDING COMPANY, TXU EUROPE CAPITAL I NOR TXU EUROPE FUNDING I, L.P. HAVE AUTHORIZED ANYONE TO PROVIDE YOU, WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEITHER TXU EUROPE LIMITED, TXU EASTERN FUNDING COMPANY, TXU EUROPE CAPITAL I NOR TXU EUROPE FUNDING I, L.P. ARE MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. THE BUSINESS PROFILE, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS OF TXU EUROPE LIMITED, TXU EASTERN FUNDING COMPANY, TXU EUROPE CAPITAL I OR TXU EUROPE FUNDING I, L.P. MAY HAVE CHANGED SINCE THAT DATE.

          Until        , 2000, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     SUMMARY

          This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the financial statements and related notes, before making an investment decision.

                       CORPORATE AND TRANSACTION STRUCTURE

          Chart of Corporate and Transaction Structure appears here.





* TXU Europe Funding I, L.P. will also invest in junior subordinated debentures of one or more eligible subsidiaries of TXU Europe Limited and eligible debt securities, as described in this prospectus. The junior subordinated debentures will be guaranteed by TXU Europe Limited.

               TXU EUROPE LIMITED AND TXU EASTERN FUNDING COMPANY

          TXU Europe Limited, formerly TXU Eastern Holdings Limited, is a private limited company (Company No. 3505836) incorporated under the laws of England and Wales on February 5, 1998. TXU Europe Limited is an indirect wholly-owned subsidiary of Texas Utilities Company. Texas Utilities Company is now doing business as TXU Corp. TXU Europe Limited is a holding company for TXU Corp's UK and other European operations.

          TXU Eastern Funding Company (Funding) is a private unlimited company (Company No. 3710529) incorporated on February 4, 1999 under the laws of England and Wales. It is a wholly-owned indirect subsidiary of TXU Europe Limited. Funding was organized solely to provide funding for the operations of TXU Europe Limited and its subsidiaries by issuing debt securities, including the subordinated debentures that will be issued to the partnership, and lending the proceeds to TXU Europe Limited. In May 1999, Funding issued $1.5 billion ((pound)921 million) of senior notes guaranteed on a senior basis by TXU Europe Limited. On December 17, 1999, Funding exchanged these senior notes for the same amount of new senior notes registered under the Securities Act of 1933. Funding is currently offering in the UK (pound)200 million of senior notes guaranteed on a senior basis by TXU Europe Limited. The proceeds of this offering are expected to be used to repay corporate debt.

          TXU Europe Limited's and Funding's principal offices are located at The Adelphi, 1-11 John Adam Street, London, England WC2N 6HT and the telephone number is (011) 44 207 879-8081.

                              TXU EUROPE GROUP PLC

          TXU Europe Group plc (TXU Europe Group or Group), formerly Eastern Group plc, which is an indirect subsidiary of TXU Europe Limited, is the holding company for a group of companies engaged in a variety of energy businesses in Europe. The management of these businesses is coordinated to give TXU Europe Group access to many energy markets, to provide the Group's customers access to a range of energy products and to enable the Group to respond efficiently to changes in demand for and prices of energy throughout Europe. The Group's principal business operations are electricity networks and energy businesses in the UK.

          The networks, or electricity distribution, business of TXU Europe Group is the largest distributor of electricity in England and Wales, with over 3 million customers in an authorized service area covering approximately 20,300 square kilometers in the east of England and parts of north London.

          The energy businesses include retailing of electricity and gas, as well as generation of electric power, gas production and energy portfolio management operations. TXU Europe Group is one of the largest generators of electricity in the UK, based on registered generating capacity as of December 31, 1999. It currently owns, operates or has an interest in approximately 9.4% of the total UK generating capacity. TXU Europe Group is also one of the largest retailers of electricity and natural gas in England and Wales, with approximately 3.9 million electric and natural gas customers. TXU Europe Group is also forming business alliances with European power companies in order to position itself to implement its strategy of integrating energy businesses across the rest of Europe, as these markets open to competition.

               SUMMARY INFORMATION REGARDING TXU EUROPE CAPITAL I,
                    TXU EUROPE FUNDING I, L.P. AND THE TOPRS

          This summary includes questions and answers that highlight selected information from this prospectus to help you understand the TOPrS. You should carefully read this prospectus to fully understand the terms of the TOPrS, as well as the tax and other considerations that are important in making a decision about whether to invest in the TOPrS. You should pay special attention to the section of this prospectus titled RISK FACTORS to determine whether an investment in the TOPrS is appropriate for you.

WHAT ARE THE TOPRS?

          Each TOPrS represents an undivided beneficial interest in the assets of TXU Europe Capital I, or the trust. The assets of the trust will be Preferred Partnership Securities of TXU Europe Funding I, L.P., or the partnership, which represent preferred ownership interests in the partnership. The partnership will use the proceeds from the sale of the Preferred Partnership Securities and the capital contribution from TXU Europe Limited, as general partner of the partnership, to purchase subordinated debentures of Funding and one or more other eligible subsidiaries of TXU Europe Limited and certain eligible debt securities as described in this prospectus under DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Partnership Investments."

WHAT IS THE TRUST?

          TXU Europe Capital I is a Delaware statutory business trust that exists for the sole purpose of issuing the TOPrS, investing the proceeds from that issuance and engaging in incidental activities. The sole assets of the trust will be the Preferred Partnership Securities.

WHAT IS THE PARTNERSHIP?

          TXU Europe Funding I, L.P. is a Delaware limited partnership. Generally, the partnership, subject to the investment criteria described in this prospectus, may invest in debentures of eligible subsidiaries of TXU Europe Limited and in other eligible debt securities. The assets of the partnership initially will consist solely of subordinated debentures of Funding and, to a limited extent, one or more other eligible subsidiaries of TXU Europe Limited and other eligible debt securities. TXU Europe Limited is the general partner of the partnership.

WHAT DISTRIBUTIONS WILL I RECEIVE ON THE TOPRS?

          The trust expects to pay the holders of the TOPrS a quarterly cash distribution at the rate of % per annum. Distributions are expected to be paid on each March 31, June 30, September 30 and December 31, commencing June 30, 2000. Distributions on the TOPrS will be paid out of distributions by the partnership on the Preferred Partnership Securities if declared by the general partner. These distributions will accumulate from February , 2000, the date of original issuance of the TOPrS. The initial cash distribution is expected to be paid on June 30, 2000, and to equal $ for each $25 TOPrS. Distributions on the TOPrS will be deferred if interest payments on the subsidiary debentures are deferred as described below.

WHAT WILL AFFECT THE TRUST'S DISTRIBUTIONS?

          The ability of the trust to pay the holders of the TOPrS is entirely dependent on its receipt of corresponding distributions on the Preferred Partnership Securities held by the trust. In turn, the partnership's ability to pay the trust is entirely dependent on its receipt of payments on the subsidiary debentures and the eligible debt securities held by the partnership. In addition, the partnership has no obligation to make distributions to the trust. If distributions are not made to the holders of the TOPrS, TXU Europe Limited and its subsidiaries will not be permitted to make specified payments and loans as described below.

WHAT ARE THE SUBSIDIARY DEBENTURES?

          The subsidiary debentures are long term debt obligations of Funding and one or more other eligible subsidiaries of TXU Europe Limited. These subsidiary debentures will be unsecured and subordinated obligations and will be junior in right of payment to the senior debt of those subsidiaries, as defined in the indentures under which the subsidiary debentures are issued. All of the subsidiary debentures in which the partnership initially holds beneficial interests will be fully and unconditionally guaranteed on a subordinated basis by TXU Europe Limited. An issuer of subsidiary debentures may elect to defer interest payments for a period not exceeding six consecutive quarters.

WHAT ARE THE GUARANTEES?

          TXU Europe Limited provides several subordinated guarantees in connection with the issuance of the TOPrS. These are guarantees of

o distributions by the partnership to the trust, and by the trust to the holders of the TOPrS;

o the amount due to the holders of the TOPrS upon redemption of the TOPrS;

o        the liquidation amount of the TOPrS if the trust is dissolved; and

o payments under the subsidiary debentures initially held by the partnership.

          The guarantees, when taken together with TXU Europe Limited's obligations to pay all fees and expenses of the trust and the partnership, constitute a guarantee, to the extent set forth in the guarantees, by TXU Europe Limited of selected obligations relating to the distribution, redemption and liquidation amounts payable to the holders of the TOPrS. However, the guarantees do not apply to (1) current distributions by the partnership unless and until the partnership declares distributions out of funds legally available for payment, (2) current distributions by the trust unless and until the trust has funds legally available for payment or (3) liquidating distributions by the partnership and the trust unless there are partnership or trust assets, as the case may be, legally available for payment.

          TXU Europe Limited's obligations under the guarantees of subsidiary debentures are subordinate and junior in right of payment to all other unsubordinated liabilities of TXU Europe Limited and will be effectively subordinated to existing and future liabilities and preference share capital of TXU Europe Limited's subsidiaries. TXU Europe Limited's obligations under the guarantees of subsidiary debentures will rank equally with other subordinated obligations of TXU Europe Limited that are not subordinated by their terms to the guarantees and with similar guarantees issued by TXU Europe Limited in respect of any subordinated debentures of any other subsidiary. TXU Europe Limited's obligations under the guarantees of the TOPrS and the Preferred Partnership Securities will be subordinated to its obligations under the guarantees of subsidiary debentures and will rank equally with any preference share capital of TXU Europe Limited issued in the future and with similar guarantees issued by TXU Europe Limited in respect of any preferred security of any other finance subsidiary.

ARE THERE ANY RISKS ASSOCIATED WITH AN INVESTMENT IN THE TOPRS?

          Yes, an investment in the TOPrS involves risks. Please refer to the section entitled RISK FACTORS in this prospectus.

WHAT HAPPENS IF THE TRUST DOESN'T PAY A DISTRIBUTION ON THE TOPRS?

          If at any time:


o the holders of the TOPrS have not received a distribution in the full expected quarterly amount of $ for each $25 TOPrS (plus any compounded amounts) for six consecutive quarters,


o an investment event of default occurs and is continuing on any subsidiary debentures and on the related guarantee by TXU Europe Limited, or

o TXU Europe Limited defaults on its obligations under the trust guarantee or the partnership guarantee,

         then:

o the Property Trustee on behalf of the trust may direct a special representative appointed on behalf of holders of Preferred Partnership Securities to enforce the partnership's creditors' rights and other rights, including the right to receive payments under the subsidiary debentures and any of TXU Europe Limited's guarantees of the subsidiary debentures,

o the Property Trustee on behalf of the trust has the right to direct the special representative to enforce the terms of the Preferred Partnership Securities to receive distributions only if and to the extent declared out of funds legally available for payment on the Preferred Partnership Securities, and

o the Trust Guarantee Trustee, as the holder of the trust guarantee, the Partnership Guarantee Trustee, as the holder of the partnership guarantee, or the special representative appointed on behalf of holders of Preferred Partnership Securities may enforce those guarantees, including the right to enforce the covenant restricting specified payments and loans by TXU Europe Limited and its subsidiaries as described below.

          You should be aware that a special representative would not have the authority to cause the partnership to declare distributions on the Preferred Partnership Securities. If the partnership does not declare and pay distributions on the Preferred Partnership Securities, the trust will not have sufficient funds to make distributions on the TOPrS.

          TXU Europe Limited and any issuer of subsidiary debentures will agree that if:

o for any quarterly period, the trust does not pay to holders of TOPrS an amount equal to distributions at the full fixed rate on a cumulative basis on any Preferred Partnership Securities,

o an investment event of default occurs and is continuing on any subsidiary debentures and on the related guarantee by TXU Europe Limited, or

o TXU Europe Limited is in default on any of its obligations under the trust guarantee or the partnership guarantee,

then, during that period, TXU Europe Limited and any issuer of subsidiary debentures will not, directly or indirectly, make distributions on their issued share capital or payments on specified obligations that rank equally with or junior to the subsidiary debentures or the guarantees. In addition, TXU Europe Limited, any issuer of subsidiary debentures and any subsidiary of TXU Europe Limited will not make specified payments in respect of debt held or issued by, or loans to, affiliates (other than such payments made to TXU Europe Limited or its subsidiaries).

          There are a number of exceptions to this limitation. For a more detailed discussion, see DESCRIPTION OF THE TRUST GUARANTEE -- "Covenants in the Trust Guarantee" and DESCRIPTION OF THE PARTNERSHIP GUARANTEE -- "Covenants in the Partnership Guarantee".

OPTIONAL REDEMPTION

          The partnership has the option to redeem the Preferred Partnership Securities, in whole at any time or in part from time to time, on and after for an amount equal to $25 per Preferred Partnership Security plus accumulated and unpaid distributions on the Preferred Partnership Securities. If the Preferred Partnership Securities are redeemed, the TOPrS will in turn be redeemed for $25 per TOPrS plus accumulated and unpaid distributions. Neither the Preferred Partnership Securities nor the TOPrS have any scheduled maturity.

WHO WILL CONTROL THE TRUST?

          A wholly-owned subsidiary of TXU Europe Limited organized in the US and designated under the terms of the trust agreement, known as the Control Party, will retain administrative and appointment powers with respect to the trust by virtue of its ownership of the trust's control certificate. The control certificate will not provide any economic interest in the trust to the Control Party.

DO I HAVE VOTING RIGHTS?

          Generally, holders of the TOPrS will not have any voting rights. However, the holders of a majority in liquidation amount of the TOPrS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee on behalf of the trust, or direct the exercise of any trust or power conferred upon the Property Trustee on behalf of the trust. See DESCRIPTION OF THE TOPrS -- "Voting Rights" and DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Voting Rights".


WHAT HAPPENS IF THE TRUST IS DISSOLVED?

          If the trust is dissolved, other than in connection with the occurrence of changes in the US or UK tax laws, sometimes referred to as a tax event, or changes in the US Investment Company Act of 1940, sometimes referred to as an investment company event, that affect the status of the trust, the partnership or the subsidiary debentures, the partnership will be dissolved and the Preferred Partnership Securities will be redeemed, in whole, but not in part, for $25 per Preferred Partnership Security plus accumulated and unpaid distributions on the Preferred Partnership Securities. This, in turn, would cause a redemption of the TOPrS at the same price.

WHAT ARE ADDITIONAL AMOUNTS?

          All payments made on the subsidiary debentures or with respect to the TXU Europe Limited subordinated guarantees will be made without withholding or deduction for taxes or other governmental charges, unless required by law. Subject to customary exceptions, if withholding is required with respect to payments made on the subsidiary debentures or these guarantees, the issuers of the subsidiary debentures or TXU Europe Limited, as applicable, will pay "Additional Amounts" so that the partnership, in the case of the subsidiary debentures or the related TXU Europe Limited guarantees, or the holders of the Preferred Partnership Securities or the holders of the TOPrS, in the case of the Partnership Guarantee and the Trust Guarantee, respectively, would receive the same payments with respect to these instruments as if no withholding or deduction had been made.

WHAT HAPPENS IF A TAX EVENT OR AN INVESTMENT COMPANY EVENT OCCURS?

          Upon the occurrence of a trust tax event, which event will generally be triggered upon the occurrence of specified adverse tax consequences with respect to the trust, Additional Amounts being payable on the subsidiary debentures or the TXU Europe Limited subordinated guarantees, or the denial of an interest deduction on the subsidiary debentures held by the partnership, in each case, as a result of a change in law, or upon the occurrence of a trust investment company event, which event will generally be triggered if the trust is considered an "investment company" under the Investment Company Act as a result of a change in law, except in limited circumstances, the Administrative Trustees will have the right to liquidate the trust and cause Preferred Partnership Securities to be distributed to the holders of the TOPrS. In most circumstances involving a partnership tax event, which event will generally be triggered upon the occurrence of specified adverse tax consequences with respect to the partnership, Additional Amounts being payable on the subsidiary debentures or the TXU Europe Limited subordinated guarantees, or the denial of an interest deduction on the subsidiary debentures held by the partnership, in each case, as a result of a change in law, or upon the occurrence of a partnership investment company event, which event will generally be triggered if the partnership is considered an "investment company" under the Investment Company Act as a result of a change in law, the partnership will have the right to redeem the Preferred Partnership Securities, in whole, but not in part, at $25 per Preferred Partnership Security plus accumulated and unpaid distributions on the Preferred Partnership Securities and, therefore, cause a redemption of the TOPrS at the same price.

LISTING

          TXU Europe Limited will apply to have the TOPrS listed on The New York Stock Exchange, or NYSE.

FORM OF THE TOPRS

          The TOPrS will be represented by one or more global certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company, or DTC. Beneficial interests in the TOPrS will be evidenced by, and transfers of beneficial interests will be effected through, records maintained by the participants in either DTC (in the United States) or Clearstream Banking, societe anonyme, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euroclear (in Europe). Except in certain limited circumstances, TOPrS in certificated form will not be issued in exchange for the global certificate or certificates.

USE OF PROCEEDS

          All of the proceeds from the issuance and sale of the TOPrS will be invested by the trust in the Preferred Partnership Securities. The partnership will use the funds, together with the capital contribution of TXU Europe Limited, as general partner, to make investments in the subsidiary debentures and other eligible debt securities. Funding will lend the proceeds from the sale of its junior subordinated debentures to TXU Europe Limited. TXU Europe Limited will use the funds to repay corporate debt, including under the Sterling
Credit Agreement, and for general corporate purposes. Any other subsidiary of TXU Europe Limited that will issue initial subsidiary debentures will use the proceeds from the sale of these debentures to repay corporate debt and for general corporate purposes.

RATINGS

         The TOPrS are expected to be assigned ratings of BBB- by Standard
& Poor's Ratings Services ("S&P") and "baa2" by Moody's Investors Service, Inc. ("Moody's"). These ratings will have been obtained with the understanding that S&P and Moody's will continue to monitor the credit rating of the issuers and will make future adjustments to the extent warranted. A rating reflects only the views of S&P and Moody's, as the case may be, and is not a recommendation to buy, sell or hold the TOPrS. There is no assurance that any such rating will be retained for any given period of time or that it will not be revised downward or withdrawn entirely by S&P or Moody's, as the case may be, if, in their respective judgments, circumstances so warrant.

                         SELECTED FINANCIAL INFORMATION

          On May 19, 1998, TXU Europe Limited obtained control of The Energy Group PLC, or TEG, the former holding company of TXU Europe Group. At the same time, TEG disposed of its US and Australian coal businesses and its US energy marketing business. For financial reporting purposes, TXU Europe Group is considered to be the "Predecessor Company" to TXU Europe Limited. TXU Europe Group constituted 97% of TXU Europe Limited's assets as of September 30, 1999 and generated 100% of TXU Europe Limited's operating revenues for the nine months ended September 30, 1999. The principal difference between the results of operation of TXU Europe Group and the results of operation of the continuing businesses of TEG is the interest expense associated with debt securities issued by Energy Group Overseas, B.V., or Overseas, a financing subsidiary of TEG. See TXU Europe Limited's unaudited condensed consolidated pro forma statement of income for the year ended December 31, 1998 included elsewhere in this prospectus. This pro forma statement of income includes TXU Europe Group's operation and the interest expense of Overseas, as if TXU Europe Limited had acquired TEG on January 1, 1998. See also the financial statements of Overseas included elsewhere in this prospectus.

          The selected financial data of TXU Europe Group for, and as of, each of the four years in the period ended March 31, 1998 and for the period from April 1, 1998 through May 18, 1998, have been derived from financial statements of TXU Europe Group, which have been audited by PricewaterhouseCoopers, independent accountants. The financial statements of TXU Europe Group for each of the four years in the period ended March 31, 1998 have been prepared in accordance with UK GAAP. The financial statements of TXU Europe Group for the years ended March 31, 1997 and 1998 also have been prepared in accordance with US GAAP. TXU Europe Group's financial statements for the period from April 1, 1998 through May 18, 1998 have been prepared in accordance with US GAAP.

          In October 1997, Overseas issued $500 million aggregate principal amount of guaranteed debt securities. Overseas is now a subsidiary of TXU Europe Limited, and its financial statements for the periods from its formation through March 31, 1998 and from April 1, 1998 through May 18, 1998 are included elsewhere in this prospectus. If interest expense of Overseas had been included in TXU Europe Group's financial statements, (1) UK GAAP net income/(loss), ratio of earnings to fixed charges and net interest expense would have been (pound)42 million, 2.5 and (pound)95 million, respectively, for the year ended March 31, 1998, (2) US GAAP net income/(loss), ratio of earnings to fixed charges and net interest expense would have been (pound)(45) million, 1.7 and (pound)136 million, respectively, for the year ended March 31, 1998 and (pound)(23) million, 0.1 and (pound)19 million, respectively, for the period from April 1, 1998 through May 18, 1998, (3) UK GAAP long-term debt and other obligations, less amounts due currently, would have been (pound)1.8 billion as of March 31, 1998 and (4) US GAAP long-term debt and other obligations, less amounts due currently, would have been (pound)2.3 billion as of March 31, 1998.

          The selected financial data of TXU Europe Limited for the period from formation (February 5, 1998) through December 31, 1998, for the period from formation through March 31, 1999 and as of December 31, 1998 and March 31, 1999, have been derived from financial statements of TXU Europe Limited, which have been audited by PricewaterhouseCoopers, independent accountants. The selected financial data of TXU Europe Limited for the nine months ended September 30, 1999 have been derived from the unaudited financial statements of TXU Europe Limited. The financial statements of TXU Europe Limited have been prepared in accordance with US GAAP. TXU Europe Limited recorded its approximately 22% equity interest in the net income of TEG for the period from March to May 18, 1998 and has accounted for TEG and TXU Europe Group as consolidated subsidiaries since May 19, 1998. Results of TXU Europe Limited for the periods from formation through December 31, 1998 and March 31, 1999 and for the nine months ended September 30, 1999 are not indicative of results for an annual period. Because TXU Europe Limited obtained control of TEG on May 19, 1998, earnings of TXU Europe Group are not reflected in TXU Europe Limited's results before May 19, 1998, other than as a result of TXU Europe Limited's 22% equity interest in the net income of TEG for the period from March through May 18, 1998. In addition, TXU Europe Limited's operations are affected by seasonal weather patterns.

          For more information, see MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and the consolidated financial statements and related notes of TXU Europe Group as of March 31, 1998 and for the two years in the period then ended, and for the period from April 1, 1998 through May 18, 1998 and of TXU Europe Limited as of, and for the periods from formation through December 31, 1998 and March 31, 1999 and as of, and for, the nine months ended September 30, 1999 included elsewhere in this prospectus.

          TXU Europe Limited's unaudited pro forma condensed consolidated income statement and other consolidated data presented below for the year ended December 31, 1998 reflect the acquisition by TXU Europe Limited of TEG as if it had occurred as of January 1, 1998. That unaudited pro forma condensed consolidated income statement and other consolidated data have been prepared by TXU Europe Limited from US GAAP historical information and assumptions deemed proper by it and include the effects of an allocation of the purchase price paid. The unaudited pro forma condensed consolidated income statement and other data presented in this prospectus are shown for illustrative purposes only and are not necessarily indicative of the future results of operations of TXU Europe Limited or of the results of operations of TXU Europe Limited if the transaction had occurred as of January 1, 1998. This information should be read in conjunction with the unaudited condensed consolidated pro forma statement of income and related notes of TXU Europe Limited included elsewhere in this prospectus.


                              TXU EUROPE GROUP PLC
                              (PREDECESSOR COMPANY)

                                                     UK GAAP                                     US GAAP
                                        ----------------------------   -----------------------------------------------
                                                                                         PERIOD FROM   PERIOD FROM
                                                                                          APRIL 1,      JANUARY 1,
                                               YEAR ENDED MARCH 31,                     1998 THROUGH   1998 THROUGH
                                        1995    1996    1997    1998   1997    1998     MAY 18, 1998   MAY 18, 1998
                                        ----    ----    ----    ----   ----    ----     ------------   ------------
                                                  ((POUND)MILLION)                              (UNAUDITED)

CONSOLIDATED INCOME STATEMENT DATA:
   Operating revenues................  2,061   2,119   2,984   3,475  2,984   3,475         425         1,563
   Operating income/(loss)...........    244      43     346     337    298     267         (11)           91
   Net income/(loss).................    141     221     265      49    (90)    (38)        (21)           16




                                                    UK GAAP                                     US GAAP
                                        --------------------------------------     -----------------------------------
                                                            AS OF MARCH 31,
                                        ------------------------------------------------------------------------------
                                           1995       1996      1997      1998        1997      1998
                                           ----       ----      ----      ----        ----      ----
                                                             ((POUND) MILLION)

CONSOLIDATED BALANCE SHEET DATA:
   Total assets......................     2,053      2,364      3,709     3,888      5,422     5,826
   Common stock equity...............       832      1,189      1,314     1,167      2,025     1,802
   Minority interest.................        (1)        (2)        19         6         19         6
   Long-term debt and other
     obligations, less amounts due
     currently.......................       484        682      1,466     1,499      1,837     1,976




                                                     UK GAAP                                     US GAAP
                                        ----------------------------   -----------------------------------------------
                                                                                         PERIOD FROM   PERIOD FROM
                                                                                          APRIL 1,      JANUARY 1,
                                               YEAR ENDED MARCH 31,                     1998 THROUGH   1998 THROUGH
                                        1995    1996      1997    1998     1997     1998     MAY 18, 1998   MAY 18, 1998
                                        ----    ----      ----    ----     ----     ----     ------------   ------------
                                               ((POUND)MILLION, EXCEPT RATIOS)                         (UNAUDITED)

CONSOLIDATED CASH FLOW DATA (1):
   Operating activities..............    284     (189)    (116)    614      292      341         74            154
   Investing activities..............   (452)     306   (1,052)   (238)    (229)    (234)       (78)          (139)
   Financing activities..............     (5)     560      915    (148)    (316)     121         16             27

OTHER CONSOLIDATED DATA:
   Earnings before interest, taxes and
     minority interest (EBIT)
     (unaudited)(2)..................    217      280      364     347      303      277        (10)            92
   Earnings before interest, taxes,
     minority interest, depreciation
     and amortization (EBITDA)
     (unaudited)(2)..................    273      345      436     436      464      462         16            165
   Ratio of earnings to fixed charges
     (unaudited)(3)..................    5.8      4.9      4.2     2.6      2.5       1.7        0.1           1.6
   Net interest expense..............     14       22       46      85       88      126         16             41


                               TXU EUROPE LIMITED
                               (SUCCESSOR COMPANY)
                                     US GAAP

                                            PERIOD FROM FORMATION
                                         (FEBRUARY 5, 1998) THROUGH                    PERIOD FROM
                                         --------------------------  PRO FORMA YEAR     FORMATION      NINE MONTHS
                                                                         ENDED           THROUGH          ENDED
                                          DECEMBER 31,   MARCH 31,    DECEMBER 31,    SEPTEMBER 30,   SEPTEMBER 30,
                                              1998         1999           1998            1998            1999
                                         -------------  -----------  ---------------  --------------  --------------
                                                                                               (UNAUDITED)
                                                                 ((POUND) MILLION)

CONSOLIDATED INCOME STATEMENT DATA:
   Operating revenues.................       2,165      3,338          3,690            939              2,686
   Operating income...................         314        484            508             53                354
   Net income (loss)..................          77        126             94            (25)                71



                                                AS OF              AS OF              AS OF
                                          DECEMBER 31, 1998    MARCH 31, 1999  SEPTEMBER 30, 1999
                                          ------------------  ---------------- ------------------
                                                                                   (UNAUDITED)
                                                             ((POUND) MILLION)

CONSOLIDATED BALANCE SHEET DATA:
   Total assets.......................          8,529                8,583            8,429
   Total common stock equity..........          1,535                1,581            1,607
   Minority interest..................            190                  200              197
   Note payable to TXU Corp...........            682                  682                -
   Long-term debt, less amounts due
     currently........................          3,629                3,754            4,495



                                             PERIOD FROM FORMATION                                 NINE MONTHS
                                           (FEBRUARY 5, 1998) THROUGH           PERIOD FROM           ENDED
                                           --------------------------        FORMATION THROUGH    SEPTEMBER 30,
                                       DECEMBER 31, 1998    MARCH 31, 1999   SEPTEMBER 30, 1998       1999
                                       -----------------    --------------   ------------------   --------------
                                                                                           (UNAUDITED)
                                                                 ((POUND) MILLION)

CONSOLIDATED CASH FLOW DATA:
   Operating activities...............           37                   44                 12              447
   Investing activities...............       (1,767)              (1,858)            (1,569)            (347)
   Financing activities...............        2,197                2,228              3,427             (206)


                                             PERIOD FROM FORMATION                        PERIOD FROM
                                          (FEBRUARY 5, 1998) THROUGH     PRO FORMA YEAR     FORMATION      NINE MONTHS
                                          --------------------------         ENDED           THROUGH          ENDED
                                           DECEMBER 31,   MARCH 31,       DECEMBER 31,    SEPTEMBER 30,   SEPTEMBER 30,
                                              1998         1999               1998            1998            1999
                                          -------------  ------------   ----------------  -------------  --------------
                                                                                                  (UNAUDITED)
                                                                         ((POUND) MILLION)

OTHER CONSOLIDATED DATA:
     Earnings before interest, taxes and
     minority interest (EBIT)
     (unaudited)(2)...................         360          531                 539             81             359
   Earnings before interest, taxes,
     minority interest, depreciation
     and amortization (EBITDA)
     (unaudited)(2)...................         504          733                 771            165             542
   Ratio of earnings to fixed charges
     (unaudited)(3).....................       1.5          1.7                 1.4            0.7             1.6
   Net interest expense.................       205          278                 341            128             213


(1) Cash flow information on a UK GAAP basis for the years ended March 31, 1995, 1996, 1997 and 1998 has been reformatted to US GAAP presentation style.

(2) EBIT equals earnings before interest income, interest expense, income taxes and minority interest. EBITDA equals earnings before interest income, interest expense, income taxes, minority interest, depreciation and amortization. This information is provided for informational purposes only. EBIT and EBITDA are not measures defined under US GAAP and have not been presented in accordance with US GAAP. Neither EBIT nor EBITDA should be construed as an alternative to operating income under US GAAP as an indicator of operating performance, or as an alternative to cash flows from operating activities under US GAAP as a measure of liquidity. EBIT and EBITDA are widely accepted financial indicators of a company's ability to incur and service debt. However, these measures of EBIT and EBITDA may not be comparable to similar measures presented by other companies.

(3) The ratio of earnings to fixed charges is computed as the sum of earnings plus fixed charges divided by fixed charges. Earnings consist of the aggregate of net income (loss) before minority interests, income taxes and fixed charges excluding interest capitalized. Fixed charges consist of interest expensed and capitalized and the estimated interest portion of rent expense. For TXU Europe Group, for the period from April 1, 1998 through May 18, 1998 total fixed charges exceeded total earnings by (pound)26 million. FOR TXU Europe Limited, for the period from formation through September 30, 1998, total fixed charges exceeded total earnings by (pound)50 million.

                                  RISK FACTORS

          In addition to the other information in this prospectus, the following factors pertain to an investment in the TOPrS.

BECAUSE TXU EUROPE LIMITED'S GUARANTEES AND THE SUBSIDIARY DEBENTURES ARE SUBORDINATED OBLIGATIONS, THE CLAIMS OF GENERAL CREDITORS OF TXU EUROPE LIMITED AND OF THE ISSUERS OF THE SUBSIDIARY DEBENTURES ARE SENIOR TO CLAIMS OF HOLDERS OF TOPRS UNDER THOSE GUARANTEES AND SUBSIDIARY DEBENTURES.

          TXU Europe Limited's obligations under the guarantees and the obligations of the issuers of the subsidiary debentures under those debentures are subordinated to the claims of general creditors of TXU Europe Limited and the issuers of those debentures. As of September 30, 1999, there was an aggregate of (pound)2.20 billion of long-term debt of TXU Europe Limited that would have been senior to the guarantees. Upon liquidation or reorganization of TXU Europe Limited, or an issuer of subsidiary debentures, the claims of senior creditors generally will be paid before payments can be made on the guarantees or the subsidiary debentures, as the case may be.

BECAUSE TXU EUROPE LIMITED IS A HOLDING COMPANY, CLAIMS OF CREDITORS OF TXU EUROPE LIMITED'S SUBSIDIARIES ALSO ARE EFFECTIVELY SENIOR TO CLAIMS OF HOLDERS OF TOPRS UNDER TXU EUROPE LIMITED'S GUARANTEES. FUNDING IS A SPECIAL PURPOSE ENTITY THAT IS ENTIRELY DEPENDENT ON TXU EUROPE LIMITED AND ITS AFFILIATES.

          TXU Europe Limited is a holding company. Almost all of its operating income comes from TXU Europe Group and TXU Europe Group's subsidiaries. Almost all of TXU Europe Limited's consolidated assets are held by TXU Europe Group and TXU Europe Group's subsidiaries. Accordingly, the ability of TXU Europe Limited to service its debt, including its obligations under the guarantees, is primarily dependent on the earnings of TXU Europe Group and its subsidiaries and the payment of those earnings to TXU Europe Limited in the form of dividends, loans or advances and through repayment of loans or advances from TXU Europe Limited. Neither the subsidiaries of TXU Europe Limited, except for the trust, nor TXU Europe Group and its subsidiaries have any obligation to pay any amounts due on the TOPrS.

          Funding is a special purpose entity formed solely as a financing vehicle for TXU Europe Limited and its affiliates. Therefore, Funding's ability to make interest and other payments on the debentures that it will issue to the partnership is entirely dependent on TXU Europe Limited and its affiliates making payments on their obligations to Funding as and when required. If TXU Europe Limited and its affiliates were not to make such payments for any reason, Funding would not have sufficient funds to make payments on these debentures. In this event, the partnership, as the beneficial holder of these debentures, would, except to the extent Funding can exercise its rights to defer interest, rely on the enforcement of its rights against TXU Europe Limited pursuant to the terms of its guarantee of these debentures.

          Unexpected declines in TXU Europe Group's future business, which may result from the increasingly competitive environment in the UK electric and gas utility industries, increases in operating or capital costs, changes in regulatory policies or the inability to borrow additional funds, could impair TXU Europe Group's ability to meet its debt service obligations, or to make distributions to TXU Europe Limited. This could adversely affect (a) the ability of the issuers of the subsidiary debentures to make payments on their obligations to the partnership as well as the partnership's ability to declare distributions on the Preferred Partnership Securities that the trust would need to pay distributions on the TOPrS and (b) TXU Europe Limited's ability to make any payments pursuant to the guarantees. No assurance can be given that additional financing will be available when needed, or, if available, will be obtainable on terms that are favorable to TXU Europe Limited.

          Since TXU Europe Limited is a holding company, the guarantees will be effectively subordinated to existing and future liabilities and preference share capital of TXU Europe Limited's subsidiaries. As of September 30, 1999, there was an aggregate of (pound)2.20 billion of debt and preference share capital of TXU EuroPE Limited's subsidiaries, other than debt securities of finance subsidiaries that are guaranteed by TXU Europe Limited, that would have been senior to the guarantees. The financial statements of TXU Europe Limited and TXU Europe Group included in this prospectus show the aggregate amount of subsidiary debt and preference share capital as of the date of those statements. This includes trade payables, guarantees and leases, letters of credit and other obligations of TXU Europe Limited's subsidiaries. Upon liquidation or reorganization of a subsidiary of TXU Europe Limited, the claims of that subsidiary's creditors and holders of preference share capital generally will be paid before payments can be made on the guarantees or to other creditors of TXU Europe Limited. Although some debt instruments limit the amount of debt TXU Europe Limited and its subsidiaries may incur, both TXU Europe Limited and its subsidiaries retain the ability to incur substantial additional indebtedness and other obligations that will rank senior to the guarantees. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- "Liquidity and Capital Resources -- Financing Arrangements."

TXU EUROPE LIMITED HAS ALREADY INCURRED SUBSTANTIAL INDEBTEDNESS. THIS LEVEL OF INDEBTEDNESS MAY LIMIT TXU EUROPE LIMITED'S ABILITY TO SERVICE ITS INDEBTEDNESS AND TO CONDUCT BUSINESS.

          As of September 30, 1999, the ratio of TXU Europe Limited's consolidated net debt to consolidated net debt plus equity as determined in accordance with US GAAP was approximately 68.5%. See the consolidated financial statements of TXU Europe Limited and the accompanying notes. The degree to which TXU Europe Limited and its consolidated subsidiaries may be leveraged in the future could affect their ability to service their indebtedness, to make capital investments, to take advantage of business opportunities, to respond to competitive pressures or to obtain additional financing. In addition, TXU Europe Limited and some of its subsidiaries have outstanding indebtedness that contains cross-default provisions. Therefore, a default by TXU Europe Limited or those subsidiaries on these and other obligations could cause a default under indebtedness that contains cross-default provisions.

IF TXU EUROPE LIMITED, AS GENERAL PARTNER OF THE PARTNERSHIP, DOES NOT DECLARE DISTRIBUTIONS ON THE PREFERRED PARTNERSHIP SECURITIES, THE TRUST WILL NOT HAVE THE FUNDS TO PAY DISTRIBUTIONS ON THE TOPRS.

          The trust's ability to pay distributions to the holders of the TOPrS is dependent upon its receipt of distributions on the Preferred Partnership Securities. If subsidiaries of TXU Europe Limited defer or fail to make interest or principal payments on the subsidiary debentures and if TXU Europe Limited fails to make guarantee payments on the guarantees of the subsidiary debentures, the partnership will lack the funds necessary to pay distributions on the Preferred Partnership Securities. If the partnership does not make current distributions on the Preferred Partnership Securities, either because TXU Europe Limited, as the general partner, does not declare distributions to be made or because the partnership lacks sufficient funds, the trust will not have funds available to make current distributions on the TOPrS. In that event, the Trust Guarantee will not apply to those distributions until the trust has sufficient funds available to pay those distributions. Distributions not paid in respect of the Preferred Partnership Securities on the scheduled payment date will accumulate and compound quarterly at the rate of % of the liquidation amount of $25 per Preferred Partnership Security per annum, and any amounts paid will then be paid on the TOPrS at the same rate.

       TAX CONSEQUENCES OF FAILURE OF DISTRIBUTIONS. Even if the partnership fails to pay current distributions on the Preferred Partnership Securities, the holders of the TOPrS will continue to recognize income for US federal income tax purposes in advance of the receipt of cash and they will not receive the cash from the trust related to that income if they dispose of their TOPrS prior to the record date for the date on which distributions of those amounts are made by the trust.

THE PARTNERSHIP MAY HAVE INSUFFICIENT INCOME OR ASSETS TO PAY DISTRIBUTIONS TO THE TRUST THAT ARE SUFFICIENT TO PAY DISTRIBUTIONS ON THE TOPRS.

          The holders of the TOPrS are subject to the risk that the current or liquidating distributions expected to be payable on the TOPrS will not match the rate paid on the securities held by the partnership, including the subsidiary debentures and any additional securities acquired by the partnership in the future.

          A mismatch could occur if:

               o at any time that the partnership is receiving current payments in respect of the securities held by the partnership (including the subsidiary debentures), TXU Europe Limited, as the general partner of the partnership, in its sole discretion, does not declare distributions on the Preferred Partnership Securities and the partnership receives insufficient amounts from its investments to pay the resulting additional compounded distributions that will accumulate on any unpaid distributions,

               o the partnership reinvests the proceeds received from the subsidiary debentures upon their redemption or at their maturities in other subsidiary debentures or eligible debt securities that do not generate income sufficient to pay full quarterly distributions in respect of the Preferred Partnership Securities at a rate of % per annum, or, if sufficient to pay those distributions either in full or in part, the partnership does not declare or make those distributions, or

               o subsidiary debentures cannot be liquidated by the partnership for an amount sufficient to pay liquidating distributions in full or, if sufficient to pay those distributions in full or in part, the partnership does not declare or make those distributions.

          The trust will not have sufficient funds available to pay the holders of the TOPrS full expected current or liquidating distributions on the TOPrS if the partnership lacks sufficient funds to make current or liquidating distributions on the Preferred Partnership Securities in full.

ALMOST ALL OF THE PARTNERSHIP'S INITIAL INVESTMENTS WILL BE IN DEBENTURES OF SUBSIDIARIES OF TXU EUROPE LIMITED.

          With the proceeds from the issuance of the TOPrS, the trust will purchase the Preferred Partnership Securities. The partnership will invest approximately % of its capital, which will consist of the proceeds from the issuance of the Preferred Partnership Securities and the general partner's capital contribution, in the subsidiary debentures. If TXU Europe Limited's subsidiaries default on their obligations under the subsidiary debentures, and TXU Europe Limited defaults on its obligations under the guarantees of those debentures, the trust will not be able to pay the expected current or liquidating distributions on the TOPrS.

IN SOME CASES, THE HOLDERS OF THE TOPRS MAY RECEIVE CASH OR PREFERRED PARTNERSHIP SECURITIES IN EXCHANGE FOR THE TOPRS. IF THAT HAPPENS, THE HOLDERS OF THE TOPRS MAY HAVE TO PAY TAXES AND THE VALUE OF THE INVESTMENT IN THE TOPRS MAY BE REDUCED.

          The occurrence of:

               o specified adverse tax consequences to the trust or the partnership, Additional Amounts being payable on the subsidiary debentures or the TXU Europe Limited subordinated guarantees or the denial of an interest deduction in the US or the UK by any issuer of subsidiary debentures on its subsidiary debentures beneficially held by the partnership, or

               o the trust or the partnership being considered an "investment company" under the Investment Company Act,

in each case, as a result of a change in law, would constitute a "special event." If a trust special event occurs, there is a possibility that the TOPrS will be redeemed for cash prior to the time that the TOPrS could otherwise be optionally redeemed, or that the holders of the TOPrS will receive Preferred Partnership Securities in exchange for the TOPrS. See DESCRIPTION OF THE TOPrS -- "Trust Special Event Redemption or Distribution" for the definition of trust special event. Preferred Partnership Securities may not trade at the same value as the TOPrS. In addition, the receipt of Preferred Partnership Securities may cause the holders of the TOPrS to incur tax liability in excess of that initially contemplated by the holders of the TOPrS. There is also the possibility that the partnership will redeem Preferred Partnership Securities for cash in the event that a partnership special event occurs. See DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Partnership Special Event Redemption" for the definition of partnership special event.

          TAX CONSEQUENCES. Unless the dissolution of the trust occurs as a result of the trust being subject to US federal income tax with respect to income on the Preferred Partnership Securities, a distribution of the Preferred Partnership Securities upon the dissolution of the trust would not be a taxable event to holders of the TOPrS. If, as a consequence of a trust special event resulting from the trust becoming subject to US federal income tax with respect to income on the Preferred Partnership Securities, Preferred Partnership Securities are distributed to the holders of the TOPrS by the trust, the holders of the TOPrS would likely recognize gain or loss as if they had exchanged their TOPrS for the Preferred Partnership Securities in a taxable exchange. Similarly, the holders of the TOPrS would recognize a gain or loss if, upon an occurrence of a partnership special event, the trust redeemed the TOPrS for cash.

          EXCHANGE ISSUES. Because the holders of the TOPrS may receive Preferred Partnership Securities upon the occurrence of a special event, you are also making an investment decision with regard to the Preferred Partnership Securities and should carefully review all the information regarding the Preferred Partnership Securities contained herein. Neither TXU Europe Limited, the trust, nor the partnership can make any assurance as to the market prices for the Preferred Partnership Securities that may be distributed in exchange for TOPrS if a dissolution of the trust were to occur. Accordingly, the Preferred Partnership Securities that holders of TOPrS may receive may trade at a discount to the purchase price of the TOPrS.

HOLDERS OF TOPRS CANNOT CAUSE TXU EUROPE LIMITED, AS GENERAL PARTNER OF THE PARTNERSHIP, TO DECLARE DISTRIBUTIONS.

          If a special representative is appointed to act on behalf of holders of Preferred Partnership Securities, that special representative's ability to take action on behalf of the holders of the TOPrS is limited, and it is uncertain that the holders of the TOPrS would receive a distribution on the TOPrS even if the special representative took such action. Under no circumstances will the special representative have authority to cause the general partner to declare distributions on the Preferred Partnership Securities. As a result, although the special representative may be able to enforce the partnership's creditors' rights to accelerate and receive payments on the subsidiary debentures and the TXU Europe Limited guarantees of the subsidiary debentures, the partnership would be entitled to reinvest those payments in additional subsidiary debentures or other eligible debt securities, subject to satisfying the applicable reinvestment criteria, rather than declaring and making distributions on the Preferred Partnership Securities.

HOLDERS OF TOPRS WILL HAVE LIMITED VOTING RIGHTS.

          Holders of the TOPrS will have limited voting rights and will not be entitled to vote to appoint, change, or to increase or decrease the number of administrative trustees. Those voting rights are vested exclusively in the Control Party as the holder of the control certificate.

TRADING PRICES MAY NOT FULLY REFLECT THE VALUE OF DISTRIBUTIONS DUE ON THE TOPRS AND MAY BE VOLATILE.

          The price at which the TOPrS trade may not fully reflect the value of the accumulated but unpaid distributions on the TOPrS, which will equal the accumulated but unpaid distributions on the Preferred Partnership Securities. If holders of the TOPrS dispose of their TOPrS prior to the record date for distribution of those amounts by the trust, their adjusted tax basis in the TOPrS will include accumulated but unpaid distributions on the Preferred Partnership Securities through the date of disposition, which they will include in gross income for US federal income tax purposes. To the extent the selling price is less than the adjusted tax basis of the TOPrS, the holders of those TOPrS will recognize a capital loss. Subject to limited exceptions, the holders of the TOPrS cannot apply capital losses to offset ordinary income for US federal income tax purposes.

          In addition, as a result of the option of the general partner not to declare current distributions on the Preferred Partnership Securities, the market price of the TOPrS, which represent undivided beneficial ownership interests in the Preferred Partnership Securities, may be more volatile than other similar securities where there is no such right not to pay current distributions.

THERE HAS BEEN NO PRIOR MARKET FOR THE TOPRS.

          The TOPrS constitute a new issue of securities with no established trading market. We will apply to have the TOPrS listed on the NYSE. We cannot assure that an active market for the TOPrS will develop or be sustained in the future on the NYSE. Although the underwriters have indicated to TXU Europe Limited that they intend to make a market in the TOPrS, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, we cannot give any assurances as to the liquidity of, or trading markets for, the TOPrS.

CHANGES IN CURRENCY EXCHANGE RATES MAY AFFECT THE ABILITY OF SUBSIDIARIES OF TXU EUROPE LIMITED TO MAKE PAYMENTS ON THE SUBSIDIARY DEBENTURES AND TXU EUROPE LIMITED'S ABILITY TO MAKE PAYMENTS ON THE GUARANTEES.

          TXU Europe Limited's and its subsidiaries' revenues will be primarily received in pounds sterling while the price which will be paid to the trust for the TOPrS will be paid in US dollars, and the interest and principal payment obligations on the subsidiary debentures (and the related TXU Europe Limited guarantees) and the payment obligations on the TOPrS and Preferred Partnership Securities (and the related TXU Europe Limited guarantees) will be payable in US dollars. As a result, any change in the currency rate that increases the effective principal and interest payment obligations on the subsidiary debentures, upon conversion of pounds sterling-based revenues into US dollars may have a material adverse effect on TXU Europe Limited and its subsidiaries or on their ability to make payments on the subsidiary debentures or those guarantees and, therefore, on the ability of the partnership and the trust to make payments on the Preferred Partnership Securities and the TOPrS. See EXCHANGE RATES for information concerning the Noon Buying Rate for pounds sterling expressed in US dollars.

THERE ARE A NUMBER OF REGULATORY RISKS ASSOCIATED WITH TXU EUROPE GROUP'S BUSINESSES.

          Governmental agencies in the UK are reviewing various elements of the electricity generation, supply and distribution industry, with a view to increasing competition in each of these segments of the electricity business.

DISTRIBUTION PRICE REVIEW COULD SUBSTANTIALLY REDUCE REVENUES OF TXU EUROPE GROUP'S NETWORKS BUSINESS AND COULD LEAD TO A DOWNGRADE IN THE RATINGS OF THE TOPRS.

          TXU Europe Group's networks business, which primarily involves the distribution of electricity in its UK service territory, accounted for approximately 48% of TXU Europe Limited's profits before interest, taxes and exceptional items for the twelve months ended September 30, 1999. This business is regulated under a governmental license, and electricity distribution pricing is determined by a distribution price formula established by the regulator. Application of this formula may or may not allow TXU Europe Group to recoup all of its costs with respect to this business. The various elements of the formula and the terms of TXU Europe Group's license are subject to amendment from time to time. A review of the distribution price formula is scheduled to be completed by the regulator in April 2000. In his draft proposals for the distribution price control review which were released in August 1999, adjusted in October 1999 and published in final form on December 2, 1999, the regulator has proposed a substantial decrease in distribution prices charged by the networks business in its service territory. The final proposals for Eastern Electricity incorporated an initial reduction in allowed revenues for regulated units of 28% from April 1, 2000 with further annual reductions of 3% per year for the next four years, adjusted for inflation. The allowed revenues will be calculated from a formula to be provided by the Office of Gas and Electricity Markets in the near future. However, TXU Europe Limited and TXU Europe Group estimate that the effect on revenues will be a reduction of about (pound)73 million ($120 million) for the year endiNG December 31, 2000 and about (pound)100 million ($165 million) for the year ending December 31, 2001. TXU EuroPE Limited cannot predict whether it will be able to offset all or a portion of the revenue reductions mandated by the distribution price control review or what the ultimate result of the review will be on TXU Europe Limited's revenues or cash flow or on the rating of the TOPrS. For further information, see TXU EUROPE GROUP BUSINESS OVERVIEW -- "UK Regulatory Matters--Networks Regulation -- Distribution Price Regulation."

SUPPLY PRICE RESTRAINTS MAY REDUCE REVENUES OF TXU EUROPE GROUP'S ELECTRICITY SUPPLY BUSINESS.

          Supply charges to residential and small business customers in TXU Europe Group's electricity distribution area account for a substantial portion of TXU Europe Group's supply businesses. They are currently regulated by maximum price restraints. When the regulator determines that an adequate level of competition has been established, these supply price restraints are expected to no longer apply. A determination is not expected for at least two years. Until then, these maximum price restraints could adversely affect TXU Europe Limited's revenues from these markets. For further information, see TXU EUROPE GROUP BUSINESS OVERVIEW -- "UK Regulatory Matters--Energy Regulation; Electricity Supply Price Regulation."

UK REGULATIONS ENCOURAGING FURTHER COMPETITION COULD RESULT IN TXU EUROPE GROUP LOSING CUSTOMERS OR REDUCING ITS PRICES TO REMAIN COMPETITIVE.

          The phasing in of competition for electricity supply to all service areas, each of which had previously limited supply service to a single authorized regional electricity company, was completed in May 1999. With the introduction of full retail competition, it is expected that supply price restraints will no longer apply to current supply customers after April 1, 2000, except for a control on prices charged to residential and small business customers until an adequate level of competition is established. The generation market and electricity trading arrangements will also be affected by the outcome of the current regulatory reviews of energy sources and pool arrangements by governmental agencies. No assurance can be given that TXU Europe Group will maintain or increase its current market share and margins in each of these markets as they become more competitive.

OTHER REGULATORY RISKS

          Subsidiaries of TXU Europe Limited hold various licenses that subject their operations to comprehensive regulation. As a result of recent UK government reviews of the regulation of electric and gas industries, various reforms are anticipated, which may result in:

          o Divestiture of generating plants by large generators like TXU Europe Group;

          o Replacement of the wholesale trading market for electricity in England and Wales, commonly referred to as the Pool, into which all electric generation is now sold by generators, with a set of voluntary markets;

          o Separation of the management of the distribution and supply businesses and/or the legal entities in which those businesses are held;

          o Continuation of the restrictions which limit the construction of new gas-fired generating plants; and

          o         Changes encouraging increased competition.

          No assurance can be given as to what regulatory reforms may be implemented, if any, when they might be implemented and how they might affect TXU Europe Group and TXU Europe Limited. For further information, see INDUSTRY BACKGROUND and TXU EUROPE GROUP BUSINESS OVERVIEW -- "UK Regulatory Matters."

UK COURTS MIGHT NOT ENFORCE JUDGMENTS RENDERED OUTSIDE OF THE UK, WHICH MAY MAKE IT DIFFICULT TO COLLECT ON JUDGMENTS RENDERED AGAINST FUNDING AND TXU EUROPE LIMITED.

          Funding is a private unlimited company and TXU Europe Limited is a private limited company. Each is incorporated under the laws of England and Wales. Substantially all the assets of Funding and TXU Europe Limited are located outside the US. Funding and TXU Europe Limited have appointed Thelen Reid & Priest LLP, New York, New York, as their authorized agent upon which process may be served in any action arising out of or based upon the subsidiary debenture indentures, the TOPrS, the Preferred Partnership Securities, the guarantees, or the deposit agreement that may be instituted in any US Federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, New York, and have consented to the jurisdiction of those courts in any of those actions. However, it may not be possible for investors to effect service of process within the US upon Funding or TXU Europe Limited in connection with any other actions or to enforce against either of them, in original actions or in actions for enforcement of judgments of US courts, civil liabilities based upon US securities laws.

            PRESENTATION OF CURRENCY, FINANCIAL AND OTHER INFORMATION

          TXU Europe Limited publishes its consolidated financial statements in pounds sterling. In this prospectus, references to "pounds sterling," "GBP," "pence" or "(pound)" are to the currency of the UK, references TO "euro" or "?" are to the currency of the European Monetary Union and references to "US dollars," "US$" or "$" are to the currency of the US. References to "NLG" are to the national currency unit of The Netherlands (being non-decimal denominations of the euro). As used in this prospectus, "US GAAP" means US generally accepted accounting principles and "UK GAAP" means UK generally accepted accounting principles. References to "MW" are to megawatts, "MWh" are to megawatt hours, "kW" are to kilowatts, "kWh" are to kilowatt hours, "TWh" are to terawatt hours, "GW" are to gigawatts, "GWh" are to gigawatt hours, "kV" are to kilovolts and "LV" are to low volts.

          For the convenience of the reader, this prospectus contains translations of some pounds sterling amounts into US dollars at specified rates, or, if the rate has not been specified, at the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York (Noon Buying Rate) on September 30, 1999 of $1.65 = (pound)1.00. Funding and TXU Europe Limited do not make aNY representation that the pounds sterling amounts have been, could have been or could be converted into US dollars at the rates indicated or at any other rates. See EXCHANGE RATES for historical information regarding Noon Buying Rates.

                               TXU EUROPE LIMITED

          Almost all of TXU Europe Limited's operating income is derived from TXU Europe Group and TXU Europe Group's subsidiaries and almost all of TXU Europe Limited's consolidated assets are held by TXU Europe Group and TXU Europe Group's subsidiaries. TXU Europe Limited is a private limited company incorporated in England and Wales in February 1998 and is an indirect wholly-owned subsidiary of TXU Corp. TXU Europe Limited owns 90% of the outstanding ordinary shares of TXU Finance (No. 2) Limited, or TXU Finance. The remaining 10% of TXU Finance's outstanding ordinary shares are owned by a wholly-owned US subsidiary of TXU Corp. In May 1998, TXU Acquisitions Limited (Company No. 3455523), a wholly-owned subsidiary of TXU Finance, gained control of TEG, the former holding company of TXU Europe Group, after all conditions to its offer for all the ordinary shares of TEG had been satisfied or waived. In

August 1998, TXU Acquisitions completed the acquisition of TEG. In October 1998 TXU Acquisitions restructured its subsidiaries so that TXU Europe Group is now owned by another subsidiary of TXU Acquisitions.

                              TXU EUROPE GROUP PLC

          TXU Europe Limited's major business operations are conducted through the following subsidiaries of TXU Europe Group:

          o TXU Europe Energy Trading Limited (formerly Eastern Power and Energy Trading Limited) (Company No. 3116221), or TXU Europe Energy Trading, which coordinates and manages for TXU Europe Group the price and volume risks associated with TXU Europe Group's generation, electricity and gas retail businesses and those of third parties;

          o Eastern Electricity plc, or Eastern Electricity, one of the largest retailers of electricity in the UK, and Eastern Energy Limited (Company No. 3181389), which supplies electricity outside the authorized area served by Eastern Electricity;

          o TXU Europe Power Limited (formerly Eastern Generation Limited) (Company No. 2353756), or TXU Europe Power, one of the largest generators of electricity in the UK; and

          o Eastern Natural Gas Limited (Company No. 2907433), or Eastern Natural Gas, one of the largest retail suppliers of natural gas in the UK.

          TXU Europe Group sells electricity and natural gas under the brand name of Eastern Energy. The operations of TXU Europe Energy Trading and TXU Europe Power are treated by TXU Europe Limited as one segment for reporting purposes. The electric and gas supply business is treated as the Energy Retail segment and the distribution business is treated as the Networks segment for reporting purposes.

                           TXU EASTERN FUNDING COMPANY

          Funding is a private unlimited company incorporated under the laws of England and Wales and a wholly-owned indirect subsidiary of TXU Europe. Funding was organized solely to provide funding for the operations of TXU Europe and its subsidiaries by issuing debt securities, including the junior subordinated debentures that will be issued to the partnership, and lending the proceeds to TXU Europe. Funding's authorized and issued share capital consists of 200 ordinary shares with a nominal value of (pound)1 per share. Funding currently has outstanding $1.5 billion ((pound)921 million) of senior notes that were issued in May 1999. On December 17, 1999, Funding exchangED these senior notes for new senior notes registered under the Securities Act of 1933. Funding is currently offering in the UK (pound)200 million of senior notes guaranteed on a senior basis by TXU Europe Limited. The proceeDS of this offering are expected to be used to repay corporate debt.

                              TXU EUROPE CAPITAL I

          TXU Europe Capital I is a statutory business trust created under the Delaware Business Trust Act pursuant to a trust agreement and the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 22, 1999; that trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. See DESCRIPTION OF THE TOPrS. The Control Party will retain administrative and appointment powers with respect to the trust by virtue of its ownership of the trust's control certificate. The control certificate will not provide any economic interest in the trust to the Control Party. The trust will use all the proceeds derived from the issuance of the TOPrS to purchase the Preferred Partnership Securities from the partnership and, accordingly, the assets of the trust will consist solely of the Preferred Partnership Securities. The trust exists for the exclusive purpose of (i) issuing the control certificate and the TOPrS, (ii) investing the gross proceeds from the issuance of the TOPrS in the Preferred Partnership Securities, and (iii) engaging in only those other activities necessary or incidental to the activities described in (i) and (ii).

          Under the trust agreement, there will initially be trustees for the trust. of the trustees will be individuals who are employees or officers of or who are affiliated with TXU Business Services Company, a US affiliate of TXU Europe Limited. These trustees are referred to as Administrative Trustees. One trustee will be a financial institution that is unaffiliated with TXU Europe Limited and is the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. This trustee will be referred to as the Property Trustee. One trustee will be an entity that maintains its principal place of business in the State of Delaware. This trustee will be referred to as the Delaware Trustee. Initially, The Bank of New York, a New York banking corporation, will act as Property Trustee, and its affiliate, The Bank of New York (Delaware), a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the Control Party as the holder of the control certificate. For purposes of compliance with the Trust Indenture Act, The Bank of New York will also act as trustee under the Trust Guarantee, the Partnership Guarantee and the indentures applicable to the subsidiary debentures. We refer to the Bank of New York as the Trust Guarantee Trustee when it acts as trustee under the Trust Guarantee and as the Partnership Guarantee Trustee when it acts as trustee under the Partnership Guarantee.

          On behalf of the trust, the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Preferred Partnership Securities under the limited partnership agreement to be entered into by TXU Europe Limited and the trust as the holder of the Preferred Partnership Securities. In addition, on behalf of the trust, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account, or property account, to hold all payments made in respect of the Preferred Partnership Securities for the benefit of the holders of the TOPrS. The Trust Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the TOPrS. The trust's business and affairs will be conducted by its Administrative Trustees. Subject to the rights of the holders of the TOPrS to appoint a substitute Property Trustee or Delaware Trustee in certain instances, the Control Party, as the holder of the control certificate, will have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees, provided that at least one trustee shall be a Delaware Trustee, at least one trustee shall be the Property Trustee and at least one trustee shall be an Administrative Trustee. TXU Europe Limited, as general partner of the partnership, will provide funds to the trust as needed to pay obligations of the trust to parties other than holders of TOPrS.

          The rights of the holders of the TOPrS, including economic rights, rights to information and voting rights, are as set forth in the trust agreement and the Delaware Business Trust Act. See DESCRIPTION OF THE TOPrS. The trust agreement and the Trust Guarantee also incorporate by reference the terms of the Trust Indenture Act.

          The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of the trust is c/o TXU Business Services Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.

                           TXU EUROPE FUNDING I, L.P.

          TXU Europe Funding I, L.P. is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act, on November 22, 1999 for the exclusive purpose of purchasing eligible debt securities of certain subsidiaries of TXU Europe Limited and other eligible debt securities with the proceeds from the sale of Preferred Partnership Securities to the trust and a capital contribution from TXU Europe Limited in exchange for the general partner interest in the partnership. Under the certificate of limited partnership, and the limited partnership agreement, as amended, TXU Europe Limited is the sole general partner of the partnership. Upon the issuance of the Preferred Partnership Securities, which represent limited partner interests in the partnership, the trust will be the sole limited partner of the partnership. Contemporaneously with the issuance of the Preferred Partnership Securities, the general partner will contribute capital to the partnership in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of the partnership.

          The partnership is managed by the general partner and exists for the sole purpose of (1) issuing its partnership interests, (2) investing the proceeds from those issuances in subsidiary debentures and eligible debt securities and (3) engaging in only those other activities necessary or incidental to the activities described in (1) and (2). To the extent that aggregate payments to the partnership on the subsidiary debentures and on eligible debt securities for each calendar quarter exceed distributions, including accumulated distributions, paid with respect to the Preferred Partnership Securities for these calendar quarters, the partnership may at times have excess funds which, in the general partner's sole discretion, may be distributed to the general partner in respect of its general partner interest in the partnership.

          For so long as the Preferred Partnership Securities remain outstanding, the general partner will covenant in the limited partnership agreement to (i) subject to the limited partnership agreement, remain the sole general partner of the partnership and to maintain directly 100% ownership of the general partner's interest in the partnership, (ii) cause the partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the limited partnership agreement and
(iii) use its commercially reasonable efforts to ensure that the partnership will not be (A) an "investment company" for purposes of the Investment Company Act or (B) an association or a publicly traded partnership taxable as a corporation for US federal income tax purposes or a company for UK taxation purposes. TXU Europe Limited or the then general partner may assign or transfer its obligations as general partner to a wholly-owned direct or indirect subsidiary of TXU Europe Limited provided that (i) the successor entity expressly accepts the assignment or transfer of the obligations as general partner under the limited partnership agreement and (ii) prior to the assignment or transfer, TXU Europe Limited has received an opinion of nationally recognized independent counsel to the partnership in the US experienced in these matters to the effect that (A) the partnership will be treated as a partnership (and not a publicly-traded partnership) for US federal income tax and UK taxation purposes,
(B) the assignment or transfer would not cause the trust to be classified as other than a grantor trust for US federal income tax purposes or other than as a transparent entity for UK taxation purposes, (C) following the assignment or transfer, the successor entity will be in compliance with the Investment Company Act without registering as an investment company, and (D) the assignment or transfer will not adversely affect the limited liability of the holders of the Preferred Partnership Securities.

          The rights of the holders of the Preferred Partnership Securities, including economic rights, rights to information and voting rights, are set forth in the limited partnership agreement and the Delaware Revised Uniform Limited Partnership Act. See DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES.

          The limited partnership agreement provides that the general partner will have liability for the fees and expenses of the partnership, including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the US or any other domestic taxing authority upon the partnership, and will be responsible for all debts and obligations of the partnership, other than with respect to the Preferred Partnership Securities. Under Delaware law, assuming a limited partner in a Delaware limited partnership such as the partnership, for example, a holder of the Preferred Partnership Securities, does not participate in the control of the business of the limited partnership, that limited partner will not be personally liable for the debts, obligations and liabilities of the limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the limited partnership, subject to any obligation the limited partner may have to repay any funds that may have been wrongfully distributed to it. The partnership's business and affairs will be conducted by the general partner. The Partnership Guarantee Trustee will hold the Partnership Guarantee for the benefit of the holders of the Preferred Partnership Securities.

          The principal place of activity of the partnership is c/o TXU Business Services Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.

                      CAPITALIZATION OF TXU EUROPE LIMITED

          The following table describes the actual consolidated capitalization of TXU Europe Limited at September 30, 1999, and the consolidated capitalization of TXU Europe Limited as adjusted to reflect the issuance and the application of the net proceeds of the TOPrS, the expected issuance of (pound)200 million guaranteed notes under Funding's and TXU Europe Limited's (euro)2 billion
Euro Medium Term Note Program and the application of net proceeds to repay borrowings under the Sterling Credit Agreement, the exchange of Funding's outstanding senior notes for senior notes registered under the Securities Act of 1933, the issuance of (pound)77 million of Norwegian bonds and the application of the net proceeds of (pound)72 million to repay borrowings under the Sterling Credit Agreement and the borrowing of approximately (pound)120 million under the Sterling Credit Agreement for the acquisition of Savon Voima Oy and other general corporate purposes. The table reflects the expected application of the proceeds of subsidiary debentures, other than Funding debentures, to repay long-term debt. However, until TXU Europe Limited identifies the other issuer or issuers of subsidiary debentures, it will not know what other debt will be repaid. The table has not been adjusted to reflect any other future borrowings under the Euro Medium Term Note Program. This table should be read in conjunction with SUMMARY -- "Selected Financial Information," MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and the consolidated financial statements and related notes of TXU Europe Limited included elsewhere in this prospectus. Except as disclosed in the "As Adjusted" columns, there have been no material changes in the capitalization of TXU Europe Limited since September 30, 1999.

          Solely for the convenience of the reader, UK pounds sterling amounts have been translated into US dollars at the Noon Buying Rate on September 30, 1999 of $1.65 = (pound)1. See EXCHANGE RATES.


                                                                    September  30, 1999
                                            -----------------------------------------------------------------------
                                                      Actual                                As Adjusted
                                            -----------------------------------      ------------------------------
                                            (pound)         $           %          (pound)        $             %
                                            -------      ------       ------       -------     ------        ------
                                                                    (millions, except %)
Long-term debt and other
     Obligations, less amounts due
     currently:
     Notes and bonds:
        Guaranteed notes..........             311         513        5.0            311         513           4.8
        Sterling bonds............             832       1,373       13.2            832       1,373          12.9
        Senior notes..............             921       1,519       14.6             --          --
        Exchange senior notes.....              --          --        --             921       1,519          14.3
        Guaranteed sterling notes.                                                   200         330           3.1

     Other:
        Sterling Credit Agreement.             932       1,538       14.7            559         922           8.7
        Rent factoring loans......             252         416        4.0            252         416           3.9
        Other unsecured loans.....             133         219        2.2            210         346           3.3
        Capital leases............             804       1,327       12.8            804        1327          12.5
        Cross border leases.......             310         512        4.9            310         512           4.8
                                            -------      ------     ------         -------     ------        ------
Repayment of long-term debt by
     issuers of subsidiary debentures
     other than Funding...........              --          --        --             (68)       (112)         (1.0%)
                                            -------      ------     ------         -------     ------        ------
Total long-term debt and other
     Obligations, less amounts due
     currently....................           4,495       7,417       71.4          4,331       7,146          67.3
                                            -------      ------     ------         -------     ------        ------
Minority interest.................             197         325        3.1            197         325           3.0
                                            -------      ------     ------         -------     ------        ------
TOPrS   ..........................              --          --       --              303         500           4.7
                                            -------      ------     ------         -------     ------        ------
Common stock equity...............           1,607       2,651       25.5          1,607       2,652          25.0
                                            -------      ------     ------         -------     ------        ------
        Total capitalization......           6,299      10,393      100.0%         6,438      10,623         100%
                                            =======      ======     ======         =======     ======        ======


                                 EXCHANGE RATES

          The following table lists, for the periods indicated, information concerning the exchange rates between UK pounds sterling and US dollars based on the Noon Buying Rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York. The "Average" is the average of the Noon Buying Rates in effect on the last business day of each month during the relevant period.


                       PERIOD                           PERIOD END        AVERAGE          HIGH            LOW
                       ------                           ----------        -------          ----            ---
                                                                          ($ PER (POUND)1.00)
Fiscal Year Ended:
 March 31, 1994.....................................       1.49            1.50            1.59            1.46
 March 31, 1995.....................................       1.62            1.56            1.64            1.46
 March 31, 1996.....................................       1.53            1.56            1.62            1.50
 March 31, 1997.....................................       1.64            1.60            1.71            1.49
 March 31, 1998.....................................       1.68            1.65            1.70            1.58
 December 31, 1998..................................       1.66            1.66            1.72            1.61

 Twelve months ended March 31, 1999.................       1.61            1.65            1.72            1.60
 Nine months ended September 30, 1999...............       1.65            1.61            1.65            1.58


          On December 31, 1999, the Noon Buying Rate was $1.62 =(pound)1.



                                 USE OF PROCEEDS

          All of the proceeds from the sale of the TOPrS will be invested by the trust in the Preferred Partnership Securities. The partnership will use the funds, together with the capital contribution of TXU Europe Limited, as general partner, to make investments in the subsidiary debentures and other eligible debt securities. Funding will lend the proceeds from the sale of its junior subordinated debentures to TXU Europe Limited. TXU Europe Limited will use the funds to repay corporate debt, including under the Sterling Credit Agreement, and for general corporate purposes. Any other subsidiary of TXU Europe Limited that will issue subsidiary debentures will use the proceeds from the sale of these debentures to repay corporate debt and for general corporate purposes.

                           FORWARD-LOOKING STATEMENTS

          This prospectus includes forward-looking statements. TXU Europe Capital I, TXU Europe Funding I, L.P., Funding and TXU Europe Limited have based these forward-looking statements on their current expectations and projections about future events and assumptions they believe to be reasonable. These forward-looking statements are subject to risks, uncertainties and assumptions about Funding, TXU Europe Limited and TXU Europe Limited's subsidiaries that could cause the actual results of Funding or TXU Europe Limited to differ materially from those projected in any forward-looking statement, including, among other things:

          o general economic and business conditions in the UK and in the service area for Eastern Electricity, formerly Eastern Electricity's authorized area, which has been opened to competition;

          o unanticipated changes in interest rates, in rates of inflation, or in foreign exchange rates;

          o prevailing governmental, statutory, regulatory or administrative policies and initiatives affecting TXU Europe Limited, its subsidiaries or the UK or European electric and gas utility industries;

          o         general industry trends;

          o         competition;

          o         power costs and availability;

          o changes in business strategy, development plans or vendor relationships;

          o availability, terms and deployment of capital and capital market conditions;

          o         availability of qualified personnel;

          o changes in, or the failure or inability to comply with, governmental regulations, including, among other things, environmental regulations;

          o         changes in tax laws;

          o         weather conditions and other natural phenomena;

          o unanticipated population growth or decline, and changes in market demand and demographic patterns;

          o access to adequate transmission facilities to meet changing demand;

          o pricing and transportation of oil, coal, natural gas and other commodities;

          o unanticipated changes in operating expenses and capital expenditures;

          o the ability of TXU Europe Limited to enter into financial instruments to hedge various market risks or the inability of the counterparties to meet their obligations with respect to financial instruments;

          o         changes in technology used and services offered by TXU
               Europe Group;

          o unanticipated problems related to TXU Europe Group's internal Y2K initiative and potential adverse consequences related to Y2K non-compliance of third parties; and

          o         other factors described in this prospectus.

          Any forward-looking statements speak only as of the date of this prospectus. TXU Europe Capital I, TXU Europe Funding I, L.P., Funding and TXU Europe Limited undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

          The discussion below should be read in conjunction with the consolidated financial statements and the related notes of TXU Europe Limited, TXU Europe Group and Overseas appearing elsewhere in this prospectus. As described under SUMMARY - "Selected Financial Information," for financial reporting purposes, TXU Europe Group is considered the predecessor company to TXU Europe Limited.

ACQUISITION OF THE ENERGY GROUP PLC (TEG) BY TXU CORP

          On May 19, 1998, TXU Acquisitions, an indirect, wholly-owned subsidiary of TXU Corp, gained control of TEG after all conditions to its offer for all of the ordinary shares of TEG, the former holding company of TXU Europe Group, were satisfied or waived. On August 7, 1998, TXU Acquisitions completed its acquisition of TEG.

          In connection with the offer and immediately before TXU Acquisitions gained control of TEG, subsidiaries of TEG completed the sale of TEG's former coal and power trading interests in the US and Australia, referred to as the Peabody Sale. The adjusted gross consideration for the Peabody Sale was $2.1 billion ((pound)1.3 billion).

ACCOUNTING IMPACTS OF THE ACQUISITION

Purchase accounting adjustments
-------------------------------

          TXU Europe Limited's acquisition of TEG became effective May 19, 1998 and was accounted for as a purchase in accordance with US GAAP. Accordingly, the results of operations of TXU Europe Group and other subsidiaries of TEG acquired by TXU Europe Limited have been consolidated into the results of operations of TXU Europe Limited beginning on that date. The total purchase consideration for the TEG businesses acquired, which refers to TEG exclusive of the operations sold in the Peabody Sale, was approximately (pound)4.4 billion. At the daTE of the acquisition, TEG had assets of (pound)6.0 billion, including cash of (pound)2.0 billion, and liabiliTIES of (pound)4.5 billion, including debt of (pound)2.9 billion. The excess of the purchase consideration plus acquisitioN COSts over the net fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of (pound)3.5 billion, which is being amortized over 40 years. See Note 1 to TXU Europe Limited'S consolidated financial statements.

Accounting for coal-fired power stations
----------------------------------------

          TXU Europe Group entered into leases for five power stations in June and July 1996 for terms of 99 years. Under US GAAP, leases for two of the stations are accounted for as operating leases, and leases for three of the stations are accounted for as capital leases. Before the acquisition, the capital leased assets were being depreciated over 12 years and depreciation expense totalled (pound)49 million, (pound)59 million and (pound)8 mILLION for the years ended March 31, 1997 and 1998 and for the period from April 1, 1998 through May 18, 1998, respectively. The fixed operating lease payments were being expensed on a straight-line basis over 12 years, resulting in expense of (pound)32 million for the year ended March 31, 1997, (pound)42 million for the year ended March 31, 1998 AND (pound)6 million for the period from April 1, 1998 through May 18, 1998. Twelve years represented management's best estimate of the remaining useful lives of the power plants. Contingent payments of approximately (pound)6 per megawaTT hour, indexed to inflation, linked to output from these power stations are payable for up to the first seven years of operation. No output-linked payments are required after the first seven years of operation. Before the acquisition by TXU Corp, under US GAAP, these output-linked payments were charged to expense by TXU Europe Group in the period in which they were accruable. Output-linked payments charged to expense by TXU Europe Group totalled (pound)99 million for the year ended March 31, 1997, (pound)152 million for the year ended March 31, 1998 AND (pound)13 million for the period from April 1, 1998 through May 18, 1998.

          At the time of the acquisition of TEG, TXU Europe Limited established the fair value of the capital leased assets and associated debt, including the output-linked payments. Additionally, as a result of alternative operating methodologies to be employed by TXU Corp, the estimated useful lives of these five power stations were extended to a range of 18 to 22 years from original lease inception.

          After the acquisition, total lease expense for all the coal-fired power stations for the period from formation through March 31, 1999 was (pound)94 million.

Accounting for unfavorable gas and electricity purchase contracts
-----------------------------------------------------------------

          In addition, TXU Europe Limited recorded a liability at the time of the acquisition of TEG of (pound)257 million for unfavorable gas and electricity purchase contracts. This liability, which is being amortized over the terms of the unfavorable contracts, is based on the estimated fair market value of these contracts over the present value of the future cash flows under the contracts at the applicable discount rates and prices. Although amortization of the liability for unfavorable contracts will reduce the reported expense related to this item, it will not impact TXU Europe Limited's actual payments or cash flow obligations.

OTHER ACQUISITIONS/BUSINESS EXPANSION

          On November 5, 1999, TXU Europe Limited formed a joint venture with certain shareholders of Pohjolan Voima Oy (PVO), Finland's second largest electricity generator. As part of the transaction, TXU Europe Limited contributed approximately ?300 million ($314 million) for an 81% ownership interest in the joint venture company, TXU Nordic Energy acquired Class "C" Shares of PVO, which entitle TXU Nordic Energy to the output from approximately 584 MW of PVO's thermal generating capacity and most of a wholesale trading business owned by the industrial shareholders of PVO. Also in December 1999, TXU Europe Limited completed a previously announced agreement to acquire an approximately 40% interest in Savon Voima Oy (SVO), Finland's seventh largest electricity distributor, for approximately (pound)40 million ($66 million). The agreement includes an option which allows the majority shareholders of SVO to require TXU Europe Limited to purchase the remaining 60% interest in SVO at prices that are based upon a multiple of the original purchase price for the first three years. After three years the purchase price is based upon a calculation which considers SVO's results of operations, as well as cash and cash equivalents and long-term debt balances on hand at the date the option is exercised. The option may be exercised at any time by the majority shareholders and does not expire.

          On December 14, 1999, TXU Europe Group and EDF London Investments plc, a subsidiary of Electricite de France, entered into an arrangement for the creation of an equally held joint venture company. Employees of the joint venturers' subsidiaries, Eastern Electricity and London Electricity plc, will be employed by the new joint venture company in the management, operation and maintenance of those subsidiaries' respective electricity distribution networks. The physical assets, as well as all operating licenses, will continue to be owned by Eastern Electricity and London Electricity plc, respectively. An application was made to the European Commission's Merger Task Force for competition law clearance and on February 8, 2000, the European Commission announced that it had cleared plans for the creation of the joint venture for competition law purposes. A separate application for regulatory approval is being prepared. The joint venture will begin operations once these clearances are obtained, which may be as early as April 2000. By the time the joint venture starts operations, it is expected that the combined workforce currently engaged by Eastern Electricity and London Electricity plc will have been reduced by approximately 400. It is anticipated that the workforce will be further reduced by at least a similar number during the joint venture's first 18 months of operations.

         The joint venture's management will be structured on a two-tiered basis. The Supervisory Board, whose members will be appointed directors of the joint venture and, with the exception of the Chairman, who will be independent, will be drawn equally from TXU Europe Group and London Electricity plc and will be responsible for performing functions such as setting the joint venture's direction and policy as designated by statute. The Management Board, which will consist primarily of TXU Europe Group personnel, will be responsible for the day-to-day management and operations of the joint venture.

          The joint venture is expected to help offset the price reductions mandated by the Office of Gas and Electricity Markets' recent distribution price review by streamlining operations and reducing costs. In connection with the creation of the joint venture, TXU Europe Limited is expected to record a restructuring charge of approximately $50 million ((pound)31 million) in the first quarter of 2000.

          On December 21, 1999, TXU Europe Limited announced it will import electricity from Russia as part of a deal between PVO and Russian national utility RAO UES (UES). The proportion of electricity allocated to TXU Europe Limited under the deal will be supplied to TXU Nordic Energy. TXU Nordic Energy is entitled to 190 MW of the 400 MW that will be imported by PVO from UES. Under the deal, which lasts until 2004, UES will sell 667 million kWh to PVO in the first year and up to 2.67 billion kWh each year after 2000. The electricity will be supplied through an electricity complex in Vyborg, a city on the Russian-Finnish border. TXU Europe Limited's deal with PVO will give it control of about 900 MW of electrical output in the Nordic region.

          On January 7, 2000, TXU Europe Limited announced that its subsidiary, Eastern Natural Gas (Offshore) Limited, raised its stake in the Johnston Gas Field in the North Sea to 64.2% and successfully applied to become the field's operator. Gas is extracted from the Johnston Gas Field through a sub-sea template linked by pipeline to surface installations in the Ravenspurn North field. TXU Europe Limited will be responsible for the operation and maintenance of the template and field. The Johnston Gas Field has estimated recoverable reserves of 198 billion cubic feet with average daily production of 62 million cubic feet.

RESULTS OF OPERATIONS

          The business operations of TXU Europe Group were not significantly changed as a result of the purchase by TXU Acquisitions. For purposes of the discussion of operating revenues for the nine months ended September 30, 1999 compared to the nine months ended September 30, 1998, the revenues of TXU Europe Group for the period from January 1, 1998 through May 18, 1998 have been combined with the revenues of TXU Europe Limited for the period from May 19, 1998 through September 30, 1998. For purposes of the discussion of operating revenues for the year ended March 31, 1999 compared to the year ended March 31, 1998, revenues of TXU Europe Group for the period from April 1, 1998 through May 18, 1998 have been combined with the revenues of TXU Europe Limited for the period from May 19, 1998 through March 31, 1999. None of this combined information has been audited. The post-acquisition results of TXU Europe Limited include the results of TXU Europe Group plus purchase accounting adjustment and financing costs of the acquisition. For a discussion of significant purchase accounting adjustments, see -- "Introduction--Accounting Impacts of the Acquisition."

OPERATING RESULTS

Energy
------

          TXU Europe Group's energy business is comprised of the energy retail and the energy management and generation segments. Until October 1996, TXU Europe Group's energy operations were only in the UK, where the increase in demand for electricity in recent years has been modest. However, TXU Europe Group managed to increase the profit attributable to its energy operations significantly by:

          o adding related assets, including three power stations leased from National Power in June 1996 and two power stations leased from PowerGen in June and July 1996, which increased TXU Europe Group's generation capacity by almost 6,000 MW;

          o successfully expanding electricity and gas sales in markets opened to competition; and

          o developing energy management activities to optimize the portfolio of physical assets and supply contracts.

          Prior to May 1999, TXU Europe Group had a license, or exclusive franchise, to sell electricity to all customers in its authorized distribution area that had an annual maximum demand of less than 100kW. Because this franchise market for electricity sales became fully deregulated in May 1999, these customers now are referred to as ex-franchise customers. Deregulation of the franchise market allows TXU Europe Group to compete for ex-franchise customers outside its authorized distribution area. Other licensed electricity suppliers also can compete with TXU Europe Group for ex-franchise customers in TXU Europe Group's authorized distribution area. TXU Europe Group cannot predict the effect that increased competition due to the deregulation of the franchise market will have on its results of operations.

          The prices that the energy retail business can charge in the ex-franchise market are subject to a price control formula that sets a maximum price. The current supply price control formula is under review by the Office of Gas and Electricity Markets. On October 8, 1999, the Office of Gas and Electricity Markets issued proposed price adjustments for the electricity supply businesses. The final report of the Office of Gas and Electricity Markets was issued at the end of November 1999, and accepted by TXU Europe Group in December 1999. The supply price adjustments become effective April 1, 2000. TXU Europe Group's directly controlled tariffs will be reduced by an average of 7.1% from April 1, 2000 as required by the new controls, giving rise to an estimated reduction in annual revenues of approximately (pound)15 million ($25 million).

Networks
--------

          The networks business primarily consists of TXU Europe Group's electricity distribution business in the UK. The networks business has been a predictable source of operating income and cash flow and, historically, the growth in units of electricity distributed has generally matched increases in the gross domestic product for the UK. The networks business is highly regulated. The rates charged by the networks business in the UK are regulated by a distribution price control formula. This formula is subject to periodic review and adjustment. Two distribution price control reviews by the Office of Electricity Regulation covering England, Wales and Scotland in 1994 and 1995 established the current distribution price control formula. Based on the current distribution price control formula, future increases in profit by the networks operations will depend upon unit growth and productivity improvements, which there can be no assurance TXU Europe Group will achieve. In his draft proposals for the distribution price control review which were released in August 1999, adjusted in October 1999 and published in final form on December 2, 1999, the regulator proposed a substantial decrease in distribution prices charged by the networks business in its service territory. The final proposals for Eastern Electricity incorporated an initial reduction in allowed revenues for regulated units of 28% from April 1, 2000 with further annual reductions of 3% per year for the next four years, adjusted for inflation. The allowed revenues will be calculated from a formula to be provided by the Office of Gas and Electricity Markets in the near future. However, TXU Europe Limited and TXU Europe Group estimate that the effect on revenues will be a reduction of about (pound)73 million ($120 million) for the year ending December 31, 2000 and about (pound)100 milliON ($165 million) for the year ending December 31, 2001.

          TXU Europe Group's retail sales and units distributed through the network were as follows:


                                                                                               NINE MONTHS ENDED
                                                        YEAR ENDED MARCH 31,                     SEPTEMBER 30,
                                                --------------------------------------------------------------------
                                                  1997           1998          1999           1998            1999
                                                --------      ----------     ---------    ----------      ----------
Retail sales (units sold):
       Electricity (GWh)..................       32,546         35,920        37,859        26,770          27,665
       Gas (millions of therms)...........        1,266          1,262         1,352           854             869
Network sales
       (GWh distributed)..................       31,550         31,776        32,700        23,260          24,309


          The following tables set out the revenues by segment, total operating income and net interest expense of TXU Europe Group and TXU Europe Limited for the periods indicated:



                                                                               TXU EUROPE GROUP AND TXU    TXU EUROPE
                                                        TXU EUROPE GROUP            EUROPE LIMITED          LIMITED
                                                       ---------------------  --------------------------  ------------
                                                                                                 NINE MONTHS ENDED
                                                             YEAR ENDED MARCH 31,                  SEPTEMBER 30,
                                                       -----------------------------------   -------------------------
                                                        1997         1998          1999         1998          1999
                                                       --------    --------      --------     ---------     ---------
                                                                               ((POUND) MILLION)

Revenues:
   Energy:
         Energy retail.........................         2,158         2,151        2,298         1,084       1,197
         Energy management and generation......           952         1,337        1,487         1,084       1,167
   Networks....................................           420           414          427           308         317
   Other.......................................            44            69           35            26           5
   Intra-group sales...........................          (509)          (496)       (484)            -           -
                                                       --------    --------      --------     ---------     ---------
                                                        2,984          3,475       3,763         2,502       2,686
                                                       --------    --------      --------     ---------     ---------



                                             TXU EUROPE GROUP                             TXU EUROPE LIMITED
                                   --------------------------------------------------  ---------------------------
                                       YEAR ENDED MARCH 31,
                                   ---------------------------------      APRIL 1, 1998          FORMATION THROUGH
                                   1997                   1998           THROUGH MAY 18, 1998      MARCH 31, 1999
                                   --------------    ---------------   ----------------------- -------------------
                                                                  ((POUND) MILLION)

Operating income......              298                    267                    (11)                   484
Net interest expense..               88                    126                     16                    278



                                                   TXU EUROPE GROUP                   TXU EUROPE LIMITED
                                                  ---------------------  ------------------------------------------
                                                    JANUARY 1, 1998        FORMATION THROUGH      NINE MONTHS ENDED
                                                 THROUGH MAY 18, 1998     SEPTEMBER 30, 1998     SEPTEMBER 30, 1999
                                                 ----------------------  ---------------------  -------------------
                                                                             ((POUND)MILLION)

Operating income.........................                91                        53                     354
Net interest expense.....................                41                       128                     213


NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED WITH NINE MONTHS
ENDED SEPTEMBER 30, 1998

Revenues
--------

          Energy retail - Revenues in the energy retail operation increased by approximately 10% from (pound)1.1 billion for the nine months ended September 30, 1998 to (pound)1.2 billion for the nine months ended September 30, 1999. THE volumes of gas and electricity sold and the unit sales prices primarily determine the revenues. The increase in revenue arises primarily from additional revenues in the gas residential market of (pound)93 million as a resuLt OF this market being fully opened to competition.

          Energy management and generation - Revenues in the energy management and generation operations increased by approximately 8% from (pound)1.1 billion for the nine months ended September 30, 1998 to (pound)1.2 billion for the nine months ended September 30, 1999. This increase was principally attributable to increased operating volumes in the gas portfolio which resulted in approximately (pound)263 million in revenue, partially offset by lower revenues in the electricity portfolio of approximately (pound)108 million, due to lower time-weighted pool purchase priceS and reduced volumes. In addition, there was a loss of (pound)18 million of revenue in the 1999 period due to a fire at a coal-fired power station which occurred in October 1998.

          Networks - Revenues in the networks business increased by approximately 3% from (pound)308 million in the nine months ended September 30, 1998 to (pound)317 million in the nine months ended September 30, 1999. This increase was primarily due to an increase of 4.5% in gigawatt-hours (GWh) distributed and an increase in regulated prices of approximately 1% from April 1999.

          Other - Other revenues were (pound)5 million in the nine months ended September 30, 1999 compared witH (pound)26 million in the nine months ended September 30, 1998. This decrease can be attributed to the sale of the telecommunications business in December 1998 which contributed (pound)9 million to revenues and the modular building business operated by Rollalong Limited in February 1999, which resulted in a net decrease of (pound)11 million.

Operating income
----------------

          Operating income of TXU Europe Limited for the nine months ended September 30, 1999 of (pound)354 million consisted of (pound)2,686 million of operating revenues offset by costs and expenses of (pound)2,332 million. Costs and expenses included (pound)1,162 million for purchased power, (pound)602 million for gas purchased for resale, (pounD)385 million for operation and maintenance expense, (pound)64 million for amortization of goodwill and (pound)119 million for depreciation and other amortization.

          Operating income of TXU Europe Limited for the period from formation through September 30, 1998 was (pound)53 million and consisted of (pound)939 million of operating revenues offset by costs and expenses of (pound)886 millIon. These results include the operations of TXU Europe Limited from May 19, 1998. Costs and expenses included (pound)420 miLlion for purchased power, (pound)154 million for gas purchased for resale, (pound)228 million for operation and maintenance expense, (pound)53 million for depreciation and other amortization and (pound)31 million for amortization of goodwill.

          Operating income of TXU Europe Limited for the period from January 1, 1998 through May 18, 1998 was (pound)91 million and consisted of (pound)1,563 million of operating revenues offset by costs and expenses of (pound)1,472 million. Costs and expenses included (pound)743 million for purchased power, (pound)281 million for gas purchased for resale, (Pound)375 million for operation and maintenance expense and (pound)73 million for depreciation and amortization.

Net interest expense
--------------------

          Net interest expense of TXU Europe Limited for the nine months ended September 30, 1999 of (pound)213 million included interest expense of (pound)259 million offset by interest income of (pound)46 million on surplus cash balances. Interest expense included (pound)48 million in respect of sterling denominated Eurobonds and (pound)38 million in respect of the rent factoring financing arrangement for three power stations under capital lease, as well as payments of (pouNd)39 million under the Sterling Credit Agreement, (pound)21 million under the senior notes and (pound)18 million On the note payable to TXU.

          Net interest expense of TXU Europe Limited for the period from formation through September 30, 1998 of (pound)128 million included interest expense of (pound)174 million offset by interest income of (pound)46 million on surplus cash balances. Interest expense included payments of (pound)53 million under the Sterling Credit Agreement, (pound)24 million in respect of sterling-denominated Eurobonds, (pound)23 million in respect of the rent factoring financing arrangemeNt AS well as (pound)19 million on the note payable to TXU.

          Net interest expense of TXU Europe Limited for the period from January 1, 1998 through May 18, 1998 of (pound)41 million included interest expense of (pound)76 million offset by interest income of (pound)35 million on surplus cash balances.

Total tax expense
-----------------

          Total tax expense of TXU Europe Limited for the nine months ended September 30, 1999 was (pound)68 milLioN. Total tax benefit of TXU Europe Limited for the period from formation through September 30, 1998 was (pound)19 million. Total tax expense of TXU Europe Limited for the period from January 1, 1998 through May 18, 1998 was (pound)35 million. The effective tax rate in all periods is affected by non-deductible expenses related to caPitAL leases and amortization of goodwill. The 1998 periods also reflected a tax benefit associated with a 1% reduction in the statutory tax rate and included income which was taxed at rates less than the statutory rate.

YEAR ENDED MARCH 31, 1999 COMPARED WITH YEAR ENDED MARCH 31, 1998

Revenues
--------

          Energy retail - Revenues in the energy retail operation increased by approximately 7% from (pound)2.2 billion for the year ended March 31, 1998 to (pound)2.3 billion for the year ended March 31, 1999. The revenues are primAriLY determined by the volumes of gas and electricity sold and the unit sales prices. The increase in revenue is a result of higher prices in gas retail, 5.4% higher volumes in electricity retail primarily in the industrial and commercial markets and 7.1% higher volumes in gas retail primarily in the domestic market.

          Energy management and generation - Revenues in the energy management and generation operations increased by approximately 11% from (pound)1.3 billion for the year ended March 31, 1998 to (pound)1.5 billion for the year ended March 31, 1999. This increase was attributable to a significant increase in generation output, including a full year's output from the King's Lynn power station which became fully operational in December 1997 and resulted in additional revenue of (pound)30 million, partially offset by reduced output from a coal-fired power station thaT wAS out of service for four months of the year due to a fire in October 1998, resulting in reduced revenues by approximately (pound)33 million.

          Networks - Revenues in the networks business increased by approximately 3% from (pound)414 million in the yeAR ended March 31, 1998 to (pound)427 million in the year ended March 31, 1999. This increase was primarily the resuLt OF an increase of 2.9% in the GWh distributed.

          Other - Other revenues decreased by approximately 49% from (pound)69 million in the year ended March 31, 1998 to (pound)35 million in the year ended March 31, 1999. This decrease can be attributed primarily to the sale of TXU Europe Group's contracting business in December 1997, which had revenues of (pound)47 million for the period prior to sale. This was offset by increased revenues of (pound)10 million in the telecommunications business. The telecommunications business was sold in December 1998.

Operating income
----------------

          Operating income of TXU Europe Limited for the period from formation through March 31, 1999 consisted of (pound)3,338 million of operating revenues offset by costs and expenses of (pound)2,854 million. Costs and expenses included (pound)1,480 million for purchased power, (pound)646 million for gas purchased for resale, (pound)526 million for operation and maintenance expense and (pound)202 million for depreciation and amortization. Included in operating income is a net decrease in operating expenses as a result of purchase accounting adjustments of (pound)125 million offset by gooDwiLL amortization of (pound)72 million.

          Operating income of TXU Europe Group for the year ended March 31, 1998 consisted of (pound)3,475 million of operating revenues offset by costs and expenses of (pound)3,208 million. Costs and expenses included (pound)1,703 million for purchased power, (pound)514 million for gas purchased for resale, (pound)806 million for operation and maintenance expense and (pound)185 million for depreciation and amortization.

          Operating income of TXU Europe Group for the period from April 1, 1998 through May 18, 1998 consisted of (pound)425 million of operating revenues offset by costs and expenses of (pound)436 million. Costs and expenseS included (pound)202 million for purchased power, (pound)85 million for gas purchased for resale, (pound)123 million foR operation and maintenance and (pound)26 million for depreciation and amortization.

Net interest expense
--------------------

          Interest income of TXU Europe Limited for the period from formation through March 31, 1999 was (pound)78 million and interest expense for the same period was (pound)356 million including interest expense of (pound)89 million relating to the Sterling Credit Agreement and (pound)44 million on the note payable to TXU Corp.

          Interest income of TXU Europe Group for the year ended March 31, 1998 was (pound)76 million and intEreST expense for the same period was (pound)202 million.

          Interest income of TXU Europe Group for the period from April 1, 1998 through May 18, 1998 was (pound)12 million and interest expense for the same period was (pound)28 million.

Total tax expense
-----------------

          The tax expense of TXU Europe Limited for the period from formation through March 31, 1999 was (pound)106 million. The tax expense for TXU Europe Group for the year ended March 31, 1998 was (pound)189 million, includIng A windfall tax charge of (pound)112 million (see -- "Windfall Tax" below). The tax benefit of TXU Europe Group fOr THE period from April 1, 1998 through May 18, 1998 was (pound)5 million.

YEAR ENDED MARCH 31, 1998 COMPARED WITH YEAR ENDED MARCH 31, 1997

Revenues
--------

          Energy retail - Overall revenues from the energy retail business decreased approximately 0.3% from (pound)2,158 million for the year ended March 31, 1997 to (pound)2,151 million for the year ended March 31, 1998.

          In the part of the electricity retail market which was open to competition (customers with an annual maximum demand over 100 kW - principally industrial and commercial customers), revenues increased by (pound)70 million to (pound)0.7 billion. The increase in revenues in the competitive market of (pound)70 million was offset by lower revenues in the price regulated part of the electricity retail market which was not open to competition (customers with an annual maximum demand under 100 kW - principally residential and small business customers) in which sales volumes decreased by 3.3% to 18,642 GWh arising mainly from weather effects. Revenues in the price regulated market decreased by (pound)74 million, or 8%, to (pound)1.2 billion reflecting the effect of the supply price control regulatory formula.

          In the gas retail market, volumes and revenues remained stable at approximately 1.3 billion therms and (pound)0.2 billion, respectively, for each period. There was, however, a substantial increase in the number of customers signed up with future contract start dates as the remaining areas of the UK gas retail market were opened up to competition.

          Energy management and generation - Revenues of (pound)1,337 million from the energy management and generation operations for the year ended March 31, 1998 increased approximately 40% from (pound)952 million for the year ended March 31, 1997. Of the increase, (pound)267 million was attributable to the inclusion for a full year of the additional output provided by the five power stations leased in June and July 1996 and an increase in the power station output levels during the year. There was also additional revenue of (pound)30 million during the commissioning period of the King's Lynn gas-fired power station.

          Networks - Networks revenues of (pound)414 million for the year ended March 31, 1998 decreased approximately 1.4% from (pound)420 million for the year ended March 31, 1997. Revenues from TXU Europe Group's core reguLatED electricity distribution business, which are determined by the distribution price control formula, remained broadly stable since the allowed increase referable to the Retail Price Index was offset by the required, regulated price reduction factor of 3%. Units distributed through the network increased by 0.7% from 31,550 GWh to 31,776 GWh.

          Other - Revenues in the other segment increased from the year ended March 31, 1997 to the year ended March 31, 1998 as a result of increased revenues of (pound)3 million from the telecommunications business.

Operating income
----------------

          Operating income decreased approximately 10% from (pound)298 million for the year ended March 31, 1997 to (pound)267 million for the year ended March 31, 1998.

          Operating income for energy retail operations decreased substantially as a result of higher gross profit in gas of (pound)10 million and in electricity of (pound)2 million, partially offset by (pound)40 million of increased costs associated with adding a substantial customer base in TXU Europe Group's retail gas business, including costs of acquiring customers which are expensed as incurred. During this period, operating income from the retail electricity business remained stable in the price regulated franchise market and increased slightly in the competitive market from higher gross margins. Operating income from the energy management and generation business remained stable at (pound)178 million in the year ended March 31, 1997 and (pound)180 million in the year ended March 31, 1998. The operating income in the networks business increased by (pound)24 million to (pound)189 million due to cost savings in TXU Europe Group's core electricity distribution business. The losses in the other segment were reduced from the year ended March 31, 1997 to the year ended March 31, 1998 because in the year ended March 31, 1997 there were charges of (pound)19 million in this segment related to exposures on the overall energy portfolio.

Net interest expense
--------------------

          Net interest expense increased by approximately (pound)38 million from (pound)88 million in the year ended March 31, 1997 to (pound)126 million in the year ended March 31, 1998. The increase arose partly from interest capitalized IN the year ended March 31, 1997 of (pound)11 million relating to the construction period of the King's Lynn gas-fired power station. In addition, some funds were placed in a tax efficient scheme in the year ended March 31, 1998 resulting in dividends receivable of approximately (pound)4 million in place of interest on cash deposits. The remaining increase is a result of interest expenses of (pound)23 million on higher net borrowings.

Total tax expense
-----------------

          Total tax expense decreased by (pound)115 million from (pound)304 million in the year ended March 31, 1997 to (Pound)189 million in the year ended March 31, 1998. The decrease is a result of a large deferred tax charge in connection with the five coal-fired power station leases and the related rent factoring transaction in the year ended March 31, 1997. See -- "Financing Arrangements" below. The decrease was offset by the windfall tax charge in the year ended March 31, 1998 referred to below under -- "Windfall Tax."

LIQUIDITY AND CAPITAL RESOURCES

          PERIOD FROM JANUARY 1, 1998 THROUGH MAY 18, 1998 OF TXU EUROPE GROUP AND PERIOD FROM FORMATION THROUGH SEPTEMBER 30, 1998 AND NINE MONTHS ENDED SEPTEMBER 30, 1999 OF TXU EUROPE LIMITED.

          Net cash generated by operating activities of TXU Europe Group was (pound)154 million for the period frOM January 1, 1998 to May 18, 1998. Net cash generated by operating activities of TXU Europe Limited was (pound)12 million for the period from formation through September 30, 1998 and (pound)447 million for the nine months ended September 30, 1999. Cash provided by changes in operating assets and liabilities of TXU Europe Group was (pounD)109 million for the period from January 1, 1998 through May 18, 1998. Cash provided by changes in operating assets and liabilities of TXU Europe Limited for the period from formation through September 30, 1998 and for the nine months ended September 30, 1999 was (pound)53 million and (pound)216 million, respectively. Cash flows from operations before changes in operating assets and liabilities of TXU Europe Group were (pound)45 million for the period frOM January 1, 1998 to May 18, 1998 and for TXU Europe Limited were (pound)231 million for the nine months ended SeptEmbER 30, 1999. Cash flows used from operations before changes in operating assets and liabilities were (pound)41 millioN fOR the period from formation to September 30, 1998.

          Cash used in investing activities of TXU Europe Group was (pound)139 million for the period from January 1 to May 18, 1998 and for TXU Europe Limited was (pound)1,569 million for the period from formation to September 30, 1998 and (pound)347 million for the nine months ended September 30, 1999. The amount for TXU Europe Limited for the period from formation through September 30, 1998 includes (pound)1,432 million representing the net cash paid to acquire TEG. Capital expenditures were (pound)112 million for the period from January 1 to May 18, 1998, (pound)117 million for the period from formation to September 30, 1998 and (pound)286 million for the nine months ended September 30, 1999, which included (pound)88 million for the acquisition of gas assets. The year to date 1999 period also included $61 million for investments primarily in other European assets.

          TXU Europe Group received government consent to build a 215 MW combined heat and power plant for which there is a commitment of (pound)117 million, most of which falls due in 2001.

          Cash provided by financing activities of TXU Europe Group for the period from January 1, 1998 through May 18, 1998 was (pound)27 million. Cash provided by financing activities of TXU Europe Limited for the period from formation through September 30, 1998 was (pound)3,427 million including common stock issued to parent of (pound)1,467 million and borrowings under the acquisition facility of (pound)1,656 million. In the nine months ended September 30, 1999, cash used for financing activities by TXU Europe Limited was (pound)206 million. This included borrowings of (pound)2.0 billion in lower rate long-term debt which was used in part to refinance most of the borrowings related to the acquisition of TEG. Also impacting 1999 financing activities was the securitization of receivables described under -- "Financing Arrangements" below.

          YEARS ENDED MARCH 31, 1997 AND 1998 AND PERIOD FROM APRIL 1 TO MAY 18, 1998 OF TXU EUROPE GROUP AND PERIOD FROM FORMATION THROUGH MARCH 31, 1999 OF TXU EUROPE LIMITED.

          Net cash generated by operating activities of TXU Europe Group for the years ended March 31, 1997 and 1998 was (pound)292 million and (pound)341 million, respectively. Net cash generated by operating activities of TXU Europe Group was (pound)74 million for the period from April 1, 1998 through May 18, 1998. Net cash generated by operating activities of TXU Europe Limited was (pound)44 million for the period from formation through March 31, 1999. Cash provided by (used by) changes in operating assets and liabilities was (pound)(23) million, (pound)223 million And (pound)(244) million for the years ended 1997, 1998 and 1999, respectively. The variances arise based upon changes in working capital requirements. Cash flows from operations before changes in operating assets and liabilities were (pound)315 million, (pound)118 million and (pound)362 million for the years ended 1997, 1998 and 1999, respectively. In 1997 net deferred tax liabilities associated with leasing transactions were established, resulting in a non-cash expense of (pound)251 million. There were no transactions of this magnitude in 1998 or 1999. The increase in 1999 IN comparison to 1998 reflects net income which is (pound)143 million higher than that recognized in 1998 as well as an increase in depreciation and amortization expense, which are non-cash items.

          In the year ended March 31, 1997, cash used for financing activities of TXU Europe Group was (pound)316 million. This included the net effect of the receipt of (pound)1.1 billion from commercial banks as a part of the rent-factoring agreement less the (pound)408 million which was set aside in investments as cash collateral for the future intra-group rental payments assigned. Further details are set out below under -- "Financing Arrangements." Also impacting 1997 cash flows was the retirement of (pound)468 million of long-term debt, the repayment of (pound)389 million of bank debt and the payment of (pound)140 million of dividends on common stock.

          In the year ended March 31, 1998, cash provided by financing activities of TXU Europe Group was (pounD)121 million. In that year, long-term debt of (pound)240 million was raised and a further (pound)300 million was raiseD through a financing of receivables under a debt securitization program. In addition, in that same year, retirements of long-term debt totalled (pound)215 million and a dividend of (pound)200 million was paid.

          In the period from formation through March 31, 1999, cash provided by financing activities was (pound)2.2 billion. There were drawings under the acquisition facilities of (pound)2.1 billion, which were later rearranged as described further below under -- "Financing Arrangements." There was also an issue of common stock of TXU Europe Limited to subsidiaries of TXU Corp of (pound)1.5 billion. These funds together provided a portion oF tHE financing for the acquisition of TEG. Approximately (pound)1.3 billion of borrowings under the Credit FacilItiES Agreement were repaid during the period using the proceeds of the sale of TEG's former coal and power trading interests. Part of the acquisition of TEG was financed by the issue of common stock of TXU Corp to TEG shareholders. A subsidiary of TXU Europe Limited acquired the TXU Corp common stock used for this purpose by issuing a term note to TXU Corp for (pound)882 million, (pound)200 million of which was later repaid in cash in The period. TXU Acquisitions also issued (pound)85 million of loan notes to TEG shareholders. Another subsidiary of TXU Corp provided the remainder of the acquisition financing. There were also additional net borrowings of approximately (pound)98 million in the period.

          Cash used in investing activities of TXU Europe Group for the years ended March 31, 1997 and 1998 and the period from April 1, 1998 through May 18, 1998 was (pound)229 million, (pound)234 million and (pound)78 million, respectively. Cash used in investing activities of TXU Europe Limited for the period from formation through March 31, 1999 was (pound)1.9 billion. The amount for TXU Europe Limited includes (pound)1.4 billion representing the net cash paid to acquire TEG. The capital expenditures of TXU Europe Group were (pound)204 million, (pound)254 million and (pound)281 millIon FOR The years ended March 31, 1997, 1998 and 1999, respectively. The increases primarily relate to the increased level of expenditures on the distribution network and in 1998, on the development of the telecommunications business, which was sold in December 1998. In addition, in the year ended March 31, 1997, TXU Europe Group invested (pound)29.5 million in acquiring an 11.6% interest in Severomoravska Energetica a.s., a distribution company in the Czech Republic, and (pound)19.9 million in acquiring a 52.8% interest in Teplarny Brno a.s., a district heating company in the Czech Republic. In the year ended March 31, 1998 further investments totalling (pound)9.9 million were maDe TO increase TXU Europe Group's interest in these two companies. In the period from formation through March 31, 1999, a subsidiary of TXU Europe Limited also acquired the offtake generated from water rights in hydroelectric power facilities in Norway for (pound)124 million and spent (pound)36 million to increase its interest in Hidroelectrica Del Cantabrico, a Spanish energy company, to 5%.

FINANCING ARRANGEMENTS

          At December 31, 1998, TXU Europe Limited, TXU Finance, TXU Acquisitions and TEG had a joint sterling-denominated line of credit with a group of banking institutions under a credit facility agreement (Sterling Credit Agreement). Chase Manhattan plc, Lehman Brothers International (Europe) and Merrill Lynch Capital Corporation are the lead arrangers of the bank group. The Sterling Credit Agreement had an acquisition facility and a revolving credit facility. Eastern Electricity also has a separate revolving credit facility, terminating March 2, 2003, for short-term borrowings of up to (pound)250 million to be used for Eastern ElectricIty'S general corporate purposes. Borrowings under the acquisition facility provided financing to acquire TEG and pay acquisition related expenses. The revolving credit facility provided for short-term borrowings. At December 31, 1998, borrowings totalled (pound)750 million under the acquisition facility and a total of (pound)231 million under the Two revolving credit facilities. Under the terms of the Sterling Credit Agreement, one half of the borrowings under the facilities were required to be swapped from floating rate to fixed rate and, accordingly, swaps with a notional amount of (pound)800 million were entered into. On January 2, 1999 TXU Europe Limited's ability to bOrrOW additional amounts under the acquisition facility terminated.

          The Sterling Credit Agreement was amended in March 1999. The amended Sterling Credit Agreement provides for borrowings up to (pound)1.275 billion and has two facilities: a (pound)750 million term facility which will terminate on March 2, 2003 and a (pound)525 million revolving credit facility which has a

(pound)200 million 364-day tranche (Tranche A) and a (pound)325 million tranche which terminates March 2, 2003 (Tranche B). Under the Sterling Credit Agreement, TXU Finance must maintain a ratio of earnings before interest, taxes, depreciation and amortization to net interest cost, each as calculated under the Sterling Credit Agreement, of at least 2:1. In addition, TXU Europe Limited's consolidated debt must not exceed 70% of consolidated capitalization, each as calculated under the Sterling Credit Agreement. All of these financial ratios under the Sterling Credit Agreement are determined in accordance with UK GAAP. TXU Europe Limited is in compliance with these ratios. TXU Europe Limited and TXU Finance currently are the only permitted borrowers under the amended Sterling Credit Agreement. So long as no default under the Sterling Credit Agreement has occurred and is continuing, any subsidiary or holding company of TXU Europe Group which also is a wholly-owned subsidiary of TXU Finance and is incorporated under the laws of England and Wales, except Eastern Electricity, may be designated as an additional borrower under Tranche A or Tranche B by agreeing to be bound by the terms of the Sterling Credit Agreement and by giving notice to the banks. The amended Sterling Credit Agreement allows for borrowings at various interest rates based on the prevailing rates in effect in the countries in which the borrowings originate. As of September 30, 1999, (pound)750 million of borrowings were outstanding under the term facility at an interest rate of 5.98%, and approximately (pound)182 million under Tranche B, at a weighted average interest rate of 5.59% ((pound)49 million in Spanish pesetas at 3.34%, (pound)128 million in Norwegian Krona at 6.54% and (pound)5 million in Euro's at 3.34%). On May 18, 1999, $198 million in leTteRS of credit issued under Tranche B of the revolving credit facility matured and was not renewed.

          On October 5, 1999, Eastern Norge Svartisen AS, a subsidiary of TXU Europe Limited, issued (pound)77 million in Norwegian bonds due October 5, 2029, at a fixed rate of 7.25%. The net proceeds were used to pay down a portion of the Tranche B borrowings which had been used to finance asset purchases in Norway. On November 5, 1999, approximately (pound)190 million was borrowed on the Tranche B facility. The net proceeds were used to finance the acquisition of the interest in TXU Nordic Energy, the PVO joint venture and to fund the exit termination fee from a disadvantageous contract ((pound)76 million). On December 3, 1999, TXU Europe Limited borrowed ?306 ((pound)190) million under a short-term facility with Toronto-Dominion Bank and used the net proceeds to repay the (pound)190 million which was borrowed under the Tranche B facility. The borrowing matures on March 3, 2000, and the facility expires on June 3, 2000. TXU Europe Limited is currently negotiating with potential lenders to refinance the (pound)306 million loan on a long-term basis in Finnish currency.

          The interest rate on Eastern Electricity's revolving credit facility is based on LIBOR plus 0.5%. As of September 30, 1999, there were no borrowings outstanding under Eastern Electricity's revolving credit facility.

          As of September 30, 1999, Eastern Electricity had issued long-term, fixed rate bonds in the aggregate outstanding principal amount of (pound)750 million, and Overseas had issued notes in the aggregate principal amount of US$500 million which are guaranteed by TEG and TXU Europe Limited.

          Eastern Merchant Properties Limited, a subsidiary of TXU Europe Limited, has leased the five coal-fired power stations operated by TXU Europe Group for 99 year terms commencing in 1996. Eastern Merchant Properties has sub-leased those power stations to Eastern Merchant Generation Limited, another subsidiary of TXU Europe Limited, for a five year term ending in 2001. Eastern Merchant Properties has assigned the intra-group rental payments receivable from Eastern Merchant Generation under the subleases to a group of banks, for which Barclays Bank plc is the agent, in return for (pound)1,097 million. TXU Europe Group and TXU Europe Power Limited haVE guaranteed the payment to those banks of the assigned payments, or in some cases, the net present value of remaining payments upon transfer by a bank of the right to receive future payments. The guarantee requires:

          o That TXU Europe Group maintain a consolidated tangible net worth, as calculated under the guarantee, of not less than (pound)1 billion;

          o That TXU Europe Group's consolidated net borrowings do not exceed 200% of its consolidated tangible net worth, each as calculated under the guarantee; and

          o That the ratio of TXU Europe Group's consolidated profit before interest and taxes to its interest costs, each as calculated under the guarantee, is in excess of 2:1.

As of September 30, 1999, TXU Europe Group was in compliance with these covenants.

          The (pound)1,097 million described above was borrowed on October 28, 1996. (pound)408 million of the pRocEEDS Was used as collateral for obligations to another group of banks in respect of the funding of the payment of a portion of the fixed payments due under the leases of the West Burton, Rugeley B and Ironbridge power stations.

          TXU Europe Group has facilities with Citibank N.A. to provide financing through trade accounts receivable whereby Eastern Electricity may sell up to (pound)300 million of its electricity receivables and, beginning June 11, 1999, TXU Finance may borrow up to an aggregate of (pound)275 million, which for US GAAP purposes is treated as being collateralized by additional receivables of Eastern Electricity, through a short-term note issue arrangement. The program has an overall program limit of (pound)550 million.

          Consistent with US GAAP, through March 31, 1999, the electricity receivable financings were in the form of short-term loans collateralized by Eastern Electricity's trade accounts receivable. Subsequent to March 31, 1999, the program was restructured so that a portion of the receivables are sold outright rather than being used to collateralize short-term borrowings. Eastern Electricity continually sells additional receivables to replace those collected. At September 30, 1999, accounts receivable of Eastern Electricity were reduced by (pound)207 million to reflect the sales of the receivables under the new program. An additional (pound)93 million of receivableS IS treated for US GAAP purposes as collateral for short-term loans. The borrowings by Eastern Electricity bear interest at an annual rate based on commercial paper rates plus 0.225%, which was 5.3% at September 30, 1999.

          On May 13, 1999, Funding issued $1.5 billion ((pound)921 million) of senior notes which are guaranteed bY TXU Europe Limited in three series: $350 million ((pound)215 million) at 6.15% due May 15, 2002, $650 million ((pound)399 million) at 6.45% due May 15, 2005, and $500 million ((pound)307 million) at 6.75% due May 15, 2009. The senior notes were sold pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The proceeds of this issuance were used as follows: (pound)680 million to repay the note payable to TXU Corp, (pound)55 million to reduce borrowings under the Sterling Credit Agreement and (pound)186 million for general corporate purposes. Shortly afterwards, TXU Europe Limited entered into various interest rate and currency swaps that in effect changed the interest rates on the borrowings from fixed to variable based on LIBOR and fixed the principal amount to be repaid in pounds sterling. On October 14, 1999, TXU Europe Limited entered into additional swaps that in effect changed the interest rate on the borrowings to a fixed rate payable in sterling. On December 17, 1999, Funding exchanged the senior notes for new senior notes registered under the Securities Act of 1933.

          On December 15, 1999 Funding and TXU Europe Limited commenced a ?2 billion Euro Medium Term Note Program. Under the Euro Medium Term Note Program, Funding may from time to time issue notes on a continuing basis to one or more dealers in a principal outstanding amount not exceeding ?2,000,000,000. The Euro Medium Term Note Program was arranged by Deutsche Bank AG London. The notes may be denominated in any currency, will bear interest either at fixed or variable rates and will have maturities, in each case as may be agreed between Funding and the relevant dealer. The payment of all amounts payable in respect of the notes will be guaranteed by TXU Europe Limited. Funding is in the process of offering, under the Euro Medium Term Note Program, (pound)200 million of senior notes guaranteed on a senior basis by TXU Europe Limited. No other notes have been issued under the Euro Medium Term Note Program.

CUSTOMER ACQUISITION COSTS

          Beginning in the year ended March 31, 1998, TXU Europe Group has paid commissions to agents who assist TXU Europe Group in acquiring customers in the newly deregulated gas market. Those costs of acquiring customers are charged to expense when incurred, although revenues from the acquired customer base are expected to be received over several years. Total charges for the years ended March 31, 1997, 1998 and 1999 were zero, (pound)41 million and (pound)25 million, respectively, and for the nine months ended September 30, 1999 were (pound)7 million. TXU Europe Group expects that it will continue to incur those costs in connection with its effort to acquire natural gas customers for the foreseeable future, although to a lesser degree. In addition, TXU Europe Group expects to incur similar customer acquisition costs in connection with efforts to acquire customers in deregulated electricity franchise markets.

WINDFALL TAX

          For the year ended March 31, 1998, a windfall tax was levied on TXU Europe Group according to a formula contained in the UK Finance (No. 2) Act 1997. The liability for the tax was assessed at (pound)112 million of WhiCH half was paid on December 1, 1997 and the balance was paid on December 1, 1998. The windfall tax was included in the tax provision for the year ended March 31, 1998.

CURRENCY RISKS; ABSENCE OF HEDGING TRANSACTIONS

          TXU Europe Limited's and its subsidiaries' revenues will be primarily received in pounds sterling while the price which will be paid to the trust for the TOPrS will be paid in US dollars, and the interest and principal payment obligations on the subsidiary debentures (and the related TXU Europe Limited guarantees) and the payment obligations on the TOPrS and Preferred Partnership Securities (and the related TXU Europe Limited guarantees) will be payable in US dollars. As a result, any change in the currency rate that increases the effective principal and interest payment obligations on the subsidiary debentures, upon conversion of pounds sterling-based revenues into US dollars may have a material adverse effect on TXU Europe Limited and its subsidiaries or on their ability to make payments on the subsidiary debentures or those guarantees and, therefore, on the ability of the partnership and the trust to make payments on the Preferred Partnership Securities and the TOPrS. See EXCHANGE RATES for information concerning the Noon Buying Rate for pounds sterling expressed in US dollars.

EUROPEAN MONETARY UNION (EMU)

          Most of TXU Europe Group's income and expenditures are denominated in pounds sterling or in the currencies of other countries which either are not eligible or have not joined the first stage of the EMU. TXU Europe Limited therefore does not expect the new currency of countries which participate in the EMU to have a material impact on those operations for so long as the UK continues to remain outside the EMU. TXU Europe Limited has prepared its accounting systems to be able to deal with the receipt of payments in Euros effective from January 1, 1999.

EFFECT OF INFLATION

          Because of the relatively low level of inflation experienced in the UK, inflation did not have a material impact on results of operations for the periods presented.

CHANGES IN ACCOUNTING STANDARDS

          In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of Financial Accounting Standards Board Statement No. 133," which defers the implementation of Statement of Financial Accounting Standards No. 133 to fiscal years beginning after June 15, 2000. Statement of Financial Accounting Standards No. 133 establishes accounting and reporting standards for derivative financial instruments, including derivative instruments embedded in other contracts, and hedging activities. It requires the recognition of derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. While TXU Europe Limited has not yet determined the effects adopting this standard will have on the consolidated financial statements, those effects could be material.

          The Emerging Issues Task Force, or EITF, has issued No. 98-10, "Accounting for Energy Trading and Risk Management Activities," which is effective for fiscal years beginning after December 15, 1998. EITF 98-10 requires that contracts for energy commodities which are entered into under trading activities should be marked to market with the gains and losses shown net in the income statement. TXU Europe Limited adopted EITF 98-10 effective January 1, 1999 for the fiscal year ending December 31, 1999. Since TXU Europe Limited is not involved in substantial trading activities, EITF 98-10 has not had a material impact on the consolidated financial statements upon adoption.

YEAR 2000 ISSUES

BACKGROUND

          Many existing computer programs use only the last two digits to identify a year in the date field. Thus, they would not recognize a year that begins with 20 instead of 19. If not corrected, many computer applications could have failed or produced erroneous data on or about the year 2000. Thus, a thorough and detailed program was undertaken throughout the TXU Corp system (including TXU Europe Limited) to address Year 2000 (Y2K) issues. The UK effort was begun by TXU Europe Group in August 1996. The focus was on information technology (IT) mainframe-based application systems, IT related hardware, operating systems and desktop software, embedded systems such as process controls for energy production and delivery and business-unit-owned applications. Applications and equipment in each of these categories were inventoried and categorized based on criticality to TXU Europe Group's business operations. Assessments of potential impact due to Y2K issues were completed in 1999. Remediation and testing work in each of these areas were completed by December 31, 1999. A further upgrade to the Eastern Electricity billing system was performed on January 20, 2000 to ensure that all mainframe billing systems would function correctly on February 29, 2000.

COSTS

          The total costs associated with TXU Europe Limited's Y2K efforts for its electric and gas business are currently estimated to be approximately (pound)12 million ($20 million). These costs reflect new, incremental CosTS and the reallocation of resources in pre-existing maintenance budgets. These costs are being expensed as incurred. Amounts expended through December 31, 1999 totalled approximately (pound)10 million ($16.5 million), wiTh AN estimated (pound)2 million ($3.3 million) expected to be spent during the year 2000. There can be no assurance thAT these estimates will not change as a result of the discovery of unexpected need for additional remediation work.

RESULTS

          The results of the Y2K program are now documented. During the rollover to 2000, none of TXU Europe Limited's customers experienced service interruptions due to computer hardware, software or embedded chips. A few minor interruptions occurred with internal systems, but these were considered to be no more than normal system issues.

CHANGE IN CERTIFYING ACCOUNTANT OF TXU EUROPE LIMITED

          On August 6, 1999, based upon the recommendation of its Audit Committee, the Board of Directors of TXU Europe Limited voted to appoint Deloitte & Touche as the principal accountants for TXU Europe Limited and its subsidiaries for the year ended December 31, 1999. TXU Europe Limited chose not to continue the engagement of PricewaterhouseCoopers, its former principal accountants. The decision by TXU Europe Limited to change principal accountants was made in order to align the principal accountants of TXU Europe Limited with those of TXU Corp. Deloitte & Touche LLP have been the principal accountants for TXU Corp and its predecessors since 1945.

          No report of PricewaterhouseCoopers on TXU Europe Limited's financial statements, including the period from formation, February 5, 1998, through December 31, 1998, contained any adverse opinion or disclaimer of opinion, nor was any report qualified in any manner.

          During the period from formation through December 31, 1998 and the period from January 1, 1999 to August 6, 1999, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. During this period, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Securities Act.

          TXU Europe Limited requested and received from PricewaterhouseCoopers a letter dated August 9, 1999 addressed to the SEC stating that it agreed with the above statements for the period from formation through December 31, 1998 and the period from January 1, 1999 to August 6, 1999.

          On August 6, 1999, TXU Europe Limited engaged Deloitte & Touche as its principal accountants to audit the financial statements for the year ending December 31, 1999. TXU Europe Limited has not consulted Deloitte & Touche regarding any of the matters or events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K of the Securities Act. TXU Corp had routine discussions with Deloitte & Touche LLP concerning the application of accounting principles and other matters primarily relating to the application of purchase accounting principles to the consolidated financial statements of TXU Corp. TXU Corp and Deloitte & Touche LLP do not believe that these discussions constitute consultations within the context of Item 304(a)(2) of Regulation S-K.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

RISK MANAGEMENT

          TXU Europe Limited is exposed to a number of different market risks including changes in gas and electricity prices, interest rates and foreign currency exchange rates. TXU Europe Limited has developed a control framework of policies and procedures to monitor and manage the exposures arising from volatility in these markets. To implement these policies and procedures, TXU Europe Limited enters into various derivative instruments for hedging purposes. Both the energy management and the treasury operations make use of those instruments, but only well understood derivative instruments are authorized for use.

INTEREST RATE RISK

          TXU Europe Limited's exposure to interest rate risk is managed by maintaining a balance of fixed and floating rate borrowings and deposits. Interest rate swaps and forward rate agreements are used from time to time to adjust the proportion of fixed rate exposure within the specified limits.

          The table below provides information concerning TXU Europe Limited's financial instruments as of March 31, 1999 that are sensitive to changes in interest rates, which include debt obligations by principal amount and interest rate swaps. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. TXU Europe Limited has entered into interest rate swaps under which it has agreed to exchange the difference between fixed-rate and variable-rate interest amounts calculated with reference to specified notional principal amounts. The contracts require settlement of net interest receivable at specified intervals which generally coincide with the dates on which interest is payable on the underlying debt, primarily semi-annually. When differences exist between the swap settlement dates and the dates on which interest is payable on the underlying debt, the gap exposure, or basis risk, is managed by means of forward rate agreements. These forward rate agreements are not expected to have a material effect on TXU Europe Limited's financial position, results of operations or cash flows. For interest rate swaps, the table presents notional amounts and weighted average interest rates by expected, or contractual, maturity dates. Weighted average variable rates are based on rates in effect at the reporting date.



                                                   EXPECTED MATURITY DATE
                                      ----------------------------------------------------
                                                                                                     MARCH 31, 1999
                                      2000     2001     2002     2003     2004   THEREAFTER TOTAL      FAIR VALUE
                                      -----  -------   ------   ------   ------  ---------- -----    --------------
Long-term Debt (including Current
     maturities):

     Fixed Rate ((pound)m)..........  225.1    923.8    127.9              361.9  1,160.1   2,798.8    2,874.2

     Average interest rate..........  7.35%    6.87%    7.35%              8.38%    8.20%     7.61%

     Variable Rate ((pound)m).......                           1,004.0               75.6   1,079.6    1,079.6

     Average interest rate..........                             6.33%              5.42%     6.27%


     Interest Rate Swaps:

     Fixed to Variable ((pound)m)...                                       100.0              100.0       15.2

     Average pay rate...............                                       4.75%

     Average Receive rate...........                                       8.38%

     Variable to Fixed ((pound)m)...                     15.8    400.0             432.0      847.8      (57.4)

     Average pay rate...............                   12.91%    6.71%             6.45%

     Average receive rate...........                    8.02%    5.63%             5.76%


          Forward rate agreements totalling (pound)355 million for a maximum duration of approximately one year to swap floating rate deposits into fixed rates were outstanding at March 31, 1999 with a weighted average interest rate of approximately 6.66%. The market value of these forward rate agreements was not materially different from the notional value.

          The market risk information of TXU Europe Limited as of September 30, 1999 is not significantly different from the March 31, 1999 information presented above, except for changes in interest rate risk relating to new issues of long-term debt as described in the notes to the unaudited condensed consolidated financial statements of TXU Europe Limited for the nine months ended September 30, 1999 presented elsewhere in this prospectus.

ENERGY RISK MANAGEMENT

          The energy business contracts to supply electricity to customers at fixed prices and buys output from the electricity Pool to meet the demand of these customers. Since the price of electricity purchased from the Pool can be volatile, TXU Europe Group is exposed to the risk arising from the differences between the fixed price at which it sells electricity to customers and the variable prices at which it buys electricity from the Pool. TXU Europe Group's generation business provides a physical hedge to this risk as it is exposed to Pool price fluctuations from selling electricity into the Pool. TXU Europe Group's overall exposure to those risks is managed by the energy management business which also enters into derivatives to hedge the portfolio and maintain energy price exposure to within a limit set by the Board of Directors of TXU Europe Group. The derivatives used are contracts for differences and electricity forward agreements. Contracts for differences are bilaterally negotiated contracts which fix the price of electricity for an agreed quantity and duration by reference to an agreed strike price, which is the price specified in the contract for differences. Electricity forward agreements are similar in principle to contracts for differences but are on standard terms and tend to be for smaller quantities and shorter durations. The hypothetical loss in fair value of TXU Europe Group's contracts for differences and electricity forward agreements in existence at March 31, 1999 arising from a 10% adverse movement in future electricity prices is estimated at (pound)52 million. This loss is calculated by modeling the contracts against an internal forecast of Pool prices using discounted cash flow techniques. The fair value of outstanding contracts for differences and electricity forward agreements at March 31, 1999 was (pound)48 milLioN, calculated as the difference between the expected value of the contracts for differences and electricity forward agreements, based on their known strike price and known value and the current market value, based on an estimate of forward prices for the contract for difference or electricity forward agreement term.

          TXU Europe Group also sells fixed price gas contracts to customers and supplies the customer through a portfolio of gas purchase contracts and other wholesale contracts. TXU Europe Group's overall net exposure to the gas spot market is also managed within a limit set by the Board of Directors of TXU

Europe Group using natural gas futures and swaps, as appropriate, to hedge the exposures. There were no gas swaps outstanding at September 30, 1999.

          Management of the market risks associated with the portfolio of physical generation assets, upstream gas assets and gas and electricity sales and derivative contracts is critical to the success of TXU Europe Group and therefore comprehensive risk management processes, policies and procedures have been established to monitor and control these market risks.

FOREIGN CURRENCY

          TXU Europe Limited manages its exposure to foreign currency rates principally by matching foreign currency denominated assets with borrowings in the same currency. Currency swaps and options are also used where appropriate to hedge any residual exposures. In addition, some imports of capital equipment and fuel are denominated in foreign currencies and the sterling cost of these is fixed by means of forward contracts as soon as TXU Europe Limited's contractual commitment is firm. The US$ option contracts outstanding at December 31, 1998 all matured in the period to March 31, 1999. The principal foreign currency hedges outstanding at March 31, 1999 were as follows:

          US$/GBP swaps in respect of the semi-annual interest payments on, but not the principal amount of, the $500 million of guaranteed notes previously issued to swap from US$ to GBP as follows:

                         Annual                      March 31, 1999
     Period              Amount         Rate           Fair Value
     ------              ------         ----        ---------------
Annually to 2017    $14.8 million       1.61      (pound)(5.7) million
Annually to 2027    $22.5 million       1.62      (pound)(15.6) million

                               INDUSTRY BACKGROUND

GENERAL

          Traditionally, the electric industry in the UK, including distribution, transmission and generation, has been highly regulated. Throughout England and Wales, electricity power stations, together with the transmission and distribution systems, constitute a single integrated network. Privatization of the UK electricity industry has opened the market to new participants. Each participant must be licensed to generate, transmit or supply electricity. Almost all electricity generated in England and Wales must be sold to and purchased from the wholesale trading market for electricity, commonly known as the Pool. Prices for electricity are set by the Pool for each half hour based on bids of generators and a complex set of calculations that matches supply and demand.

          The gas industry in Great Britain has been privatized and competition among suppliers is encouraged by deregulation of the supply of gas, first to larger customers and, more recently, to smaller customers including residential users. Most of the gas transmission and distribution network in Great Britain is owned and operated by BG plc, which is required to provide fair access to its network to all shippers of gas. Charges to shippers of gas are based on the amount of pipeline capacity reserved and the number of points of entry and exit to and from the national network.

THE ELECTRICITY INDUSTRY IN ENGLAND AND WALES

          Almost all electricity generated at power stations in England and Wales is delivered through the high voltage transmission system owned and operated by The National Grid Company. It is then transformed for delivery on to the local distribution networks owned and operated by holders of public electricity supply licenses like Eastern Electricity.

          During the five years ended March 31, 1998, demand for electricity in England and Wales rose by approximately eight percent. The National Grid Seven Year Statement published in April 1998 states that demand is expected to rise by approximately seven percent during the five years ended March 31, 2003.

          "Energy Trends," the energy statistical bulletin issued by the UK Department of Trade and Industry, reports that electricity produced by the UK generating industry, including imports from Electricite de France, in the year ended December 31, 1991, totalled approximately 300 TWh, of which approximately 66 percent was produced by coal-fired power stations and 21 percent by nuclear power stations. Thirteen percent was output from pumped storage facilities - a type of hydroelectric generating facility that uses generating capacity to pump water from a lower reservoir to an upper reservoir during periods of low demand for electricity and uses the flow of water from the upper to the lower reservoir to generate electricity during periods of high demand, from oil fired power stations and from interconnectors, which are electrical connectors between the electrical facilities of two electric systems permitting a flow of energy between the systems. During that time there was no significant production from combined cycle gas turbine power stations. The bulletin indicates that in the year ended December 31, 1997, including imports from Electricite de France, the percentage of total electricity generated by coal-fired power stations had declined to approximately 34 percent and the output from pumped storage, oil, gas (other than combined cycle gas turbine power stations) and interconnectors had declined to 12 percent while the percentage generated by nuclear power stations had increased to 27 percent and combined cycle gas turbine power stations accounted for 27 percent. Combined cycle gas turbine power stations are a type of generating facility which combines a gas-powered combustion turbine with a heat recovery boiler and a steam turbine. The heat recovery boiler uses excess heat from the combustion turbine to produce steam to power the steam turbine. This type of facility increases output and improves efficiency compared to a facility that uses only a combustion turbine. Reasons for the development of combined cycle gas turbine generating capacity since 1991 include the availability of large volumes of natural gas, developments in technology and the privatization of the UK electricity industry, which has allowed new entrants to participate in the generation market.

          In December 1997, the UK government announced a review of energy sources for power generation, including fuel diversity, sustainable development and the role of coal. The government's conclusions were published in an October 1998 policy statement. The government's policy for issuing consents for the construction of new generating stations, as set out in the October 1998 policy statement, is that gas-powered generation would normally be inconsistent with the government's energy policy, unless the project has other benefits, such as combined heat and power projects which produce both power and usable heat and have environmental or transmission system benefits.

THE POOL

          The Pool was established in 1990 for bulk trading of electricity in England and Wales between generators and suppliers. The Pool reflects two principal characteristics of the physical generation and supply of electricity from a particular generator to a particular supplier. First, it is not possible to trace electricity from a particular generator to a particular supplier.

Second, it is not practicable to store electricity in significant quantities. These characteristics create the need for a constant matching of supply and demand.

          All electricity generated in England and Wales, other than electricity generated by small generators connected directly to the local distribution networks rather than National Grid, must be sold to the Pool. In turn, electricity suppliers generally must buy electricity from the Pool for resale to their customers. Even groups which are both generators and licensed suppliers, like TXU Europe Group, in most circumstances, must act through the Pool to sell all the electricity they generate and to purchase all electricity they sell to customers.

          The Pool is operated under the Pooling and Settlement Agreement, which is currently under review by the UK government. The Pooling and Settlement Agreement governs the constitution and operation of the Pool and the calculation of payments due to and from generators and suppliers of electricity. The UK government and all licensed generators and suppliers of electricity in England and Wales are parties to the Pooling and Settlement Agreement. The Pool also provides centralized settlement of accounts and clearing.

          Generators sell electricity to the Pool at a price for each unit of electricity generated. Also, generators receive availability payments when they declare themselves to be available but are not called upon to run. Suppliers buy electricity through the Pool at a price which reflects these components and which may also include additional amounts payable to National Grid.

          Prices for electricity are set by the Pool daily for each half hour of the following day based on the bids of the generators and a complex set of calculations that matches supply and demand and takes account of system security. Generators make individual bids into the Pool once each day, stating the price and volume at which they are prepared to generate at any point during the following day. National Grid ranks the generating units in an order known as the "merit order," primarily according to the price offered. National Grid then schedules the generating units to operate according to this merit order, calling into service the least expensive generating units first and continuing to call generating units into service until enough are operating to meet demand. Factors which may constrain National Grid's ability to order stations into operation in strict observance of the merit order include the constraints of transmission systems and the technical operating characteristics of some generating units. The price paid to all generators which are called to run is set primarily by reference to the highest bid price of all the generators selected to run in that half hour. A computerized settlement system is used to calculate prices and to process metered, operational and other data and to carry out the other procedures necessary to calculate the payments due under the Pool trading arrangements. The settlement system is administered on a day to day basis by Energy Settlements and Information Services Limited, a subsidiary of National Grid, as settlement system administrator. Pool prices for the purchase of power can vary significantly from day to day and during each day.

          In order to reduce their exposure to fluctuations in Pool prices, generators and suppliers enter into financial hedging contracts with each other. These contracts are in the form of contracts for differences and electricity forward agreements. Contracts for differences and electricity forward agreements in effect fix the price that a supplier pays and a generator receives for electricity. They therefore are used to reduce the price risk that would otherwise be associated with the sale and purchase of electricity through the Pool.

ELECTRICITY SUPPLY MARKETS IN ENGLAND AND WALES

          The regulatory framework in England and Wales differs for consumers with maximum annual demands over and under 100 kW. The under 100 kW market, comprising the former regional supply monopolies or franchises of the twelve regional electricity companies, has recently been opened to competition. It is sometimes referred to as the "ex-franchise" market. This market itself contains two subdivisions. The first consists of all residential customers and small businesses using up to 12,000 kWh/year. It is called the designated market. The remainder of the ex-franchise market consists of smaller businesses with annual maximum demands under 100 kW that use more than 12,000 kWh/year. The over 100 kW market consists of all customers with an annual maximum demand of 100 kW or more.

          Until September 1998, residential and small business customers in all service areas could buy electricity only from the regional electricity company authorized to supply service in the area where the customers were located. However, competition has been fully introduced and customers are now able to buy electricity from any licensed supplier. Ex-franchise customers are usually supplied with electricity in accordance with published tariffs. A price control formula set out in the supplier's public electricity supply license limits prices charged to customers in the designated market. These prices are regulated by the Director General of Electricity Supply as described below under TXU EUROPE GROUP BUSINESS OVERVIEW -- "UK Regulatory Matters; Energy Regulation; Electricity Supply Price Regulation." A formula determines the maximum prices which any public electricity supply license holder is permitted to charge. A separate price control formula described below under TXU EUROPE GROUP BUSINESS OVERVIEW -- "UK Regulatory Matters; Networks Regulation; Distribution Price Regulation" determines the maximum distribution revenue which a public electricity supply license holder may earn from charges made to its own electricity supply business and other electricity suppliers for use of its distribution network. These formulas are in effect until March 31, 2000.

          To be able to supply electricity, a supplier must either have a second tier supply license issued under the Electricity Act 1989 of Great Britain described below under TXU EUROPE GROUP BUSINESS OVERVIEW -- "UK Regulatory Matters; Networks Regulation; Distribution Price Regulation" or hold a public electricity supply license for the authorized area where its customers are located. The license holder must demonstrate that it has adequate systems and processes in place to fulfill its obligations. Customers in the over 100 kW market are charged under the terms of commercial contracts negotiated with their supplier, which may provide for fixed or variable prices. Variable prices normally reflect expected fluctuations in the price paid by suppliers for the purchase of electricity from the Pool. Customers in the under 100kW market who choose to be supplied by a second tier supplier are charged under the terms of standard published contracts.

          All suppliers use the national transmission system, for which they pay published transmission charges, and the distribution system of the local public electricity supply license holder, for which they pay published distribution charges, to secure delivery of electricity to their customers.

          Electricity supply and distribution businesses in England and Wales are subject to price controls. Since the implementation of the initial price controls in 1990, there have been two reviews of the supply price control, effective for the periods from April 1, 1994 to March 31, 1998 and from April 1, 1998 to March 31, 2000. These reviews have resulted in reduced supply and distribution prices, but because related costs have also been reduced, the effect on TXU Europe Group has not been material. On August 12, 1999, the Office of Gas and Electricity Markets issued draft proposals, updated on October 8, 1999, and published in final form on December 2, 1999, proposing a range of substantial net revenue reductions for the distribution businesses of all regional electricity companies in the UK. The final proposals for Eastern Electricity incorporated an initial reduction in allowed revenues for regulated units of 28% from April 1, 2000 with further annual reductions of 3% per year for the next four years, adjusted for inflation. The allowed revenues will be calculated from a formula to be provided by the Office of Gas and Electricity Markets in the near future. However, TXU Europe Limited and TXU Europe Group estimate that the effect on revenue will be a reduction of about (pound)73 million ($120 million) fOR the year ending December 31, 2000 and of about (pound)100 million ($165 million) for the year ending December 31, 2001. On October 8, 1999, the Office of Gas and Electricity Markets issued proposed price adjustments for the electricity supply businesses. The final report of the Office of Gas and Electricity Markets was issued at the end of November 1999, and accepted by TXU Europe Group in December 1999, and the supply price adjustments become effective April 1, 2000. TXU Europe Group's directly controlled tariffs will be reduced by an average of 7.1% from April 1, 2000 as required by the new controls, giving rise to an estimated reduction in annual revenues of approximately (pound)15 million ($25 million). See TXU EUROPE GROUP BUSINESS OVERVIEW-- "Energy Regulation--ElecTriCITY Supply Price Regulation" and "Networks Regulation--Distribution Price Regulation."

          With the consent of the public electricity supply license holders, the Director General of Electricity Supply has modified the public electricity supply licenses to require that the public electricity supply license holders support the introduction of competition for ex-franchise supply customers by offering services to competing suppliers. These services include registration, data collection and aggregation, emergency reporting and meter operation. The public electricity supply license holders may be required to provide meters to customers who pay in advance for their electricity, usually customers with outstanding obligations to the public electricity supply license holder. The public electricity supply license holders are also required to provide, collectively, consumption and other customer data and a data transfer service to facilitate customer transfers to other providers in the open electricity market.

          The regional electricity companies also have contributed to a program by the Pool to adopt settlement arrangements for the competitive market in 1998. The costs of this program will be recovered from charges to be made to suppliers by the Pool over a five year period. There is a cap above which the regional electricity companies will only partially recover these costs. TXU Europe Group's share of the costs beyond this cap is not expected to be material.

REGULATION OF THE ELECTRICITY SUPPLY INDUSTRY UNDER THE ELECTRICITY ACT

         The Electricity Act created the institutional framework under which the industry is currently regulated, including the office of the Director General of Electricity Supply, who is appointed by the UK Secretary of State for Trade and Industry. The government is currently consulting on legislation to make significant amendments to the Electricity Act to reflect proposed changes in the regulatory and legal framework of the industry. The government appointed Callum McCarthy, a former banker, as the Director General of Gas Supply beginning November 1, 1998. He assumed the duties of the Director General of Electricity Supply beginning January 1, 1999. The Office of Gas Supply merged with that of the Office of Electricity Regulation covering England, Wales and Scotland. Since June 17, 1999, the merged office has been known as the Office of Gas and Electricity Markets.

          The Director General of Electricity Supply's functions under the Electricity Act include:

          o Granting licenses to generate, transmit or supply electricity, a function which he exercises under a general authority from the UK Secretary of State for Trade and Industry;

          o Proposing modifications to licenses and, in case of non-acceptance of those proposals by licensees, making license modification referrals to the Monopolies and Mergers Commission;

          o         Enforcing compliance with license conditions;

          o Advising the UK Secretary of State for Trade and Industry in respect of the setting of each public electricity supply license holder's non-fossil fuel obligation, which fixes the requirement for the licensee to purchase electricity from non-fossil sources;

          o Calculating the rate of the levy to reimburse generators and regional electricity companies for the extra costs involved in non-fossil fuel plant generation and collecting this fossil fuel levy;

          o Determining disputes between electricity licensees and customers; and

          o         Setting standards of performance for electricity licensees.

          The term "supply" as used in the context of the Electricity Act covers both distribution and supply activities.

          The Director General of Electricity Supply exercises concurrently with the Director General of Fair Trading functions relating to monopoly situations under the UK Fair Trading Act 1973 and functions relating to courses of conduct which have, or might have, the effect of restricting, distorting or preventing competition in the generation, transmission or supply of electricity in contravention of the UK Competition Act 1980. The new Competition Act which becomes effective March 1, 2000 will replace some provisions of the UK Fair Trading Act 1973 and the UK Competition Act 1980. The new Competition Act conforms to fair trade laws being enacted throughout the EU, including the introduction of stricter enforcement and investigative powers.

          Subject to these duties, the UK Secretary of State for Trade and Industry and the Director General of Electricity Supply are further required to exercise their functions in the manner which each considers is best calculated:

          o To protect the interests of consumers of electricity supplied by licensed suppliers in terms of price, continuity of supply and the quality of electricity supply services;

          o To promote efficiency and economy on the part of licensed electricity suppliers and the efficient use of electricity supplied to consumers;

          o To promote research and development by persons authorized by license to generate, transmit or supply electricity;

          o To protect the public from the dangers arising from the generation, transmission or supply of electricity; and

          o To secure the establishment and maintenance of machinery for promoting the health and safety of workers in the electricity industry.

          The UK Secretary of State for Trade and Industry and the Director General of Electricity Supply also have a duty to take into account the effect on the physical environment of activities connected with the generation, transmission or supply of electricity.

          In performing their duties to protect the interests of consumers in respect of prices and other terms of supply, the UK Secretary of State for Trade and Industry and the Director General of Electricity Supply are required to take into account in particular the interests of consumers in rural areas. In performing their duties to protect the interests of consumers in respect of the quality of electricity supply services, they are required to take into account in particular the interests of those who are disabled or of pensionable age.

          The Electricity Act requires the Director General of Electricity Supply and the UK Secretary of State for Trade and Industry to carry out their functions in the manner each considers is best calculated to ensure that all reasonable demands for electricity will be satisfied, that license holders will be able to finance their licensed activities and that will promote competition in the generation and supply of electricity.

GOVERNMENT REVIEW OF UTILITY REGULATION

          On June 30, 1997, the UK government announced its intention to conduct a comprehensive review of the regulatory framework governing the electricity distribution and supply businesses in England and Wales, as well as the regulatory framework applicable to providers of water and telecommunications services. The review culminated in a March 1998 policy statement which sets forth a number of proposals of the UK government designed to re-examine utility regulation in the UK. Among the main proposals contained in that policy statement, some of which would require implementing legislation, are:

          o The retention of the current distribution price control formula as the basis for price regulation;

          o         Increased transparency and consistency of regulations;

          o The separate licensing of the distribution and supply businesses of the regional electricity companies; and

          o Amendment of the statutory duties of utility regulators to provide a new primary duty to exercise their functions in the manner best calculated to protect the interests of the consumers in the short and long term wherever possible, through promoting competition and adopting price regulation to distinguish between income earned through companies' own efforts and income which results from other factors.

          On May 13, 1998, the Director General of Electricity Supply issued a consultation paper on the separation of distribution and supply businesses for regional electricity companies and the future treatment of metering and meter reading. The material proposals and recommendations set out in the consultation paper are the following:

          o Full separation of the management of the supply and distribution business was recommended and consideration of appropriate interim arrangements for separate companies that will make up the distribution and supply activities, each acting independently of the other. Measures should be introduced to ensure that each public electricity supply license holder's supply subsidiary operates at arm's length from the distribution subsidiary. These measures would include separate contracts between the supply and distribution businesses to avoid the sharing of facilities between the businesses. Separate management teams would be required for the two businesses and corporate headquarters activities would be minimized.

          o The distribution company should be responsible for the maintenance and operation of the network and have a statutory duty to develop and maintain an efficient, coordinated and economical system of electricity distribution and to facilitate competition in generation and supply. It should connect any customer to the network on reasonable terms and provide "last resort" meter reading service for any supplier not wishing to provide the service itself.

          o All suppliers should be placed on the same legislative footing, and tariff supply should be replaced by supply under contract. License conditions would be introduced to protect customers and competitors against dominant suppliers.

          o Metering services should be open to competition, and arrangements for transmission in Scotland should be brought into line with those in England and Wales.

          In October 1998, the Department of Trade and Industry published a consultation paper setting out its views, following consultation on a number of issues relating to the reform of regulatory structure in the gas and electricity markets. It intends to consult on issues arising from responses in the fall of 1999. The October 1998 consultation paper sets out the government's view that separate ownership of distribution and supply companies was inappropriate, but that the two businesses should be held in separate subsidiary companies.

          In November 1998, the Director General of Electricity Supply set out further proposals on business separation. These proposals concentrate on the goal of full operational separation of integrated support activities for the distribution and supply businesses. He also appointed consultants to advise him in drawing up a separation compliance plan. These were followed on May 19, 1999 by a further document of the Office of Electricity Regulation covering England, Wales and Scotland that stressed the need to move rapidly towards operational separation and proposed that work begin immediately on company specific compliance plans. The Office of Electricity Regulation covering England, Wales and Scotland also proposed the appointment of a senior level compliance manager within each regional electricity company.

          On January 21, 2000, the UK Government published proposals for further utility legislation, which are expected to progressively take effect beginning in fall 2000. In particular, the Government intends to: merge the existing gas and electricity regulatory offices and to create a single body, to be known as the Gas and Electricity Markets Authority (Authority), which will be headed by a Chairman and two other members appointed by the Secretary of State, rather than a single Director General; to provide that the Authority shall have the principal objective to protect the interests of consumers wherever possible by promoting effective competition; to create new and separate licensing structures for (low voltage) electricity networks (distribution), electricity retail (supply) and electricity generation; to create a new Gas and Electricity Consumers Council to provide advice to and represent the views of consumers; to provide that the UK Secretary of State has a reserve power to take action if he feels that a disadvantaged group of customers is being treated less favorably with respect to rates; to enable the Secretary of State to issue statutory guidance on social and environmental matters, to which the Authority shall refer in carrying out its duties; to give the Authority the power to fine companies for breach of electricity license obligations (a power which already exists in respect of gas license obligations); to require companies which are subject to price regulation to prepare a statement describing the arrangements for and the level of remuneration of Directors; to allow the Secretary of State to introduce new license conditions in electricity generation, distribution and retail licenses relating to the New Electricity Trading Arrangements proposed to be introduced from October 1, 2000; and to provide that the standard conditions of electricity licenses can be changed without the consent of each individual licensee, where a certain majority of licensees has consented to the change (an arrangement which already exists in gas).

          The Director General of Electric Supply is also reviewing the operations of the Pool with a view to promoting alternative trading arrangements.

          TXU Europe Limited and TXU Europe Group cannot predict the results of any of these reviews, whether proposals recommended in the consultation paper or the recently published utility legislation proposals will be implemented or the ultimate effects on TXU Europe Group or TXU Europe Limited.

THE GAS INDUSTRY IN THE UK

          Natural gas is used for a wide range of residential and small business and industrial purposes and also for gas-fired electricity generating stations. Total consumption of natural gas in the UK in 1997 was equal to approximately 54 million tons of oil which equated to approximately 407 million barrels of oil. Production of natural gas in the UK in 1997 was equal to approximately 87 million tons of oil which equated to approximately 656 million barrels of oil.

          From the nationalization of the gas industry in Great Britain in 1948 until 1986, when British Gas plc was privatized, the supply of piped gas to customers was a monopoly. Simultaneously with the privatization of British Gas plc, steps were taken to develop greater competition within the industry, initially by deregulating the supply of gas to the contract market. The contract market is made up of customers that use more than 25,000 therms per year (1,000 tons of oil equivalent is equal to 0.3968 therms). Within the contract market there are "interruptible" customers, whose supply can be interrupted in periods of exceptional demand, and "firm" customers to whom supply is guaranteed.

          Competition has been extended to all consumers, including residential and small business customers.

          British Gas plc divided itself into two separate companies, Centrica plc and BG plc. Centrica plc is a shipper and supplier of gas, while almost all of the UK gas transmission and distribution network is owned and operated by BG plc.

          Participants in the gas industry are required to hold licenses granted by the Director General of Gas Supply. These are:

          o A "public gas transporter's license," which permits the licensee to carry gas through pipelines to any premises or to a pipeline system operated by another public gas transporter;

          o A "gas supplier's license," which is required to supply gas to customers; and

          o A "gas shipper's license," which allows the licensee to arrange with a public gas transporter to introduce, convey or take gas out of the transporter's pipeline system.

          In addition, the exploration for and production of gas in the North Sea is subject to license by the Department of Trade and Industry.

          BG plc is required to provide fair access to its network to all shippers of gas, who pay charges determined by the amount of capacity they have reserved on the system's entry and exit points and commodity charges based on the amount of gas actually transmitted.

          Shippers and suppliers obtain natural gas directly from offshore fields, in which they may own equity interests, from wholesalers, or from both. There are various types of contracts for the purchase of gas, but most of these currently relate directly to physical volumes to be delivered into the UK gas supply network. Many of these include "take or pay" obligations, under which the buyer agrees to pay for a minimum quantity of gas in a year, although the amount it takes in any specific time period can vary according to its need. Gas can be purchased for delivery from one day to several years ahead.

          Shippers in the gas industry have financial incentives to ensure that they have sufficient gas, within limited tolerances, to meet the needs of their suppliers and customers on a daily basis. Failure to do so could result in additional costs being incurred. Fluctuations in demand are met by altering the quantity of gas taken from fields, by adjusting wholesale purchase contracts and the use of storage. Demand may also be limited by interrupting supplies to interruptible customers. Any excess or shortfall in supply has to be sold to, or bought from, the network operator at prices determined each day under an agreed pricing formula.

                       TXU EUROPE GROUP BUSINESS OVERVIEW

GENERAL

          TXU Europe Group, which is an indirect subsidiary of TXU Europe Limited, is the holding company for a group of companies engaged in a variety of energy businesses in Europe. The management of these businesses is coordinated to give TXU Europe Group access to many energy markets, to provide TXU Europe Group's customers access to a range of energy products and to enable TXU Europe Group to respond efficiently to changes in demand for and prices of energy throughout Europe. TXU Europe Group's principal business operations are electricity networks and energy businesses in the UK.

          The networks business is the largest distributor of electricity in England and Wales, with over 3 million customers in a service area covering approximately 20,300 square kilometers in the east of England and parts of north London.

          TXU Europe Group's energy business is made up of:

          o TXU Europe Energy Trading (formerly Eastern Power and Energy Trading), which coordinates and manages for TXU Europe Group the price and volume risks associated with TXU Europe Group's generation and electricity and gas retail businesses and those of third parties;

          o Energy Retail, TXU Europe Group's electricity and gas supply operations, which is one of the largest retailers of electricity in the UK, with approximately 3.1 million electricity customers of Eastern Electricity and Eastern Energy Limited and approximately 775,000 customers of Eastern Natural Gas as of December 31, 1999; and

          o TXU Europe Power (formerly Eastern Generation), one of the largest generators of electricity in the UK, which currently owns, operates or has an interest in ten power stations representing approximately 9.4% of the UK's total generating capacity as of December 31, 1999.

          TXU Europe Group also has interests in other parts of Europe, including Scandinavia, Germany, the Czech Republic, The Netherlands, Poland and Spain, and in four natural gas producing fields in the North Sea.

          The electric operations of TXU Europe Group are highly seasonal with a very substantial proportion of its profits earned in the winter months. The purchase price for electricity in each half hour varies according to total demand, the amount of generation capacity available but not needed and the prices bid by generators. Consequently, the purchase price tends to be highest during mid-week afternoons in winter, when demand is highest, or in late autumn, when a significant number of power stations undergo scheduled maintenance. Purchase prices are generally lowest during summer months. Seasonal variations in results are likely to continue under revised trading arrangements that are due to be introduced during 2000.

          The energy retail, energy management and generation and networks segments, the primary operating segments of TXU Europe Group, contributed 61%, 39% and 11%, respectively, of TXU Europe Group's revenues, before eliminating sales among TXU Europe Group subsidiaries, during the last fiscal year. For financial information by operating segment for the years ended March 31, 1997 and 1998, and for the period from April 1, 1998 through May 18, 1998, see Note 15 to the Consolidated Financial Statements of TXU Europe Group plc and Subsidiaries included elsewhere in this prospectus. For financial information by operating segment for the periods from formation on February 5, 1998 through December 31, 1998 and from formation through March 31, 1999, see Note 17 to the Consolidated Financial Statements of TXU Europe Limited and Subsidiaries included elsewhere in this prospectus. That information has been prepared and presented in accordance with Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."

TXU EUROPE GROUP'S FLEXIBLE ENERGY PORTFOLIO CONCEPT

          TXU Europe Group began as a regional electricity company, operating what is now the largest electric networks and supply business in the UK. As the UK energy market has become increasingly competitive, TXU Europe Group has been a pioneer in the development of the flexible energy portfolio concept in the UK. The growth in TXU Europe Group's electric generation and gas production assets has provided the opportunity to hedge TXU Europe Group's retail electricity and natural gas contracts and commitments to customers. TXU Europe Energy Trading now has a substantial portfolio of positions in physical assets and contracts with which it can supply electricity and gas to TXU Europe Group and other industry participants. The physical positions are a natural hedge to the risks associated with TXU Europe Group's retail operations. To the extent TXU Europe Group is naturally hedged, TXU Europe Group can avoid the expenses of entering into alternative hedging arrangements. However, the physical positions are not an exact match with TXU Europe Energy Trading's supply commitments to the customers. Therefore TXU Europe Energy Trading manages the remaining exposure through contracts by adjusting the balance of supply and demand in TXU Europe Group's portfolio, by varying power station and gas field output, by contracting with counterparties and by adjusting trading prices to the retail operations. Some of these arrangements are described under "Portfolio Management/Energy Trading" below.

          Overall, TXU Europe Energy Trading integrates all aspects of TXU Europe Group's energy business. It coordinates TXU Europe Group's energy operations, taking into account anticipated demand and the availability to TXU Europe Group of electricity and natural gas from all sources, including generation, gas production, and contracted supplies.

          In carrying out these duties, TXU Europe Energy Trading:

          o Offers TXU Europe Group's and others' retail operations a range of prices for electricity and gas on which the energy retailers may base prices for the supply of that energy to end customers;

          o Bids into the Pool both price and volume for TXU Europe Group's generation, taking account of anticipated retail demand and the overall contractual position;

          o Manages purchases from the Pool for TXU Europe Group and others;

          o Manages TXU Europe Group's contracts for differences and electricity forward agreements; and

          o Matches TXU Europe Group's gas assets and purchase contracts, including access to gas storage, with anticipated demand, including demand from TXU Europe Group's gas-fired generating plants, and buys and sells gas in the event of an excess or shortfall.

          Finally, TXU Europe Group is also forming various business alliances with European power companies and expects to implement a similar strategy in other parts of continental Europe as markets there open to competition.

STRATEGY FOR TXU EUROPE GROUP'S ENERGY BUSINESS

          TXU Europe Group's strategy for the energy business is to increase TXU Europe Group's UK market share in the retail sale of gas and electricity by strengthening its existing positions in those markets. TXU Europe Group believes that substantial economic and marketing benefits are derived from operating its natural gas and electricity retailing business as a single unit. Competitive markets provide opportunities for TXU Europe Group to expand its retail base through superior marketing and a focus on service to customers. As the retail base grows, TXU Europe Group's overall energy portfolio will be adapted to manage the associated price and volume risks. Providing similar development and management of portfolios to third parties that are other energy providers gives TXU Europe Group additional opportunities to develop its customer base.

          TXU Europe Group also plans additional growth in continental Europe. TXU Europe Group expects competition to increase in European markets. As opportunities arise, TXU Europe Group intends to expand its current European presence by developing its European energy business similarly to what it has done in the UK. This could be by direct acquisition or contractual arrangements. As appropriate, TXU Europe Group aims to establish positions through interests in physical assets or through contracts and trading. It expects to develop distribution and retail customer bases through direct marketing and alliances, or joint ventures, with businesses with existing customer bases. These steps will enable TXU Europe Group to operate profitably in these markets by taking advantage of price, weather, the timing of demands on the system or other differentials between connected European markets, as it does in the UK.

TXU EUROPE POWER

          TXU Europe Power is one of the largest generators of electricity in the UK. Its share of total UK generating capacity is approximately 9.4%. It currently owns, operates or has an interest in ten power stations in the UK. TXU Europe Power also has a controlling interest in Nedalo (UK) Limited, the largest supplier of small electrical combined heat and power plants, which are those with less than 1.5 MW, in the UK.

UK GENERATION FACILITIES

          TXU Europe Group's current portfolio of power stations is predominately a mix of combined cycle gas turbine and coal-fired stations. It represents both plants which run throughout most of the year and plants which run only during periods of high demand. TXU Europe Group's portfolio of power stations provides flexibility in managing the price and volume risks of its energy contracts and has enabled TXU Europe Group to diversify its fuel supply risk.

          Information on TXU Europe Group's interests in power stations in the UK is set out in the following table and discussed further below. In all cases installed generating capacity is equal to registered generating capacity except for Peterborough and King's Lynn, which have registered generating capacities of 405 MW and 380 MW, respectively, but installed generating capacities, as shown below, of 360 MW and 340 MW, respectively.


------------------------------------------------------------------------------
                                           Installed
                                           Capacity      Date of earliest
Plant            Type                         MW           commissioning
------------------------------------------------------------------------------
West Burton      Coal-fired                  2,012               1967
Rugeley B        Coal-fired                  1,046               1972
Drakelow C       Coal-fired                    976               1965
Ironbridge       Coal-fired                    970               1970
High Marnham     Coal-fired                    945               1959
Peterborough     Combined cycle gas turbine    360               1993
King's Lynn      Combined cycle gas turbine    340               1997
Barking          Combined cycle gas turbine    135(1)            1995
London-Citigen   Combined heat and power        31               1992
Grimsby-MIC(2)   Combined heat and power        15               1995
                                           ------------
Total                                        6,830
                                           ============

(1) Represents TXU Europe Group's approximately 13.5% interest in a 1,000 MW plant.
(2)      Located on the property of a customer.

          West Burton, Rugeley B and Ironbridge. In June 1996, TXU Europe Group
          -------------------------------------
assumed operational and commercial control, through a combination of lease and outright purchase from National Power, of all of the assets and a portion of the liabilities of the West Burton, Rugeley B and Ironbridge power stations. TXU Europe Group holds a 99-year lease over the land, buildings and plant at each of those power stations and has the right to purchase the freehold land after 50 years. Under the leases, TXU Europe Group was committed to make fixed payments totalling (pound)737.5 million, of which (pound)337.5 million was paid at commencement of the leases. The BALANCe, together with interest at 7.75%, is payable in 2001. Further payments of approximately (pound)6 per MWh, indexed TO inflation and linked to output levels from these stations, are also payable to National Power through 2004. National Power has agreed in principle with the Department of Trade and Industry to modify the payment terms to reduce TXU Europe Group's output-linked payments by (pound)1.50 per MWh for four months of the year. The specifIC terms of the modification are not yet agreed. The new terms will not otherwise change TXU Europe Group's obligations under the leases. The National Power leases have been characterized as capital leases under US GAAP.

          Drakelow C and High Marnham. TXU Europe Group has leased the land,
          ---------------------------
buildings and plant at the Drakelow C and High Marnham power stations from PowerGen for 99 years, under agreements entered into in July 1996. PowerGen is responsible for decommissioning costs if TXU Europe Group decides to close these stations during the term of the leases. TXU Europe Group is committed to fixed payments totalling (pound)230 million, subject to minOR adjustments if aggregate capacity is reduced. The payments, together with interest, are to be made in installments, over eight years beginning in 1996. As with the National Power leases, further output-related payments of approximately (pound)6 per MWh, indexed to inflation, are payable to PowerGen for the first five years OF operation by TXU Europe Group. On November 25, 1998, the UK Secretary of State for Trade and Industry confirmed that, as a condition for allowing PowerGen to acquire East Midlands Electricity plc, he would require that the output-related elements of these lease arrangements be terminated 15 months early. The output-related payments to PowerGen will now terminate in March 2000.

          Peterborough. The power station at Peterborough was developed and
          ------------
built as a joint venture between TXU Europe Group and Hawker Siddeley Power (Peterborough) Limited between 1990 and 1993. TXU Europe Group acquired Hawker Siddeley's interest in September 1994. TXU Europe Energy Trading has secured contracts with natural gas suppliers to meet the station's natural gas requirements. The Peterborough plant is operated and maintained on behalf of TXU Europe Group by a third party contractor under a seven year contract which commenced in 1993.

          King's Lynn. The 340 MW combined cycle gas turbine power station at
          -----------
King's Lynn was constructed for TXU Europe Group under a contract which required the contractor to provide a functioning power plant. The station began commercial generation in December 1997 and is operated and maintained by TXU Europe Group. TXU Europe Energy Trading has secured contracts with natural gas suppliers to meet the station's natural gas requirements.

          Barking. TXU Europe Group has an interest of approximately 13.5% in a
          -------
1,000 MW combined cycle gas turbine power station at Barking which was constructed as a joint venture between TXU Europe Group and a number of other companies and which became operational in 1995.

          London-Citigen and Grimsby-MIC. In December 1998, Eastern Generation
          ------------------------------
acquired from BG plc two combined heat and power plants: a 15 MW combined heat and power plant based on the Millennium Inorganic Chemicals site at Grimsby and a 31 MW district heating and chilling plant, Citigen, in London.

          Nedalo. TXU Europe Group owns 75% of Nedalo, which provides to
          ------
customers small scale combined heat and power equipment that can produce up to
1.5 electrical MW per single unit. Separate units can be grouped together. When grouped together, the units can have a total output equal to the sum of the outputs for the individual units. Approximately 70 MW of small scale combined heat and power equipment is expected to be installed in the UK in 1999, and Nedalo has approximately 70% of this market.

NON-UK GENERATION FACILITIES

          Czech Republic. TXU Europe Group has invested (pound)27.8 million in
          --------------
an interest of 83.7% in Teplarny Brno, A district heating and generation company based in Brno, the second largest city in the Czech Republic. Teplarny Brno owns oil and gas-fired plants that are capable of generating approximately 1,000 MW of energy in the form of steam and hot water. This is sold principally to industrial and residential customers. It also owns a 169 kilometer pipeline network for distributing heat to customers' premises. Teplarny Brno also has an electricity generation capacity of approximately 97 MW. The output is sold to the regional electricity company. A combined cycle gas turbine plant is currently undergoing final commissioning and will provide 86 MW of additional heat capacity and 95 MW of additional electricity generating capacity. This plant, which has a contract value of approximately (pound)31.6 million, is now commissioned on gas.

          Poland. TXU Europe Group has acquired 49% of Zamosc Energy Company, a
          -------
joint venture with the Polish regional distribution company, Zamejska Korporacja Energetyczna SA, which was established to develop power plants in southeast Poland. A 125 MW combined cycle gas turbine project is being developed at Jaraslaw. The project is expected to cost approximately US$100 million, but the financing has not yet been closed.

          Finland. In November 1999, TXU Europe Group announced the formation of
          -------
a joint venture company, called TXU Nordic Energy, with certain shareholders of PVO, Finland's second largest electricity generator. As part of the transaction, TXU Europe Limited contributed approximately ?300 million ($314 million) for an 81% ownership interest in TXU Nordic Energy. TXU Nordic Energy acquired class "C" shares of PVO, which entitle TXU Nordic Energy to the output from approximately 584 MW of PVO's thermal generating capacity and most of a wholesale trading business owned by the industrial shareholders of PVO. The formation of the joint venture is a part of TXU Europe Group's strategy to build a European energy portfolio by working in partnership with other companies.

OTHER PROJECTS

          In December 1997, the UK government stopped granting consents for the construction of new gas-fired power stations pending adoption of the stricter consents policy announced in an October 1998 policy statement on Energy Sources for Power Generation. This policy has delayed the construction of some projects by TXU Europe Group and its competitors. However, in December 1998, TXU Europe Group received government consent to build a 215 MW combined heat and power plant to provide heat and power to Shotton Paper on Deeside. In addition, in July and September 1999, TXU Europe Group received government consent to modify the Drakelow and Rugeley power stations to enable those power stations to be fueled by gas in addition to coal, or by a combination of gas and coal.


          TXU Europe Group continues to consider other new generation projects and in April 1999 it announced that a one MW wind turbine in Northern Ireland had successfully completed tests and had begun generating electricity.

          The UK government imposes on electricity suppliers an obligation to purchase a portion of their requirements from renewable energy sources under the non-fossil fuel obligation levy scheme. Renewable energy sources are those that are not currently consumed faster than they are replenished. Renewable energy sources include solar and wind power. As of September 30, 1999, TXU Europe Group had entered into development agreements in the UK for 110 MW installed capacity of on-shore wind projects under power purchase contracts that are awaiting planning consents from local authorities. An agreement outlining the main terms has been signed with joint developers for up to 100 MW of on-shore wind power in Portugal and 65 MW of electricity to be produced from forest waste in the UK. Additional opportunities for renewable energy projects and large and small scale combined heat and power plants are being actively considered, together with other conventional generating projects.

COMPETITION IN GENERATION

          TXU Europe Group is one of the largest generators in the UK, with a share of approximately 9.4% of the UK's total generation capacity registered as of December 31, 1998.

          TXU Europe Group's mix of generating plants enables it to operate in the sectors of the market for both plants that run throughout most of the year and plants that run only during periods of high demand, and to spread its fuel risks.

          The generation market will be affected by the outcome of the review of energy sources by the UK government and the regulatory review of electricity trading arrangements.

          The UK government has initiated a program of reform in the electricity market. The program involves:

          o Reform of the electricity trading arrangements in England and Wales;

          o Seeking practical opportunities for divestment of assets by major coal-fired generators;

          o Moving forward with competition in electricity supply for all customers;

          o         Separating supply and distribution in electricity markets;

          o Revising its policy relating to the construction of new gas-fired generation facilities;

          o         Continuing to press for open energy markets in Europe.

          One of the results of this program is that the major coal-fired generators, National Power and PowerGen, are in the process of divesting generating plants. AES Corp. acquired the 4,000 MW Drax coal-fired station from National Power and Edison Mission Energy acquired two 2,000 MW coal-fired stations at Ferrybridge and Fiddlers Ferry from PowerGen. In addition, construction of new gas-fired generating facilities is likely to increase competition in the generation market. TXU Europe Group cannot predict the impact these reforms will have on its financial position, results of operations or cash flows.

ENERGY RETAILING

          TXU Europe Group has integrated its electricity and gas retailing operations into a single energy business.

          The electricity retailing business involves the sale to customers of electricity that is purchased from the Pool. Pool price risk is managed on behalf of the retail business by TXU Europe Energy Trading. The energy business is charged a regulated price by transmission and distribution companies, including Eastern Electricity, for the physical delivery of electricity.

          Eastern Electricity supplies electricity to customers in all sectors of the market and is one of the largest retailers of electricity in England and Wales. Eastern's service area, which covers approximately 20,300 square kilometers in the east of England and parts of north London, was one of four areas in the first group to be fully opened for competition. At December 31, 1999, Eastern Electricity supplied electricity to approximately 2.7 million customers, including approximately 2.5 million residential customers and 161,556 small businesses. Industrial and commercial customers accounted for approximately 46% of Eastern Electricity's retail sales.

       Eastern Natural Gas is one of the largest suppliers of natural gas in the UK. At December 31, 1999 TXU Europe Group's market share by volume was estimated at approximately 3.9% of gas delivered to the competitive industrial and commercial market. At December 31, 1999, it was supplying approximately 775,000 customers in the UK, ranging from residential households to large industrial companies.

          In November 1998, TXU Europe Group announced a gas retailing joint venture in Holland with Energie Noord West and an electricity trading and retail joint venture with Lunds Energi in Sweden.

          In June 1999, TXU Europe Group announced details of a program to restructure the energy retailing business in order to be more cost effective in the competitive energy markets. This program will result in the closure of two principal offices with the loss of 300 permanent and 200 temporary positions and a cost of approximately (pound)8.6 million. TXU Europe Group also intends to seek new ways to access the energy markets and TO form more partnerships with the objective of reducing costs, improving access to customers and capitalizing on emerging new markets like the internet.

COMPETITION IN ELECTRICITY RETAILING

          TXU Europe Group is an active participant in the competitive UK electricity market. The competitive market is made up of customers with maximum annual demand of more than 100 kW. It typically includes large commercial and industrial users. As of December 31, 1998, this market consisted of over 51,000 sites. TXU Europe Group estimates that this represents a market size of approximately (pound)6 billion per year based upON electricity prices at that date. In addition, TXU Europe Group estimates that more than 85% of these sites are outside its authorized area, and that over 60% of its electricity sales to the competitive market are to customers outside its authorized area. TXU Europe Group had more than 13% of this market. TXU Europe Group competes in the competitive market for customers with maximum annual demand of more than 100kW on the basis of the quality of its customer service and by competitive pricing. The largest suppliers in this market over the same period were PowerGen and National Power.

          Competition has been fully introduced for customers in all areas of Great Britain. New entrants to the competitive market have been limited to British Gas Trading Limited, Independent Energy and a small number of other companies. TXU Europe Group competes nationally for residential and small business customers and, by October 31, 1999, it was supplying 181,284 customers outside its traditional service area and had agreed contracts with a further 60,000 residential customers. At the same date, approximately 410,881 customers in TXU Europe Group's service area had transferred to other suppliers.

          There is no assurance whether or not competition among suppliers of electricity will adversely affect TXU Europe Group.

COMPETITION IN GAS SUPPLY BUSINESS

          As a result of UK government action in recent years, the UK retail gas supply market is open to competition. TXU Europe Group's main competitors are Centrica plc and the gas marketing arms of some major oil companies. Further competition is provided by a number of other electricity companies and smaller gas suppliers which are independent of the major oil companies and which each have a minor presence in the market.

          TXU Europe Group intends to maintain a significant share of this market through high-quality customer service and competitive pricing.

PORTFOLIO MANAGEMENT/ENERGY TRADING

          Typically, holders of public electricity supply licenses issued under the Electricity Act in connection with supply and distribution within an authorized area in Great Britain are exposed to risk, as they are obliged to supply electricity to their customers at stable prices but have to purchase almost all the electricity necessary to supply those customers from the Pool at prices that are constantly changing. The ownership of generating assets provides a natural hedge against these risks; the use of financial instruments like contracts for differences provide another hedging alternative.

          A contract for differences is an agreement between two parties calling for payments between the parties of amounts equal to the product of:

          o The difference in each settlement period between the Pool price and the price, known as the strike price, specified in the contract for differences and

          o The amount of electricity provided for in that settlement period, which is usually expressed in MW of demand.

Each settlement period is one-half hour. Contracts for differences effectively fix the prices a supplier pays and a generator receives for electricity. If the Pool price is lower than the price specified in the contract for differences for the settlement period, the supplier pays the generator; and if the Pool price is higher, the generator pays the supplier. In this way, contracts for differences reduce the financial risk otherwise associated with the sale and purchase of electricity through the Pool.

          TXU Europe Energy Trading coordinates TXU Europe Group's activities in managing risk. It provides support to TXU Europe Group's energy retail activities, taking into account its energy purchases and sales and its contract portfolios, including TXU Europe Group's generating assets and natural gas production interests. TXU Europe Energy Trading is responsible for setting the level of bids into the Pool for the output of each of TXU Europe Group's generating stations, other than Barking and the combined heat and power plants. TXU Europe Energy Trading uses this method to coordinate the operation of TXU Europe Group's generating stations with TXU Europe Group's fuel contract position and its retail and wholesale energy sales portfolios to TXU Europe Group's best advantage. It also coordinates the operation of TXU Europe Group's generating stations, taking into consideration the relative prices in the energy markets. TXU Europe Energy Trading also earns revenue by providing risk management services to other energy retailers to assist in managing their Pool/market price risk.

          TXU Europe Energy Trading manages TXU Europe Group's financial exposure to fluctuations in electricity prices by:

          o         Managing its portfolio of contracts for differences;

          o Bidding both price and volume for TXU Europe Group's generation output, other than for the Barking plant and the combined heat and power plants, into the Pool for each half hour of the day; and

          o Deciding with the electricity retailing division of TXU Europe Group on the volume and pricing of sales in the competitive and ex-franchise markets.

          The overall electricity position for each half hour of the day is monitored by TXU Europe Energy Trading with the goal of optimizing electricity purchases and sales positions through the use of generation facilities, long and short-term retail sales contracts and appropriate financial instruments. The overall gas position is monitored in a similar way with additional opportunities presented through the operation of gas-fired power stations, storage facilities and the use of gas assets which are the source of electricity. Together, the overall electricity and gas positions are managed by reference to risk exposure limits that are monitored by a risk management team within TXU Europe Group. The risk management team verifies that the trading instruments employed have been approved for use by TXU Europe Energy Trading and carries out credit checks on current and proposed counterparties. TXU Europe Group's ability to manage that risk in the future will depend, in part, on the terms of its supply contracts, the continuation of an adequate market for hedging instruments and the performance of its generating and gas assets which are the source of electricity.

          In order to help meet the expected needs of its natural gas wholesale and retail customers, including TXU Europe Group's power stations, TXU Europe Group has entered into a variety of gas purchase contracts. As of December 31, 1998, the commitments under long-term purchase contracts amounted to an estimated (pound)1.3 billioN, covering periods of up to 16 years. Firm sales commitments, including estimated power station usage, at the same date amounted to an estimated (pound)3.0 billion, covering periods up to 18 years.

          TXU Europe Energy Trading also purchases coal, oil and natural gas for TXU Europe Group's UK power stations and has equity interests in four natural gas-producing fields in the North Sea. In July 1999, TXU Europe Group significantly expanded its North Sea gas interests through the purchase of all of BHP Petroleum's assets in the Southern North Sea for approximately (pound)102 million. In December 1998, TXU Europe Group also agreed to purchase Monument Oil's share of the Johnston field in the Southern North Sea for almost (pound)20 million. These purchases would increase TXU Europe Group's interest in the Johnston field from approximately 5.5% to 55%. The acquisition of Monument Oil's assets was approved by the UK Department of Trade and Industry on October 20, 1999. Monument Oil is now required to obtain consents from its partner companies under various agreements relating to the Johnston field. Further agreements have been entered into which would increase TXU Europe Group's interest to 64.2%. These agreements are subject to approval by the UK Department of Trade and Industry.

          The energy management business also trades on the Nord Pool, the electricity trading market in Scandinavia, and has recently acquired access to up to 140 MW of hydro output in Norway for 55 years, for which TXU Europe Group has paid an upfront fee of up to (pound)124 million. This agreement also provides for TXU EuroPE Group to acquire an additional 47MW of hydropower in Norway. In Spain, TXU Europe Group has acquired a 5% minority shareholding in Hidroelectrica del Cantabrico, S.A. It has created a 50/50 joint venture trading company with Hidroelectrica del Cantabrico, S.A., Synergia Trading S.A., covering the Iberian peninsula.

          In September 1999, the energy management business established an office in Geneva, Switzerland, which will coordinate European energy management and development projects.

NETWORKS

ELECTRICITY DISTRIBUTION

          TXU Europe Group's electricity networks business consists of the ownership, management and operation of the electricity distribution network within TXU Europe Group's authorized area. TXU Europe Group receives electricity in England and Wales from National Grid. TXU Europe Group then distributes electricity to end users connected to TXU Europe Group's power lines.

          Almost all electricity customers in TXU Europe Group's authorized area, whether franchise or competitive, are connected to and dependent upon TXU Europe Group's distribution system. TXU Europe Group distributes approximately 32 TWh of electricity annually to over three million customers, representing more than seven million people. Most of the tangible fixed assets owned by TXU Europe Group in the UK are currently employed in the electricity distribution business. The distribution by TXU Europe Group of electricity in its authorized area is regulated by its public electricity supply license, which, other than in exceptional circumstances, is due to remain in effect until at least 2025.

PHYSICAL DISTRIBUTION SYSTEM

          TXU Europe Group receives electricity from National Grid at 21 supply points within its authorized area and three points in the authorized areas of neighboring regional electricity companies. Most of this electricity is received at 132kV. It is then distributed to customers through TXU Europe Group's system of approximately 35,200 kilometers of overhead lines, 54,600 kilometers of underground cable and numerous transformers and circuit breakers, through a series of interconnected networks operating at successively lower voltages. TXU Europe Group also receives electricity directly from generating stations located in its authorized area and, from time to time, from customers' own generating plants and connections with neighboring regional electricity companies.

          At March 31, 1999, TXU Europe Group's electricity distribution system network, excluding service connections to consumers, included overhead lines and underground cables at the operating voltage levels indicated in the table below:


                                   OVERHEAD LINES             UNDERGROUND CABLES
OPERATING VOLTAGE               (CIRCUIT KILOMETERS)        (CIRCUIT KILOMETERS)
-----------------               --------------------        --------------------
  132kV................                 2,365                           220
  33kV.................                 3,883                         2,450
  25kV.................                     0                            23
  11kV.................                19,377                        16,625
  6.6kV................                     0                            29
  3kV..................                     0                            21
  LV...................                 9,533                        35,221
                                       ------                        ------
    Total..............                35,158                        54,589
                                       ======                        ======

          In addition to the circuits referred to above, TXU Europe Group's distribution facilities also include:

                                                             AGGREGATE CAPACITY
 TRANSFORMERS                        NUMBER                 (MEGA VOLT AMPERES)
 ------------                        ------                 -------------------
132kV................                   230                        13,306
33kV.................                   869                        10,360
11kV.................                61,406                        14,719
                                     ------                        ------
  Total..............                62,505                        38,385
                                     ======                        ======


                                                             AGGREGATE CAPACITY
  SUBSTATION                         NUMBER                 (MEGA VOLT AMPERES)
  ----------                         ------                 -------------------
132kV................                    99                        13,306
33kV.................                   437                        10,360
11kV.................                61,828                        14,719
                                     ------                        ------
  Total..............                62,364                        38,385
                                     ======                        ======

CUSTOMERS

          Most of the revenue from use of the distribution system is from TXU Europe Group's electricity retail operations. The rest is derived from holders of second tier supply licenses in respect of the delivery of electricity to their customers located in TXU Europe Group's authorized area.

          The following table set out details of TXU Europe Group's customers and electricity units distributed:


                                                                         FISCAL YEAR ENDED MARCH 31,
                                                                 ---------------------------------------------
                                                                 1997                1998               1999
                                                                 -------------   --------------   ------------
NUMBERS OF CUSTOMERS CONNECTED AT YEAR END
------------------------------------------
Residential..........................................          2,868,090            2,891,970          2,957,943
Commercial, Industrial and Other.....................            254,245              263,502            268,208
                                                              ----------              -------            -------
Total................................................          3,122,335            3,155,472          3,226,151
                                                               =========            =========          =========
ELECTRICITY DISTRIBUTED (GWH)
-----------------------------
Residential..........................................             13,390               12,946             13,786
Commercial, Industrial and Other.....................             18,160               18,830             18,914
                                                              ----------           ----------         ----------
Total................................................             31,550               31,776             32,700
                                                              ==========           ==========         ==========


SYSTEM PERFORMANCE

          The performance of all UK distribution networks is monitored and publicly reported upon annually by the Office of Electricity Regulation covering England, Wales and Scotland, now known as the Office of Gas and Electricity Markets. According to the Office of Electricity Regulation covering England, Wales and Scotland's Report on Distribution and Transmission System Performance 1997/98, TXU Europe Group achieved the best overall distribution system performance, measured by number of faults per 100 kilometers of network, of all the public electricity supply license holders in the year ended March 31, 1998. For the year ended March 31, 1999, TXU Europe Group achieved a 25% reduction in minutes lost per customer and an 18% reduction in interruptions per 100 customers compared to the year ended March 31, 1998. These improvements exceeded the targets of 70 interruptions in a year per 100 customers and 66 minutes lost in a year per customer that TXU Europe Group had declared for itself for the year ended March 31, 2000.

DISTRIBUTION CHARGES AND PRICE CONTROL

          The distribution charges levied by TXU Europe Group and the other regional electricity companies consist of charges for use of the system and charges for other services outside the scope of the price control, including connection charges. Distribution and supply charges are regulated by conditions in TXU Europe Group's public electricity supply license, which sets out a formula for determining the maximum average charge per unit distributed in any financial year. Sales of TXU Europe Group's electricity network business consist primarily of charges for the use of its distribution system, most of which are levied on TXU Europe Group's electricity retail business, being the largest supplier from the network, and are passed through to its customers. Most of the charges for the use of the distribution system are subject to distribution price controls. See "UK Regulatory Matters--Networks Regulation-- Distribution Price Regulation" below.

COMPETITION IN THE ELECTRICITY NETWORKS BUSINESS

          At present, TXU Europe Group experiences little competition in the operation of its electricity distribution system. In limited circumstances, some customers may establish or increase capacity for their own generation by becoming directly connected to National Grid or by establishing their own generating capacity; they then avoid charges for the use of the distribution system. TXU Europe Group does not currently consider this a significant threat to its electricity networks business.

STRATEGY FOR THE ELECTRICITY NETWORKS BUSINESS

          In support of TXU Europe Group's European integrated energy business concept, the electricity networks business may evaluate growth opportunities that enhance value. TXU Europe Group is also examining opportunities to manage major third-party networks.

          On December 14, 1999, TXU Europe Group and EDF London Investments plc, a subsidiary of Electricite de France, entered into an arrangement for the creation of an equally held joint venture company. Employees of the joint venturers' subsidiaries, Eastern Electricity and London Electricity plc, will be employed by the new joint venture company in the management, operation and maintenance of those subsidiaries' respective electricity distribution networks. The physical assets, as well as all operating licenses, will continue to be owned by Eastern Electricity and London Electricity plc, respectively. An application was made to the European Commission's Merger Task Force for competition law clearance and on February 8, 2000, the European Commission announced that it had cleared plans for the creation of the joint venture for competition law purposes. A separate application for regulatory clearance is being prepared. The joint venture will begin operations once these clearances are obtained, which may be as early as April 2000. By the time the joint venture starts operations, it is expected that the combined workforce will have been reduced by approximately 400. It is anticipated that the workforce currently engaged by Eastern Energy and London Electricity plc, will be further reduced by at least a similar number during the joint venture's first 18 months of operations. In connection with the creation of this joint venture, TXU Europe Limited is expected to record a restructuring charge of approximately $50 million in the first quarter of 2000.

          The joint venture is expected to help offset the price reductions mandated by the Office of Gas and Electricity Markets' recent distribution price review by streamlining operations and reducing costs.

          On December 21, 1999, TXU Europe Limited announced it will import electricity from Russia as part of a deal between PVO and Russian national utility RAO UES (UES). The proportion of electricity allocated to TXU Europe Limited under the deal will be supplied to TXU Nordic Energy. TXU Europe Limited views the deal as another step towards growing a strong business in the Nordic region and in developing its pan-European energy portfolio. TXU Nordic Energy is entitled to 190 MW of the 400 MW that will be imported by PVO from UES. Under the deal, which lasts until 2004, UES will sell 667 million kWh to PVO in the first year and up to 2.67 billion kWh each year after 2000. The electricity will be supplied through an electricity complex in Vyborg, a city on the Russian-Finnish border. TXU Europe Limited's deal with PVO will give it control of about 900 MW of electrical output in the Nordic region.

CZECH REPUBLIC

          In October 1996, TXU Europe Group acquired an 11.6% minority interest in Severomoravska Energetika a.s., a Czech electricity distribution and supply company, as part of its plan to develop interests in companies that would further its integrated energy strategy overseas. This interest was increased to 16.3% in March 1998.

FINLAND

          TXU Europe Group announced in May 1999 that it had agreed to make an investment in Savon Voima Oy, a regional electricity distributor in central Finland. The investment was a purchase of 36% of Savon Voima Oy's share capital for a purchase price of approximately (pound)40 million. Savon Voima Oy is currently owned by 29 local municipalities. There are put options exercisable by the municipalities which if exercised would automatically give TXU Europe Group a controlling stake. The purchase is part of TXU Europe Group's overall strategy to manage a flexible Scandinavian energy portfolio and to develop TXU Europe Group's Scandinavian businesses working with local partners. The parties signed the agreement for this investment in October 1999, and following the satisfaction of certain conditions precedent, the purchase of this investment closed on November 30, 1999.

OTHER ACTIVITIES

          In December 1998, TXU Europe Group sold its wholly-owned subsidiary, Eastern Group Telecoms Limited, to NTL Incorporated for (pound)91 million. TXU Europe Group's current strategic plan does not focus on telecommunicatioNS activities.

EMPLOYEES

          At December 31, 1999, TXU Europe Group had approximately 5,700 full-time employees. It is anticipated that there will be workforce reductions in connection with Eastern Electricity's joint venture with EDF London Investments plc. For further information, see -- "Strategy for Electricity Networks Business" above.

          TXU Europe Group recognizes trade unions for collective bargaining purposes, and approximately 54% of employees of TXU Europe Group's businesses are union members. Union membership existed at TXU Europe Group when it was privatized. However, the new companies set up by TXU Europe Group after privatization have no obligations to recognize trade unions. TXU Eastern Natural Gas and TXU Europe Energy Trading do not recognize trade unions, and most workers in these businesses are employed under individual contracts. There have been no industrial disputes or work stoppages at TXU Europe Group during the period following its privatization in 1990.

UK REGULATORY MATTERS

          The electricity industry in the UK, including TXU Europe Group, is subject to regulation under, among other things, the Electricity Act and UK and EU environmental legislation described below. TXU Europe Group is also subject to existing UK and EU legislation on competition and regulation in its gas business. TXU Europe Group has all of the necessary franchises, licenses and certificates required to enable it to conduct its businesses. In addition, part of any profit on disposal of assets vested in TXU Europe Group at the time of its privatization is subject to recovery by the UK Secretary of State for Trade and Industry until March 31, 2000.

          TXU Europe Group expects proposals with respect to utility regulation to be part of legislation that will be introduced in 2000. The implementation of utility regulation could result in significant changes to the existing regulatory regime. There can be no assurance regarding the potential impact of regulatory changes, if any, on TXU Europe Group.

ENERGY REGULATION

GENERATION

          Unless covered by an exemption, all electricity generators operating a power station in the UK are required to have generation licenses. The conditions attached to a generation license in the UK require the holder, among other things, to be a member of the Pool and to submit the output of the power station's generating units or turbines for central dispatch. Failure to comply with any of the generation license conditions may subject the licensee to a variety of sanctions, including enforcement orders by the Director General of Electricity Supply and license revocation if an enforcement order is not complied with.

          The UK Secretary of State for Trade and Industry has power under the Electricity Act to require generators operating power stations with a capacity of not less than 50 MW to maintain stocks of fuel and other materials at power stations. The UK Secretary of State for Trade and Industry has recently completed a review of the level of fuel stocks held by generators in 1997. No increase was required, but Pool rules were changed as of December 1997 to penalize gas power plants that reduce output during times of insufficient plant margins. TXU Europe Group does not anticipate that these changes will have a material adverse effect on its results of operations.

          In the UK each public electricity supply license limits the amount of generation capacity in which each regional electricity company may hold an interest without the prior consent of the Director General of Electricity Supply. These "own-generation" limits currently restrict the participation by a regional electricity company and its affiliates in generation to a level of approximately 15% of the simultaneous maximum electricity demand in that regional electricity company's authorized area at the time of privatization. TXU Europe Group's limit is 1,000 MW. The Director General of Electricity Supply stated in January 1996 that he would be prepared to consider a regional electricity company's request to increase its own-generation capacity on the condition that it accept explicit restrictions on the contracts it signs with its own supply business. At a minimum, a regional electricity company would be prohibited from entering into contracts to provide the additional own-generation output to its franchise market. Following public consultation, the Director General of Electricity Supply set out the basis on which consents for regional electricity companies to acquire new generation capacity would be allowed. The specific consent of the Director General of Electricity Supply to the leasing by TXU Europe Group of approximately 6,000 MW of generating capacity from National Power and PowerGen was later confirmed by the Office of Electricity Regulation covering England, Wales and Scotland and is not subject to the above-noted supply business restrictions. TXU Europe Group received government consent to build a combined heat and power plant at Shotton in December 1998 and the acquisition of additional generation capacity at Dowlais has been approved in principle by the Director General of Electricity Supply.

          In December 1999, following extensive consultation with the industry, the Director General of Electricity Supply published new proposals for generation licenses in order to promote fair competition in the generation and trading of electricity. The proposals seek to ensure that generators with positions of significant market power who are able to exert an upward influence on prices in the Pool ensure that their prices closely reflect their costs and that they do not take unfair advantage of any imperfections in the operation of the Pool. The Director General has proposed that these restrictions should cease one year after the introduction of the New Electricity Trading Arrangements. TXU Europe Limited has played an active part in these discussions and accepted the Director General's proposals on February 7, 2000. TXU Europe Limited does not anticipate that these new proposals will have a material adverse effect on its revenues. However, five generators rejected the proposals and the matter has been referred to the UK Competition Commission.

          The implementation of the NETA arrangements, scheduled for introduction on October 1, 2000, is also likely to lead to a number of modifications to generation, distribution and retail electricity licenses.

ELECTRICITY RETAILING

          Subject to specific exceptions, retail suppliers of electricity in the ex-franchise market in the UK are required either to have a public electricity supply license for an authorized area or to obtain a second tier supply license. Public electricity supply license holders are required under the Electricity Act to provide a supply of electricity upon request to any premises in their authorized area, except in specified circumstances. Each public electricity supply license holder is subject to various obligations under its public electricity supply license. These include prohibitions on cross-subsidies among its various regulated businesses and discrimination in respect of the supply of customers. Each public electricity supply license holder is also required to offer open access to its distribution network on non-discriminatory terms. This obligation includes a requirement not to discriminate between its own supply business and other users of its distribution system. Public electricity supply license holders are subject to separate controls on the tariffs to ex-franchise customers and in respect of distribution charges. The Office of Gas and Electricity Markets is reviewing the distribution and supply price controls.

          A supplier of electricity to the competitive market in the UK must have, subject to specific exemptions, a second tier supply license or a public electricity supply license for the service area in which customers are supplied.

ELECTRICITY SUPPLY PRICE REGULATION

          Supply charges in the ex-franchise market are regulated by a maximum price control that applies to each tariff in the residential and small business customer market and effectively provides customers with price guarantees. On April 1, 1998, TXU Europe Group's tariffs were reduced by 8.9%, before adjustments for inflation. As provided in the formula, TXU Europe Group's tariffs were reduced by a further 3%, before adjustments for inflation, beginning April 1, 1999. There are no other changes in place for retail tariffs. On October 8, 1999, the Office of Gas and Electricity Markets issued proposed price adjustments for the electricity supply businesses. The final report of Office of Gas and Electricity Markets was issued at the end of November 1999, and accepted by TXU Europe Group in December 1999. The supply price adjustments become effective April 1, 2000. TXU Europe Group's directly controlled tariffs will be reduced by an average of 7.1% from April 1, 2000 as required by the new controls, giving rise to an estimated reduction in annual revenues of approximately (pound)15 million ($25 million).

          As the ex-franchise market is opened to competition, supply price restraints are no longer expected to be applicable to current franchise market supply customers. However, the Director General of Electricity Supply has indicated in his supply price restraint proposals published in October 1997, that beginning April 1, 1998, price regulation would be put in place for supply to all designated (residential and small business) customers whose annual consumption is below 12,000 kWh within TXU Europe Group's authorized area, and will remain in place until an adequate level of competition is established, and, at least, until March 31, 2000.

GAS

          The natural gas supply activities of TXU Europe Group are principally regulated by the Director General of Gas Supply under the UK Gas Act 1986, as amended by the UK Gas Act 1995 and by the conditions of TXU Europe Group's gas licenses granted by the Director General of Gas Supply. Eastern Natural Gas currently holds a gas supplier's license. TXU Europe Group's natural gas supply business is not subject to price regulation. Subsidiaries of TXU Europe Group currently hold a gas shipper's license and a public gas transporter's license.

ENERGY TRADING

          TXU Europe Energy Trading is permitted by the Financial Services Authority under the Financial Services Act 1986 to deal in contracts for differences, including futures and options. A subsidiary of TXU Europe Energy Trading is a joint holder of production licenses relating to its equity interests in four North Sea natural gas fields.

NETWORKS REGULATION

DISTRIBUTION PRICE REGULATION

          A formula determines the maximum average price per unit of electricity distributed, in pence per kilowatt hour, that a regional electricity company is entitled to charge. This price, when multiplied by the expected number of units to be distributed, determines the expected distribution revenues of the regional electricity company for the relevant year. The current Distribution Price Control Formula, P x (1+(RPI-Xd)), is based on the following:

          o P is the previous year's maximum average price per unit of electricity distributed. Because the maximum average price in any year is based in part on the maximum average price in the preceding year, a price reduction in any given year has an ongoing effect on the maximum average price for all later years.

          o RPI is a measure of inflation, and equals the percentage change in the UK Retail Price Index between the six-month period of July to December of the two previous years. Because RPI is based on a weighted average of the prices of goods and services purchased by a typical household, which bear little resemblance to the inputs contributing to TXU Europe Group's business costs, the RPI calculation may not accurately reflect price changes affecting TXU Europe Group.

          o The Xd factor is established by the Director General of Electricity Supply each five years. It is based on an estimate of expected efficiency gains during the next five years.

The formula permits regional electricity companies to retain part of their additional revenues due to increased distribution of units and allows for a pound sterling for pound sterling increase in operating profit for efficient operations and reduction of expenses within a review period. In relation to the next Distribution Price Control Formula review, scheduled to be implemented in April 2000, the Director General of Electricity Supply may reduce any increase in operating profit to the extent he determines it not to be a function of efficiency savings and/or, if genuine efficiency savings have been made, he determines that customers should benefit through lower prices in the future.

          On August 12, 1999 the Office of Gas and Electricity Markets issued a draft report, updated on October 8, 1999 and published in final form on December 2, 1999, proposing a range of substantial revenue reductions for the distribution businesses of all regional electricity companies in the UK. The final proposals for Eastern Electricity incorporated an initial reduction in allowed revenues for regulated units of 28% from April 1, 2000 with further annual reductions of 3% for the next four years. The allowed income will be calculated from a formula to be provided by the Office of Gas and Electricity Markets at a later date. However, TXU Europe Limited and TXU Europe Group estimate that the effect on revenues will be a reduction of (pound)73 milliON ($120 million) in the year ending December 31, 2000 and of about (pound)100 million ($165 million) in the year endiNG December 31, 2001.

         Distribution costs vary according to the voltage at which consumers are connected and the level of use of the distribution system at the time units are distributed. Changes in the mix of units distributed at different voltage levels and between peak and off-peak periods are reflected in the calculation of the maximum average permitted charge per unit distributed by reference to a "basket" of distribution categories.

         Electricity distributed to extra high voltage premises is excluded from the Distribution Price Control Formula, as are charges for specific additional services including connection charges. Connection charges must be set at a level which enables the licensee to recover no more than the appropriate proportion of the costs incurred and no more than a reasonable rate of return on the capital represented by those costs. Any dispute over connection charges may be determined by the Director General of Electricity Supply. In addition, income received in respect of exit charges related to National Grid that are incurred by a regional electricity company and received through system charges is not subject to distribution price control.

         The Director General of Electricity Supply may propose amendments to the Distribution Price Control Formula or any other terms of the license. In the cases where a public electricity supply license holder is not willing to accept modifications to the license conditions put forward by the Director General of Electricity Supply, the normal process would be for the Director General of Electricity Supply to refer the matter to Monopolies and Mergers Commission or, after March 1, 2000, or its replacement, the Competition Commission for a determination of whether continued operation without the proposed license modifications is in the public interest.

ENVIRONMENTAL REGULATIONS AND EMISSIONS

         TXU Europe Group's businesses are subject to numerous regulatory requirements with respect to the protection of the environment. The electricity generation industry in the UK is subject to a framework of national and EU environmental laws which regulate the construction, operation and decommissioning of generating stations. Under these laws, each generating station operated by TXU Europe Group is required to have an authorization which regulates its releases into the environment and seeks to minimize pollution of the environment taken as a whole, having regard to the best available techniques not entailing excessive cost. These authorizations are issued by the Environment Agency which has the responsibility for regulating the impact of TXU Europe Group's generating stations on the environment. The principal laws which have environmental implications for TXU Europe Group are the Electricity Act, the Environmental Protection Act 1990 and the UK Environment Act 1995.

         The Electricity Act requires TXU Europe Group to consider the preservation of natural beauty and the conservation of natural and man-made features of particular interest when it formulates proposals for development of power stations with a capacity in excess of 50 MW or installation of overhead power lines. Environmental assessments are required to be carried out in some cases, including overhead line constructions at high voltages and generating station developments. TXU Europe Group has produced Environmental Policy Statements and Electricity Act Schedule 9 Statements which explain the manner in which it complies with its environmental obligations.

         Possible adverse health effects of electro-magnetic fields from various sources, including transmission and distribution lines, have been the subject of extensive worldwide scientific research. Over eighty independent and authoritative scientific review bodies have concluded that the scientific evidence to date does not establish that electro-magnetic fields cause adverse human health effects. Even with no health effects established, it is possible that the passage of legislation and changing regulatory standards could require measures to mitigate electro-magnetic fields. These changes could result in increased capital and operational costs. In addition, it is always possible for lawsuits to be brought by plaintiffs alleging damages caused by electro-magnetic fields. The National Radiological Protection Board is the body in the UK with the statutory responsibility for advising on electro-magnetic fields. TXU Europe Group fully complies with the guidance of the National Radiological Protection Board.

         TXU Europe Group has approximately 680 and 192 kilometers of underground cables insulated with an oil-filled wrap which operate at 33kV and 132kV, respectively. This type of cable is in common use by utilities in the UK and parts of continental Europe. These cables generally supply substantial amounts of electricity to large substations in urban areas and to large customers. Most of TXU Europe Group's cables are between 30 and 50 years old. TXU Europe Group operates these cables in accordance with the Environment Agency's Operating Code for Fluid-Filled Cables, monitoring and repairing both gradual and substantial leaks that arise through age deterioration and damage by a third party. TXU Europe Group has a program to reduce oil leakage and minimize the possibility of pollution to watercourses and ground water. This involves establishing a more effective standard procedure for dealing with cable leaks and implementation of an effective monitoring system. TXU Europe Group also has a plan for gradual replacement and refurbishment of these cables with more modern solid cables in the future. TXU Europe Group believes that its existing monitoring systems and planned replacement and refurbishment program effectively minimize the risk of major environmental incidents or additional replacement expenditures. TXU Europe Group could incur significant expenditures if it were required to replace its fluid-filled cables, other than in the ordinary course of business, pursuant to new or existing legislation; however, TXU Europe Group is not aware of any plans of any governmental authority to impose that kind of requirement.

         The principal EU Directive affecting atmosphere emissions to the environment currently in force is the Large Combustion Plants Directive. The Large Combustion Plants Directive required the UK to reduce from 1980 levels its sulfur dioxide (SO2) emissions from its existing plants by 60% by 2003 and nitrogen oxides (NOx) emissions by 30% by 1998. The Large Combustion Plant National Plan is the mechanism by which the Large Combustion Plants Directive has been implemented in the UK and sets annual targets for reductions in emissions for the electricity industry. Discussions are under way in the EU regarding an update of the Large Combustion Plants Directive which will introduce tighter emission controls as well as national limits for 2010. The UK government has recently made a review of energy sources and electricity trading arrangements and has made proposals regarding new limits for SO2 emissions to apply in the period to 2005. The government is expected to propose tighter controls on NOx emissions in the near future. TXU Europe Group is examining the economic and practical implications of fitting a flue gas desulphurization plant to its West Burton station to reduce the sulphur output of the plant; the flue would operate beginning in autumn 2003.

         At a local level, the UK's Air Quality Strategy provides set targets for 2005 and places a duty on local authorities to review air quality with a view to setting up action plans for management in places where targets are unlikely to be met. When adverse meteorological conditions occur, some generating stations might have to introduce measures to comply with these targets, which could include installation of costly equipment or reduction of the operating level of the stations.

         In December 1997, the Conference of the Parties of the United Nations Framework Convention on Climate Change adopted the Kyoto Protocol which specifies targets and timetables to reduce greenhouse gas emissions. The UK is a signatory to the Kyoto Protocol and this involves a 12% reduction in carbon dioxide emissions by 2010 if the Protocol is ratified. TXU Europe Group is unable to predict what impact the implementation of the Kyoto Protocol will have on it, although the UK government is proposing to introduce a tax on the business use of energy in order to reduce energy consumption.

         TXU Europe Group believes that it is currently in compliance with, has taken, and intends to continue to take, measures to comply, in all material respects, with the applicable law and government regulations for the protection of the environment. There are no material legal or administrative proceedings pending against TXU Europe Group with respect to any environmental matter.

         Estimated capital expenditure on environmental control facilities is (pound)43 million in 2000, (pound)50 million in 2001, (pound)40 million in 2002, and (pound)35 million in 2003.

FOSSIL FUEL LEVY

         All the regional electricity companies are obliged to obtain a specified amount of generating capacity from renewable, or non-fossil fuel, sources. Because electricity generated from renewable energy sources is generally more expensive than electricity from fossil fuel plants, a non-fossil fuel obligation levy has been instituted to reimburse the generators and the regional electricity companies for the extra costs involved. The Director General of Electricity Supply sets the rate of the non-fossil fuel obligation levy annually. The current non-fossil fuel obligation levy is 0.9% of the value of sales of electricity made in England and Wales and 0.8% of the value of sales of electricity made in Scotland.

UK AND EU FAIR COMPETITION LAW

         TXU Europe Group is subject to the fair competition, or antitrust, rules of both the UK and the EU.

         The UK Fair Trading Act 1973 and the UK Competition Act 1980 both regulate the activities of companies with market power. The UK Resale Price Act 1976 regulates resale prices and the UK Restrictive Trade Practices Act 1976 regulates price fixing agreement. UK competition law is in the process of reform in accordance with the UK Competition Act 1998 which will become effective on March 1, 2000. In broad terms, the UK Competition Act 1998 conforms to fair trade laws at the EU level. It prohibits anti-competitive agreements and abuse of dominant market position and introduces stricter enforcement and investigative powers.

         The Treaty of Rome contains provisions which prohibit anti-competitive agreements and practices, including the abuse of a dominant position within the EU or a substantial part of it. Penalties for violation of these provisions include fines, third party damages and making infringing contractual provisions unenforceable.

         EU Directive 93/36 was implemented by the UK in December 1996 and covers service contracts as well as supply and work contracts. Those contracts that exceed the relevant financial thresholds have to be advertised in the Official Journal of the European Communities. Disappointed suppliers and contractors who believe they have suffered harm from a company's failure to implement the correct procedures in awarding a contract are able to institute proceedings in the English High Court. The European Commission also has a role for ensuring compliance with EU procurement regulations.

PROPERTIES

         The principal properties owned or occupied by TXU Europe Limited's continuing businesses are as follows:



                                                                                                          SITE AREA
                                                                                                           (ACRES
                                                                         TERM OF                         EXCEPT THE
              PROPERTY                 OWNER/LEASEHOLDER     INTEREST     LEASE       PRINCIPAL USE       ADELPHI)
------------------------------------  --------------------- ---------- ----------- -------------------   ----------
The Adelphi, London                   TXU Europe Group plc  Leasehold    15 years   Offices             14,905 sq. ft.
Bedford                               Eastern Electricity   Freehold        --      Offices and Depot        5.0
Carterhatch Lane, Enfield             Eastern Electricity   Freehold        --      Offices and Depot        4.0
Milton, Cambridge                     Eastern Electricity   Freehold        --      Offices and Depot       24.0
Rayleigh                              Eastern Electricity   Freehold        --      Offices and Depot        7.8
Wherstead Park, Wherstead, Ipswich    Eastern Electricity   Freehold        --      Offices                 17.0
King's Lynn Power Station             Anglian Power         Freehold        --      Power station           16.1
                                      Generators Limited
Peterborough Power Station            TXU Europe Power      Freehold        --      Power station           18.1
Drakelow C Power Station              Eastern Merchant      Leasehold   99 years    Power station          177.0
                                      Properties Limited
High Marnham Power Station            Eastern Merchant      Leasehold   99 years    Power station          178.4
                                      Properties Limited
Ironbridge Power Station              Eastern Merchant      Leasehold   99 years    Power station          212.7
                                      Properties Limited
Rugeley B Power Station               Eastern Merchant      Leasehold   99 years    Power station          299.0
                                      Properties Limited
West Burton Power Station             Eastern Merchant      Leasehold   99 years    Power station          511.5
                                      Properties Limited


         For information concerning TXU Europe Group's generating stations, see -- "Generation" above.

LEGAL PROCEEDINGS

         TXU Europe Limited is not involved in any legal or arbitration proceedings which management believes will have a material adverse effect upon TXU Europe Limited's business or financial position.

         On May 19, 1998 a complaint was filed in the High Court of Justice in London, Chancery Division, Patents Court, by Optimum Solutions Limited against National Grid, Yorkshire Electricity Group plc, Eastern Electricity and Logica Plc. Yorkshire Electricity and Eastern Electricity are both members of the Pool. Optimum Solutions Limited alleges breach of confidence in respect of information supplied in the context of the development of the trading arrangements for the 1998 liberalization of electricity supply in England and Wales, or Trading Arrangements. Optimum Solutions Limited requests an unspecified amount of damages relating to breach of contract, an unspecified amount of equitable compensation for misuse of the confidential information and return of material alleged to contain confidential information. It is alleged that the Pool has made use of the confidential information in the development of the Trading Arrangements and that Eastern Electricity made use of it in using the systems developed by the Pool for trading purposes. The action against Eastern Electricity is being strenuously defended.

         In February 1997, the official government representative of pensioners in the UK, the Pensions Ombudsman, made final determinations against National Grid and its group trustees with respect to complaints by two pensioners in National Grid's section of the Electricity Supply Pension Scheme relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet costs arising from the payment of pensions of early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997, and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensioners appealed this decision to the Court of Appeal, and judgment has now been received. The judgment endorsed the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. National Grid has made a further, and final, appeal to the House of Lords, although the appeal is not likely to be heard until the fall of 2000. If a similar claim were to be made against TXU Europe Group in relation to its use of actuarial surplus in its section of the Electricity Supply Pension Scheme, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld in the courts, TXU Europe Group could have a potential liability to repay to its section of the Electricity Supply Pension Scheme an amount estimated by TXU Europe Group to be up to (pound)45 million, exclusive of any futuRE applicable interest charges.

         On January 25, 1999, the Hindustan Development Corporation issued proceedings in the Arbitral Tribunal in Delhi, India against TEG claiming damages of US$413 million for breach of contract following the termination of a Joint Development Agreement dated March 20, 1997 relating to the construction, development and operation of a lignite based thermal power plant at Barsingsar, Rajasthan. TXU Europe Limited is vigorously defending this claim.

         In November 1998, five complaints were filed in the High Court of Justice in London, Queens Bench Division, Commercial Court, against subsidiaries of TXU Europe Group by five of their former sales agencies. The agencies claim a total (pound)104 million arising from the summary termination for the claimed fundamental breach OF their respective contracts in April 1998. The five agencies are claiming damages for failure to give reasonable notice and for compensation under the UK Commercial Agents Regulations 1994. These actions are all being defended strenuously, and counterclaims have been filed. TXU Europe Group cannot predict the outcome of these claims and counterclaims.

                               SECURITY OWNERSHIP

         TXU Europe Limited is wholly-owned indirectly by TXU Corp. Funding is wholly-owned indirectly by TXU Europe Limited. The following table shows the number of shares of common stock of TXU Corp owned by the current directors of TXU Europe Limited and Funding as of September 30, 1999.

         The number of shares under "Phantom Stock Plans" represents share units held in individual accounts in phantom stock plans of TXU Corp and TXU Europe Group. Although the plans allow the units to be paid only in the form of cash, investments in the units create essentially the same investment stake in the performance of the common stock of TXU Corp as do investments in actual shares of common stock.



                                                   NUMBER OF SHARES
                                 ---------------------------------------------------
                                    BENEFICIALLY
                  NAME                  OWNED     PHANTOM STOCK PLANS        TOTAL
                  ----                  -----     -------------------        -----
Erle Nye                                121,173        71,511              192,684
H. Jarrell Gibbs                         35,098        29,907               65,005
Michael J. McNally                       49,445        22,682               72,127
Robert A. Wooldridge                      1,952             0                1,952
Philip G. Turberville                     7,096         9,355               16,451
Paul C. Marsh                             5,068         5,479               10,547
Derek C. Bonham                           3,000             0                3,000
Directors of Funding and TXU Europe
   Limited as a group (7 persons)       228,832       138,934              361,766


         The named individuals have sole voting and investment power for the shares of common stock reported as beneficially owned. Ownership of that common stock by each individual director and for all directors as a group constituted less than 1% of the outstanding shares of TXU Corp.

                    MANAGEMENT OF TXU EASTERN FUNDING COMPANY

MANAGEMENT OF FUNDING

         The following table lists information with respect to the management of
Funding:


             NAME                        AGE                 POSITION
             ----                        ---                 --------
Erle Nye                                  62                 Director
H. Jarrell Gibbs                          61                 Director
Michael J. McNally                        45                 Director
Robert A. Wooldridge                      61                 Director
Philip G. Turberville                     48                 Director
Paul C. Marsh                             41                 Director

         Erle Nye has been a director of Funding since February 1999. He has served as a director and Chairman of the Board and Chief Executive of TXU Corp since May 1997 and of TXU Gas Company since August 1997. He has also been a director and Chairman of the Board and Chief Executive of TXU Electric Company for more than the last five years. Mr. Nye is also a director of TXU Europe Limited. In addition, Mr. Nye was President of TXU Corp from February 1987 through May 1995 and President and Chief Executive of TXU Corp from May 1995 through May 1997.

         H. Jarrell Gibbs has served as a director of Funding since February 1999. He is Vice Chairman of TXU Corp and a director and Vice Chairman of the Board of TXU Gas Company. Before that, Mr. Gibbs was the President of TXU Electric Company and Vice President and Principal Financial Officer of TXU Corp. Mr. Gibbs is also a director of TXU Europe Group and of TXU Europe Limited.

         Michael J. McNally has served as a director of Funding since February 1999. He is the Executive Vice President and Chief Financial Officer of TXU Corp. Before that, Mr. McNally was President of the Transmission Division of TXU Electric Company; Executive Vice President of TXU Electric Company; Principal of Enron Development Corporation; Managing Director of Industrial Services of Enron Capital and Trade Resources; and President of Houston Pipe Line Company and Enron Gas Liquids, Inc. Mr. McNally is also a director of TXU Electric Company, TXU Gas Company and TXU Europe Limited.

         Robert A. Wooldridge has been a director of Funding since February 1999. Mr. Wooldridge is a partner in the law firm Worsham, Forsythe & Wooldridge L.L.P. in Dallas, Texas which provides legal services to TXU Europe Limited and Funding, as well as TXU Corp and other subsidiaries of TXU Corp. Mr. Wooldridge is also a director of TXU Gas Company and TXU Europe Limited.

         Philip G. Turberville has served as a director of Funding since August 1999. Mr. Turberville has served as a director and the Chairman of the Board and Chief Executive Officer of TXU Europe Group since January 4, 1999. Before that, Mr. Turberville was President of the Europe Oil Products division of The Royal Dutch Shell Group, where he had worked in a variety of roles providing him with extensive international experience since 1976. Mr. Turberville is also a director of TXU Europe Limited and TXU Europe Group.

         Paul C. Marsh has served as a director of Funding since August 1999. He has been with TXU Europe Group since October 1992 and has served as Finance Director of TXU Europe Group since February 24, 1997. Before that, Mr. Marsh worked in Ernst & Young's Corporate Advisory Services Division. Before that, Mr. Marsh served as Finance Director in two medium sized private sales and trading groups. Mr. Marsh is also a director of TXU Europe Limited and TXU Europe Group.

         There is no family relationship between any of the above-named directors. Funding has no executive officers other than its directors.

DIRECTOR COMPENSATION OF FUNDING

         Mr. Wooldridge does not receive compensation for his services as a director of Funding. The remaining directors of Funding listed above have received, and will continue to receive, compensation in respect of services performed by those persons as directors of Funding from their primary employer which is either TXU Corp or another subsidiary of TXU Corp. These directors receive no cash or non-cash compensation beyond that which they would otherwise receive from TXU Corp or a TXU Corp subsidiary for the services performed by them for those companies.

                        MANAGEMENT OF TXU EUROPE LIMITED

MANAGEMENT OF TXU EUROPE LIMITED

         The following table lists information with respect to the management of TXU Europe Limited:


             NAME                        AGE                POSITION
             ----                        ---                --------
Erle Nye                                  62                Director
H. Jarrell Gibbs                          61                Director
Michael J. McNally                        45                Director
Robert A. Wooldridge                      61                Director
Philip G. Turberville                     48                Director
Paul C. Marsh                             41                Director
Derek C. Bonham                           56                Director

         Erle Nye has been a director of TXU Europe Limited since February 1998. He has served as a director and Chairman of the Board and Chief Executive of TXU Corp since May 1997 and of TXU Gas Company since August 1997. He has also been a director and Chairman of the Board and Chief Executive of TXU Electric Company for more than the last five years. Mr. Nye is also a director of Funding. In addition, Mr. Nye was President of TXU Corp from February 1987 through May 1995 and President and Chief Executive of TXU Corp from May 1995 through May 1997.

         H. Jarrell Gibbs has served as a director of TXU Europe Limited since February 1998. He is Vice Chairman of TXU Corp and a director and Vice Chairman of the Board of TXU Gas Company. Before that, Mr. Gibbs was the President of TXU Electric Company and Vice President and Principal Financial Officer of TXU Corp. Mr. Gibbs is also a director of TXU Europe Group and of Funding.

         Michael J. McNally has served as a director of TXU Europe Limited since February 1998. He is the Executive Vice President and Chief Financial Officer of TXU Corp. Before that, Mr. McNally was President of the Transmission Division of TXU Electric Company; Executive Vice President of TXU Electric Company; Principal of Enron Development Corporation; Managing Director of Industrial Services of Enron Capital and Trade Resources; and President of Houston Pipe Line Company and Enron Gas Liquids, Inc. Mr. McNally is also a director of TXU Electric Company, TXU Gas Company and Funding.

         Robert A. Wooldridge has been a director of TXU Europe Limited since February 1998. Mr. Wooldridge is a partner in the law firm Worsham, Forsythe & Wooldridge L.L.P. in Dallas, Texas, which provides legal services to TXU Europe Limited and Funding, as well as TXU Corp and other subsidiaries of TXU Corp. Mr. Wooldridge is also a director of TXU Gas Company and Funding.

         Philip G. Turberville has served as a director of TXU Europe Limited since May 1999. Mr. Turberville has served as a director and the Chairman of the Board and Chief Executive Officer of TXU Europe Group since January 4, 1999. Before that, Mr. Turberville was President of the Europe Oil Products division of The Royal Dutch Shell Group, where he had worked in a variety of roles providing him with extensive international experience since 1976. Mr. Turberville is also a director of Funding.

         Paul C. Marsh has served as a director of TXU Europe Limited since May 1999. He has been with TXU Europe Group since October 1992 and has served as Finance Director of TXU Europe Group since February 24, 1997. Before that, Mr. Marsh worked in Ernst & Young's Corporate Advisory Services Division. Before that, Mr. Marsh served as Finance Director in two medium sized private sales and trading groups. Mr. Marsh is also a director of TXU Europe Group and Funding.

         Derek C. Bonham has served as a director of TXU Europe Limited since May 1999. He has served as Chairman of Imperial Tobacco Group PLC since October 1996. Before that, Mr. Bonham was Chairman of The Energy Group PLC from February 1997 through July 1998. Before that, Mr. Bonham served as Deputy Chairman and Chief Executive of Hanson PLC from November 1993 through February 1997 and as Chief Executive of Hanson PLC from April 1992 through November 1993. Mr. Bonham is also a director of Glaxo Wellcome PLC, Imperial Tobacco Group PLC, Newsquest PLC, Fieldens PLC and TXU Corp.

         There is no family relationship between any of the above-named directors. TXU Europe Limited has no executive officers other than its directors.

DIRECTOR COMPENSATION OF TXU EUROPE LIMITED

         In the fiscal year ended December 31, 1998, the directors of TXU Europe Limited did not receive any compensation in respect of their services performed for TXU Europe Limited. Mr. Wooldridge did not receive compensation for his services as a director of TXU Europe Limited. Messrs. Nye, Gibbs and McNally received, and will continue to receive, compensation in respect of services performed by those persons as directors of TXU Europe Limited from their primary employer which is either TXU Corp or another US subsidiary of TXU Corp and an affiliate of TXU Europe Limited. These directors received no cash or non-cash compensation beyond that which they would have otherwise received from TXU Corp or a TXU Corp subsidiary for the services performed by them for those companies. During 1998 all persons performing the functions of executive officers of TXU Europe Limited were directors of that company.

                   RELATIONSHIPS OF MANAGEMENT TO FUNDING AND
                   TXU EUROPE LIMITED AND RELATED TRANSACTIONS

         Mr. Wooldridge is a partner in Worsham, Forsythe & Wooldridge, L.L.P., which provides legal services to Funding and TXU Europe Limited, as well as TXU Corp and other subsidiaries of TXU Corp. These legal services were provided on terms at least as favorable to those companies as could have been obtained from others for comparable services.

                       MANAGEMENT OF TXU EUROPE GROUP PLC

         The following table lists information with respect to the management of TXU Europe Group:

             NAME                        AGE                 POSITION
             ----                        ---                 --------
H. Jarrell Gibbs                          61                 Director
David J. H. Huber                         49                 Director
Edward B. Hyams                           48                 Director
Paul C. Marsh                             41                 Director
David W. Owens                            47                 Director
Roger E. Partington                       43                 Director
Philip G. Turberville                     48                 Director

         H. Jarrell Gibbs has served as a director of TXU Europe Group since July 2, 1998. He is Vice Chairman of TXU Corp and a director and Vice Chairman of the Board of TXU Gas Company. Before that, Mr. Gibbs was the President of TXU Electric Company and Vice President and Principal Financial Officer of TXU Corp. Mr. Gibbs is also a director of Funding and TXU Europe Limited.

         David J. H. Huber has been the Human Resources Director of TXU Europe Group since September 1, 1997. Before that, Dr. Huber was the Human Resources Director of Safeway Stores plc from 1988; before that, Dr. Huber was the Senior Personnel Director at Burton Group plc from 1985.

         Edward B. Hyams has served as a director of TXU Europe Group since September 13, 1996, first as the Managing Director of its networks business and, since May 1998, as the Managing Director, Generation. Before that, Mr. Hyams served as Director of Engineering at Southern Electric plc from 1992.

         Paul C. Marsh has been with TXU Europe Group since October 1992 and has served as Finance Director of TXU Europe Group since February 24, 1997. Before that, Mr. Marsh worked in Ernst & Young's Corporate Advisory Services Division. Before that, Mr. Marsh served as Finance Director in two medium sized private sales and trading groups. Mr. Marsh has also served as a director of TXU Europe Limited since May 1999.

         David W. Owens has been the Managing Director, Networks, since May 18, 1998. Before that, Mr. Owens served as Managing Director at ABB Power T&D Limited from 1994. Before that, Mr. Owens held a number of senior positions at GEC Alstom and GEC.

         Roger E. Partington has served as a director of TXU Europe Group, and as President of Eastern Energy, since December 6, 1999. Before that, Mr. Partington was first the Marketing Director and then the main Board Director responsible for customer development of Safeway Stores plc. Prior to that, he was Marketing Director at Nestle UK.

         Philip G. Turberville has served as a director and the Chairman of the Board and Chief Executive Officer of TXU Europe Group since January 4, 1999. Before that, Mr. Turberville was President of the Europe Oil Products division of The Royal Dutch Shell Group, where he had worked in a variety of roles providing him with extensive international experience since 1976. Mr. Turberville has also served as a director of TXU Europe Limited since May 1999.

         There is no family relationship among any of the above-named directors.

                            DESCRIPTION OF THE TOPRS

         The TOPrS will be issued pursuant to the terms of the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Bank of New York, will act as trustee for the TOPrS under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Material terms and provisions of the TOPrS are summarized below. A copy of the form of the trust agreement is filed as an exhibit to the registration statement of which this prospectus is a part. You should refer to the trust agreement, the Delaware Business Trust Act and the Trust Indenture Act for provisions that may be important to you.

         The TOPrS will be issued in fully registered form without coupons. TOPrS will not be issued in bearer form. Investors may elect to hold interests in the TOPrS through either DTC (in the United States) or Clearstream Banking or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. See Book-Entry Only Issuance -- "The Depository Trust Company."

         The trust agreement authorizes the Administrative Trustees of the trust to issue the TOPrS, which represent undivided beneficial ownership interests in the assets of the trust, and the control certificate. The trust agreement does not permit the acquisition by the trust of any assets other than the Preferred Partnership Securities, the issuance by the trust of any securities other than the TOPrS or the control certificate or the incurrence by the trust of any indebtedness. The payment of distributions out of money held by the trust, and payments out of money held by the trust upon redemption of the TOPrS or dissolution and liquidation of the trust, are guaranteed by TXU Europe Limited to the extent described under DESCRIPTION OF THE TRUST GUARANTEE. The Trust Guarantee will be held by The Bank of New York, the Trust Guarantee Trustee, for the benefit of the holders of the TOPrS. The Trust Guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay such distributions. In the event the trust does not have sufficient available funds to pay distributions, holders of TOPrS will have the remedies described below under -- "Trust Enforcement Events."

DISTRIBUTIONS

         Distributions on the TOPrS will be made to the extent that the trust has funds available for the payment of those distributions in the property account. Amounts available to the trust for distribution to the holders of the TOPrS will be limited to payments received by the trust from the partnership with respect to the Preferred Partnership Securities or from TXU Europe Limited under the Partnership Guarantee or the Trust Guarantee. Distributions on the Preferred Partnership Securities will be paid only if, as and when declared in the sole discretion of TXU Europe Limited, as the general partner of the partnership. Pursuant to the limited partnership agreement, the general partner is not obligated to declare distributions on the Preferred Partnership Securities at any time, including upon or following a Partnership Enforcement Event. See DESCRIPTION OF PREFERRED PARTNERSHIP SECURITIES -- "Partnership Enforcement Events." If the Property Trustee on behalf of the trust, as the holder of the Preferred Partnership Securities for the benefit of the holders of the TOPrS, receives written notice of any determination by the general partner not to pay distributions on the Preferred Partnership Securities, the Property Trustee shall give notification of this determination to those holders.

         Amounts payable on the Preferred Partnership Securities will be fixed at a rate per annum of % of the stated liquidation preference of $25 per Preferred Partnership Security. Amounts payable on Preferred Partnership Securities which are not paid on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to %. The term "amounts payable" as used in this prospectus includes any compounded amounts unless otherwise stated or the context otherwise requires. The amounts payable on Preferred Partnership Securities for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a quarter, on the basis of the number of days elapsed in that period.

         Amounts payable on the Preferred Partnership Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 2000, provided that, as noted above, the general partner is not obligated to declare distributions on the Preferred Partnership Securities at any time.

        If quarterly distributions are made on the Preferred Partnership Securities at the full fixed rate, the trust will have sufficient funds to pay the holders of the TOPrS a quarterly cash distribution at the rate of % of the stated liquidation amount of $25 per TOPrS per annum. For purposes of this prospectus, the term "distributions" with respect to TOPrS for any period means the full expected quarterly amounts of % of the stated liquidation amount of $25 per TOPrS per annum; in addition, unpaid distributions shall be deemed to accumulate and compound quarterly at a rate per annum equal to %, and "distributions" shall include any such compounded amount unless otherwise stated or the context otherwise requires.

        Distributions on the TOPrS will be payable to the holders as they appear on the books and records of the trust on the relevant record dates, which will be one business day prior to the relevant payment dates. Distributions will be paid to the trust through the Property Trustee who will hold amounts received in respect of the Preferred Partnership Securities in the property account for the benefit of the holders of the TOPrS. Subject to any applicable laws and regulations and the provisions of the trust agreement, each payment will be made as described under -- "Book-Entry Only Issuance -- The Depository Trust Company" below. If the TOPrS do not remain in book-entry only form, the relevant record dates will be the 15th day of the month of the relevant payment dates. If any date on which distributions are payable on the TOPrS is not a business day, payment of the distribution payable on that date will be made on the next succeeding day that is a business day (without any interest or other payment in respect of the distribution subject to the delay) except that, if the next business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, (without any reduction in interest or other payments in respect of such early payment) in each case with the same force and effect as if made on the date the distribution was initially payable. A "business day" means any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

         If distributions on TOPrS are not paid when regularly scheduled, the accumulated distributions shall be paid to the holders of record of TOPrS as they appear on the books and records of the trust on the record date with respect to the payment date for the TOPrS, which will correspond to the actual payment date fixed by the partnership with respect to the payment of cumulative distributions payable in respect of the Preferred Partnership Securities not declared for distribution and paid when regularly scheduled.

         The assets of the partnership will consist only of subsidiary debentures and eligible debt securities. To the extent that the issuers defer or fail to make any payment in respect of the subsidiary debentures, or TXU Europe Limited, as guarantor of the subsidiary debentures in which the partnership invests, fails to make any payment under the guarantees, the partnership will not have sufficient funds to pay and will not declare or pay distributions on the Preferred Partnership Securities. If the partnership does not declare and pay distributions on the Preferred Partnership Securities out of funds legally available for distribution, the trust will not have sufficient funds to make distributions on the TOPrS. In that event the Trust Guarantee will not apply to those distributions until the trust has sufficient funds available to make those distributions. See DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Distributions" and DESCRIPTION OF THE TRUST GUARANTEE. In addition, the partnership may not have sufficient funds to pay current or liquidating distributions on the Preferred Partnership Securities if:

          o at any time that the partnership is receiving current payments in respect of the securities held by the partnership (including the subsidiary debentures), TXU Europe Limited, as the general partner of the partnership, in its sole discretion, does not declare distributions on the Preferred Partnership Securities and the partnership receives insufficient amounts from its investments to pay the resulting additional compounded distributions that will accumulate on any unpaid distributions,

          o the partnership reinvests the proceeds received from the subsidiary debentures upon their redemption or at their maturities in other subsidiary debentures or eligible debt securities that do not generate income sufficient to pay full quarterly distributions in respect of the Preferred Partnership Securities at a rate of % per annum or, if sufficient to pay those distributions either in full or in part, the partnership does not declare or make those distributions, or

          o subsidiary debentures cannot be liquidated by the partnership for an amount sufficient to pay liquidating distributions in full or, if sufficient to pay those distributions either in full or, in part, the partnership does not declare or make those distributions.

TRUST ENFORCEMENT EVENTS

         The occurrence, at any time, of:

          o the failure of the trust to pay an amount equal to distributions at the full fixed rate on the Preferred Partnership Securities, which is expected to be $ per quarter for each $25 TOPrS (plus any accumulated and compounded distributions), that exists for six consecutive quarterly distribution periods,

          o a default by TXU Europe Limited in respect of any of its obligations under the Trust Guarantee, or

          o a partnership enforcement event under the limited partnership agreement,


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


         will constitute a trust enforcement event under the trust agreement with respect to the TOPrS. See DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Partnership Enforcement Events" for a description of the events which will trigger the occurrence of a partnership enforcement event.

         Upon the occurrence of a trust enforcement event:

         (a) the Property Trustee on behalf of the trust, as the holder of the Preferred Partnership Securities, will have the right to enforce the terms of the Preferred Partnership Securities, including the right to direct the special representative to enforce:

          o the partnership's creditors' rights and other rights, including the right to receive payments under the subsidiary debentures and any of TXU Europe Limited's guarantees of subsidiary debentures,

          o the rights of the holders of the Preferred Partnership Securities under the Partnership Guarantee and

          o         the rights of the holders of the Preferred
                    Partnership Securities to receive distributions only if and to the extent declared out of funds legally available for payment on the Preferred Partnership Securities, and

         (b) the Trust Guarantee Trustee will have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting specified payments and loans by TXU Europe Limited and its subsidiaries.

         If the Property Trustee on behalf of the trust fails to enforce the trust's rights under the Preferred Partnership Securities after a holder of TOPrS has made a written request, that holder of record of TOPrS may to the fullest extent permitted by law, directly institute a legal proceeding against the partnership or the special representative to enforce the trust's rights under the Preferred Partnership Securities without first instituting any legal proceeding against TXU Europe Limited, the Property Trustee, the trust or any other person or entity. In addition, for so long as the trust holds any Preferred Partnership Securities, if the special representative fails to enforce its rights on behalf of the partnership in the subsidiary debentures or TXU Europe Limited's guarantees of subsidiary debentures after a holder of TOPrS has made a written request, a holder of record of TOPrS may to the fullest extent permitted by law, on behalf of the partnership directly institute a legal proceeding against TXU Europe Limited or its subsidiaries that have issued subsidiary debentures, without first instituting any legal proceeding against the Property Trustee, the trust, the special representative, the partnership or any other person or entity. In any event, for so long as the trust is the holder of any Preferred Partnership Securities, if a trust enforcement event has occurred and is continuing and that trust enforcement event is attributable to the failure of a subsidiary of TXU Europe Limited to make any required payment when due on any subsidiary debenture or the failure of TXU Europe Limited to make any required payment when due on any guarantee of a subsidiary debenture, then a holder of TOPrS may to the fullest extent permitted by law, on behalf of the partnership directly institute a proceeding against the subsidiary of TXU Europe Limited with respect to that subsidiary debenture or against TXU Europe Limited with respect to that guarantee, in each case for enforcement of payment.

         Under no circumstances, however, will the trust, the Property Trustee, the special representative or any holder of TOPrS have authority to cause the general partner to declare distributions on the Preferred Partnership Securities. As a result, although the Property Trustee on behalf of the trust, the special representative or these holders may be able to enforce the partnership's creditors' rights to accelerate and receive payments in respect of the subsidiary debentures and TXU Europe Limited's guarantees of subsidiary debentures, the partnership would be entitled to reinvest such payments in additional subsidiary debentures, subject to satisfying the reinvestment criteria described under DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Partnership Investments," and in eligible debt securities, rather than declaring and making distributions on the Preferred Partnership Securities.

         The trust is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the trust agreement.

MANDATORY REDEMPTION

         The Preferred Partnership Securities may be redeemed by the partnership at the option of the general partner, in whole, or in part, from time to time at any time on or after or at any time in certain circumstances, in whole, upon the occurrence of a partnership special event. Upon the redemption of the Preferred Partnership Securities, either at the option of the general partner or in connection with a partnership special event, the proceeds from the redemption will simultaneously be applied to redeem TOPrS having an aggregate liquidation amount equal to the Preferred Partnership Securities redeemed at an amount per TOPrS equal to $25 plus accumulated and unpaid distributions on those TOPrS; provided, that holders of the TOPrS will be given not less than 30 nor more than

60 days notice of the redemption. See DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Optional Redemption."

TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION

         If, at any time, a "trust special event", which is either a trust tax event or a trust investment company event, occurs and is continuing, the Administrative Trustees will, unless the Preferred Partnership Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of that trust special event, elect to either (i) dissolve the trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of the trust, if any, Preferred Partnership Securities will be distributed on a pro rata basis to the holders of the TOPrS in liquidation of those holders' interests in the trust; provided, however, that if at the time there is available to the trust the opportunity to eliminate, within that 90-day period, the trust special event by taking some ministerial action, such as filing a form or making an election, or pursuing some other reasonable measure which in the sole judgment of the Control Party has or will cause no material adverse effect on the trust, the partnership, TXU Europe Limited, the Control Party or the holders of the TOPrS and will involve no material cost, the trust will pursue that measure instead of dissolution or (ii) cause the TOPrS to remain outstanding, provided that in the case of this clause
(ii), TXU Europe Limited will pay any and all costs or expenses (including any tax or governmental charges) incurred by or payable by the trust attributable to the trust special event.

         If, in the case of the occurrence of a trust tax event described below,
(i) the Administrative Trustees have received an opinion of nationally recognized independent tax counsel in the US or the UK, as applicable, experienced in such matters, that, as a result of the occurrence of the trust tax event, there is more than an insubstantial risk that interest payable by a subsidiary of TXU Europe Limited with respect to its subsidiary debentures is not, or will not be, fully deductible by that subsidiary for US federal income or UK corporation tax purposes or (ii) TXU Europe Limited certifies to the Administrative Trustees that, as a result of a tax action, Additional Amounts, as described under DESCRIPTION OF THE TRUST GUARANTEE - "Additional Amounts," are, or will be, payable with respect to any payments made on the subsidiary debentures, or under the guarantees of the subsidiary debentures, the Trust Guarantee or the Partnership Guarantee, and further certifies that it or any issuer of subsidiary debentures, as the case may be, cannot avoid the requirement to pay such Additional Amounts by using its reasonable efforts, in each case, even if the Preferred Partnership Securities were distributed to the holders of the TOPrS in liquidation of such holder's interests in the trust as described above, then the general partner will have the right, within 90 days following the occurrence of that trust tax event, to elect to cause the partnership to either (a) redeem the Preferred Partnership Securities in whole, but not in part, for cash upon not less than 30 nor more than 60 days notice and promptly following that redemption, the TOPrS will be redeemed by the trust at a redemption price that is equal to $25 per TOPrS plus accumulated and unpaid distributions on those TOPrS; provided however, that, if at the time there is available to the trust or the partnership the opportunity to eliminate within that 90-day period, the trust tax event by taking some ministerial action, such as filing a form or making an election, or pursuing some other reasonable measure that in the sole judgment of the Control Party has or will cause no material adverse effect on the partnership, the trust, TXU Europe Limited, the Control Party or the holders of the TOPrS, and will involve no material cost, the trust or the partnership will pursue that measure instead of dissolution of the trust or (b) cause the Preferred Partnership Securities (and therefore the TOPrS) to remain outstanding, provided that in the case of this clause (b), TXU Europe Limited will pay any and all expenses (including any tax or governmental charges) incurred by or payable by the trust attributable to the trust tax event.

         "Trust tax event" means that TXU Europe Limited:

          (A) has requested, received and delivered to the Administrative Trustees an opinion of nationally recognized independent tax counsel in the US or UK, as applicable, experienced in such matters to the effect that there has been a tax action which means:

          o an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the US, the UK or any political subdivision or taxing authority thereof or therein,

          o a judicial decision interpreting, applying, or clarifying such laws or regulations,

          o an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking the action, or

          o a threatened challenge asserted in connection with an audit of TXU Europe Limited or any of its affiliates, the partnership or the trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the subsidiary debentures, the Preferred Partnership
                    Securities, or the TOPrS,
which amendment or change is adopted, or which proposed change, decision or pronouncement is announced, or which action, clarification or challenge occurs on or after the date of initial issuance of the TOPrS, which tax action relates to any of the events described below in this paragraph, and that as a result of the occurrence of that tax action there is more than an insubstantial risk that:

          o the trust is, or will be, subject to US federal income tax or UK income tax or corporation tax with respect to income accrued or received on the Preferred Partnership Securities,

          o the trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges, or

          o interest payable by a subsidiary of TXU Europe Limited with respect to its subsidiary debentures is not, or will not be, fully deductible by that subsidiary for US federal income or UK corporation tax purposes, or (B) has certified to the Administrative Trustees that, as a result of a tax action, Additional Amounts, as described under DESCRIPTION OF THE TRUST GUARANTEE - "Additional Amounts," are, or will be, payable with respect to any payments made on the subsidiary debentures, or under the guarantees of the subsidiary debentures, the Trust Guarantee or the Partnership Guarantee, and has further certified to the Administrative Trustee that it or any issuer of subsidiary debentures, as the case may be, cannot avoid the requirement to pay such Additional Amounts by using its reasonable efforts.

         "Trust investment company event" means that TXU Europe Limited has requested and received and shall have delivered to the Administrative Trustees an opinion of nationally recognized independent legal counsel in the US experienced in such matters to the effect that as a result of the occurrence on or after the date of initial issuance of the TOPrS of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act.

         If the Preferred Partnership Securities are distributed to the holders of the TOPrS, TXU Europe Limited will use its best efforts to cause the Preferred Partnership Securities to be listed on the NYSE or on such other national securities exchange or similar organization on which the TOPrS are then listed or quoted.

         On the date fixed for any distribution of Preferred Partnership Securities, upon dissolution of the trust, (i) the TOPrS will no longer be deemed to be outstanding and (ii) certificates representing TOPrS will be deemed to represent the Preferred Partnership Securities having a liquidation preference equal to the stated liquidation amount of those TOPrS until those certificates are presented to TXU Europe Limited or its agent for transfer or reissuance.

         There can be no assurance as to the market price for the Preferred Partnership Securities which may be distributed in exchange for TOPrS if a dissolution and liquidation of the trust were to occur. Accordingly, the Preferred Partnership Securities which an investor may subsequently receive on dissolution and liquidation of the trust may trade at a discount to the price of the TOPrS exchanged.

REDEMPTION PROCEDURES

         The trust may not redeem fewer than all of the outstanding TOPrS unless all accumulated and unpaid distributions have been paid on all TOPrS for all quarterly distribution periods terminating on or prior to the date of redemption.

         Notice of redemption of TOPrS will be irrevocable. If the trust gives a notice of redemption in respect of TOPrS, and if the partnership has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of the Preferred Partnership Securities, then, by 12:00 noon, New York City time, on the redemption date, the trust will irrevocably deposit with DTC, so long as the TOPrS are represented by global certificates held by DTC, funds sufficient to pay the amount payable on redemption of all TOPrS and will give DTC irrevocable instructions and authority to pay that amount to holders of the TOPrS. See -- "Book-Entry Only Issuance --The Depository Trust Company." If the TOPrS are held in certificated form, the Property Trustee on behalf of the trust will pay the applicable redemption price to the holders upon surrender of their certificates evidencing the TOPrS in accordance with the trust agreement.

         If notice of redemption has been given and funds are deposited as required, then upon the date of the deposit, all rights of holders of such TOPrS called for redemption will cease, except the right of the holders of such TOPrS to receive the redemption price, but without interest on the redemption price, and such TOPrS will cease to be outstanding. In the event that any date fixed for redemption of TOPrS is not a business day, then payment of the amount payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the amount payable subject to the delay, except that, if the next business day falls in the next calendar year, the payment will be made on the immediately preceding business day without any reduction in interest or other payments in respect of such early payments, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the redemption price in respect of TOPrS is improperly withheld or refused and not paid either by the trust or by TXU Europe Limited pursuant to the Trust Guarantee described under DESCRIPTION OF THE TRUST GUARANTEE, distributions on those TOPrS will continue to accumulate from the original redemption date to the date of payment. The date of payment will be considered the date fixed for redemption for purposes of calculating the redemption price plus accumulated and unpaid distributions.

         If fewer than all of the outstanding TOPrS are to be redeemed, the TOPrS will be redeemed in accordance with the procedures of DTC. See -- "Book-Entry Only Issuance -- The Depository Trust Company." If the TOPrS do not remain in book-entry only form and fewer than all of the outstanding TOPrS are to be redeemed, the TOPrS shall be redeemed on a pro rata basis or pursuant to the rules of any securities exchange on which the TOPrS are listed.

         The Property Trustee promptly will notify the Administrative Trustees in writing of the TOPrS selected for redemption and, in the case of any TOPrS selected for partial redemption, the aggregate liquidation amount to be redeemed.

         Subject to the foregoing and applicable law, including, without limitation, US federal securities laws, TXU Europe Limited or its affiliates may at any time and from time to time purchase outstanding TOPrS by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         In the event of any voluntary or involuntary dissolution of the trust, the holders of the TOPrS will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors, if any, a pro rata trust liquidation distribution in cash or other immediately available funds in an amount equal to the assets of the trust, unless, in connection with the trust liquidation, Preferred Partnership Securities (which will have an aggregate liquidation preference equal to the aggregate stated liquidation amount of, a distribution rate identical to the expected distribution rate of, and accumulated and unpaid distributions equal to accumulated and unpaid distributions on the TOPrS) shall be distributed on a pro rata basis to the holders of the TOPrS in exchange for those TOPrS.

         Under the trust agreement, the trust will dissolve (i) upon the bankruptcy of TXU Europe Limited, or a successor, as the depositor of the trust,
(ii) upon the filing of a certificate of dissolution or the equivalent with respect to TXU Europe Limited, or a successor, as the depositor, upon the consent of at least a majority in liquidation amount of the TOPrS, voting together as a single class, to dissolve the trust or the revocation of the charter of TXU Europe Limited, or a successor, as the depositor and the expiration of 90 days after the date of revocation without a reinstatement of the charter, (iii) upon the distribution of all of the Preferred Partnership Securities upon the occurrence of a trust special event, (iv) upon the entry of a decree of a judicial dissolution of TXU Europe Limited, or a successor, as the depositor or the trust, or (v) upon the redemption of all the TOPrS.

VOTING RIGHTS

         Except as described in this prospectus, under the Delaware Business Trust Act, the Trust Indenture Act and under DESCRIPTION OF THE TRUST GUARANTEE -- "Amendments and Assignment," and as otherwise required by law and the trust agreement, the holders of the TOPrS will have no voting rights.

         Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the TOPrS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee on behalf of the trust, or direct the exercise of any trust or power conferred upon the Property Trustee on behalf of the trust under the trust agreement, including the right to direct the Property Trustee on behalf of the trust, as holder of the Preferred Partnership Securities, to (i) exercise the remedies available to it under the limited partnership agreement as a holder of the Preferred Partnership Securities, including the right to direct the special representative to exercise its rights in the manner described above under -- "Trust Enforcement Events" and (ii) consent to any amendment, modification or termination of the limited partnership agreement or the Preferred Partnership Securities where a consent is required; provided, however, that where a consent or action under the limited partnership agreement would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of the Preferred Partnership Securities affected by that consent or action, only the holders of the percentage of the aggregate stated liquidation amount of the TOPrS which is at least equal to the percentage required under the limited partnership agreement may direct the Property Trustee to give that consent or take that action on behalf of the trust. See DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Voting Rights." The Property Trustee will notify all holders of the TOPrS of any notice of any partnership enforcement event received from the general partner with respect to the Preferred Partnership Securities, the subsidiary debentures and the guarantees of these subsidiary debentures. That notice will state that the partnership enforcement event also constitutes a trust enforcement event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the Property Trustee will be under no obligation to take any of the actions described in clauses (i) or (ii) above unless it has obtained an opinion of independent tax counsel in the US or the UK, as applicable, to the effect that, as a result of such action, the trust will not fail to be classified as a grantor trust for US federal income tax purposes or as a transparent entity for UK taxation purposes and that after the action each holder of TOPrS will continue to be treated as owning an undivided beneficial ownership interest in the Preferred Partnership Securities.

         In the event the consent of the Property Trustee on behalf of the trust, as the holder of the Preferred Partnership Securities, is required under the limited partnership agreement with respect to any amendment, modification or termination of the limited partnership agreement, the Property Trustee shall request the direction of the holders of the TOPrS with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the TOPrS voting together as a single class; provided, however, that where a consent under the limited partnership agreement would require the consent of the holders of more than a majority in aggregate liquidation preference of the Preferred Partnership Securities, the Property Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the TOPrS. The Property Trustee shall not take any action in accordance with the direction of the holders of the TOPrS unless the Property Trustee has obtained an opinion of independent tax counsel in the US or the UK, as applicable, to the effect that such action is not inconsistent with the trust being classified as a grantor trust for US federal income tax purposes or as a transparent entity for UK taxation purposes.

         A waiver of a partnership enforcement event with respect to the Preferred Partnership Securities held by the Property Trustee will constitute a waiver of the corresponding trust enforcement event.

         Any required approval or direction of holders of TOPrS may be given at a separate meeting of holders of TOPrS convened for that purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of TOPrS are entitled to vote to be mailed to each holder of record of TOPrS. Each notice will include the following information: (i) the date of the meeting, (ii) a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote and (iii) instructions for the delivery of proxies.

         No vote or consent of the holders of TOPrS will be required for the trust to redeem and cancel TOPrS or distribute Preferred Partnership Securities in accordance with the trust agreement.

         Notwithstanding that holders of TOPrS are entitled to vote or consent under any of the circumstances described above, any of the TOPrS that are beneficially owned at that time by TXU Europe Limited or any entity directly or indirectly controlled by, or under direct or indirect common control with, TXU Europe Limited, will not be entitled to vote or consent and will, for purposes of that vote or consent, be treated as if those TOPrS were not outstanding; provided, however, that persons, other than affiliates of TXU Europe Limited, to whom TXU Europe Limited or any of its affiliates have pledged TOPrS may vote or consent with respect to the pledged TOPrS under the terms of that pledge.

         The procedures by which holders of TOPrS represented by global certificates may exercise their voting rights are described below. See -- "Book-Entry Only Issuance -- The Depository Trust Company."

         Holders of the TOPrS will have no rights to appoint or remove the Administrative Trustees, who may be appointed, removed or replaced solely by the Control Party.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

         The trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any corporation or other entity, except as described below. The trust may, with the consent of a majority of the Administrative Trustees and without the consent of the holders of the TOPrS, the Property Trustee, the Control Party or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety, to a trust organized under the laws of any state of the US; provided, that:

               o if the trust is not the survivor, the successor entity either

                    -- expressly assumes all of the obligations of the trust under the TOPrS or

                    --   substitutes for the TOPrS successor
                         securities having substantially the same terms as the TOPrS, so long as these successor securities rank the same as the TOPrS rank with respect to distributions, assets and payments, upon liquidation, redemption and otherwise,

               o the successor entity transfers to the Control Party, directly or indirectly, a control certificate (or similar instrument) relating to the successor entity,

               o the Control Party expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Preferred Partnership Securities,

               o the TOPrS or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange and other organization on which the TOPrS are then listed or quoted,

               o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the TOPrS, including any successor securities, to be downgraded by any nationally recognized statistical securities rating organization,

               o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the TOPrS, including any successor securities, in any material respect,

               o the successor entity has a purpose substantially identical to that of the trust,

               o TXU Europe Limited or a successor permitted by the Trust Guarantee, guarantees the obligations of the successor entity under the successor securities at least to the same extent as provided by the Trust Guarantee and

               o prior to any merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Control Party has received an opinion of a nationally recognized independent counsel to the trust in the US or UK, as applicable, experienced in these matters to the effect that:

                    -- the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, is lawful and may be properly undertaken by the trust and will not adversely affect the rights, preferences and privileges of the holders of the TOPrS, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity,

                    -- following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act,

                    -- following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the trust (or the successor entity) will not be classified as an association or a publicly traded partnership taxable as a corporation for US federal income tax purposes,

                    -- following the merger, consolidation, amalgamation or replacement, conveyance, transfer or lease, the partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for US federal income tax purposes or as a company for UK taxation purposes, and

                    -- following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the trust (or the successor entity) will not be classified as other than a transparent entity for UK taxation purposes.

In any event, the trust may not, except with the consent of holders of 100% in liquidation amount of the TOPrS, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust, the successor entity or the partnership to be classified as an association or a publicly traded partnership taxable as a corporation for US federal income tax purposes or as a company for UK taxation purposes.

MODIFICATION OF THE TRUST AGREEMENT

         The trust agreement may be modified and amended if approved by a majority of the Administrative Trustees, and in some circumstances the Property Trustee, the Control Party and the Delaware Trustee, provided, that if any proposed amendment provides for, or the Administrative Trustees otherwise propose to effect, (i) any action that would materially adversely affect the powers, preferences or special rights of the TOPrS, whether by way of amendment to the trust agreement or otherwise or (ii) the dissolution, winding-up or termination of the trust other than under the terms of the trust agreement, then the holders of the TOPrS will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of at least a majority in liquidation amount of the TOPrS affected by the amendment or proposal.

         The trust agreement may be amended by the Control Party and the Administrative Trustees without the consent of the holders of the TOPrS to:

               o    cure any ambiguity,

               o correct or supplement any provision in the trust agreement that may be defective or inconsistent with any other provision of the trust agreement,

               o add to the covenants, restrictions or obligations of TXU Europe Limited,

               o conform to any change in the Investment Company Act, the Trust Indenture Act or the rules or regulations of either of those Acts,

               o    change the name of the trust, and

               o modify, eliminate and add to any provision of the trust agreement to such extent as may be necessary or desirable; provided that no such amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the TOPrS.

In any event, no amendment or modification may be made to the trust agreement if that amendment or modification would (i) cause the trust to fail to continue to be classified as a grantor trust for US federal income tax purposes or as a transparent entity for UK taxation purposes, (ii) cause the partnership to be classified as an association or publicly traded partnership taxable as a corporation for US federal income tax purposes or as a company for UK taxation purposes, (iii) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act or (iv) cause the trust, the partnership or the Control Party to be deemed an "investment company" which is required to be registered under the Investment Company Act.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

         DTC will act as securities depository for the TOPrS and, to the extent distributed to the holders of TOPrS, the Preferred Partnership Securities. The TOPrS will be issued only as fully-registered securities registered in the name of DTC's nominee, Cede & Co. One or more fully-registered global certificates, representing the total aggregate number of TOPrS, will be issued and will be deposited with DTC or its custodian.

         DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC facilitates settlement transactions among its participants through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies and clearing corporations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Other indirect participants who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.

         Purchases of TOPrS within the DTC system must be made by or through participants, which will receive a credit for the TOPrS on DTC's records. The ownership interest of each beneficial owner of TOPrS is in turn to be recorded on the participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants or indirect participants through which the beneficial owners purchased TOPrS. Transfers of ownership interests in the TOPrS are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in TOPrS, except in the event that use of the book-entry system for the TOPrS is discontinued.

         The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer beneficial interests in the TOPrS as represented by a global certificate.


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         DTC has no knowledge of the actual beneficial owners of the TOPrS.
DTC's records reflect only the identity of the participants to whose accounts the TOPrS are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing TOPrS, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the TOPrS represented by that global certificate for all purposes under the trust agreement and the TOPrS. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the trust agreement.

         DTC has advised TXU Europe Limited that it will take any action permitted to be taken by a holder of TOPrS, including the presentation of TOPrS for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global certificates are credited and only in respect of the portion of the aggregate liquidation amount of TOPrS as to which those participants have given directions. Also, if there is a trust enforcement event under the TOPrS, DTC will exchange the global certificates for certificated TOPrS, which it will distribute to its participants in accordance with its customary procedures.

         Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices in respect of the TOPrS held in book-entry form will be sent to Cede & Co. If less than all of the TOPrS are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

         Although voting with respect to the TOPrS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to TOPrS. Under its usual procedures, DTC would mail an Omnibus Proxy to the trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the TOPrS are allocated on the record date, as identified in a listing attached to the Omnibus Proxy.

         Distributions on the TOPrS held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of those participants and indirect participants and not of DTC, the trust or TXU Europe Limited, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of the trust, disbursement of the payments to participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of participants and indirect participants.

         Except as described below, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of TOPrS. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the TOPrS.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither TXU Europe Limited nor the trust will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the TOPrS at any time by giving notice to the trust. Under those circumstances, in the event that a successor securities depository is not obtained, TOPrS certificates are required to be printed and delivered to the Property Trustee. In addition, the trust, with the consent of TXU Europe Limited, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the TOPrS will be printed and delivered to the Property Trustee. In each of the above circumstances, TXU Europe Limited will appoint a paying agent with respect to the TOPrS.

         Investors may elect to hold interests in the TOPrS through either DTC (in the United States) or Clearstream Banking, societe anonyme (Clearstream), or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers'


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securities accounts in the names of their respective depositaries (US
Depositaries) on the books of DTC. Citibank, N.A. will act as the US Depositary for Clearstream and The Chase Manhattan Bank will act as the US Depositary for Euroclear.

         Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

         Distributions with respect to the TOPrS held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by the US Depositary for Clearstream.

         Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (Euroclear Participants) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (Euroclear Operator), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (Cooperative). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to the TOPrS held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the US Depositary for Euroclear.

         Euroclear has also advised us that investors that acquire, hold and transfer interests in our Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global certificates representing the TOPrS.

         Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

PAYMENT AND PAYING AGENT

         Payments in respect of the TOPrS represented by the global certificates will be made to DTC, which will credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, payments will be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The Bank of New York will


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initially be the Paying Agent. The Paying Agent will be permitted to resign as
Paying Agent upon 30 days prior written notice to the Administrative Trustees. In the event that The Bank of New York is no longer the Paying Agent, the Administrative Trustees will appoint a successor to act as Paying Agent. The successor will be a bank or trust company.

REGISTRATION OF TRANSFERS AND REGISTRAR AND TRANSFER AGENT

         TXU Business Services Company will act as initial Registrar and Transfer Agent for the TOPrS.

         Registration of transfers of TOPrS will be effected without charge by or on behalf of the trust by the Registrar and Transfer Agent but upon payment, together with any indemnity as the Registrar and Transfer Agent may require, in respect of any tax or other governmental charges that may be imposed in relation to the transfer.

         The trust will not be required to register or cause to be registered the transfer of TOPrS after the TOPrS have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, prior to the occurrence of a default with respect to the TOPrS, undertakes to perform only those duties as are provided in the trust agreement and, after a default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of TOPrS, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred by the Property Trustee in exercising those powers. The holders of TOPrS will not be required to offer an indemnity in the event the holders, by exercising their voting rights, direct the Property Trustee to take any action following a trust enforcement event.

         TXU Europe Limited and its affiliates maintain deposit accounts and credit and liquidity facilities, conduct other banking transactions and maintain various trust relationships with the Property Trustee. The Property Trustee also acts as trustee under the Trust Guarantee, the Partnership Guarantee and the indentures under which the subsidiary debentures and TXU Europe Limited's guarantee of the subsidiary debentures are issued.

GOVERNING LAW

         The trust agreement and the TOPrS will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that neither the trust nor the Control Party will be deemed to be an "investment company" required to be registered under the Investment Company Act or that the trust will not be characterized as other than a grantor trust for US federal income tax purposes or other than a transparent entity for UK taxation purposes. In this connection, the Control Party and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement that they determine in their discretion to be necessary or desirable for those purposes as long as that action does not adversely affect the interests of the holders of the TOPrS.

         Holders of the TOPrS have no preemptive or similar rights.

                       DESCRIPTION OF THE TRUST GUARANTEE

         Material terms and provisions of the Trust Guarantee that will be executed and delivered by TXU Europe Limited for the benefit of the holders from time to time of TOPrS are summarized below. A copy of the form of the Trust Guarantee is filed as an exhibit to the registration statement of which this prospectus is a part. The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York, as the Trust Guarantee Trustee, will hold the Trust Guarantee for the benefit of the holders of the TOPrS and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act. You should refer to the Trust Guarantee and the Trust Indenture Act for provisions that may be important to you.

         Under the Trust Guarantee, TXU Europe Limited will irrevocably and unconditionally agree, on a subordinated basis and to the extent set forth in the Trust Guarantee, to pay in full to the holders of the TOPrS, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert, the following Trust Guarantee payments, without duplication: (i) any accumulated and unpaid distributions on the TOPrS to the extent the trust has funds available for


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payment, (ii) the redemption price with respect to any TOPrS called for redemption by the trust, to the extent the trust has funds available for payment and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of Preferred Partnership Securities to the holders of TOPrS or the redemption of all of the TOPrS, the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the TOPrS to the date of payment and (b) the amount of assets of the trust, after satisfaction of all liabilities, remaining available for distribution to holders of TOPrS in liquidation of the trust. TXU Europe Limited's obligation to make a Trust Guarantee payment may be satisfied by direct payment of the required amounts by TXU Europe Limited to the holders of TOPrS or by causing the trust to pay those amounts to the holders.

         The Trust Guarantee will be a guarantee on a subordinated basis with respect to the TOPrS from the time of issuance of the TOPrS but will only apply to any payment of distributions or the redemption price, or to payments upon the dissolution, winding-up or termination of the trust, to the extent the trust has funds legally available for those payments. If the partnership fails to declare distributions on Preferred Partnership Securities, the trust would lack available funds for the payment of distributions or amounts payable on redemption of the TOPrS or otherwise, and in that event holders of the TOPrS would not be able to rely upon the Trust Guarantee for payment of those amounts. Instead, holders of the TOPrS will have the remedies described in this prospectus under DESCRIPTION OF THE TOPrS -- "Trust Enforcement Events," including the right to direct the Trust Guarantee Trustee to enforce the covenant restricting dividends, distributions and other similar payments by TXU Europe Limited and its finance subsidiaries. See -- "Covenants in the Trust Guarantee" below.

         The Trust Guarantee and the Partnership Guarantee, when taken together with TXU Europe Limited's guarantees of the subsidiary debentures and TXU Europe Limited's obligation to pay all fees and expenses of the trust and the partnership, constitute a guarantee to the extent described in this prospectus by TXU Europe Limited of the distribution, redemption and liquidation payments payable to the holders of the TOPrS. Those guarantees do not apply, however, to current distributions by the partnership unless and until those distributions are declared by the partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the partnership, each as more fully described under RISK FACTORS -- "The partnership may have insufficient income or assets to pay distributions to the trust that are sufficient to pay distributions on the TOPrS."

ADDITIONAL AMOUNTS

         All payments made under the Trust Guarantee will be made without withholding or deduction for any taxes or other governmental charges imposed by a jurisdiction in which TXU Europe Limited is incorporated or organized or is managed or controlled or has a place of business, or any political subdivision or taxing authority of that jurisdiction (each a Taxing Jurisdiction), unless the withholding or deduction is required by law. If any required withholding or deduction is made (Gross-Up Taxes), TXU Europe Limited will pay to each holder of TOPrS such additional amounts as shall be necessary so that the net amount received by each holder of TOPrS after the withholding or deduction equals the amount that the holder would have received absent the withholding or deduction (Additional Amounts), except that no Additional Amounts will be payable:

          o to or for a holder who is liable for Gross-Up Taxes because of the holder's connection with a Taxing Jurisdiction, whether as a citizen, a resident or a national of the jurisdiction or because the holder carries on a business or maintains a permanent establishment there or is physically present there other than through the mere receipt of guarantee payments (unless, in the case of the UK, that connection arises solely as a result of the Control Party being a UK resident);

          o to or for a holder who presents a TOPrS required to be presented for payment more than 30 days after the date on which payment first becomes due, unless that holder would have been entitled to those Additional Amounts by presenting a TOPrS on the last day of the 30 day period;

          o to or for a holder who presents a TOPrS, when presentation is required, at any place other than in The City of New York; or

          o to or for a holder who would not be liable for Gross-Up Taxes by making a declaration of non-residence or similar claim for exemption to the relevant tax authority.

         No Additional Amounts will be payable with respect to any TOPrS if the beneficial owner would not have been entitled to that payment if that beneficial owner had been the holder.

         References in this prospectus to any payments under the Trust Guarantee will include any Additional Amounts payable in connection with those payments.


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COVENANTS IN THE TRUST GUARANTEE

         TXU Europe Limited and any issuer of initial subsidiary debentures will covenant in the Trust Guarantee that if:

          o for any quarterly period, the trust does not pay to holders of TOPrS an amount equal to distributions at the full fixed rate on a cumulative basis on any Preferred Partnership Securities,

          o an investment event of default with respect to any subsidiary debentures has occurred and is continuing and TXU Europe Limited defaults on its obligations under the related guarantee of subsidiary debentures, or

          o TXU Europe Limited is in continuing default of its obligations under the Trust Guarantee or the Partnership Guarantee,

then, during that period, TXU Europe Limited and any issuer of initial subsidiary debentures will not, and in the case of clause (iv) below, TXU Europe Limited will cause its subsidiaries to not, directly or indirectly,

               (i)            declare or pay any cash dividends or distributions
                           on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its issued share capital or comparable equity interests, other than dividends or distributions paid to TXU Europe Limited or any of its subsidiaries,

               (ii)           make any payments on, or repay, repurchase or
                           redeem, any of its debt securities that rank equally with or junior to any subsidiary debentures or any guarantee of subsidiary debentures,

               (iii)          make any payments with respect to any guarantee
                           that ranks equally with or junior to any subsidiary debentures or any guarantee of subsidiary debentures, or

               (iv)           make any payments on, or repay, repurchase or
                           redeem, any debt or other securities held or issued by or make any payments with respect to any guarantee of such debt or other securities, or make any loans or advances to, any affiliate of TXU Europe Limited that is not also a subsidiary of TXU Europe Limited.

These restrictions will not apply, however, to any of the following transactions:

               (a)            any payments required by law,

               (b)           dividends or distributions in, or options, warrants
                           or rights to subscribe for or purchase, shares or comparable equity interests of TXU Europe Limited or of any issuer of subsidiary debentures, and exchanges or conversions of shares or comparable equity interests of one class for shares or comparable equity interests of another class of the same issuer,

               (c)            payments by TXU Europe Limited under the Trust
                           Guarantee or the Partnership Guarantee,

               (d)            payments by any issuer of subsidiary  debentures
                           on those subsidiary debentures or payments by TXU Europe Limited under any guarantee of those subsidiary debentures,

               (e)            any  dividend or payment by TXU Europe  Limited
                           which is applied, directly or indirectly, to any Tax Payments (as defined below), or

               (f)            payments by TXU Europe Limited or any issuer of
                           subsidiary debentures, directly or indirectly, on loans from Funding (or any other subsidiary of TXU Europe Limited) to TXU Europe Limited or any of its subsidiaries made with the proceeds from the issuance by Funding (or the other subsidiary making the loan) of securities guaranteed by TXU Europe Limited (provided that the guarantee ranks senior to all subordinated indebtedness of TXU Europe Limited, including the TXU Europe Limited guarantees of subsidiary debentures), or loans made in connection with the reinvestment of those proceeds.

"Tax Payments" means any direct or indirect payment to governmental authorities, as and when due, in respect of taxes imposed by the US, UK or any other country in which TXU Europe Limited or its subsidiaries operate, and arising from the operations of TXU Europe Limited, Funding, the Partnership, the trust or any other subsidiary of TXU Europe Limited.


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         Under the terms of the limited partnership agreement, the partnership will be permitted to reinvest in subsidiary debentures of eligible subsidiaries, among other conditions, only if those subsidiaries agree to be bound by the covenants described above.

         For so long as the TOPrS remain outstanding, TXU Europe Limited will covenant in the Trust Guarantee (i) to cause a direct or indirect wholly-owned subsidiary of TXU Europe Limited to retain the control certificate, (ii) to cause the trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the trust agreement and (iii) to use its commercially reasonable efforts to ensure that the trust will not be (A) an "investment company" for purposes of the Investment Company Act or (B) classified as other than a grantor trust for US federal income tax purposes or as other than a transparent trust for UK taxation purposes.

EVENTS OF DEFAULT; ENFORCEMENT OF TRUST GUARANTEE

         An event of default under the Trust Guarantee will occur upon the failure of TXU Europe Limited to perform any of its payment or other obligations under the Trust Guarantee.

         The Trust Guarantee Trustee has the right to enforce the Trust Guarantee on behalf of the holders of the TOPrS. The holders of a majority in liquidation amount of the TOPrS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under the Trust Guarantee. If the Trust Guarantee Trustee fails to enforce its rights under the Trust Guarantee after a holder of TOPrS has made a written request, that holder may institute a legal proceeding directly against TXU Europe Limited to enforce the Trust Guarantee Trustee's rights under the Trust Guarantee, without first instituting a legal proceeding against the trust, the Trust Guarantee Trustee or any other person or entity. In any event, if TXU Europe Limited has failed to make a guarantee payment under the Trust Guarantee, a holder of TOPrS may directly institute a proceeding in that holder's own name against TXU Europe Limited for enforcement of the Trust Guarantee for such payment.

STATUS OF THE TRUST GUARANTEE; SUBORDINATION

         The Trust Guarantee will constitute an unsecured obligation of TXU Europe Limited and will rank subordinate and junior in right of payment to all other liabilities of TXU Europe Limited, including the guarantees of subsidiary debentures, other than those that are made to rank equally or made subordinate by their terms to the Trust Guarantee. The Trust Guarantee will rank equally with any preference share capital of TXU Europe Limited issued in the future and with similar guarantees entered into by TXU Europe Limited in respect of any preferred security of any other finance subsidiary. "Finance subsidiary" means any wholly-owned subsidiary of TXU Europe Limited the principal purpose of which is to raise capital for TXU Europe Limited by issuing securities that are guaranteed by TXU Europe Limited and the proceeds of which are loaned to or invested in TXU Europe Limited or one or more of its affiliates. Accordingly, the rights of the holders of TOPrS to receive payments under the Trust Guarantee will be subject to the rights of the holders of any obligations of TXU Europe Limited that are senior in priority to the obligations under the Trust Guarantee. Since TXU Europe Limited is a holding company, the Trust Guarantee will be effectively subordinated to existing and future liabilities and preference share capital of TXU Europe Limited's subsidiaries. The terms of the TOPrS provide that each holder of TOPrS, by acceptance of the TOPrS, agrees to the subordination provisions and other terms of the Trust Guarantee.

         The Trust Guarantee will constitute a guarantee of payment and not of collection. Therefore, the guaranteed party may directly institute a legal proceeding against TXU Europe Limited to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity.

AMENDMENTS AND ASSIGNMENT

         No approval of the holders of TOPrS will be required with respect to any amendment to the Trust Guarantee that does not materially adversely affect the rights, preferences or privileges of holders of TOPrS. In all other cases, the Trust Guarantee may be amended only with the prior approval of the holders of a majority in liquidation amount of all the outstanding TOPrS. The manner of obtaining any such approval of holders of the TOPrS will be as set forth under DESCRIPTION OF THE TOPrS -- "Voting Rights." All guarantees and agreements contained in the Trust Guarantee will bind the successors, assigns, receivers, trustees and representatives of TXU Europe Limited and will inure to the benefit of the holders of the TOPrS then outstanding. Except in connection with any permitted merger or consolidation of TXU Europe Limited with or into another entity or any permitted sale, transfer or lease of TXU Europe Limited's assets to another entity in which the surviving corporation, if TXU Europe Limited is not the surviving corporation, assumes TXU Europe Limited's obligations under the Trust Guarantee, TXU Europe Limited may not assign its rights or delegate its obligations under the Trust Guarantee without the prior approval of the holders of a majority in liquidation amount of the TOPrS then outstanding.


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TERMINATION OF THE TRUST GUARANTEE

         The Trust Guarantee will terminate and be of no further force and effect as to the TOPrS upon (i) full payment of the redemption price of all TOPrS, (ii) distribution of the Preferred Partnership Securities held by the trust to the holders of the TOPrS or (iii) full payment of the amounts payable in accordance with the trust agreement upon liquidation of the trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of TOPrS must restore payment of any sum paid under the TOPrS or the Trust Guarantee.

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

         The Trust Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of TOPrS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by doing so.

GOVERNING LAW

         The Trust Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

               DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES

         All of the partnership interests in the partnership, other than the Preferred Partnership Securities acquired by the trust, are owned directly by TXU Europe Limited. Initially, TXU Europe Limited will be the general partner of the partnership. The limited partnership agreement authorizes and creates the Preferred Partnership Securities, which represent limited partner interests in the partnership. The limited partner interests represented by the Preferred Partnership Securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the general partner's interest in the partnership. Except as otherwise described in this prospectus, the limited partnership agreement does not permit the issuance of any additional partnership interests, or the incurrence of any indebtedness by the partnership.

         Material terms and provisions of the Preferred Partnership Securities are summarized below. A copy of the limited partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. You should refer to the form of the limited partnership agreement and the Delaware Revised Uniform Limited Partnership Act for provisions that may be important to you.

DISTRIBUTIONS

         Holders of Preferred Partnership Securities will be entitled to receive cumulative cash distributions if, as and when declared by the general partner in its sole discretion out of assets of the partnership legally available for payment. Amounts payable on each Preferred Partnership Security will be fixed at a rate per annum of % of the stated liquidation preference of $25 per Preferred Partnership Security. Amounts payable on Preferred Partnership Securities which are not distributed on the scheduled payment date will accumulate and compound quarterly at the rate per annum equal to %. Amounts payable on Preferred Partnership Securities for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a quarter, on the basis of the number of days elapsed in that period.

          Amounts payable on the Preferred Partnership Securities will be cumulative, will accumulate from the date of original issuance and will be scheduled to be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing June 30, 2000, provided that, as noted above, the general partner is not obligated to declare distributions on the Preferred Partnership Securities at any time. If distributions are not declared and paid at the full fixed rate, the accumulated distributions will be paid to the holders of record of Preferred Partnership Securities as they appear on the books and records of the partnership on the record date with respect to the payment date for the Preferred Partnership Securities.

         The partnership's earnings available for distribution to the holders of the Preferred Partnership Securities will be limited to payments made on the subsidiary debentures or TXU Europe Limited's guarantees of subsidiary debentures and payments on eligible debt securities in which the partnership has invested from time to time. See -- "Partnership Investments." To the extent that the issuers of the subsidiary debentures defer or fail to make any payment in respect of the subsidiary debentures or TXU Europe Limited fails to make any payment in respect of its guarantees of subsidiary debentures, the partnership will not have sufficient funds to pay and will not declare or pay distributions on the Preferred Partnership Securities. In that event the Partnership Guarantee


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will not apply to those distributions until the partnership has sufficient funds available to make those distributions. See DESCRIPTION OF THE PARTNERSHIP GUARANTEE. In addition, distributions on the Preferred Partnership Securities may be declared and paid only as determined in the sole discretion of the general partner of the partnership. If the partnership (i) fails to declare and pay distributions on the Preferred Partnership Securities or (ii) declares distributions but does not have sufficient funds legally available for distribution, the Partnership Guarantee will not apply to those distributions and the trust will not have sufficient funds to make distributions on the TOPrS. In that event the Trust Guarantee will not apply to those distributions until the trust has sufficient funds available to pay those distributions. In addition, as described under RISK FACTORS -- "The partnership may have insufficient income or assets to pay distributions to the trust that are sufficient to pay distributions on the TOPrS," the partnership may not have sufficient funds to pay current or liquidating distributions on the Preferred Partnership Securities if:

          o at any time that the partnership is receiving current payments in respect of the securities held by the partnership (including the subsidiary debentures), TXU Europe Limited, as the general partner of the partnership, in its sole discretion, does not declare distributions on the Preferred Partnership Securities and the partnership receives insufficient amounts from its investments to pay the resulting additional compounded amounts payable that will accumulate on any unpaid distributions,

          o the partnership reinvests the proceeds received from the subsidiary debentures upon their redemption or at their maturities in other subsidiary debentures or eligible debt securities that do not generate income sufficient to pay full quarterly distributions in respect of the Preferred
                  Partnership Securities at a rate of    % per annum or, if
                  sufficient to pay those distributions either in full or in part, the partnership does not declare or make such distributions, or

          o subsidiary debentures cannot be liquidated by the partnership for an amount sufficient to pay liquidating distributions in full or, if sufficient to pay those distributions either in full or in part, the partnership does not declare or make those distributions.

         Distributions on the Preferred Partnership Securities will be payable to the holders as they appear on the books and records of the partnership on the relevant record dates, which, as long as the TOPrS remain, or, in the event that the trust has been liquidated in connection with a trust special event and Preferred Partnership Securities are distributed to holders of the TOPrS, the Preferred Partnership Securities remain, in book-entry only form, will be one business day prior to the relevant payment dates. In the event the TOPrS do not, or in the event that the trust has been liquidated in connection with a trust special event and Preferred Partnership Securities are distributed to holders of the TOPrS, the Preferred Partnership Securities do not, remain in book-entry only form, the relevant record dates will be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Preferred Partnership Securities is not a business day, then payment of the distribution payable on that date will be made on the next succeeding day that is a business day without any interest or other payment in respect of the distribution subject to the delay, except that, if the next business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on the date the distribution was initially payable.

PARTNERSHIP ENFORCEMENT EVENTS

         If one or more of the following partnership enforcement events occurs and is continuing:

          o the partnership fails to pay an amount equal to distributions at the full fixed rate on the Preferred Partnership Securities, which is expected to be $ per quarter for each $25 Preferred Partnership Security (plus any accumulated and compounded distributions), for six consecutive quarterly distribution periods,

          o TXU Europe Limited is in default on any of its obligations under the Partnership Guarantee, or

          o an investment event of default occurs and is continuing on any subsidiary debentures and on TXU Europe Limited's guarantee of those subsidiary debentures,

then the Property Trustee, for so long as the Preferred Partnership Securities are held by the trust, will have the right, or holders of the Preferred Partnership Securities will be entitled by the vote of holders of a majority in aggregate liquidation preference of Preferred Partnership Securities:


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          o         to enforce under the limited partnership agreement the terms of the Preferred Partnership Securities, including the right to appoint and authorize a special representative of the partnership and the limited partners to enforce:

                  -- the partnership's creditors' rights and other rights, including the right to receive payments under the subsidiary debentures and any of TXU Europe Limited's guarantees of subsidiary debentures,

                 --        the  rights  of  the  holders  of  the  Preferred
                           Partnership   Securities  under  the Partnership
                           Guarantee,

                  -- the rights of the holders of the Preferred Partnership Securities to receive distributions, only if and to the extent declared out of funds legally available for payment, on the Preferred Partnership Securities, and

                  -- the terms of the Partnership Guarantee, including the right to enforce the covenant restricting specified payments and loans by TXU Europe Limited and its subsidiaries.

         If the special representative fails to enforce its rights on behalf of the partnership under the subsidiary debentures or TXU Europe Limited's guarantees of subsidiary debentures after a holder of Preferred Partnership Securities has made a written request, that holder may, to the fullest extent permitted by law, directly institute a legal proceeding against TXU Europe Limited or its subsidiaries that have issued subsidiary debentures to enforce the rights of the special representative and the partnership in the subsidiary debentures or TXU Europe Limited's guarantees of those debentures without first instituting any legal proceeding against the special representative, the partnership or any other person or entity. In any event, if a partnership enforcement event has occurred and is continuing and that event is attributable to the failure of a subsidiary of TXU Europe Limited to make any required payment when due on any subsidiary debenture or the failure of TXU Europe Limited to make any required payment when due on any guarantee of a subsidiary debenture, then a holder of Preferred Partnership Securities may on behalf of the partnership directly institute a proceeding against that subsidiary of TXU Europe Limited with respect to that subsidiary debenture or against TXU Europe Limited with respect to that guarantee, in each case for enforcement of payment. A holder of Preferred Partnership Securities, may, to the fullest extent permitted by law, also bring a direct action against TXU Europe Limited to enforce that holder's right under the Partnership Guarantee. See DESCRIPTION OF THE PARTNERSHIP GUARANTEE -- "Events of Default; Enforcement of Partnership Guarantee."

         Under no circumstances, however, will the special representative, any holder of Preferred Partnership Securities or any holder of TOPrS have authority to cause the general partner to declare distributions on the Preferred Partnership Securities. As a result, although the special representative or these holders may be able to enforce the partnership's creditors' rights to accelerate and receive payments in respect of the subsidiary debentures and TXU Europe Limited's guarantees of subsidiary debentures, the partnership would be entitled to reinvest those payments in additional subsidiary debentures, subject to satisfying the reinvestment criteria described under -- "Partnership Investments," and in eligible debt securities, rather than declaring and making distributions on the Preferred Partnership Securities. The special representative will not, by virtue of acting in the capacity of special representative, be admitted as a general or limited partner in the partnership or otherwise be deemed to be a general or limited partner in the partnership and will have no liability for the debts, obligations or liabilities of the partnership.

PARTNERSHIP INVESTMENTS

         Approximately 99% of the initial proceeds from the issuance of the Preferred Partnership Securities and the general partner's contemporaneous capital contribution will be used by the partnership to purchase beneficial interests in the subsidiary debentures and the remaining 1% of those proceeds will be used to purchase eligible debt securities. The purchase of beneficial interests in the subsidiary debentures by the partnership will occur contemporaneously with the issuance of the Preferred Partnership Securities.

         The initial subsidiary debentures will be purchased by the partnership from two or more subsidiaries of TXU Europe Limited. TXU Europe Limited anticipates that approximately 80% of the initial proceeds will be used to purchase debentures of Funding, and approximately 19% of the initial proceeds will be used to purchase debentures of one or more other eligible subsidiaries of TXU Europe Limited. Each subsidiary debenture is expected to have a term of 20 years and to provide for interest accruing from the date of original issuance and payable on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2000, at market rates for those subsidiary debentures. The subsidiary debentures will be unsecured and subordinated debt obligations of the relevant issuer.

         The payment of interest on each of the subsidiary debentures may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters and, in any event, not beyond the maturity date of the subsidiary debentures held by the partnership at that time. If an issuer were to so defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on the subsidiary debenture. The subsidiary debentures will contain covenants appropriate for unsecured and subordinated debt securities issued or guaranteed by similar borrowers pursuant to a public offering or private placement under Rule 144A of the Securities Act of a comparable debt security, including a limitation on consolidation, merger


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


and sale or conveyance of assets. The subsidiary debentures will contain redemption provisions that correspond to the redemption provisions applicable to the Preferred Partnership Securities, including an option to redeem the subsidiary debentures by the relevant issuer, in whole, at any time, or in part, from time to time, on and after , and, at any time, in whole, following the occurrence of a partnership special event, in each case, in the same manner described under -- "Optional Redemption" and -- "Partnership Special Event Redemption." The initial subsidiary debentures, and any other subsidiary debentures acquired by the partnership in the future, will also contain customary events of default, or investment events of default, including events of default for defaults in payments on such securities when due, provided that no default shall occur upon a valid deferral of an interest payment by an issuer, defaults in the performance of the relevant issuer's obligations under its debenture and certain bankruptcy, insolvency or reorganization events, subject to customary exceptions and grace periods. All subsidiary debentures will contain a covenant customary for non-US issuers that the payments made on the subsidiary debentures will be without withholding or deduction for taxes or other governmental charges, unless required by law. The covenant will also provide that if withholding or deduction is required with respect to payments made on the subsidiary debentures, the issuers of the debentures will pay the partnership Additional Amounts so that the partnership would receive the same payments on those subsidiary debentures as if no withholding or deduction had been made. This covenant will be similar in scope to the covenant that TXU Europe Limited will agree to with respect to any payments made under the Partnership Guarantee as described under DESCRIPTION OF THE PARTNERSHIP GUARANTEE -- "Additional Amounts."

         For a more detailed description of the subsidiary debentures to be issued by Funding, see DESCRIPTION OF THE FUNDING DEBENTURES.

         The payment of interest and principal when due and other payment terms of the subsidiary debentures will be fully and unconditionally guaranteed on a subordinated basis to the extent described under -- "Investment Guarantees" by TXU Europe Limited for the benefit of the holders of the subsidiary debentures and, accordingly, the holders of the Preferred Partnership Securities.

         Approximately 1% of the initial partnership proceeds will be invested in eligible debt securities. "Eligible debt securities" means cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with TXU Europe Limited represented by instruments in registered form which evidence any of the following:

          o any security issued or guaranteed as to principal or interest by the US, or by a person controlled or supervised by and acting as an instrumentality of the US Government under authority granted by the US Congress, or any certificate of deposit for any of the foregoing;

          o commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or S&P, and Moody's Investors Service, Inc., or Moody's, in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months;

          o demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation, or FDIC;

          o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the US Government or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the US, in either case entered into with a depository institution or trust company which is an eligible institution, as defined below, and the deposits of which are insured by the FDIC; and

          o any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the Investment Company Act at the time it is acquired by the partnership.

         "Eligible institution" means a depository institution organized under the laws of the US or any one of the states of the US or the District of Columbia (or any US branch of a foreign bank), (1) (i) which has either (A) a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by S&P and P-1 by Moody's and (ii) whose deposits are insured by the FDIC or (2) (i) the parent of which has a long-term or short- term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.

         The partnership may, from time to time and subject to the restrictions described below, reinvest payments received with respect to the subsidiary debentures and the eligible debt securities in additional subsidiary debentures and eligible debt securities. The general partner's authority to reinvest in additional subsidiary debentures will be subject to its fiduciary obligations as described in the limited partnership agreement. As of the date of this prospectus, TXU Europe Limited, as the general partner, does not intend to cause the partnership to reinvest regularly scheduled, periodic payments of interest


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or dividends received by the partnership in the manner described below, although there can be no assurance that the general partner's intention in respect of such reinvestments will not change in the future.

         The fairness of specific terms of all subsidiary debentures, including the initial subsidiary debentures, will be passed upon by an independent financial advisor designated by TXU Europe Limited, which will be a nationally recognized accounting firm, bank or investment banking firm that does not, and who represents that its directors, officers, employees and affiliates do not, have a direct or indirect material equity interest in TXU Europe Limited or any of its affiliates. The fairness of the initial subsidiary debentures will be passed upon by Merrill Lynch, Pierce Fenner & Smith Incorporated, the lead underwriter of the offering of the TOPrS as the initial independent financial advisor.

         The partnership may reinvest in additional subsidiary debentures only if certain procedures and criteria are satisfied with respect to each subsidiary debenture, including the satisfaction of the following conditions:

          o the partnership did not hold debt securities of the issuer of the proposed subsidiary debenture within the three-year period ending on the date of such proposed investment;

          o there was never a default on any debt obligation of the issuer of the proposed subsidiary debenture that was previously owned by the partnership and there has been no default in the 10 years immediately preceding the proposed date of issuance of the proposed subsidiary debenture by that issuer on any of its debt securities;

          o the applicable terms and provisions with respect to the proposed subsidiary debenture have been determined by the independent financial advisor to be at least as favorable as terms which could be obtained by the partnership in a public offering or private placement under Rule 144A of the Securities Act of a comparable security issued by the relevant subsidiary; provided, however, that if the comparable security would be fully and unconditionally guaranteed by any entity, the proposed subsidiary debenture would be required to be fully and unconditionally guaranteed by that entity; and

          o the subsidiary will not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the Investment Company Act or is otherwise an eligible recipient of funds directly or indirectly from the trust pursuant to an order issued by the SEC; and

          o the issuer of the proposed subsidiary debenture agrees to be bound by the relevant covenants described under DESCRIPTION OF THE TRUST GUARANTEE - "Covenants in the Trust Guarantee" and DESCRIPTION OF THE PARTNERSHIP GUARANTEE - "Covenants in the Partnership Guarantee" pursuant to a written instrument reasonably satisfactory to the Trust Guarantee Trustee and the Partnership Guarantee Trustee.

If the partnership is unable to reinvest payments and proceeds from subsidiary debentures in additional subsidiary debentures meeting the above criteria, the partnership may only invest such funds in eligible debt securities, subject to restrictions of applicable law, including the Investment Company Act.

GUARANTEES OF SUBSIDIARY DEBENTURES

         TXU Europe Limited will agree to execute and deliver a guarantee, on a subordinated basis, for the benefit of the holders of the subsidiary debentures and, therefore, the holders of the Preferred Partnership Securities, with respect to each subsidiary debenture to the extent set forth below. The guarantees of subsidiary debentures will be enforceable regardless of any defense, right of set-off or counterclaim, except the defense of payment that TXU Europe Limited may have or assert. The guarantees of subsidiary debentures will be full and unconditional guarantees, to the extent described below, with respect to the applicable subsidiary debentures from the time of issuance. To the extent that, as described above, the partnership invests in additional subsidiary debentures, the determination as to whether those subsidiary debentures will be guaranteed by TXU Europe Limited will be made at the date of its issuance and will be based, among other things, upon its approval by the independent financial advisor in accordance with the reinvestment criteria described above.

         The following payments will be subject to the guarantees without duplication:

          o any accrued and unpaid interest required to be paid on the subsidiary debentures; and

          o principal and premium, if any, plus all accrued and unpaid interest and Additional Amounts, if any, required to be paid on the subsidiary debentures at maturity, upon acceleration or upon redemption.

         The guarantees will contain a covenant customary for non-US guarantors that the payments made on the guarantees will be without withholding or deduction for taxes or other governmental charges unless required by law. The covenant will also provide that if withholding or deduction is required with respect to payments under the guarantees, TXU Europe Limited will agree to pay the partnership Additional Amounts so that the partnership would receive the same payments under the guarantees as if no withholding or deduction had been made. This covenant will be similar in scope to the covenant that TXU Europe Limited will agree to with respect to any payments made under the Partnership Guarantee as described under DESCRIPTION OF THE PARTNERSHIP GUARANTEE -- "Additional Amounts."

         The guarantees of subsidiary debentures will constitute guarantees of payment and not of collection. Therefore, the guaranteed party may directly institute a legal proceeding against TXU Europe Limited to enforce its rights under the applicable guarantee of subsidiary debentures without instituting a legal proceeding against any other person or entity. If no special representative has been appointed to enforce any guarantee of subsidiary debentures, the general partner has the right to enforce those guarantees on behalf of the holders of the Preferred Partnership Securities. The holders of not less than a majority in aggregate liquidation preference of the Preferred Partnership Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of any guarantee of subsidiary debentures, including the giving of directions to the general partner or the special representative, as the case may be. If the general partner or the special representative fails to enforce any guarantee of subsidiary debentures as provided above, any holder of TOPrS may institute its own legal proceeding to enforce that guarantee. No guarantee of subsidiary debentures will be discharged except by payment in full of all amounts guaranteed by that guarantee, without duplication of amounts already paid by the relevant subsidiary.

     Amendments and Assignment

         No approval of holders of Preferred Partnership Securities will be required with respect to any amendment to guarantees of subsidiary debentures that does not adversely affect the rights of holders of Preferred Partnership Securities. In all other cases, the guarantees of subsidiary debentures may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Preferred Partnership Securities, provided that for so long as the Property Trustee is the holder of the Preferred Partnership Securities, no amendment will be effective without the prior written approval of a majority in liquidation amount of the outstanding TOPrS. All guarantees and agreements contained in the guarantees of subsidiary debentures will bind the successors, assigns, receivers, trustees and representatives of TXU Europe Limited and will inure to the benefit of the holders of Preferred Partnership Securities. Except in connection with any permitted merger or consolidation of TXU Europe Limited with or into another entity or any permitted sale, transfer or lease of TXU Europe Limited's assets to another entity in which the surviving corporation, if TXU Europe Limited is not the surviving corporation, assumes TXU Europe Limited's obligations under the guarantees of subsidiary debentures, TXU Europe Limited may not assign its rights or delegate its obligations under the guarantees of subsidiary debentures without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the outstanding Preferred Partnership Securities provided, however, that if the Property Trustee on behalf of the trust is the holder of the Preferred Partnership Securities, any amendment or proposal requiring the approval of the holders of a majority of the Preferred Partnership Securities will not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding TOPrS having a right to vote.

     Status of the Guarantees of Subsidiary Debentures; Subordination

         TXU Europe Limited's obligations under the guarantees of subsidiary debentures will constitute unsecured obligations of TXU Europe Limited and will rank subordinate and junior in right of payment to all other unsubordinated liabilities of TXU Europe Limited and will rank equally with other subordinated obligations of TXU Europe Limited that are not subordinated by their terms to the guarantees of subsidiary debentures and with similar guarantees entered into by TXU Europe Limited in respect of any subordinated debentures of any other subsidiary. Accordingly, the rights of the holders of the subsidiary debentures (initially the partnership) to receive payments under the guarantees of those debentures will be subject to the rights of the holders of any obligations that are senior in priority to the obligations under those guarantees. Since TXU Europe Limited is a holding company, the guarantees will be effectively subordinated to existing and future liabilities and preference share capital of TXU Europe Limited's subsidiaries. The terms of the subsidiary debentures provide that each holder of subsidiary debentures, by acceptance of the subsidiary debentures, agrees to the subordination provisions and other terms of the guarantees of subsidiary debentures.

     Governing Law

         The guarantees of subsidiary debentures will be governed by and construed in accordance with the internal laws of the State of New York.


                                  86
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OPTIONAL REDEMPTION

         The Preferred Partnership Securities are redeemable, at the option of the general partner, in whole, at any time, or in part, from time to time, on or after upon not less than 30 nor more than 60 days notice, at an amount per Preferred Partnership Security equal to $25 plus accumulated and unpaid distributions on the Preferred Partnership Securities to the date fixed for redemption. If the partnership redeems Preferred Partnership Securities in accordance with their terms, TOPrS will be mandatorily redeemed at that redemption price. If a partial redemption of the Preferred Partnership Securities would result in the delisting of the TOPrS, or if the trust is dissolved in connection with a trust special event, or if a partial redemption would result in the delisting of the Preferred Partnership Securities, the partnership must redeem all of the Preferred Partnership Securities.

PARTNERSHIP SPECIAL EVENT REDEMPTION

         If, at any time, a "partnership special event," which is either a partnership tax event or a partnership investment company event, occurs and is continuing, the general partner will, within 90 days following the occurrence of that partnership special event, elect to either (i) redeem the Preferred Partnership Securities in whole, but not in part, upon not less than 30 or more than 60 days notice at a redemption price of $25 per Preferred Partnership Security plus accumulated and unpaid distributions; provided, however, that, if at the time there is available to the partnership the opportunity to eliminate, within that 90-day period, the partnership special event by taking some ministerial action, such as filing a form or making an election, or pursuing some other reasonable measure that in the sole judgment of TXU Europe Limited has or will cause no material adverse effect on the partnership, the trust, TXU Europe Limited or the holders of the Preferred Partnership Securities, the general partner will pursue that measure instead of redemption; or (ii) cause the Preferred Partnership Securities to remain outstanding, provided that in the case of this clause (ii), the general partner will pay any and all costs and expenses (including any tax or governmental charges) incurred by or payable by the partnership attributable to the partnership special event.

         "Partnership tax event" means that the general partner:

          (A) has requested, received and delivered to the Partnership an opinion of nationally recognized independent tax counsel in the US or the UK, as applicable, experienced in such matters to the effect that there has been a tax action as described under DESCRIPTION OF THE TOPrS -- "Trust Special Event Redemption or Distribution," which relates to any of the events described below in this paragraph and that, as a result of the occurrence of that tax action, there is more than an insubstantial risk that:

          o the partnership is, or will be, subject to US federal income tax or UK income tax or corporation tax with respect to income accrued or received on the subsidiary debentures or the eligible debt securities,

          o the partnership is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges, or

          o interest payable by a subsidiary of TXU Europe Limited with respect to its subsidiary debentures is not, or will not be, fully deductible by that subsidiary for US federal income tax or UK taxation purposes, or (B) has certified to the Partnership that, as a result of a tax action, Additional Amounts as described under DESCRIPTION OF THE TRUST GUARANTEE -- "Additional Amounts," are, or will be, payable with respect to any payments made on the subsidiary debentures, or under the guarantees of the subsidiary debentures, the Trust Guarantee or the Partnership Guarantee, and has further certified to the Partnership that it cannot avoid the requirement to pay such Additional Amounts by using its reasonable efforts.

         "Partnership investment company event" means that the general partner has requested and received an opinion of nationally recognized independent legal counsel in the US experienced in such matters to the effect that as a result of the occurrence on or after the date of initial issuance of the TOPrS of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the partnership is or will be considered an "investment company" which is required to be registered under the Investment Company Act.

REDEMPTION PROCEDURES

         The partnership may not redeem fewer than all the outstanding Preferred Partnership Securities unless all accumulated and unpaid distributions have been paid on all Preferred Partnership Securities for all quarterly distribution periods terminating on or prior to the date of redemption.


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         Notice of redemption of Preferred Partnership Securities will be irrevocable. If the partnership gives a notice of redemption in respect of Preferred Partnership Securities then, by 12:00 noon, New York City time, on the redemption date, the partnership:

          o if the Preferred Partnership Securities are represented by global certificates held by DTC, will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price in respect of those Preferred Partnership Securities or

          o if the Preferred Partnership Securities are held in certificated form, will irrevocably deposit with the paying agent for the Preferred Partnership Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders of Preferred Partnership Securities upon surrender of their certificates evidencing the Preferred Partnership Securities. See DESCRIPTION OF THE TOPrS -- "Book-Entry Only Issuance -- The Depository Trust Company."

         If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of holders of such Preferred Partnership Securities called for redemption will cease, except the right of the holders of such Preferred Partnership Securities to receive the redemption price, but without interest on the redemption price, and such Preferred Partnership Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Partnership Securities is not a business day, then payment of the amount payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the amount payable subject to the delay, except that, if that business day falls in the next calendar year, the payment will be made on the immediately preceding business day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the redemption price in respect of Preferred Partnership Securities is improperly withheld or refused and not paid either by the partnership or by TXU Europe Limited under the Partnership Guarantee described under DESCRIPTION OF THE PARTNERSHIP GUARANTEE, distributions on those Preferred Partnership Securities will continue to accumulate, from the original redemption date to the date of payment.

         In the event that fewer than all of the outstanding Preferred Partnership Securities are to be redeemed and the Preferred Partnership Securities have been distributed to holders of the TOPrS, the Preferred Partnership Securities will be redeemed in accordance with the procedures of DTC. See -- "Book-Entry Only Issuance -- The Depository Trust Company." In the event that the Preferred Partnership Securities do not remain in book-entry only form after they are distributed to the holders of the TOPrS and fewer than all of the outstanding Preferred Partnership Securities are to be redeemed, the Preferred Partnership Securities shall be redeemed on a pro rata basis or pursuant to the rules of any securities exchange on which the Preferred Partnership Securities are listed.

         Subject to the foregoing and applicable law, including, without limitation, US federal securities laws, if Preferred Partnership Securities have been distributed to the holders of the TOPrS, TXU Europe Limited or any of its affiliates may at any time and from time to time purchase outstanding Preferred Partnership Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         In the event of any voluntary or involuntary dissolution of the partnership, the holders of the Preferred Partnership Securities will be entitled to receive a partnership liquidation distribution out of the assets of the partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Delaware Revised Uniform Limited Partnership Act, before any distribution of assets is made to the general partner, an amount equal to, in the case of holders of Preferred Partnership Securities, the aggregate of the stated liquidation preference of $25 per Preferred Partnership Security plus accumulated and unpaid distributions on the Preferred Partnership Securities to the date of payment.

         Under the limited partnership agreement, the partnership will be dissolved and its affairs will be wound up:

          o       upon the bankruptcy of the general partner,

          o upon the assignment by the general partner of its entire interest in the partnership when the assignee is not admitted to the partnership as a general partner of the partnership in accordance with the limited partnership agreement, or the filing of a certificate of dissolution or its equivalent with respect to the general partner, or the revocation of the general partner's charter and the expiration of 90 days after the date of notice to the general partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the general partner to cease to be a general partner of the partnership under the Delaware Revised Uniform Limited Partnership Act, unless the business of the partnership is continued in accordance with that Act,


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


          o if the partnership has redeemed or otherwise purchased all the Preferred Partnership Securities,

          o       upon the entry of a decree of judicial dissolution or

          o       upon the written consent of all partners of the partnership.

VOTING RIGHTS

         Except as provided below and under DESCRIPTION OF THE PARTNERSHIP GUARANTEE -- "Amendments and Assignment" and as otherwise required by law and the limited partnership agreement, the holders of the Preferred Partnership Securities will have no voting rights.

         Not later than 30 days after any partnership enforcement event occurs, the general partner will convene a meeting for the purpose of appointing a special representative. If the general partner fails to convene a meeting for that purpose within the 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Partnership Securities will be entitled to convene a meeting. The provisions of the limited partnership agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any meeting. In the event that, at any meeting convened to appoint a special representative, holders of less than a majority in aggregate liquidation preference of Preferred Partnership Securities entitled to vote for the appointment of a special representative vote for an appointment, no special representative will be appointed. Any special representative appointed will cease to be a special representative of the partnership and the limited partners if:

          o the partnership, or TXU Europe Limited under the terms of the Partnership Guarantee, has paid in full all accumulated and unpaid distributions on the Preferred Partnership Securities,

          o any investment event of default or default on any guarantee of subsidiary debentures giving rise to the partnership enforcement event has been cured, and

          o TXU Europe Limited is in compliance with all its obligations under the Partnership Guarantee and TXU Europe Limited, in its capacity as the general partner, will continue the business of the partnership without dissolution.

         Notwithstanding the appointment of any special representative, TXU Europe Limited will continue as general partner and will retain all rights under the limited partnership agreement, including the right to declare, in its sole discretion, the payment of distributions on the Preferred Partnership Securities, and the failure to declare distributions would not constitute a default under the limited partnership agreement.

         If any proposed amendment to the limited partnership agreement provides for, or the general partner otherwise proposes to effect:

          o any action that would materially adversely affect the powers, preferences or special rights of the holders of the Preferred Partnership Securities, whether by way of amendment to the limited partnership agreement or otherwise, including, without limitation, the authorization or issuance of any limited partner interests in the partnership ranking, as to participation in the profits or distributions or in the assets of the partnership, senior to the Preferred Partnership Securities, or

          o the liquidation, dissolution, winding-up or termination of the partnership, other than in connection with the occurrence of a partnership special event or as described under "Merger, Consolidation or Amalgamation of the Partnership" below, then the holders of outstanding Preferred Partnership Securities will be entitled to vote on that amendment or proposal of the general partner, but not on any other amendment or proposal, as a class, and that amendment or proposal will not be effective except with the approval of the holders of a majority in liquidation preference of the outstanding Preferred Partnership Securities having a right to vote on the matter; provided, however, that if the Property Trustee or the trust is the holder of the Preferred Partnership Securities, any amendment or proposal requiring the approval of the holders of a majority of the Preferred Partnership Securities will not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding TOPrS having a right to vote.

          The holders of the Preferred Partnership Securities (or, if the trust is the only holder of the Preferred Partnership Securities, the holders of the TOPrS) will have the right to cause the dissolution of the partnership at any Dissolution Date upon a vote in favor of dissolution by 100% in aggregate


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liquidation preference of the Preferred Partnership Securities (or 100% in
aggregate liquidation amount of TOPrS, if the trust is the only holder of the Preferred Partnership Securities). "Dissolution Date" means any date (i) on which a subsidiary debenture matures and all other subsidiary debentures are subject to optional redemption by the issuer or (ii) on which the partnership has not held any subsidiary debentures for a period of 12 consecutive months. If there is such a dissolution and any subsidiary debentures are outstanding, those debentures will be retained by the partnership unless sold, repurchased or redeemed.

         Subject to certain exceptions, the holders of a majority in liquidation preference of the Preferred Partnership Securities may waive any past partnership enforcement event with respect to the Preferred Partnership Securities. A waiver of an investment event of default by the special representative, acting at the direction of the holders of the Preferred Partnership Securities, constitutes a waiver of the corresponding partnership enforcement event.

         Neither the general partner nor the special representative shall:

          o direct the time, method and place of conducting any proceeding for any remedy available,

          o waive any investment event of default that is waivable under the subsidiary debentures,

          o    waive any default under any guarantee of subsidiary debentures,

          o exercise any right to rescind or annul a declaration that the principal of any subsidiary debentures is due and payable,

          o waive the breach by TXU Europe Limited of the covenant in the Partnership Guarantee restricting dividends, distributions and similar payments by TXU Europe Limited, or

          o consent to any amendment, modification or termination of any subsidiary debenture or any guarantee of a subsidiary debenture, where a consent is required from the investor,

without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation preference of the Preferred Partnership Securities; provided, however, that if the Property Trustee or the trust is the holder of the Preferred Partnership Securities, any waiver, consent or amendment or other action will not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding TOPrS having a right to vote. Neither the general partner nor the special representative will revoke any action previously authorized or approved by a vote of the holders of the Preferred Partnership Securities without the approval of that revocation by a majority in liquidation preference of the outstanding Preferred Partnership Securities. The general partner will notify all holders of the Preferred Partnership Securities of any notice of an investment event of default received with respect to any subsidiary debenture or guarantee of a subsidiary debenture.

         Any required approval of holders of Preferred Partnership Securities may be given at a separate meeting of holders of Preferred Partnership Securities convened for that purpose, at a meeting of all of the partners in the partnership or pursuant to written consent without prior notice. The general partner will cause a notice of any meeting at which holders of Preferred Partnership Securities are entitled to vote to be mailed to each holder of record of Preferred Partnership Securities. Each notice will include the following (i) the date of the meeting, (ii) a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote and (iii) instructions for the delivery of proxies.

         No vote or consent of the holders of Preferred Partnership Securities will be required for the partnership to redeem and cancel Preferred Partnership Securities in accordance with the limited partnership agreement.

         Notwithstanding that holders of Preferred Partnership Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Partnership Securities at that time that are beneficially owned by TXU Europe Limited or by any entity directly or indirectly controlled by, or under direct or indirect common control with, TXU Europe Limited, will not be entitled to vote or consent and will, for purposes of the vote or consent, be treated as if they were not outstanding, provided, however, that persons (other than affiliates of TXU Europe Limited) to whom TXU Europe Limited or any of its affiliates have pledged Preferred Partnership Securities may vote or consent with respect to those pledged Preferred Partnership Securities under the terms of that pledge.

         Holders of the Preferred Partnership Securities will have no rights to remove or replace the general partner.


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


MERGER, CONSOLIDATION OR AMALGAMATION OF THE PARTNERSHIP

         The partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any corporation or other entity, except as described below. The partnership may, without the consent of the holders of the Preferred Partnership Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a limited partnership, limited liability company or trust organized under the laws of any state of the US, provided, that:

               o if the partnership is not the survivor, the successor entity either:

                    -- expressly assumes all of the obligations of the partnership under the Preferred Partnership Securities or

                    -- substitutes for the Preferred Partnership Securities other securities having substantially the same terms as the Preferred Partnership Securities so long as these successor partnership securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity, upon liquidation, redemption or otherwise,

               o the issuers of subsidiary debentures expressly acknowledge the successor entity as the holder of the subsidiary debentures, or if the holder of the subsidiary debentures is a depositary, then this depositary expressly acknowledges the successor entity as the holder of the beneficial interests in the subsidiary debentures,

               o the Preferred Partnership Securities or any successor partnership securities are listed, or any successor partnership securities will be listed upon notification of issuance, on any national securities exchange and other organization on which the Preferred Partnership Securities, are then listed,

               o the merger, consolidation, amalgamation or replacement does not cause the TOPrS or, in the event that the trust has been dissolved in connection with a trust special event, the Preferred Partnership Securities, including any successor partnership securities, to be downgraded by any nationally recognized statistical securities rating organization,

               o the merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the TOPrS or the Preferred Partnership Securities, including any successor partnership securities, in any material respect other than, in the case of the Preferred Partnership Securities, with respect to any dilution of the holders' interest in the new resulting entity,

               o the successor entity has a purpose substantially identical to that of the partnership,

               o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the general partner has received an opinion of nationally recognized independent counsel to the partnership in the US or UK, as applicable, experienced in these matters to the effect that

                    --   the   successor   entity  will  be  treated  as  a
                         partnership   (and  not  a publicly-traded partnership)
                         for US federal income tax purposes,

                    -- the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease would not cause the trust to be classified as other than a grantor trust for US federal income tax purposes,

                    --   following the merger, consolidation,
                         amalgamation, replacement, conveyance,
                         transfer or lease, the general partner and that successor entity will be in compliance with the Investment Company Act without registering as an investment company,

                    -- the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease will not adversely affect the limited liability of the holders of the Preferred Partnership Securities (or the successor partnership securities), and


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


                    --   following the merger, consolidation,
                         amalgamation, replacement, conveyance,
                         transfer or lease, the trust will not be classified as other than a transparent entity for UK income tax purposes.

               o TXU Europe Limited guarantees the obligations of the successor entity under the successor partnership securities at least to the same extent as provided by the Partnership Guarantee.

BOOK-ENTRY AND SETTLEMENT

         If the Preferred Partnership Securities are distributed to holders of TOPrS in connection with the involuntary or voluntary dissolution and liquidation of the trust as a result of the occurrence of a trust special event, the Preferred Partnership Securities will be issued in the form of one or more global certificates registered in the name of DTC, as the depository, or, its nominee. For a description of DTC and the specific terms of the depository arrangements, see DESCRIPTION OF THE TOPrS -- "Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this prospectus, the description of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the TOPrS would apply in all material respects to any Preferred Partnership Securities represented by one or more global certificates.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

         The general partner will act as registrar, transfer agent and paying agent for the Preferred Partnership Securities for so long as the Preferred Partnership Securities are held by the trust or, if the trust has been liquidated in connection with a trust special event, for so long as the Preferred Partnership Securities remain in book-entry only form. In the event the Preferred Partnership Securities are distributed in connection with a trust special event and the book-entry system for the Preferred Partnership Securities is discontinued, it is anticipated that TXU Business Services Company will act as transfer agent and registrar and The Bank of New York or one of its affiliates will act as paying agent for the Preferred Partnership Securities.

         Registration of transfers of Preferred Partnership Securities will be effected without charge by or on behalf of the partnership, but upon payment, together with any indemnity as the partnership or the general partner may require, in respect of any tax or other governmental charges that may be imposed in relation to the transfer.

         The partnership will not be required to register or cause to be registered the transfer of Preferred Partnership Securities after the Preferred Partnership Securities have been called for redemption.

GOVERNING LAW

         The limited partnership agreement and the Preferred Partnership Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

         The general partner is authorized and directed to conduct its affairs and to operate the partnership in such a way that:

               o the partnership will not be deemed to be an "investment company" required to be registered under the Investment Company Act,

               o the subsidiary debentures will be treated as indebtedness of their issuers for US federal income and UK corporation tax purposes, and

               o the partnership will not be treated as an association or as a "publicly traded partnership" (within the meaning of Section 7704 of the US Internal Revenue
                    Code) taxable as a corporation for US federal income tax purposes or to be treated as a company for UK taxation purposes.

         In this connection, the general partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of the partnership or the limited partnership agreement, that the general partner determines in its sole discretion to be necessary or desirable for those purposes as long as that action does not adversely affect the interests of the holders of the Preferred Partnership Securities.

         Holders of the Preferred Partnership Securities have no preemptive or similar rights.


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


                    DESCRIPTION OF THE PARTNERSHIP GUARANTEE

         Material terms and provisions of the Partnership Guarantee that will be executed and delivered by TXU Europe Limited for the benefit of the holders from time to time of Preferred Partnership Securities are summarized below. A copy of the Partnership Guarantee is filed as an exhibit to the registration statement of which this prospectus is a part. The Partnership Guarantee will be qualified as a trust indenture under the Trust Indenture Act. The Bank of New York , as Partnership Guarantee Trustee, will hold the Partnership Guarantee for the benefit of the holders of Preferred Partnership Securities and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act. You should refer to the Partnership Guarantee and the Trust Indenture Act for provisions that may be important to you.

         Under the Partnership Guarantee, TXU Europe Limited will irrevocably agree, on a subordinated basis to the extent set forth in the Partnership Guarantee, to pay in full to the holders of the Preferred Partnership Securities, except to the extent paid by the partnership, as and when due, regardless of any defense, right of set-off or counterclaim that the partnership may have or assert, the following Partnership Guarantee payments, without duplication: (i) any accumulated and unpaid distributions that have been declared on the Preferred Partnership Securities out of funds legally available for payment, (ii) the redemption price with respect to any Preferred Partnership Securities called for redemption by the partnership out of funds legally available for payment, and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the partnership, the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid distributions on the Preferred Partnership Securities to the date of payment and (b) the amount of assets of the partnership, after satisfaction of all liabilities, remaining available for distribution to holders of Preferred Partnership Securities in liquidation of the partnership. TXU Europe Limited's obligation to make a Partnership Guarantee payment may be satisfied by direct payment of the required amounts by TXU Europe Limited to the holders of Preferred Partnership Securities or by causing the partnership to pay those amounts to the holders.

         The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Partnership Securities from the time of issuance of the Preferred Partnership Securities. However, the Partnership Guarantee will not apply to any payment of redemption price, or to payments upon the dissolution, winding-up or termination of the partnership, except to the extent the partnership has funds legally available for payment and will not apply to distributions except to the extent the distributions are declared by the general partner and the partnership has funds legally available for payment. If issuers of subsidiary debentures or TXU Europe Limited as the guarantor of the subsidiary debentures fail to make any payment in respect of those debentures or, if applicable, guarantees, the partnership may not declare or pay distributions on the Preferred Partnership Securities. In that event, holders of the Preferred Partnership Securities would not be able to rely upon the Partnership Guarantee for payment of those amounts. Instead, holders of the Preferred Partnership Securities will have the remedies described herein under DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Partnership Enforcement Events," including the right to direct the general partner or the special representative, as the case may be, to enforce the covenant restricting dividends, distributions and similar payments by TXU Europe Limited and its finance subsidiaries. See -- "Covenants in the Partnership Guarantee" below.

         The Partnership Guarantee, when taken together with TXU Europe Limited's guarantees of the subsidiary debentures and TXU Europe Limited's obligation to pay all fees and expenses of the trust and the partnership, constitute a guarantee to the extent described in this prospectus by TXU Europe Limited of the distribution, redemption and liquidation payments payable to the holders of the TOPrS. Those guarantees do not apply, however, to current distributions by the partnership unless and until those distributions are declared by the partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the partnership.

ADDITIONAL AMOUNTS

         All payments made under the Partnership Guarantee will be made without withholding or deduction for any taxes or other governmental charges imposed by a jurisdiction in which TXU Europe Limited is organized or is managed or controlled or has a place of business, or any political subdivision or taxing authority of that jurisdiction (each a Taxing Jurisdiction), unless the withholding or deduction is required by law. If any required withholding or deduction is made (Gross-Up Taxes), TXU Europe Limited will pay to each holder of Preferred Partnership Securities Additional Amounts as shall be necessary so that the net amount received by each holder of Preferred Partnership Securities after the withholding or deduction equals the amount that the holder would have received absent the withholding or deduction, except that, if the Preferred Partnership Securities are distributed to the holders of the TOPrS upon the dissolution and liquidation of the trust, no Additional Amounts will be payable:

     o to or for a holder who is liable for Gross-Up Taxes because of the holder's connection with a Taxing Jurisdiction, whether as a citizen, a resident or a national of such jurisdiction or because the holder carries on a business or maintains a permanent establishment there or is physically present there, other than through the mere receipt of guarantee payments;

     o to or for a holder who presents a Preferred Partnership Security required to be presented for payment more than 30 days after the date on which payment first becomes due, unless that holder would have been entitled to those Additional Amounts by presenting a Preferred Partnership Security on the last day of the 30 day period;

     o to or for a holder who presents a Preferred Partnership Security, when presentation is required, at any place other than in The City of New York; or

     o to or for a holder who would not be liable for Gross-Up Taxes by making a declaration of non-residence or similar claim for exemption to the relevant tax authority.

         Following any distribution of Preferred Partnership Securities to the holders of TOPrS upon liquidation of the trust, no Additional Amounts will be payable with respect to any Preferred Partnership Security if the beneficial owner would not have been entitled to that payment if that beneficial owner had been the holder.

         References in this prospectus to any payments under the Partnership Guarantee will include any Additional Amounts payable in connection with those payments.

COVENANTS IN THE PARTNERSHIP GUARANTEE

         TXU Europe Limited and any issuer of initial subsidiary debentures will covenant in the Partnership Guarantee that if:

          o for any quarterly period, the partnership does not pay to holders of Preferred Partnership Securities an amount equal to distributions at the full fixed rate on a cumulative basis on any Preferred Partnership Securities,

          o an investment event of default with respect to any subsidiary debentures has occurred and is continuing and TXU Europe Limited defaults on its obligations under the related guarantee of subsidiary debentures, or

          o TXU Europe Limited is in continuing default of its obligations under the Trust Guarantee or the Partnership Guarantee,

then, during that period, TXU Europe Limited and any issuer of initial subsidiary debentures will not, and in the case of clause (iv) below, TXU Europe Limited will cause its subsidiaries to not, directly or indirectly,

               (i)            declare or pay any cash dividends or distributions
                         on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its issued share capital or comparable equity interests, other than dividends or distributions paid to TXU Europe Limited or any of its subsidiaries,

               (ii)           make any payments on, or repay, repurchase or
                         redeem, any of its debt securities that rank equally with or junior to any subsidiary debentures or any guarantee of subsidiary debentures,

               (iii)          make any payments with respect to any guarantee
                         that ranks equally with or junior to any subsidiary debentures or any guarantee of subsidiary debentures, or

               (iv)           make any payments on, or repay, repurchase or
                         redeem, any debt or other securities held or issued by or make payments with respect to any guarantee of such debt or other securities or make any loans or advances to, any affiliate of TXU Europe Limited that is not also a subsidiary of TXU Europe Limited.

These restrictions will not apply, however, to any of the following transactions:

            (a)            any payments required by law,

            (b)            dividends or distributions, or options, warrants
                         or rights to subscribe for or purchase, shares or comparable equity interests of TXU Europe Limited or of any issuer of subsidiary debentures, and exchanges or conversions of shares or comparable equity interests of one class for common shares or comparable equity interests of another class of the same issuer,

            (c)            payments by TXU Europe Limited under the Trust
                         Guarantee or the Partnership Guarantee,


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             (d)            payments by any issuer of subsidiary  debentures
                         on those subsidiary debentures or payments by TXU Europe Limited under any guarantee of those subsidiary debentures,

             (e)            any  dividend or payment by TXU Europe  Limited
                         which is applied, directly or indirectly, to any Tax Payments (as defined below), or

             (f)            payments by TXU Europe Limited or any issuer of
                         subsidiary debentures, directly or indirectly, on loans from Funding (or any other subsidiary of TXU Europe Limited) to TXU Europe Limited or any of its subsidiaries made with the proceeds from the issuance by Funding (or the other subsidiary making the loan) of securities guaranteed by TXU Europe Limited (provided that the guarantee ranks senior to all subordinated indebtedness of TXU Europe Limited, including the TXU Europe Limited guarantees of subsidiary debentures), or loans made in connection with the reinvestment of those proceeds.

         "Tax Payments" means any direct or indirect payment to governmental authorities, as and when due, in respect of taxes imposed by the US, UK or any other country in which TXU Europe Limited or its subsidiaries operate, and arising from the operations of TXU Europe Limited, Funding, the Partnership, the trust or any other subsidiary of TXU Europe Limited.

         Under the terms of the limited partnership agreement, the partnership will be permitted to reinvest in subsidiary debentures of eligible subsidiaries if, among other conditions, only those subsidiaries agree to be bound by these covenants.

         TXU Europe Limited will also covenant in the Partnership Guarantee to maintain, directly or indirectly, ownership of 100% of the general partner's interest in the partnership.

EVENTS OF DEFAULT; ENFORCEMENT OF PARTNERSHIP GUARANTEE

         An event of default under the Partnership Guarantee will occur upon the failure of TXU Europe Limited to perform any of its payment or other obligations under the Partnership Guarantee.

         The holders of a majority in liquidation amount of the Preferred Partnership Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Partnership Guarantee Trustee or the special representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred under the Partnership Guarantee. If a special representative has been appointed, this special representative may enforce the rights of the holders of the Preferred Partnership Securities under the Partnership Guarantee. If the special representative or the Partnership Guarantee Trustee fails to enforce its rights under the Partnership Guarantee, after a holder of Preferred Partnership Securities has made a written request, that holder of Preferred Partnership Securities may institute a legal proceeding directly against TXU Europe Limited to enforce its rights under the Partnership Guarantee without first instituting a legal proceeding against the partnership, the special representative, the Partnership Guarantee Trustee or any other person or entity. In any event, if TXU Europe Limited has failed to make a guarantee payment required by the Partnership Guarantee, a holder of Preferred Partnership Securities may directly institute a proceeding against TXU Europe Limited for enforcement of the Partnership Guarantee for such payment.

STATUS OF THE PARTNERSHIP GUARANTEE; SUBORDINATION

         The Partnership Guarantee will constitute an unsecured obligation of TXU Europe Limited and will rank subordinate and junior in right of payment to all other liabilities of TXU Europe Limited, including the guarantees of subsidiary debentures, other than those that are made to rank equally or made subordinate by their terms to the Partnership Guarantee. The Partnership Guarantee will rank equally with any preference share capital of TXU Europe Limited issued in the future and with similar guarantees entered into by TXU Europe Limited in respect of any preferred security of any other finance subsidiary. Accordingly, the rights of the holders of Preferred Partnership Securities to receive payments under the Partnership Guarantee will be subject to the rights of the holders of any obligations of TXU Europe Limited that are senior in priority to the obligations under the Partnership Guarantee. Since TXU Europe is a holding company, the Partnership Guarantee will be effectively subordinated to existing and future liabilities and preference share capital of TXU Europe's subsidiaries. The limited partnership agreement provides that each holder of Preferred Partnership Securities, by acceptance of the Preferred Partnership Securities, agrees to the subordination provisions and other terms of the Partnership Guarantee.

         The Partnership Guarantee will constitute a guarantee of payment and not of collection. Therefore, the guaranteed party may directly institute a legal proceeding against TXU Europe Limited to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity.

         The Partnership Guarantee will be deposited with the Partnership Guarantee Trustee to be held for the benefit of the holders of the Preferred Partnership Securities. In the event of the appointment of a special representative to, among other things, enforce the Partnership Guarantee, the special representative may take possession of the Partnership Guarantee for that purpose. If no special representative has been appointed to enforce the Partnership Guarantee, the Partnership Guarantee Trustee has the right to enforce the Partnership Guarantee on behalf of the holders of the Preferred Partnership Securities.

AMENDMENTS AND ASSIGNMENT

         No approval of the holders of Preferred Partnership Securities will be required with respect to any amendments to the Partnership Guarantee that do not adversely affect the rights, preferences or privileges of holders of Preferred Partnership Securities. In all other cases, the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Preferred Partnership Securities; provided, however, that if the Property Trustee on behalf of the trust is the holder of the Preferred Partnership Securities, any amendment or proposal requiring the approval of the holders of a majority of the Preferred Partnership Securities will not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding TOPrS having a right to vote. All guarantees and agreements contained in the Partnership Guarantee will bind the successors, assigns, receivers, trustees and representatives of TXU Europe Limited and will inure to the benefit of the holders of the Preferred Partnership Securities then outstanding. Except in connection with any permitted merger or consolidation of TXU Europe Limited with or into another entity or any permitted sale, transfer or lease of TXU Europe Limited's assets to another entity in which the surviving corporation, if TXU Europe Limited is not the surviving corporation, assumes TXU Europe Limited's obligations under the Partnership Guarantee, TXU Europe Limited may not assign its rights or delegate its obligations under the Partnership Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Preferred Partnership Securities then outstanding.

TERMINATION OF THE PARTNERSHIP GUARANTEE

         The Partnership Guarantee will terminate and be of no further force and effect as to the Preferred Partnership Securities upon (i) full payment of the redemption price of all Preferred Partnership Securities or (ii) full payment of the amounts payable in accordance with the limited partnership agreement upon liquidation of the partnership. The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Partnership Securities must in accordance with the Delaware Revised Uniform Limited Partnership Act restore payment of any sums paid under the Preferred Partnership Securities or the Partnership Guarantee. The Delaware Revised Uniform Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

INFORMATION CONCERNING THE PARTNERSHIP GUARANTEE TRUSTEE

         The Partnership Guarantee Trustee, prior to the occurrence of a default with respect to the Partnership Guarantee, undertakes to perform only such duties as are specifically set forth in the Partnership Guarantee and, after default with respect to the Partnership Guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the Partnership Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Partnership Guarantee at the request of any holder of Preferred Partnership Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by doing so.

GOVERNING LAW

         The Partnership Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                      DESCRIPTION OF THE FUNDING DEBENTURES

         A portion of the initial subsidiary debentures will be junior subordinated debentures issued by Funding. The Funding debentures will be issued under a subordinated indenture among Funding, TXU Europe Limited and The Bank of New York, as trustee. The indenture will include a full, unconditional and irrevocable subordinated guarantee of the Funding debentures by TXU Europe Limited.

         Certificates for the Funding debentures in bearer form will be held by The Bank of New York as depositary under a deposit agreement. Beneficial interests in the Funding debentures will be registered in the name of the partnership. Specific terms of each series of the Funding debentures will be described in an officer's certificate delivered to the trustee. Material terms of the Funding debentures and the indenture are summarized below. You should read the indenture, the Trust Indenture Act, the officer's certificate and the


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


deposit agreement for a more complete description. Copies of the indenture, the officer's certificate and the deposit agreement are available upon request to the trustee or depositary. Whenever particular provisions or defined terms in the indenture are referred to under this DESCRIPTION OF THE FUNDING DEBENTURES, those provisions or defined terms are incorporated by reference in this prospectus. For your convenience, we indicate sections of the indenture where they are described.

         Each series of debt securities issued under the indenture will be unsecured and subordinated obligations of Funding. Funding is a financing company whose sole source of funds is payment on loans it makes to TXU Europe Limited. The Funding debentures will be fully, unconditionally and irrevocably guaranteed by TXU Europe Limited as to payment of principal, premium, if any, and interest and any Additional Amounts (as described below), and the guarantee will be an unsecured and subordinated obligation of TXU Europe Limited. See DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Guarantees of Subsidiary Debentures." The indenture does not limit the aggregate amount of indebtedness that Funding, TXU Europe Limited or TXU Europe Limited's subsidiaries may issue or the number of series or amount of subordinated debt securities that may be issued under the indenture.

         The covenants contained in the indenture will not afford beneficial owners of the Funding debentures protection in the event of a highly-leveraged transaction involving Funding or TXU Europe Limited.

PAYMENT OF INTEREST AND PRINCIPAL

         Interest on each series of Funding debentures will:

          o Be payable in US dollars at the rate per annum specified in the title of the series;

          o Be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a quarter, on the basis of the actual number of days elapsed in that period;

          o Be payable quarterly in arrears on March 31, June 30, September 30 and December 31 beginning June 30, 2000 unless Funding defers the payment of interest as described below under "Option to Defer Interest Payment Period";

          o        Originally accrue from, and include                   , 2000,
              the date of initial issuance; and

          o Be payable on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.

         If any payment date is not a business day, payment will be made on the next business day, and no interest or other payment will result from the delay. If the next business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day (without any reduction in interest or other payment in respect of this early payment). With respect to payments, a business day is a day, other than a Saturday, Sunday or a day on which banking institutions and trust companies are generally authorized or required to remain closed in the place of payment.

                                     is paying agent for the Funding
debentures in The City of New York. So long as the Funding debentures are listed on the Luxembourg Stock Exchange, or LSE, Funding will maintain a paying agent in Luxembourg. Initially that paying agent will be Kredietbank SA
Luxembourgeoise.

         Interest on each Funding debenture will be paid to the bearer on each interest payment date, at maturity or upon redemption. If interest has not been paid when due on any Funding debenture, the defaulted interest may be payable to the bearer.

         The Funding debentures will mature on                , 2020.

         The principal of and interest on the Funding debentures at maturity will be payable, at their principal amount, upon presentation of the Funding debentures at the office of a paying agent. Funding may change the place of payment on the Funding debentures, appoint one or more additional paying agents, including Funding, and may remove any paying agent, all at its discretion so long as there is a paying agent in The City of New York and, while the Funding debentures are listed on the LSE, in Luxembourg.

DENOMINATIONS

         The Funding debentures will be payable only in US dollars. The Funding debentures and beneficial interests in them will be issued, and may be transferred, only in principal amounts of $25 and in multiples of $25.

FORM, BOOK-ENTRY PROCEDURES

INTRODUCTION

         Beneficial interests in the Funding debentures will be registered in the name of the partnership. The Funding debentures in which beneficial interests are sold will be issued in the form of one or more Funding debentures in bearer form. Upon issuance, the trustee will authenticate and deliver the Funding debentures to The Bank of New York, which will hold those Funding debentures as depositary for the benefit of the partnership under the deposit agreement. The depositary will issue to the partnership, in respect of each Funding debenture, one or more certificateless book-entry interests, which together will represent a 100% beneficial interest in the Funding debentures. The Funding debentures will be held in bearer form by the depositary and certificateless book-entry interests representing beneficial ownership of these Funding debentures will be held by, or on behalf of, the partnership. Beneficial interests in the Funding debentures are expected to be qualified to be held through Euroclear and/or Clearstream.

         Under the deposit agreement, the bearer Funding debentures may be transferred only as a whole and, with Funding's consent, by the depositary or its nominee to the depositary or to a successor depositary or nominee.

         For so long as the depositary or its nominee is the holder of the Funding debentures, the depositary or its nominee will be considered the sole owner of the Funding debentures for all purposes under the indenture.

PAYMENTS ON THE FUNDING DEBENTURES

         Payments on the Funding debentures will be made by Funding through the paying agent to the depositary as the holder of Funding debentures. The depositary will, in turn, make payments in the same amounts to the partnership.

         Neither Funding, TXU Europe Limited, the trustee nor any paying agent will have any responsibility for payments made or to be made by the depositary to the partnership in respect of the Funding debentures or the book-entry interests in them, including any payments of Additional Amounts.

REDEMPTION OF BOOK-ENTRY INTERESTS

         If any Funding debentures are redeemed, the depositary will deliver the amount received by it to the partnership.

         If all the Funding debentures are redeemed, the depositary will surrender the Funding debentures of that series to the trustee or the paying agent in Luxembourg for cancellation. The depositary will cancel the book-entry interests issued with respect to those Funding debentures. If there is a partial redemption, the depositary will surrender the related Funding debenture to the trustee or the paying agent in Luxembourg for reduction of principal amount by endorsement on the reverse of the Funding debenture or in exchange for a substitute Funding debenture in a reduced principal amount. The depositary will record on its books a corresponding reduction in the principal amount of the book-entry interests issued with respect to the Funding debenture.

REPORTS AND NOTICES

         Notices to holders of the Funding debentures listed on the Luxembourg Stock Exchange will be published in a leading daily newspaper having general circulation in Luxembourg, probably the Luxemburger Wort. The depositary will promptly send to the partnership a copy of any notices, reports and other communications received by it relating to Funding, the Funding debentures or the book-entry interests.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

         The deposit agreement may be amended by Funding and the depositary without the consent of the partnership:

          o        To cure any defect, omission, inconsistency or ambiguity;

          o        To add covenants and agreements of Funding or the depositary;

          o To assign the depositary's rights and duties to a qualified successor;

          o To conform the deposit agreement to the requirements of the Securities Act, the Exchange Act, the Investment Company Act of 1940 or the Trust Indenture Act or any other applicable securities laws;

          o To modify the deposit agreement in connection with an amendment to the indenture that does not require the consent of the partnership; or

          o To amend or supplement the deposit agreement in any way which, in the opinion of counsel acceptable to Funding, is not materially adverse to the partnership or inconsistent with the deposit agreement itself.

         Otherwise, no amendment that materially adversely affects the partnership may be made to the deposit agreement without the consent of the partnership.

         The deposit agreement will cease to be of further effect when the indenture has been satisfied and discharged or:

          o All sums payable by Funding under the deposit agreement have been paid; and

          o       The deposit agreement has been satisfied and discharged.

RESIGNATION OF DEPOSITARY

         The depositary may resign upon 60 days' written notice to Funding and the partnership. The resignation of the depositary will become effective upon acceptance of a successor depositary to similar arrangements. If no successor has been appointed by Funding within 120 days, then the depositary may deliver the Funding debentures to the partnership.

OBLIGATION OF DEPOSITARY

         The depositary will undertake to perform only those duties specifically described in the deposit agreement and, subject to exceptions described in the deposit agreement, will assume no obligation under the deposit agreement other than for its own bad faith, negligence or willful misconduct in the performance of its duties under the deposit agreement.

OPTIONAL REDEMPTION

         On and after , the Funding debentures will be redeemable as a whole at any time or in part from time to time, at the option of Funding, at a redemption price of 100% of the unpaid principal amount, plus any unpaid and accrued interest and any Additional Amounts. In addition, following the occurrence of a partnership special event, the Funding debentures will be redeemable as a whole, at the option of Funding, at a redemption price of 100% of the unpaid principal amount, plus any unpaid and accrued interest and any Additional Amounts.

         The trustee will give notice to the holders of any optional redemption of Funding debentures, not less than 30 nor more than 60 days before that redemption. All notices of redemption will state the redemption date and the redemption price plus accrued and unpaid interest. If less than all the Funding debentures are to be redeemed, the notice will identify those to be redeemed and the portion of the principal amount of the Funding debentures to be redeemed in part. The notice will state that on the redemption date, subject to the debenture trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid interest and any Additional Amounts will become due and payable on each Funding debenture to be redeemed and that interest and any Additional Amounts will cease to accrue on and after that date. It will name the place or places where the Funding debentures are to be surrendered for payment of the redemption price plus accrued and unpaid interest and any Additional Amounts (Indenture, Section 404).

OPTION TO DEFER PAYMENT OF INTEREST

         Funding may defer the payment of interest at any time, and from time to time, on the Funding debentures for a period not exceeding six consecutive quarters and, in any event, not beyond the maturity of the Funding debentures (Indenture, Section 311). Interest would, however, continue to accrue and compound at the stated interest rate.

         Funding will give the partnership and the trustee notice of its election to defer interest payments before the earlier of (1) one business day before the record date for the distribution which would occur if Funding did not make the election to defer or (2) the date Funding is required to give notice to the LSE or any other applicable self-regulatory organization of the record date.

SUBORDINATION

         The Funding debentures will be subordinate and junior in right of payment to all Senior Indebtedness of Funding (Indenture, Section 1601). No payment of the principal of the Funding debentures, including redemption and sinking fund payments, or interest on the Funding debentures may be made until all holders of Senior Indebtedness have been paid, if any of the following occurs:

          o Specified events of bankruptcy, insolvency or reorganization of Funding;

          o Any Senior Indebtedness is not paid when due and that default continues without waiver;

          o Any other default has occurred and continues without waiver, permitting the holders of Senior Indebtedness to accelerate the maturity of that indebtedness; or

          o The maturity of any other series of subordinated debentures under the subordinated indenture has been accelerated, because of an Event of Default under the subordinated indenture which remains uncured (Indenture, Section 1602).

         Upon any distribution of assets of Funding to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of the Funding debentures are entitled to receive or retain any payment (Indenture, Section 1604).

         Senior Indebtedness is defined in the indenture to include all notes and other obligations, including guarantees, of Funding for borrowed money that are not subordinate or junior in right of payment to any other indebtedness of Funding unless by its terms it is equal in right of payment to the Funding debentures. The obligations of Funding under the Funding debentures will not be deemed to be Senior Indebtedness (Indenture, Section 101).

         The indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of September 30, 1999, Funding had approximately $1.5 billion principal amount of indebtedness for borrowed money constituting Senior Indebtedness.

ADDITIONAL AMOUNTS

         All payments made on the Funding debentures or under the related TXU Europe Limited guarantee will be made without withholding or deduction for any taxes or other governmental charges imposed by a jurisdiction in which Funding or TXU Europe Limited is organized or managed or controlled or has a place of business, or any political subdivision or taxing authority of that jurisdiction, unless the withholding or deduction is required by law. If any required withholding or deduction is made, Funding or TXU Europe Limited will pay to each holder of Funding debentures Additional Amounts as may be necessary so that the net amount received by each holder of Funding debentures after the withholding or deduction equals the amount that the holder would have received absent that withholding or deduction.

         References in this prospectus to any payments under the related TXU Europe Limited guarantee will include any Additional Amounts payable in connection with the guarantee.

DEFEASANCE

         Funding and TXU Europe Limited will be discharged from their obligations on the Funding debentures or any other series of debt securities issued under the indenture when either of them deposits with the trustee cash or government securities sufficient to pay the principal, interest, any premium and any other sums when due on or before the stated maturity date or a redemption date for that series of debt securities (Indenture, Section 701). Funding and TXU Europe Limited will continue to be liable for any shortfall in the funds deposited unless they have provided an opinion of counsel that the discharge of their obligations will not create an adverse US tax effect for the holders.


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CONSOLIDATION, MERGER, AND SALE OF ASSETS

         Under the terms of the indenture, neither Funding nor TXU Europe Limited may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

          o The surviving or successor entity is organized under the laws of any jurisdiction and validly existing under the laws of that jurisdiction and it expressly assumes the obligations of Funding or TXU Europe Limited, as the case may be, on all debt securities, the guarantee and under the indenture;

          o Immediately after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

          o Funding or TXU Europe Limited, as the case may be, will have delivered to the trustee a certificate of an officer and an opinion of counsel as provided in the indenture (Indenture, Section 1101).

         The indenture does not restrict Funding or TXU Europe Limited from entering into a merger in which Funding or TXU Europe Limited, as the case may be, is the surviving entity (Indenture, Section 1103).

EVENTS OF DEFAULT

         "Event of Default," when used in the indenture with respect to a particular series of debt securities issued under the indenture, including the Funding debentures, means any of the following has occurred:

          o Failure to pay interest on that series within 30 days after it is due (subject to Funding's right to defer those payments);

          o Failure to pay the principal of or any premium on that series when due;

          o Failure to perform or remedy any breach of any other covenant of Funding or TXU Europe Limited in the indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after Funding or TXU Europe Limited receives written notice from the trustee, or Funding or TXU Europe Limited and the trustee receive a written notice from the holders of 25% or more in principal amount of the outstanding debt securities of that series;

          o The guarantee of that series becomes ineffective, or is found to be unenforceable in a judicial proceeding or is disaffirmed by TXU Europe Limited;

          o Specified events in bankruptcy or insolvency of Funding or TXU Europe Limited; or

          o In the case of the Funding debentures and any other series of debt securities specifically requiring payments of Additional Amounts, failure to pay Additional Amounts on that series within 30 days after it is due (Indenture, Section 801).

         An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee will give notice to the holders of debt securities of the relevant series of any default known to the trustee in the manner and to the extent required by the Trust Indenture Act, unless cured or waived, in respect to payment of that series, effectiveness of the guarantee, payment of indebtedness of Funding, TXU Europe Limited or a subsidiary of TXU Europe Limited, or bankruptcy or insolvency of Funding, TXU Europe Limited or any subsidiary of TXU Europe Limited. The trustee will not give notice to the holders of debt securities of any other default known to the trustee until at least 45 days after the occurrence of the default (Indenture, Section 902).

REMEDIES

         If an Event of Default with respect to fewer than all the series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default applies to all outstanding debt securities under the indenture, only the trustee or holders of at least 25% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration (Indenture, Section 802).

         At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the Event of Default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if Funding or TXU Europe Limited has paid or deposited with the trustee a sum sufficient to pay:

          o    All overdue interest on all debt securities of the series;

          o The principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest that is currently due;

          o    To the extent permitted by law, interest on overdue interest;

          o    All amounts due to the trustee under the indenture; and

          o Any other Event of Default with respect to the debt securities of that series has been cured or waived as provided in the indenture (Indenture, Section 802).

         There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of Funding or TXU Europe Limited.

         Other than its duties in case of an Event of Default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture (Indenture, Section 812).

         No holder of debt securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

          o The holder has previously given to the trustee written notice of a continuing Event of Default;

          o The holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default has occurred and is continuing have made a written request to the trustee, and have offered reasonable indemnity to the trustee, to institute proceedings;

          o The trustee has failed to institute any proceeding for 60 days after it receives that notice, request and offer of indemnity; and

          o The holders of a majority in aggregate principal amount of all series in default have not given the trustee direction inconsistent with the written request within that 60 day period (Indenture, Section 807).

         However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest or Additional Amounts, if any, due on the debt security on or after the applicable due date (Indenture, Section 808).

         TXU Europe Limited will provide to the trustee an annual statement by an appropriate officer as to compliance with all conditions and covenants under the indenture (Indenture, Section 606).

ENFORCEMENT OF RIGHTS BY HOLDERS OF PREFERRED PARTNERSHIP SECURITIES

         If the special representative fails to enforce its rights on behalf of the partnership in the Funding debentures or TXU Europe Limited's guarantee of Funding debentures after a holder of Preferred Partnership Securities has made a written request, the holder of record of Preferred Partnership Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against TXU Europe Limited or Funding to enforce the rights of the special representative and the partnership in the Funding debentures or TXU Europe Limited's guarantee of those debentures without first instituting any legal proceeding against the special representative, the partnership or any other person or entity. In any event, if a partnership enforcement event has occurred and is continuing and that event is attributable to the failure of Funding to make any required payment when due on any Funding debenture or the failure of


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


TXU Europe Limited to make any required payment when due on its guarantee of a Funding debenture, then a holder of Preferred Partnership Securities may, to the fullest extent permitted by law, on behalf of the partnership directly institute a proceeding against Funding with respect to that Funding debenture or against TXU Europe Limited with respect to that guarantee, in each case for enforcement of payment.

ENFORCEMENT OF RIGHTS BY HOLDERS OF TOPRS

         In addition, for so long as the trust holds any Preferred Partnership Securities, if the special representative fails to enforce its rights on behalf of the partnership in the Funding debentures or TXU Europe Limited's guarantee of Funding debentures after a holder of TOPrS has made a written request, a holder of record of TOPrS may, to the fullest extent permitted by law, on behalf of the partnership directly institute a legal proceeding against TXU Europe Limited or Funding to enforce the rights of the special representative and the partnership in the Funding debentures or TXU Europe Limited's guarantee of those debentures, without first instituting any legal proceeding against the Property Trustee, the trust, the special representative, the partnership or any other person. In any event, for so long as the trust is the holder of any Preferred Partnership Securities, if a trust enforcement event has occurred and is continuing and that trust enforcement event is attributable to the failure of Funding to make any required payment when due on any Funding debentures or the failure of TXU Europe Limited to make any required payment when due on its guarantee of a Funding debenture, then a holder of TOPrS may on behalf of the partnership directly institute a proceeding against Funding with respect to that Funding debentures or against TXU Europe Limited with respect to that guarantee, in each case for enforcement of payment.

MODIFICATION AND WAIVER

         Without the consent of any holder of debt securities, Funding, TXU Europe Limited and the trustee may enter into one or more supplemental indentures for any of the following purposes:

          o To evidence the assumption by any permitted successor of the covenants of Funding or TXU Europe Limited in the indenture and in the debt securities;

          o To add additional covenants of Funding or TXU Europe Limited or to surrender any right or power of Funding or TXU Europe Limited under the indenture;

          o    To add additional Events of Default;

          o To change or eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, that change, elimination or addition will become effective only:

              (1) when the consent of the holders of debt securities of that series has been obtained in accordance with the indenture; or

              (2) when no debt securities of the affected series remain outstanding under the indenture;

          o To provide collateral security for all but not part of the debt securities;

          o To establish the form or terms of debt securities of any other series or any guarantees as permitted by the indenture;

          o To provide for the issuance of additional bearer securities and related coupons, if any;

          o To evidence and provide for the acceptance of appointment of a separate or successor trustee;

          o To provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

          o To change any place where principal, premium, if any, and interest and Additional Amounts, if any, will be payable, debt securities may be surrendered for registration of transfer or exchange and notices to Funding and TXU Europe Limited may be served; or

          o To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that the action will not adversely affect the interests of the holders of debt securities of any series in any material respect (Indenture, Section 1201).

         The holders of a majority in aggregate principal amount of the debt securities of all series then outstanding may waive compliance by Funding and TXU Europe Limited with some restrictive provisions of the indenture (Indenture, Section 607). The holders of a majority in aggregate principal amount of the debt securities of one or more but less than all series or tranches then outstanding may waive compliance by Funding and TXU Europe Limited with some restrictive provisions of the indenture with respect to those series or tranches (Indenture, Section 607). The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or Additional Amounts, if any, and some covenants and provisions of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected (Indenture, Section 813).

         If the Trust Indenture Act of 1939 is amended after the date of the indenture to require changes to the indenture, the indenture will be deemed to be amended so as to conform to that amendment of that Act. Funding, TXU Europe Limited and the trustee may, without the consent of any holders of any debt securities, enter into one or more supplemental indentures to evidence the amendment (Indenture, Section 1201).

         The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No amendment or modification may:

          o Change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

          o Reduce the percentage in principal amount of the outstanding debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default under the indenture and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

          o Modify some of the provisions of the indenture relating to supplemental indentures, waivers of specified covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected by the modification or waiver (Indenture, Section 1202).

         A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the indenture of the holders of the debt securities of any other series (Indenture, Section 1202).

         The indenture provides that debt securities owned by Funding, TXU Europe Limited or anyone else required to make payment on the debt securities will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

         Funding or TXU Europe Limited may fix in advance a record date to determine the holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but neither Funding or TXU Europe Limited will have any obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after the record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of these debt securities. A transferee will be bound by acts of the trustee, Funding or TXU Europe Limited taken in reliance on those requests or directions, whether or not notation of the action is made upon the debt security (Indenture, Section 104).


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RESIGNATION OF A TRUSTEE

         A trustee may resign at any time by giving written notice to Funding and TXU Europe Limited or may be removed at any time by act of the holders of a majority in principal amount of all outstanding series of debt securities and notice of that act has been delivered to the trustee, Funding and TXU Europe Limited. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if Funding and TXU Europe Limited deliver to the trustee resolutions of their Boards of Directors appointing a successor trustee and that successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture (Indenture, Section
910).

NOTICES

         Notices to holders of bearer Funding debentures will be given as provided for in the Funding debentures. The depositary will forward these notices to the partnership (Indenture, Section 106). So long as the Funding debentures are listed on the LSE, notices will also be published in a leading daily newspaper with general circulation in Luxembourg, probably the Luxemburger Wort.

TITLE

         Funding, TXU Europe Limited, the trustee, and any agent of Funding, TXU Europe Limited or the trustee, will treat the bearer as the absolute owner of the Funding debentures (Indenture, Section 308).

GOVERNING LAW

         The indenture, the deposit agreement, the Funding debentures and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York (Indenture, Section 112).

REGARDING THE TRUSTEE

         The trustee under the indenture is The Bank of New York. The Bank of New York is also depositary under the deposit agreement and will act as Property Trustee, Partnership Guarantee Trustee and Trust Guarantee Trustee. TXU Europe Limited and some of its affiliates also maintain various banking and trust relationships with The Bank of New York.

MEETINGS OF HOLDERS OF FUNDING DEBENTURES

         The indenture contains provisions for the calling of meetings of holders of one or more series of debt securities, including of the Funding debentures to consider matters affecting their interest, including consents or waivers or other actions by the holders. See -- "Modification and Waiver" and "Remedies." The trustee may call a meeting of holders of one or more series of debt securities at any time. The trustee will call a meeting at the request of Funding, TXU Europe Limited or the holders of 33% in aggregate principal amount of the debt securities of those series, considered as one class. Notice of the meeting will be given to the holders of the debt securities of the affected series not less than 21 nor more than 180 days before the date of the meeting. The holders of a majority in principal amount of the debt securities of the affected series, considered as one class, will constitute a quorum at the meeting. Attendance at a meeting may be in person or by proxy.
(Indenture, Article 13)


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


                       MATERIAL INCOME TAX CONSIDERATIONS

UK TAX CONSIDERATIONS

         The following is a summary of current law and practice relating to the UK income tax treatment of interest on the subsidiary debentures to be issued by TXU Eastern Funding Company, in the form of the Funding debenture, and subsidiary debentures issued in the same form as the Funding debenture where the interest has a UK source, where the TOPrS are held and beneficially owned by persons who are not residents of the UK for taxation purposes. The UK tax position in the case of a UK resident holder of the TOPrS is not addressed because the trust is not a UK entity and is not intended to be resident in the UK for UK tax purposes and the TOPrS will not be offered to UK resident persons.

         Prospective investors who may be taxable in the UK because they are UK residents or carry on a trade, profession or vocation in the UK to which a holding of TOPrS is attributable or who may be unsure as to their tax position should seek their own professional advice.

ISSUER/PAYING AGENT WITHHOLDING TAX

         The subsidiary debentures will constitute "quoted Eurobonds" within the meaning of section 124 of the Income and Corporation Taxes Act 1988 ("the Act") as long as they continue to be in bearer form and are listed on a "recognised stock exchange" within the meaning of section 841 of the Act. The LSE is a "recognised stock exchange" for these purposes. Accordingly, payments of interest on the subsidiary debentures when they are listed on the LSE may be made without withholding or deduction for, or on account of, UK income tax where payment is made by or through a person outside the UK, or where the payment is made by or through a person in the UK and either:

         (1) the beneficial owner of the subsidiary debentures and of the interest on those notes is not resident in the UK, or

         (2) the subsidiary debentures are held in a "recognised clearing system";

and a declaration to that effect in the required form has been given to the paying agent and the UK Inland Revenue has not issued a direction that it considers that no exemption from the requirement to withhold or deduct applies.

         Where these conditions are not satisfied, whether or not payment is made through a paying agent, interest on the subsidiary debentures will be paid after deduction of UK income tax at the lower rate, which is, currently, 20%, unless the Inland Revenue has previously directed, in relation to a particular holder of subsidiary debentures, that payment should be made free of that deduction or subject to a reduced deduction by virtue of relief being available to the holder of those subsidiary debentures under the provisions of any applicable double taxation treaty.

         So long as the subsidiary debentures are held by the partnership, it is intended that the partnership will collect payments of interest on the subsidiary debentures from a paying agent in New York or Luxembourg.

COLLECTING AGENT WITHHOLDING TAX

         A person, referred to in this summary as a collecting agent, in the UK who, in the course of a trade or profession, either:

         (a) acts as custodian of the subsidiary debentures and receives interest on the subsidiary debentures, or directs that interest on the subsidiary debentures be paid to another person, or consents to payment of interest on the subsidiary debentures being made to another person;

         (b) collects or secures payment of, or receives interest on, the subsidiary debentures for another person, including the holder of such subsidiary debentures; or

         (c) acts for another person in arranging to collect or secure payment of interest on the subsidiary debentures,

except by means solely of clearing a check or arranging for the clearing of a check, will be required to withhold UK income tax at the lower rate (currently 20%) unless certain statutory exceptions apply.


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


         The partnership does not intend to appoint a UK collecting agent in respect of the interest payments on the subsidiary debentures.

TAXATION OF UK SOURCE INCOME

         For the purposes of UK income tax, interest on the subsidiary debentures will be treated as income to which holders of TOPrS are entitled as it arises on the subsidiary debentures. However, notwithstanding that the income arising to the holder of a TOPrS may have a UK source, where interest on the subsidiary debentures is paid without withholding or deduction for, or on account of, UK income tax it will not be taxed in the hands of either the trust or any beneficial owner of the TOPrS who is neither resident in the UK nor carrying on a trade in the UK to which the holding of the TOPrS is attributable.

US INCOME TAX CONSIDERATIONS

         The following summary describes the material US federal income tax consequences of the acquisition, ownership and disposition of the TOPrS and represents the opinion of Thelen Reid & Priest LLP, counsel to TXU Europe Limited, the partnership, and the trust. Except where noted, it deals only with TOPrS held as capital assets within the meaning of section 1221 of the US Internal Revenue Code of 1986, as amended (Code), and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding the TOPrS as part of a hedging or conversion transaction or a straddle, persons who have a functional currency other than the US dollar, or persons who are not US holders, as defined below. In addition, this discussion does not address the tax consequences to persons who purchase TOPrS other than pursuant to their original issuance and distribution. Furthermore, the discussion below is based upon the Code, existing and proposed Treasury regulations promulgated under the Code, and current administrative rulings and judicial decisions under the Code and regulations, all of which are subject to change, possibly on a retroactive basis, so as to result in US federal income tax consequences different from those discussed below.

         As used in this prospectus, a US holder means a holder of a beneficial interest in TOPrS that is (i) a citizen or resident of the US, (ii) a corporation, partnership or other entity created or organized in or under the laws of the US or any political subdivision of the US, (iii) an estate the income of which is subject to US federal income taxation regardless of its source, or (iv) a trust the administration of which is subject to the primary supervision of a court within the US and for which one or more US persons have the authority to control all substantial decisions.

         PROSPECTIVE HOLDERS OF BENEFICIAL INTERESTS IN TOPRS ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE US FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TOPRS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE TRUST

         Thelen Reid & Priest LLP is of the opinion that, under current law and assuming full compliance with the limited partnership agreement and the instruments establishing the trust and other documents, the trust will be classified for US federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for US federal income tax purposes, each holder of TOPrS will be considered the owner of an undivided interest in the Preferred Partnership Securities held by the trust, and each holder will be required to include in its gross income its distributive share of income attributable to the partnership, which generally will be equal to such holder's allocable share of amounts accrued on the Preferred Partnership Securities. No amount included in income with respect to the TOPrS will be eligible for the corporate dividends-received deduction.

CLASSIFICATION OF THE PARTNERSHIP

         Thelen Reid & Priest LLP is of the opinion that, under current law, and based on certain representations, facts and assumptions described below, the partnership will be classified for US federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation.

         Thelen Reid & Priest LLP's opinion is based on certain factual assumptions relating to the organization and operation of the partnership and is conditioned upon certain representations made by the general partner and the partnership as to factual matters, such as the organization and the operation of the partnership and the type and frequency of investments made by the partnership.

         The general partner has represented that it intends to operate the partnership in a manner such that it will continue to constitute a partnership for all future taxable periods in which any Preferred Partnership Securities remain outstanding. In particular, pursuant to the limited partnership agreement, the general partner is prohibited from taking any action that would


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


cause the Partnership to constitute a publicly traded partnership taxable as a corporation under section 7704(a) of the Code. Accordingly, it is expected that the partnership will continue to qualify as a partnership, and therefore will not constitute a publicly traded partnership taxable as a corporation, for all taxable years in which the Preferred Partnership Securities remain outstanding.

CLASSIFICATION OF THE SUBSIDIARY DEBENTURES

         The partnership, TXU Europe Limited, the subsidiaries of TXU Europe Limited that issue subsidiary debentures and the holders of the TOPrS (by acceptance of a beneficial interest in a TOPrS) will agree to treat the subsidiary debentures as indebtedness of the relevant issuer for US federal income tax purposes. In connection with the issuance of the initial subsidiary debentures, Thelen Reid & Priest LLP will issue its opinion, based on the reasoning contained therein, that under current law, and based on certain representations, facts and assumptions set forth in the opinion, the subsidiary debentures will be classified as indebtedness of the relevant issuer for US federal income tax purposes.

PARTNERSHIP INCOME

         A holder's distributive share of income attributable to the partnership generally will be substantially equal to the amount of such holder's allocable share of the cash distributions that accumulate with respect to the TOPrS. Accordingly, if quarterly distributions on the TOPrS are paid currently, the amount of income recognized by a holder during a taxable year generally will be substantially equal to the cash distributions received by the holder with respect to its TOPrS.

         The nature and timing of the income that is allocated to holders of TOPrS will, however, depend on the US federal income tax characterization of the investments held by the partnership during the period in question. Because the partnership will be an accrual basis taxpayer for US federal income tax purposes, income will accrue on the TOPrS and will be allocated to holders of TOPrS on a daily accrual basis, generally at a rate that is expected to be equal to (and that will not be greater than) the distribution rate on the TOPrS, regardless of the holders' method of accounting. Actual cash distributions on the TOPrS will not, however, be separately reported as taxable income to the holders at the time they are received.

         If distributions on the Preferred Partnership Securities are not made currently, the corresponding distributions on the TOPrS will not be made currently. Because the partnership is an accrual basis taxpayer, it can be expected that during a period in which interest payments on the subsidiary debentures or other partnership investments or distributions on the Preferred Partnership Securities are deferred (for whatever reason), holders will generally recognize income in advance of their receipt of any cash distributions with respect to their TOPrS. The amount of income that will be allocated to holders of TOPrS during any such deferral period will equal their pro rata share of the amount of distributions accruing on the Preferred Partnership Securities during such deferral period.

RECEIPT OF PREFERRED PARTNERSHIP SECURITIES UPON LIQUIDATION OF THE TRUST

         Under certain circumstances, as described under the caption DESCRIPTION OF THE TOPrS -- "Trust Special Event Redemption or Distribution", Preferred Partnership Securities may be distributed to holders of TOPrS in exchange for their TOPrS upon the dissolution and liquidation of the trust. Unless the dissolution of the trust occurs as a result of the trust being subject to US federal income tax with respect to income accrued or received on the Preferred Partnership Securities, such a distribution to holders would, for US federal income tax purposes, be treated as a nontaxable event to each holder, each holder would receive an aggregate tax basis in the Preferred Partnership Securities equal to such holder's aggregate tax basis in its TOPrS, and each holder's holding period in the Preferred Partnership Securities so received in liquidation of the trust would include the period during which the TOPrS were held by such holder. If, however, the dissolution of the trust were to occur because the trust was subject to US federal income tax with respect to income accrued or received on the Preferred Partnership Securities, the distribution of Preferred Partnership Securities to holders by the trust would likely be a taxable event to each holder, and each holder would recognize gain or loss as if the holder had exchanged its TOPrS for the Preferred Partnership Securities it received upon the dissolution and liquidation of the trust in a taxable exchange. Such gain or loss would be equal to the difference between the holder's aggregate tax basis in its TOPrS surrendered in the exchange and the aggregate fair market value of the Preferred Partnership Securities received in the exchange.

REDEMPTION OF TOPRS FOR CASH

         Under certain circumstances, as described under the caption DESCRIPTION OF THE TOPrS -- "Mandatory Redemption", DESCRIPTION OF THE TOPrS -- "Trust Special Event Redemption or Distribution" and DESCRIPTION OF THE PREFERRED PARTNERSHIP SECURITIES -- "Partnership Special Event Redemption", the general partner may cause the partnership to redeem the Preferred Partnership Securities for cash, in which event the trust shall simultaneously apply the proceeds of such redemption to redeem the TOPrS. Under current law, such a redemption would constitute, for US federal income tax purposes, a taxable disposition, and a holder would recognize gain or loss as if it had sold its proportionate interest in the redeemed Preferred Partnership Securities for an amount of cash equal to the proceeds received upon redemption. See " -- Disposition of TOPrS".

DISPOSITION OF TOPRS

         A holder that sells TOPrS will recognize gain or loss equal to the difference between the amount realized on the sale of the TOPrS and the holder's adjusted tax basis in such TOPrS. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the TOPrS have been held for more than one year at the time of the sale.

         A holder's tax basis in its TOPrS generally will equal the amount paid by the holder for its TOPrS, increased by the amount includible in income by such holder with respect to its TOPrS, and reduced by the amount of cash or other property distributed to such holder with respect to its TOPrS. A holder who acquires TOPrS at different prices may be required to maintain a single aggregate adjusted tax basis in all of its TOPrS and, upon sale or other disposition of some of its TOPrS, to allocate a pro rata portion of the aggregate tax basis to the TOPrS sold (rather than maintaining a separate tax basis in each TOPrS for purposes of computing gain or loss on a sale of that trust security).

PARTNERSHIP ANTI-ABUSE RULES

         The US Department of Treasury has promulgated regulations under section 701 of the Code that generally permit it to recast a transaction or disregard a partnership if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate US federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code, or to treat a partnership as an aggregate of its partners as appropriate to carry out the purpose of any provision of the Code or the Treasury regulations thereunder. The partnership has been formed for, and will engage in, activities typical for partnerships. Although there is no precedent that applies to the transactions contemplated herein, Thelen Reid & Priest LLP has advised TXU Europe Limited, the partnership and the trust, and each of TXU Europe, the partnership and the trust believe, that the partnership is not of a type intended to fall within the scope of these regulations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         To the extent required by law, income on the TOPrS will be reported to US holders on Form 1099, which should be mailed to the holders by January 31 following each calendar year.

         Payment of the proceeds from the disposition of the TOPrS to or through the US office of a broker is subject to information reporting unless the US holder establishes an exemption from information reporting.

         Payments made in respect of, and proceeds from the sale of, the TOPrS may be subject to "backup withholding" tax at a rate of 31% if the US holder fails to comply with identification requirements prescribed by the Code and regulations, or has previously failed to report in full dividend and interest income, or does not otherwise establish its entitlement to an exemption. Any withheld amounts generally will be refunded or allowed as a credit against the US holder's US federal income tax liability, provided that information required by the Code and regulations is furnished to the US Internal Revenue Service.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, the trust has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative, has severally agreed to purchase the number of TOPrS set forth opposite its name below. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions in the underwriting agreement, to purchase all the TOPrS offered if any of the TOPrS are purchased. In the event of default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.



            UNDERWRITERS                                    NUMBER OF TOPRS
            ------------                                    ---------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated......................................

A.G. Edwards & Sons, Inc. ....................................

Goldman, Sachs & Co. .........................................

Lehman Brothers Inc. .........................................

Morgan Stanley & Co. Incorporated.............................

PaineWebber Incorporated......................................

Prudential Securities Incorporated............................

Salomon Smith Barney Inc. ....................................

Banc of America Securities LLC................................

Banc One Capital Markets, Inc. ...............................

BNY Capital Markets, Inc. ....................................

CIBC World Markets Corp. .....................................

Credit Suisse First Boston Corporation........................

First Union Securities, Inc. .................................

FleetBoston Robertson Stephens Inc. ..........................

TD Waterhouse Inc. ...........................................

Utendahl Capital Partners, L.P. ..............................
                                                                 ----------

          Total...............................................   20,000,000
                                                                 ==========

COMMISSION AND DISCOUNTS

         The underwriters propose to offer the TOPrS to the public in the United States at the public offering price set forth on the cover page of this prospectus, and to certain dealers at that price less a concession not in excess of $. per TOPrS. The underwriters may allow, and those dealers may reallow, a discount not in excess of $. per TOPrS to certain brokers and dealers. After the TOPrS are released for sale to the public, the offering price, concession and discount may be changed.

         In view of the fact that the proceeds of the sale of the TOPrS will ultimately be used to purchase the debentures of Funding and other eligible subsidiaries of TXU Europe Limited, the underwriting agreement provides that TXU Europe Limited will pay as compensation to the underwriters an amount in
immediately available funds of $        for the accounts of the several
underwriters.

LISTING

         The trust will apply to have the TOPrS listed on the NYSE. Trading of the TOPrS on the NYSE is expected to commence within a 30-day period after the initial delivery of the TOPrS. The representative has advised the trust that it intends to make a market in the TOPrS prior to the commencement of trading on the NYSE. The representative will have no obligation to make a market in the TOPrS, however, and may cease market-making activities, if commenced, at any time.

         Before this offering there has been no public market for the TOPrS. In order to meet one of the requirements for listing the TOPrS on the NYSE, the underwriters will undertake to sell lots of 100 or more TOPrS to a minimum of 400 beneficial holders, that there will be at least one million TOPrS outstanding and that the TOPrS will have a minimum market value of $4,000,000.

PRICE STABILIZATION, SHORT POSITIONS AND PENALTY BIDS

         In connection with the offering, the underwriters are permitted to engage in certain transactions that stabilize the market price of the TOPrS. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the market price of the TOPrS. If an underwriter creates a short position in the TOPrS in connection with the offering, i.e., if it sells more TOPrS than are set forth on the cover page of this prospectus, the underwriter may reduce that short position by purchasing TOPrS in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if an underwriter purchases TOPrS in the open market to reduce the underwriter's short position or to stabilize the price of the TOPrS, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those TOPrS as part of the offering. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither the trust, TXU Europe Limited nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the TOPrS. In addition, neither the trust, TXU Europe Limited nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

OVER-ALLOTMENT OPTION

         The underwriters have been granted an option, exercisable for 30 days following the date of this prospectus, to purchase additional TOPrS from the trust in an amount up to 15% of the total initial TOPrS listed above at the public offering price listed on the cover page of this prospectus. TXU Europe Limited will pay to the underwriters a commission of $ per additional TOPrS purchased. The underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the TOPrS. To the extent the option is exercised, each underwriter has agreed to purchase approximately the same percentage of TOPrS that the number listed opposite its name in the table above bears to the total number of TOPrS initially offered.

MISCELLANEOUS

         The trust, TXU Europe Limited, Funding and the partnership have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

          Certain of the underwriters and their affiliates engage in transactions with, and perform services for, TXU Europe Limited and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with TXU Europe Limited and its affiliates. Affiliates of certain of the underwriters are lenders to TXU Europe Limited under the Sterling Credit Agreement and are expected to receive a portion of the amounts repaid under the Sterling Credit Agreement from the net proceeds of this offering. Because more than 10% of the net proceeds of the offering will be paid to affiliates of members of the National Association of Securities Dealers, Inc., or NASD, who are participating in the offering, the offering is being made pursuant to Rule 2710(c)(8) of the Conduct Rules of the NASD. See USE OF PROCEEDS.

                                     EXPERTS

         The consolidated financial statements of TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries as of December 31, 1998 and March 31, 1999 and for the periods from formation (February 5, 1998) through December 31, 1998 and from formation through March 31, 1999; the consolidated financial statements of Eastern Group plc (now known as TXU Europe Group plc) as of March 31, 1998, for the years ended March 31, 1997 and March 31, 1998 and for the period from April 1, 1998 through May 18, 1998; and the financial statements of Energy Group Overseas B.V. as of March 31, 1998 and for the periods from October 8, 1997 through March 31, 1998 and April 1, 1998 through May 18, 1998 included in this prospectus have been audited by PricewaterhouseCoopers, independent accountants, as stated in their reports included in this prospectus, and have been included in this prospectus in reliance upon the reports of PricewaterhouseCoopers given upon their authority as experts in accounting and auditing.

         The provisions of the United Kingdom Companies Act of 1985 and the New Articles of Association of TXU Europe Limited, adopted on May 22, 1998, provide PricewaterhouseCoopers with indemnification rights. PricewaterhouseCoopers acknowledges that such indemnification is deemed to be unenforceable under United States securities laws. PricewaterhouseCoopers confirms that no actual indemnification has been provided or sought and that no indemnification will be sought in the future from TXU Europe Limited until Deloitte & Touche, as successor auditors, issues a report on TXU Europe Limited, which is included in a filing with the Securities and Exchange Commission.

         The financial statements of the trust and the partnership included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports included in this prospectus, and have been included in this prospectus in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

         The statements made as to matters of law and legal conclusions in this prospectus under MATERIAL INCOME TAX CONSIDERATIONS -- "UK Tax Considerations" have been reviewed by Norton Rose, London, England, and are included in this prospectus in reliance upon the opinion of that firm given upon their authority as experts. The statements made as to matters of law and legal conclusions in this prospectus under MATERIAL INCOME TAX CONSIDERATIONS -- "US Income Tax Considerations" have been reviewed by Thelen Reid & Priest LLP, New York, New York, and are included in this prospectus in reliance upon the opinion of that firm given upon their authority as experts.

                                    LEGALITY

         Matters of Delaware law relating to the legality of the TOPrS, the validity of the trust agreement, the formation of the trust and the partnership and the legality of the Preferred Partnership Securities are being passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trust, the partnership, TXU Europe Limited and Funding. The legality of the Trust Guarantee, the Partnership Guarantee, the subsidiary debentures and the guarantees with respect to the subsidiary debentures will be passed upon on behalf of the trust, the partnership, TXU Europe Limited and Funding by E.J. Lean, General Counsel to TXU Europe Limited and Funding, by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas and by Thelen Reid & Priest LLP, New York, New York. All matters concerning the incorporation of TXU Europe Limited and Funding and all other matters of UK law relating to TXU Europe Limited and Funding will be passed upon by E.J. Lean. Certain legal matters will be passed upon on behalf of the underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York, counsel to the underwriters. Thelen Reid & Priest LLP, Worsham, Forsythe & Wooldridge, L.L.P. and Winthrop, Stimson, Putnam & Roberts may rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law and on the opinion of E.J. Lean as to matters of English law. At September 30, 1999, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,000 shares of the common stock of TXU Corp, the parent company of TXU Europe Limited.


                       WHERE YOU CAN FIND MORE INFORMATION


         TXU Europe Limited is required to file reports under the Securities Exchange Act of 1934 and will file those reports with the SEC. These SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov. You will also be able to read and copy any of these SEC filings at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, these filings will be available free of charge at the offices of the paying agent in Luxembourg.

         No separate financial statements of Funding are included in this prospectus. TXU Europe Limited and Funding do not consider that those financial statements would be material to holders of TOPrS because (1) Funding is a recently incorporated company that has no operating history and no independent operations, and (2) Funding was formed for the sole purpose of providing financing for the operations of TXU Europe Limited and its subsidiaries.

                          INDEX TO FINANCIAL STATEMENTS

TXU EUROPE LIMITED (formerly known as TXU EASTERN HOLDINGS
LIMITED) AND SUBSIDIARIES (Successor Company)                              Page
                                                                           ----

Report of Independent
     Accountants.............................................................F-3
Financial Statements:
     Consolidated balance sheets as of December 31, 1998 and as of
          March 31, 1999.....................................................F-4
     Statements of consolidated income for the period from formation through December 31, 1998 and for the period from formation through
          March 31, 1999.....................................................F-6
     Statements of consolidated comprehensive income for the period from formation through December 31, 1998 and for the period from formation through March 31, 1999...................................F-7
     Statements of consolidated common stock equity for the period from formation through December 31, 1998 and for the period from formation through March 31, 1999..............................F-8
     Statements of consolidated cash flows for the period from
          formation through December 31, 1998 and for the period from formation through March 31, 1999...................................F-9
     Notes to the consolidated financial statements.........................F-11

EASTERN GROUP plc (now known as TXU EUROPE GROUP plc) AND SUBSIDIARIES (Predecessor Company)

Report of Independent
     Accountants............................................................F-35
Financial Statements:
     Consolidated balance sheet as of March 31, 1998........................F-36
     Statements of consolidated income for the years ended March 31, 1997 and 1998 and for the period from April 1, 1998 through
          May 18, 1998......................................................F-38
     Statements of consolidated comprehensive income for the years ended March 31, 1997 and 1998 and for the period from
          April 1, 1998 through May 18, 1998................................F-39
     Statements of consolidated common stock equity for the years ended March 31, 1997 and 1998 and for the period from
          April 1, 1998 through May 18, 1998................................F-40
     Statements of consolidated cash flows for the years ended
          March 31, 1997 and 1998 and for the period from April 1, 1998 through May 18, 1998 .............................................F-41
     Notes to the consolidated financial
          statements........................................................F-42

ENERGY GROUP OVERSEAS B.V.

Report of Independent
     Accountants............................................................F-62
Financial Statements:
     Balance Sheet as of March 31,
          1998..............................................................F-63
     Statements of income for the periods from formation through
          March 31, 1998 and from April 1, 1998 through
          May 18, 1998......................................................F-64
     Statements of comprehensive income for the periods from
          formation through March 31, 1998 and from April 1, 1998
          through May 18, 1998..............................................F-65
     Statements of common stock equity for the periods from formation through March 31, 1998 and from April 1, 1998 through
          May 18, 1998......................................................F-66
     Statements of cash flows for the periods from formation through
          March 31, 1998 and from April 1, 1998 through
          May 18, 1998......................................................F-67
     Notes to the financial statements......................................F-68

TXU EUROPE CAPITAL I

Independent Auditors'
     Report.................................................................F-71
     Balance Sheet..........................................................F-72
     Notes to balance sheet.................................................F-72

TXU EUROPE FUNDING I, L.P.

Independent Auditor's Report................................................F-73
     Balance Sheet..........................................................F-74
     Notes to balance sheet.................................................F-74

TXU EUROPE LIMITED AND SUBSIDIARIES

Financial Statements:
     Unaudited condensed consolidated balance sheet as of
          September 30, 1999................................................F-75
     Unaudited condensed statements of consolidated income of the
          Predecessor Company for the period from January 1, 1998 through
          May 18, 1998 and of the Successor Company for the period from formation through September 30, 1998 and for the nine months ended September 30, 1999..........................................F-77

     Unaudited condensed statements of consolidated comprehensive income of the Predecessor Company for the period from January 1, 1998 through May 18, 1998 and of the Successor Company for the period from formation through September 30, 1998 and for the nine months ended September 30, 1999...................................F-78

     Unaudited condensed statements of consolidated cash flows of the
          Predecessor Company for the period from January 1, 1998 through
          May 18, 1998 and for the period from formation through September
          30, 1998 and for the nine months ended September 30,
          1999..............................................................F-79

     Notes to the unaudited condensed consolidated financial
          statements........................................................F-80

TXU EUROPE LIMITED

     Unaudited condensed combined pro forma statement of income from continuing operations for the year ended December 31, 1998....................P-1
     Notes to unaudited condensed combined pro forma statement of
          income.............................................................P-3

The financial statement schedules are omitted because of the absence of the conditions under which they are required or because the information is included in the consolidated financial statements or the notes thereto.

PRICEWATERHOUSECOOPERS
--------------------------------------------------------------------------------
                                               PRICEWATERHOUSECOOPERS
                                               1 Embankment Place
                                               London WC2N 6NN
                                               Telephone +44 (0) 171 583 5000
                                               Facsimile +44 (0) 171 822 4652



                        Report of Independent Accountants
                        ---------------------------------

To the Board of Directors and Shareholders of TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries

In our opinion, the accompanying consolidated balance sheets and the related statements of consolidated income, of comprehensive income, of common stock equity and of cash flows present fairly, in all material respects, the financial position of TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries at December 3l, 1998 and March 31, 1999, and the results of their operations and their cash flows for the periods from formation (February 5, 1998) to December 31, 1998 and from formation to March 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom which do not differ significantly with those in the United States and which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers
London, England
June 30, 1999



PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6NN. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
CONSOLIDATED BALANCE SHEETS
((pound) million)

                                                                                As of               As of
                                                                          December 31, 1998     March 31, 1999
                                                                          -----------------     --------------
Assets

Property, plant and equipment, net                                              2,676               2,516
                                                                                -----               -----

Current assets
    Cash and cash equivalents                                                     467                 414
    Accounts receivable (net of allowance for uncollectible accounts of (pound)22 million and (pound)17 million at December 31, 1998 and
       March 31, 1999, respectively)                                              585                 619
    Inventories:
       Materials and supplies                                                      25                  23
       Fuel stock                                                                 116                  97
    Prepayments                                                                    40                  22
    ACT recoverable                                                                30                  30
    Other current assets                                                           40                  29
                                                                                -----               -----

Total current assets                                                            1,303               1,234
                                                                                -----               -----

Investments
     Restricted cash                                                              717                 730
     Other                                                                        233                 284
                                                                                -----               -----

Total investments                                                                 950               1,014
                                                                                -----               -----

Deferred debits
   Goodwill (net of accumulated amortization of (pound)52 million and (pound)73
      million at December 31, 1998 and March 31, 1999, respectively)            3,209               3,451
    Prepayments for pensions                                                      257                 259
    Other deferred debits                                                         134                 109
                                                                                -----               -----

Total deferred debits                                                           3,600               3,819
                                                                                -----               -----

Total assets                                                                    8,529               8,583
                                                                                =====               =====

The accompanying notes are an integral part of these consolidated financial statements.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
CONSOLIDATED BALANCE SHEETS
((pound) million, except for number of shares and par value)

                                                                        December 31, 1998    March 31, 1999
                                                                        -----------------    --------------
Capitalization and liabilities

Capitalization
     Common stock (3,000,000,000 shares at US$1 par and 100 deferred shares at (pound)1 par authorized) 2,455,705,299 shares and 100
       deferred shares issued and outstanding                                   1,467            1,467
     Retained earnings                                                             76              125
     Accumulated other comprehensive loss                                          (8)             (11)
                                                                               ------           ------
     Total common stock equity                                                  1,535            1,581
                                                                               ------           ------
     Minority interest                                                            190              200
                                                                               ------           ------
     Note payable to TXU Corp                                                     682              682
     Long-term debt, less amounts due currently                                 3,629            3,754
                                                                               ------           ------
     Total long-term debt                                                       4,311            4,436
                                                                               ------           ------
     Total capitalization                                                       6,036            6,217
                                                                               ------           ------
Current liabilities
     Notes payable - banks                                                        238               53
     Long-term debt due currently                                                 382              486
     Short-term loans on accounts receivable                                      300              300
     Accounts payable:
       Affiliates                                                                   7                7
       Other                                                                      532              403
     Taxes accrued                                                                162              213
     Interest accrued                                                              53               16
     Other current liabilities                                                     17               56
                                                                               ------           ------
     Total current liabilities                                                  1,691            1,534
                                                                               ------           ------
Deferred credits and other noncurrent liabilities
     Deferred income taxes, net                                                   321              334
     Provision for unfavorable contracts                                          250              248
     Due to affiliates                                                             33               45
     Other deferred credits and noncurrent liabilities                            198              205
                                                                               ------           ------
     Total deferred credits and other noncurrent liabilities                      802              832
                                                                               ------           ------
Commitments and contingencies (Notes 12 and 13)                                    --               --

Total capitalization and liabilities                                            8,529            8,583
                                                                               ======           ======


The accompanying notes are an integral part of these consolidated financial statements.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED INCOME
((pound) million)

                                                              Period from formation     Period from formation
                                                                     through                   through
                                                                December 31, 1998           March 31, 1999
                                                                -----------------           --------------
Operating revenues                                                     2,165                    3,338

Costs and expenses
     Purchased power                                                     961                    1,480
     Gas purchased for resale                                            367                      646
     Operation and maintenance                                           379                      526
     Depreciation and amortization                                       144                      202
                                                                       -----                    -----
Total operating expenses                                               1,851                    2,854
                                                                       -----                    -----

Operating income                                                         314                      484

Other income - net                                                        46                       47
                                                                       -----                    -----

Income before interest, income taxes and minority interest               360                      531

Interest income                                                           64                       78
Interest expense, net of capitalized interest of (pound)4
   million and (pound)5 million for the periods from formation through December 31, 1998 and March 31, 1999,
   respectively                                                          269                      356
                                                                       -----                    -----

Income before income taxes and minority interest                         155                      253

Income tax expense                                                        67                      106
                                                                       -----                    -----

Income before minority interest                                           88                      147

Minority interest                                                         11                       21
                                                                       -----                    -----

Net income                                                                77                      126
                                                                       =====                    =====




The accompanying notes are an integral part of these consolidated financial statements.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME
((pound) million)

                                                                  Period from formation        Period from formation
                                                                through December 31, 1998      through March 31, 1999
                                                                -------------------------      ----------------------
Net income                                                                    77                           126

Other comprehensive income

     Unrealized loss on securities classified as available for sale           (8)                          (11)

     Cumulative translation adjustment                                        --                            --
                                                                            ----                          ----
Comprehensive income                                                          69                           115
                                                                            ====                          ====

The accompanying notes are an integral part of these consolidated financial statements.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED COMMON STOCK EQUITY
((pound) million)

                                                               Period from formation through December 31, 1998
                                                               -----------------------------------------------
                                                                    Common      Retained  Accumulated Other
                                                                    Stock       Earnings  Comprehensive Loss
                                                                 ------------   --------  ------------------
Balance at February 5, 1998                                             --          --           --

Net income                                                              --          77           --

Cash dividends                                                          --          (1)          --

Stock issued (2,456 million shares)                                  1,467          --           --

Unrealized loss on securities classified as available for sale          --          --           (8)

Cumulative translation adjustment                                       --          --           --
                                                                     -----       -----        -----
Balance at December 31, 1998                                         1,467          76           (8)
                                                                     =====       =====        =====

                                                                 Period from formation through March 31, 1999
                                                               -----------------------------------------------
                                                                   Common       Retained  Accumulated Other
                                                                   Stock        Earnings  Comprehensive Loss
                                                                 ------------   --------  ------------------
Balance at February 5, 1998                                             --          --           --

Net income                                                              --         126           --

Cash dividends                                                          --          (1)          --

Stock issued (2,456 million shares)                                  1,467          --           --

Unrealized loss on securities classified as available for sale          --          --          (11)

Cumulative translation adjustment                                       --          --           --
                                                                     -----       -----        -----
Balance at March 31, 1999                                            1,467         125          (11)
                                                                     =====       =====        =====


The accompanying notes are an integral part of these consolidated financial statements.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED CASH FLOWS
((pound) million)

                                                                 Period from formation   Period from formation
                                                                        through                 through
                                                                   December 31, 1998         March 31, 1999
                                                                   -----------------         --------------
Cash flows - operating activities
     Net income                                                             77                      126
     Adjustments to reconcile net income to cash provided by
       operating activities:
     Depreciation and amortization                                         144                      202
     Amortization of discount on long-term debt                             (5)                      (6)
     Deferred income taxes                                                  24                       35
     Net gain on sale of businesses                                        (13)                     (12)
     Minority interest                                                      11                       21
     Undistributed equity in earnings of TEG                                (2)                      (2)
     Changes in operating assets and liabilities:
         Accounts receivable                                              (138)                    (173)
         Inventories                                                       (26)                      (7)
         Prepayments and other assets                                       (7)                     (16)
         Accounts payable
              Affiliates                                                     7                        7
              Other                                                        198                       73
         Interest accrued                                                   40                        1
         Taxes accrued                                                     (95)                     (77)
         Other liabilities                                                (211)                    (173)
         Due to affiliates                                                  33                       45
                                                                        ------                   ------
                  Cash provided by operating activities                     37                       44
                                                                        ------                   ------
Cash flows - investing activities
     Acquisition of TEG, net of cash acquired of (pound)2,011 million   (1,432)                  (1,444)
     Capital expenditures                                                 (207)                    (230)
     Purchase of Citigen (London) Ltd and BG Cogen Ltd                     (14)                     (14)
     Proceeds from sale of businesses                                       60                       63
     Investment in Svartisen                                              (124)                    (124)
     Investment in marketable securities                                   (36)                     (36)
     Other investments                                                     (14)                     (73)
                                                                        ------                    ------

                  Cash used in investing activities                     (1,767)                  (1,858)
                                                                        ======                   ======




The accompanying notes are an integral part of these consolidated financial statements.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED CASH FLOWS (continued)
((pound) million)

                                                           Period from formation   Period from formation
                                                                  through                 through
                                                             December 31, 1998         March 31, 1999
                                                             -----------------         --------------
Cash flows - financing activities
     Net borrowings under the:
         Acquisition facility                                        1,821                 1,821
         Interim facility                                              243                   243
         Other long-term debt                                           66                   360
         Issuance of common stock to parent                          1,467                 1,467
     Retirements of :
         Acquisition facility                                       (1,071)               (1,071)
         Interim facility                                             (243)                 (243)
         Loan notes                                                     (9)                   (9)
         Other long-term debt                                         (174)                 (242)
     Change in notes payable - banks                                   168                   (27)
     Change in minority interest                                       166                   166
     Retirements of advances from TXU Corp                            (200)                 (200)
     Debt financing cost                                               (36)                  (36)
     Dividends paid                                                     (1)                   (1)
                                                                    ------                ------
Cash provided by financing activities                                2,197                 2,228
                                                                    ------                ------

Net change in cash and cash equivalents                                467                   414

Cash and cash equivalents - beginning balance                           --                    --
                                                                    ------                ------
Cash and cash equivalents - ending balance                             467                   414
                                                                    ======                ======
Supplemental cash flow disclosures:
Cash paid for interest                                                 223                   310
Cash paid for income taxes                                             137                   148
Non-cash transactions
     Investment received in consideration for sale of EG
       Telecoms                                                         22                    22
     Consolidation of debt and related investment on
       cross-border leases                                             170                   170
     Issuance of loan notes upon acquisition of TEG                     85                    85
     Advances from TXU Corp upon acquisition of TEG                    882                   882



The accompanying notes are an integral part of these consolidated financial statements.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   Description of Business

     The business and operations of TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (the Company) are divided into three principal segments, as follows:

     (i) The energy retail business which supplies electricity and gas to national domestic, industrial and commercial customers in the United Kingdom;

     (ii) The energy management and generation business which manages an integrated portfolio of generation assets, physical gas assets and contracts; and

    (iii) The   networks   business   which  owns,   manages  and  operates  the
          electricity distribution system.

     These businesses are carried out primarily in the United Kingdom with interests increasingly being developed throughout the rest of Europe.

     Formation

     The Company is a holding company that owns 90% of the outstanding common stock of TXU Finance (No. 2) Limited (TXU Finance) which in turn owns 100% of the common stock of TXU Acquisitions Limited (TXU Acquisitions).

     The Company was incorporated as a private limited company on February 5, 1998. Through a series of restructurings and capital transactions subsequent to its formation, the Company became an indirect, wholly owned subsidiary of Texas Utilities Company, doing business as TXU Corp (TXU). The "period from formation through December 31, 1998" referred to in these financial statements represents February 5, 1998 through December 31, 1998, inclusive. The "period from formation through March 31, 1999" referred to in these financial statements represents February 5, 1998 through March 31, 1999, inclusive. From March 1998 to May 18, 1998 the Company, through TXU Acquisitions, had acquired an equity interest in The Energy Group PLC (TEG) of approximately 22%, which resulted in the recognition of equity income of (pound)2 million, which is reflected in "Other Income-net" in the Statement of Consolidated Income.

     The Company has two classes of shares outstanding, ordinary and deferred. Both classes are held by wholly owned subsidiaries of TXU. Ordinary shares have voting rights.

     In May 1998, the Company's share capital was redenominated from pounds sterling into US dollars. The sterling-denominated ordinary shares were reclassified as deferred shares and the new US dollar denominated ordinary shares were issued. The deferred shares have no rights to vote or receive dividends. Upon liquidation, holders of deferred shares are entitled to receive (pound)1 per share only after holders of ordinary shares are paid (pound)100 million per share. In addition, all of the deferred shares may be repurchased for the sum of (pound)1.

     Purchase Accounting

     As of May 19, 1998, TXU Acquisitions acquired control of TEG. This business combination was accounted for as a purchase. Substantially all of TEG's continuing operations are conducted through Eastern Group plc (Eastern), one of the largest integrated electricity and gas groups in the United Kingdom. Also on May 19, 1998, TEG sold its United States and Australian coal businesses and United States energy marketing operations (Peabody
     Sale). The "TEG Businesses Acquired" refers to TEG, exclusive of the operations sold in the Peabody Sale.

     The total purchase consideration for the TEG Businesses Acquired was approximately (pound)4.4 billion. The excess of the purchase consideration plus acquisition costs over the net fair value of tangible and identifiable

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

1.   Description of Business (continued)

     intangible assets acquired and liabilities assumed resulted in goodwill of (pound)3.5 billion, which is being amortized over 40 years.

     In addition to the cash offer, shareholders of TEG were offered a share alternative, which gave them the option to exchange their TEG shares for shares of TXU common stock and a loan note option. TXU Acquisitions exchanged 37,316,884 shares of TXU common stock for the 105,117,980 TEG shares tendered by those who elected the share alternative, and paid cash or issued loan notes in exchange for the remainder of TEG shares. TXU Acquisitions acquired from TXU the shares of TXU common stock exchanged for TEG shares by issuing a term note to TXU for (pound)882 million, the value of the TXU common stock.

     The allocation of the TEG purchase price to the assets and liabilities assumed is as follows:

                                                            ((pound) million)

         Assets:
              Property plant and equipment                        2,624
              Cash                                                2,011
              Current assets                                        751
              Investments                                           593
              Deferred debits                                       565

         Liabilities
              Long-term debt                                     (2,898)
              Current liabilities                                (1,386)
              Deferred credits and other non-current             (1,060)

         Minority interest                                          (13)
                                                                -------
         Net assets acquired                                      1,187

         Goodwill                                                 3,261
                                                                -------

         Total purchase price                                     4,448
                                                                =======

2.   Basis of Presentation and Significant Accounting Policies

     The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (US GAAP).

     Consolidation - The consolidated financial statements include the accounts of the Company and all majority owned subsidiaries. Minority interest represents the minority shareholders' proportionate share in the equity or income of the Company's majority-owned subsidiaries.

     All significant intercompany items and transactions have been eliminated in consolidation. Investments in significant unconsolidated affiliates are accounted for by the equity method.

     Use of estimates - The preparation of the Company's consolidated financial statements, in conformity with US GAAP, requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the period covered by the consolidated financial statements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.   Basis of Presentation and Significant Accounting Policies (continued)

     Presentation - Certain December 31, 1998 amounts have been restated to conform to the March 31, 1999 presentation.

     Cash and cash equivalents - Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less.

     Accounts receivable - A provision for uncollectible accounts of (pound)11 million and (pound)13 million was recorded during the period from formation through December 31, 1998 and the period from formation through March 31, 1999, respectively. The Company did not realize any material recoveries during the period from formation through December 31, 1998 or the period from formation through March 31, 1999. The Company wrote-off accounts receivable of (pound)3 million and (pound)10 million during the period from formation through December 31, 1998 and the period from formation through March 31, 1999, respectively.

     Inventories - Inventories consist of fuel stock, material and supplies, and are stated at the lower of cost or net realizable value. The cost of inventories is determined using a weighted average cost method.

     Capitalized   interest  -  Interest  is   capitalized   on  major   capital
     expenditures during the period of construction.

     Property, plant and equipment - Property, plant and equipment are stated at cost less accumulated depreciation. The cost of additions, improvements, and interest on construction are capitalized, while maintenance and repairs are charged to expense when incurred.

     Leased generating stations meeting certain criteria and related equipment are capitalized and the present value of the related lease payments is recorded as a liability. Depreciation of capitalized lease assets is computed on the straight-line basis over the shorter of the estimated remaining useful life of the asset or the lease term.

     Depletion of gas reserves is charged on a unit-of-production basis, based on an assessment of proven reserves. Depreciation of all other property, plant and equipment, is determined on the straight-line method over estimated useful lives of the assets as follows:

     Electricity generating station assets      30 years
     Electricity generating station             Shorter of Lease period or
      assets under capital lease                estimated remaining useful life
     Electricity distribution system assets     40 years (3% per annum for first
                                                20 years and 2% per annum for
                                                last 20 years)
     Buildings                                  Up to 60 years
     Leasehold improvements                     Shorter of remaining lease term
                                                or estimated useful life
     Plant and equipment                        Up to 10 years

     Customer contributions to the construction of electricity distribution system assets are amortized to income over a forty-year period, at a rate of 3% per year for the first 20 years and 2% per year for the last 20 years. The unamortized amount of these contributions is deducted from property, plant and equipment.

     Upon sale, retirement, abandonment or other disposition of property, the cost and related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in income.

     The United Kingdom Government is entitled to claim a portion of any gain realized by the Company on certain property disposals made up to March 31, 2000. Provisions for such claims are made when an actual disposal occurs.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.   Basis of Presentation and Significant Accounting Policies (continued)

     Provision is made for abandonment costs relating to gas fields. Such provisions are determined in accordance with local conditions and requirements, and on the basis of costs estimated at the respective balance sheet date. These costs are expensed on a unit-of-production basis.

     The Company early adopted Statement of Position 98-1, "Accounting for the costs of computer software developed or obtained for internal use" (SOP 98-1) beginning on May 19, 1998. Their costs are being amortized over a five year period.

     Valuation of long-lived assets - The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the projected undiscounted cash flows from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily utilizing the anticipated cash flows discounted at a rate commensurate with the risk involved.

     Goodwill - Goodwill is capitalized and amortized over 40 years using the straight-line method. The Company reviews the goodwill recoverability period on a regular basis.

     Derivative financial instruments - In order to qualify for hedge accounting, the following criteria must be met: the item being hedged exposes the Company to price risk, it is probable that the hedge will substantially offset this risk, and it has been designated as a hedge by management.

     Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transactions occurs. The cash flows related to derivative financial instruments are recorded in the same manner as the cash flow related to the item being hedged. In the event that an overall analysis of the firm commitments being hedged indicates that the Company is in a net loss position, a provision is made for these anticipated losses. Transactions that are entered into that do not meet the criteria for hedge accounting are marked to market on the balance sheet at the period end, and the unrealized gain or loss is recognized in the Statement of Consolidated Income for that period.

     Revenue recognition - Electricity and gas sales revenues are recognized when services are provided to customers and include an estimate for unbilled revenues, or the value of electricity and gas consumed by customers between the date of their last meter reading and the period-end date. Operating revenues are stated exclusive of value added tax, but inclusive of the fossil fuel levy.

     Other income - net consists of the following for the periods indicated:

                                       Formation through      Formation through
                                       December 31, 1998       March 31, 1999
                                       -----------------      -----------------
                                               ((pound) million)

     Dividends from cost investments           5                      6
     Gain on the sale of Eastern Group
       Telecoms                               13                     13
     Dividends from marketable securities
       purchased and sold during the
       period from formation through
       December 31, 1998                      26                     26
     Undistributed equity in earnings of
       TEG                                     2                      2
                                              --                     --
         Total                                46                     47
                                              ==                     ==

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     Restructuring costs - Restructuring costs relate to voluntary termination benefits and are recorded in Operation and Maintenance expense in the Statement of Consolidated Income in the period in which the employee accepts the offer and the amount can be reasonably estimated. The Company has established voluntary retirement plans to progressively reduce manpower levels.

     Foreign currencies - Assets and liabilities of foreign subsidiaries are translated at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from this process are charged or credited to the cumulative currency translation adjustment account in common stock equity. Gains and losses on foreign currency transactions are included in nonoperating expenses on the Statement of Consolidated Income.

     Income taxes - Income tax expense includes United Kingdom and other national income taxes. The Company intends to reinvest the earnings of its foreign subsidiaries into those businesses. Accordingly, no provision has been made for taxes which would be payable if such earnings were distributed to the Company.

     Advance Corporation Tax (ACT) recoverable represents the amount of tax paid or payable on outgoing dividends paid and proposed which can be set off against a corporation tax liability arising currently or in the future, thereby reducing current tax expense.

     Deferred income taxes are determined under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future and reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax rate changes would affect those deferred tax liabilities or assets in the period when the tax rate change is enacted.

     Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

     Marketable securities - The Company has classified all of its marketable securities as available for sale. Available for sale securities are carried at fair value with the unrealized gains and losses reported as a component of accumulated other comprehensive income in common stock equity. Declines in fair value that are other than temporary are reflected in the Statement of Consolidated Income.

     Appraisal   and   development   expenditure   of  gas  fields  -  Appraisal
     expenditures are accounted for under the successful efforts method. General seismic and other costs are expensed as incurred.

     Ceiling test - The capitalized costs of gas fields under evaluation, under development or in production are assessed each year on a field-by-field basis. To the extent that the future net revenues from the remaining commercial reserves, or, in the case of prospects under evaluation, the estimated potential commercial reserves, are less than the net capitalized costs of the field, a charge is made to the Statement of Consolidated Income.

     New  accounting  standards - Statement of Financial Accounting  Standards
    (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," was originally to be effective for fiscal years beginning after June 15, 1999. This statement requires that all derivative financial instruments be recognized as either assets or liabilities on the balance sheet at their fair values and that accounting for the changes in their fair values is dependent upon the intended use of the derivatives and their resulting designations. The new standard will supersede or amend existing standards that deal with hedge accounting and derivatives. The Company has not determined the effect that adopting this standard will have on its consolidated financial statements. On May 19, 1999, the Financial Accounting Standards Board decided that it would amend

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

 2.   Basis of Presentation and Significant Accounting Policies (continued)

     SFAS No. 133, and defer its effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000.

     The Emerging Issues Task Force (EITF) has issued No. 98-10 "Accounting for Energy Trading and Risk Management Activities", which is effective for fiscal years beginning after December 15, 1998. EITF 98-10 requires that contracts for energy commodities which are entered into under trading activities should be marked to market with the gains and losses shown net in the income statement. As the Company's fiscal year ends on December 31, the Company adopted EITF 98-10 effective January 1, 1999 for the fiscal year ending December 31, 1999. As the Company is not primarily involved in trading activities, EITF 98-10 has not had a material impact on the consolidated financial statements upon adoption.

3.   Property, Plant and Equipment

     Property, plant and equipment, stated at cost less accumulated depreciation, consisted of:

                                                                          December 31, 1998     March 31, 1999
                                                                          -----------------     --------------
                                                                           ((pound)million)    ((pound)million)
        Electricity distribution system                                         1,143               1,142
        Electricity generating stations                                         1,262               1,124
        Upstream gas assets                                                        35                  35
        Other land and buildings                                                  100                 102
        Plant and equipment                                                       225                 239
        Accumulated depreciation                                                  (89)               (126)
                                                                                -----               -----
        Net property, plant and equipment                                       2,676               2,516
                                                                                =====               =====


     Depreciation expense for the period from formation through December 31, 1998 was (pound)92 million and for the period from formation through March 31, 1999 was (pound)129 million.

     Electricity generating stations and plant and equipment include assets under capital leases as follows:

                                         December 31, 1998     March 31, 1999
                                         ((pound)million)     ((pound)million)
                                         ----------------     ---------------
         Cost                                    913                  835

         Accumulated depreciation                (25)                 (36)
                                               -----                -----
         Net book value                          888                  799
                                               =====                =====


     Capitalized software costs totalling (pound)14 million are included in plant and equipment as of December 31, 1998 and March 31, 1999. Amortization expense relating to software costs of (pound)1 million has been recorded in the period from formation through March 31, 1999. No amortization expense was recorded in the period to December 31, 1998.

4.   Restricted Cash

     At December 31, 1998 and at March 31, 1999, (pound)408 million of deposits has been used to cash-collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations from National Power PLC (see Note 9). Additionally, (pound)309 million and (pound)317 million at December 31, 1998 and March 31, 1999, respectively, have been used to cash-collateralize existing future lease obligations arising from a cross-border leasing arrangement on two other power stations (Note 9). When the Company invested in Eastern Norge Kobbelv AS (Kobbelv) (see Note 5), it was required to place on restricted deposit (pound)5 million, which is also included in restricted cash at March 31, 1999.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

5.   Investments

     Marketable investments are classified as available for sale, and are considered non-current based upon management's intentions in holding the investments. Marketable investments consisted of the following two investments:

                            Cost                  Fair market value             Unrealized gain/(loss)
                 --------------------------    -------------------------      ---------------------------
                 December 31,     March 31,    December 31,    March 31,      December 31,      March 31,
((pound)million)     1998           1999           1998           1999            1998            1999
                 ------------     ---------    ------------    ---------      ------------      ---------
SME                     28             23             13             11             (15)            (12)
HC                      56             53             63             54               7               1
                    ------         ------         ------         ------          ------          ------
                        84             76             76             65              (8)            (11)
                    ======         ======         ======         ======          ======          ======



     At December 31, 1998 and March 31, 1999, the Company held a 16% investment in Severomoravska Energetika (SME), which is listed in the Czech Republic. At December 31, 1998 and March 31, 1999, the Company held a 5% investment in Hidroelectrica del Cantabrico (HC), which is listed in Spain. As the Company does not have the ability to exercise significant influence over either SME's or HC's operating and financial policies, these investments have been accounted for as marketable securities and accordingly have been marked to market at December 31, 1998 and March 31, 1999.

     Non-marketable investments at December 31, 1998 and March 31, 1999 consist principally of an investment of (pound)124 million in Eastern Norge Svartisen AS (Svartisen) consisting of the offtake generated from water rights in hydro-electric power plants in Norway over the next 55 years, commencing in 1998. In February of 1999, the Company invested (pound)27 million in Kobbelv which also consists of the offtake generated from water rights in hydro-electric power plants over the next 55 years. The carrying value at December 31, 1998 and March 31, 1999 of an investment in the preferred stock of NTL Incorporated (NTL Inc.), the acquiror of the Company's telecoms business, which was received as a portion of the consideration for the sale (Note 15) was (pound)22 million. The remaining (pound)11 million at December 31, 1998 and (pound)46 million at March 31, 1999 consist of other investments.

     There were no sales of marketable securities during the period from formation through December 31, 1998 and March 31, 1999.

6.   Pensions

     The majority of Eastern employees are members of the Electricity Supply Pension Scheme (ESPS) which provides pensions of a defined benefit nature for employees throughout the England and Wales Electricity Supply Industry. The ESPS operates on the basis that there is no cross-subsidy between employers and the financing of Eastern's pension liabilities is therefore independent of the experience of other participating employers. The assets of the ESPS are held in a separate trustee-administered fund and consists principally of United Kingdom and European equities, United Kingdom property holdings and cash. The pension cost relating to the Eastern portion of the ESPS is assessed in accordance with the advice of independent qualified actuaries using the projected unit method. The benefits under these plans are primarily based on years of service and compensation levels as defined under the respective plan provisions.

     As part of the purchase accounting for TEG, the accrued pension liabilities were adjusted to recognize all previously unrecognized gains or losses arising from past experience.

     The Company determined the additional pension expense for the three months from January 1, 1999 through March 31, 1999 based on forecasted expense from the December 31, 1998 actuary report.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

6.   Pensions (continued)

                                                         Period from           Period from
                                                      formation through     formation through
                                                      December 31, 1998      March 31, 1999
                                                      -----------------      --------------
Change in benefit obligation:                                    ((pound) million)
----------------------------
Benefit obligation at beginning of period                          882                 882
Service cost                                                         7                  11
Interest cost                                                       33                  46
Plan participants' contributions                                     5                   7
Plan amendment                                                       7                   7
Actuarial loss                                                      82                  23
Benefits paid                                                      (31)                (44)
Net transfer of obligations to other plans                          --                 (27)
                                                            ----------          ----------
Ending benefit obligation                                          985                 905
                                                            ==========          ==========

Change in plan assets:
---------------------
Fair value of plan assets at beginning of period                 1,130               1,130
Actual return on plan assets                                       (25)                 38
Employer contribution                                                3                   7
Plan participants contributions                                      5                   7
Benefits paid                                                      (31)                (44)
Net transfer of assets to other plans                               --                 (28)
                                                            ----------          ----------
Ending fair value of plan assets                                 1,082               1,110
                                                            ==========          ==========

Funded Status:
--------------
Funded status                                                       97                 205
Unrecognized net actuarial loss                                    153                  47
Unrecognized prior service cost                                      7                   7
                                                            ----------          ----------
Prepaid  benefit cost                                              257                 259
                                                            ==========          ==========

Weighted average assumptions:
----------------------------
Discount rate                                                      5.5%                5.5%
Expected return on plan assets                                     6.0%                6.0%
Rate of compensation increase                                      3.5%                3.5%

Components of net periodic pension (benefit):
--------------------------------------------
Service cost                                                         7                  11
Interest cost                                                       33                  46
Expected return on plan assets                                     (45)                (61)
Net amortization                                                    --                   1
                                                            ----------          ----------
Net periodic pension benefit                                        (5)                 (3)
                                                            ==========          ==========

     The transfer of assets of (pound)28 million in the period to March 31, 1999 and the related transfer of benefit obligations of (pound)27 million relate to the sale of the contracting business which occurred in January of 1998.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

7.   Taxation

     The components of income tax expense are as follows:

                                      Period from              Period from
                                   formation through        formation through
                                   December 31, 1998         March 31, 1999
                                   -----------------         --------------
                                    ((pound)million)        ((pound)million)

Current:
United Kingdom                               24                       51
United States                                18                       19
Other Countries                               1                        1
                                        -------                  -------
                                             43                       71

Deferred:
United Kingdom                               24                       35
                                        -------                  -------
Total income tax expense                     67                      106
                                        =======                  =======



     Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                       December 31, 1998    March 31, 1999
                                                       -----------------    --------------
                                                       ((pound)million)    ((pound)million)
Deferred tax assets:
Leased assets                                                  (353)            (387)
Tax loss carryforwards                                           (9)              (9)
Provision for unfavorable contracts                             (75)             (74)
Other                                                           (54)             (85)
                                                             ------           ------

     Total deferred tax assets                                 (491)            (555)

Valuation allowance for deferred tax assets                     138              187
                                                             ------           ------

Net deferred tax assets                                        (353)            (368)
                                                             ------           ------

Deferred tax liabilities:
Excess of book value over taxation value of fixed
  assets                                                        281              292
Leased assets                                                   334              326
Other                                                            59               84
                                                             ------           ------

     Total deferred tax liabilities                             674              702
                                                             ------           ------

     Net deferred tax liabilities                               321              334
                                                             ======           ======


     The recognized deferred tax asset is based upon the expected future utilization of net operating loss carryforwards and the reversal of other temporary differences. For financial reporting purposes, the Company has recognized a valuation allowance for those benefits for which realization does not meet the more likely than not criteria. The valuation allowance has been recognized in respect of leased assets. The Company continually reviews the adequacy of the valuation allowance and is recognizing these benefits only as reassessment indicates that it is more likely than not that the benefits will be realized.

     There was no valuation allowance at formation (February 5, 1998). At the date of acquisition of TEG (May 19, 1998), a valuation allowance of (pound)130 million, was established for the deferred tax asset for the book/tax capital asset related to leased assets. The valuation allowance was increased by (pound)8 million in the

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

7.   Taxation (continued)

     period from May 19, 1998 to December 31, 1998, resulting in a balance of (pound)138 million at December 31, 1998. For the period from May 19, 1998 to March 31, 1999, the valuation allowance increased by (pound)57 million, resulting in a balance of (pound)187 million at March 31, 1999.

     Income before income taxes:

                                                              Period from              Period from
                                                           formation through        formation through
                                                           December 31, 1998         March 31, 1999
                                                           -----------------         --------------
                                                           ((pound)million)          ((pound)million)
United Kingdom                                                    103                      198
United States                                                      51                       54
Other Countries                                                     1                        1
                                                             --------                 --------
Total income before income taxes and minority interest            155                      253
                                                             ========                 ========


     United Kingdom income tax expense at the statutory tax rate is reconciled below to the actual income tax expense:

                                                              Period from              Period from
                                                           formation through        formation through
                                                           December 31, 1998         March 31, 1999
                                                           -----------------         --------------
                                                           ((pound)million)         ((pound)million)
Tax at United Kingdom statutory rate (31%)                         48                       78
Non-deductible goodwill                                            16                       22
Effect of overseas tax rates                                        2                        2
Effect of tax rate on United Kingdom dividends                     (4)                      (4)
Tax rate change                                                    (8)                      (8)
Movement in valuation allowance charged to expense                  8                       11
Non-deductible expenses                                             5                        5
                                                             --------                 --------
Income tax expense                                                 67                      106
                                                             ========                 ========


     As at December 31, 1998 and March 31, 1999, the Company has net operating loss carryforwards of (pound)9 million that are available to offset future taxable income. The net operating loss carryforwards have no expiration date.

     On July 31, 1998, legislation was enacted that decreased the United Kingdom statutory income tax rate on companies by 1% with effect from April 1,
     1999. In accordance with the provisions of Statement of Financial Accounting Standards No. 109, the assets and liabilities for deferred income taxes were adjusted to reflect the expected reversal of certain temporary differences at the lower income tax rate.

     The tax effect of the components included in accumulated other comprehensive income for the period from formation through December 31, 1998 was a benefit of (pound)2 million and for the period from formation through March 31, 1999 was a benefit of (pound)6 million.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

8.   Related Party Transactions

     As part of the funding for the acquisition of TEG, TXU provided shares of its common stock in exchange for a two year term note from TXU Acquisitions in the amount of (pound)882 million that matures in May 2000 with an interest rate of 6.7% per annum. In December 1998, (pound)200 million of this note was repaid, leaving an outstanding balance of (pound)682 million at both December 31, 1998 and March 31, 1999 (see Note 19). The interest on the two year term note is due at maturity, and the "Due to affiliates" balance at December 31, 1998 and March 31, 1999 reflects (pound)33 million and (pound)45 million, respectively, of accrued interest.

     The 10% holding in TXU Finance of (pound)177 million and (pound)187 at December 31, 1998 and March 31, 1999 respectively, which is held by a wholly owned subsidiary of TXU, has been included in "Minority interest".

     At December 31, 1998 and March 31, 1999 the balance of (pound)7 million in the "Accounts payable - Affiliate" account arises from payments of amounts by TXU on behalf of the Company.

9.   Notes Payable and Long-term Debt

     Weighted average interest rates at December 31, 1998 and March 31, 1999 on notes payable to banks is 8.98% and 13.8%, respectively.

     Long-term debt consists of the following:


                                                                December 31, 1998     March 31, 1999
                                                                -----------------     --------------
                                                                ((pound)million)     ((pound)million)
Notes and Bonds:
     $200 million 7.425% guaranteed notes due 2017                           121              124
     $300 million 7.55% guaranteed notes due 2027                            181              186
     (pound)350 million 8.375% bonds due 2004                                363              362
     (pound)200 million 8.5% bonds due 2025                                  237              237
     (pound)200 million 8.75% bonds due 2012                                 229              229


Other:
     Sterling Credit Agreement (See Note 10)                                 801              983
     Rent factoring loans (weighted average interest rate of
       7.35%, due 1999-2001)                                                 649              595
     Other unsecured loans, due in installments (weighted
       average rates range from 4.95% - 10.8%)                               139              164
     Capital leases                                                          982            1,043
     Note payable to TXU, 6.7% term note due 2000 (see Note 19)              682              682
     Cross-border leases                                                     309              317
                                                                        --------         --------
Total long-term debt                                                       4,693            4,922
Less current portion                                                         382              486
                                                                        --------         --------

Long-term debt, less amounts due currently                                 4,311            4,436
                                                                        ========         ========

     The $200 million and $300 million notes due in 2017 and 2027, respectively, are guaranteed by TEG and the Company.

     Rent factoring loans - Certain subsidiaries of Eastern entered into an agreement with commercial banks whereby future intra-group rental payments receivable were assigned to these banks in return for a capital sum. (pound)408 million of the capital sums at both December 31, 1998 and March 31, 1999 have been deposited to cash collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations leased from National Power (see Note 4).

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

9.   Notes Payable and Long-term Debt (continued)

         Long-term debt balances are denominated in the following currencies:

                                            December 31,          March 31,
                                                1998                1999
                                              --------            --------
                                         ((pound)million)     ((pound)million)


         Sterling                                4,044               4,232
         United States dollars                     611                 627
         Other                                      38                  63
                                              --------            --------
         Total long-term debt                    4,693               4,922
                                              ========            ========

     (pound)100 million of the (pound)350 million 8.375% bonds included in long-term debt has been converted into floating rate debt by way of interest rate swaps, which expire in the year 2004.

     Long-term debt, excluding capital lease balances, is repayable as follows:

                                             Year Ending          Year Ending
                                             December 31,          March 31,
                                             ------------          ---------
                                          ((pound)million)     ((pound)million)

         1999                                       222                  --
         2000                                       919                 225
         2001                                       190                 924
         2002                                        24                 128
         2003                                       801               1,004
         2004                                       362                 362
         Thereafter                               1,193               1,236
                                                -------             -------
                                                  3,711               3,879
         Capital leases                             982               1,043
                                                -------             -------
         Total long-term debt                     4,693               4,922
                                                =======             =======

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

9.   Notes Payable and Long-term Debt (continued)

         Capital lease obligations - As at December 31, 1998 and March 31, 1999, future minimum lease payments for assets under capital leases, together with the present value of minimum lease payments, were:

                                                                 Year Ending          Year Ending
                                                                 December 31           March 31
                                                                 -----------           --------
                                                               ((pound)million)    ((pound)million)
         1999                                                           48                  --
         2000                                                           50                  53
         2001                                                          461                  54
         2002                                                           17                 465
         2003                                                           16                  21
         2004                                                           16                  19
         Thereafter                                                     67                 204
                                                                    ------              ------
         Total future minimum lease payments                           675                 816
         Less amounts representing interest                           (105)               (177)
                                                                    ------              ------
         Present value of future minimum lease payments                570                 639
                                                                    ------              ------
         Current                                                        46                  50
         Non-current                                                   524                 589
                                                                    ------              ------

         Total                                                         570                 639
                                                                    ======              ======

     Substantially all of the capital lease obligations relate to coal-fired power stations. Additional payments of approximately (pound)6 per megawatt hour (indexed from 1996 prices) linked to output levels from the stations are payable for the first seven years of their operation by Eastern (operations commenced in 1996). In accounting for the acquisition of TEG, a liability for the estimated probable additional payments linked to output levels for coal-fired generating stations was established. At December 31, 1998 and March 31, 1999, the balance of the liability of (pound)412 million and (pound)404 million, respectively, is included with capital lease obligations, of which (pound)114 million and (pound)211 million are classified as current, respectively.

     The lease agreement for three of the coal-fired power stations contains a purchase option of (pound)1 in 2046. The lease is for a total of ninety-nine years.

     In the period ended March 31, 1999, the Company entered into a capital lease relating to the King's Lynn Power Station with a present value obligation amount of (pound)68 million over the next 25 years.

     Cross-border leases - Certain subsidiaries of Eastern have entered into cross-border lease transactions in respect of two power stations that are wholly owned by the Company. The Company has retained control of the power stations and their output and is responsible for their operations. The debt arising on the cross-border leases is fully collaterized by restricted cash on deposit (see Note 4).

     The Company's debt agreements contain certain covenants with which they must comply, including leverage ratios, levels of net assets and interest coverage covenants. At December 31, 1998 and March 31, 1999, the Company was in compliance with all such covenants.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

10.  Lines of Credit and Other Credit Facilities

     Lines of credit - At December 31, 1998, the Company, TXU Finance, TXU Acquisitions and TEG had a joint sterling-denominated line of credit with a group of banking institutions under a credit facility agreement (Sterling Credit Agreement). At December 31, 1998, the Sterling Credit Agreement provided for borrowings of up to (pound)1,525 million, of which (pound)351 million was available for use. The Sterling Credit Agreement had two facilities - Acquisition and Revolving Credit. The Sterling Credit Agreement bears interest at LIBOR plus 1.25%. The Company has entered into various interest rates swaps as required by the Sterling Credit Agreements.

     The Acquisition Facility provides for borrowings aggregating (pound)825 million outstanding at any one time and terminates March 2, 2003. Borrowings under this facility provided financing to acquire TEG and pay acquisition-related expenses. As part of this facility, (pound)75 million has been allocated to financing the repayment of outstanding loan notes issued upon acquisition.

     The Revolving Credit Facility provides for borrowings aggregating (pound)450 million outstanding at any one time and terminates March 2, 2003. A separate Eastern Electricity Revolving Credit Facility provides for borrowings of up to (pound)250 million which can be used by Eastern Electricity plc for general corporate purposes.

     At December 31, 1998, (pound)750 million was borrowed under the Acquisition Facility, (pound)51 million was borrowed under the Revolving Credit Facility and (pound)180 million was borrowed under the Eastern Electricity Revolving Credit Facility. The amounts outstanding under the Acquisition Facility and Revolving Credit Facility represent long-term debt. There are letters of credit associated with the Sterling Credit Agreement. Obligations of commercial banks under standby letters of credit totalled (pound)118 million at December 31, 1998 which, together with the (pound)51 million of borrowings reduced the amounts available for use under the Revolving Credit Facility to (pound)281 million at December 31, 1998. Borrowings under the Eastern Electricity Revolving Credit Facility are classified as short-term debt.

     The Sterling Credit Agreement was amended in March 1999. The amended Sterling Credit Agreement provides for borrowings of up to (pound)1.275 billion and has two facilities: a (pound)750 million term facility which will terminate on March 2, 2003 and a (pound)525 million revolving credit facility which has a (pound)200 million 364-day tranche (Tranche A) and a (pound)325 million tranche which terminates March 2, 2003 (Tranche B). The Company and TXU Finance currently are the only permitted borrowers under the amended Sterling Credit Agreement. The amended Sterling Credit Agreement allows for borrowings at various interest rates based on the prevailing rates in effect in the countries in which the borrowings originate. As of March 31, 1999, (pound)750 million of borrowings were outstanding under the term facility, and approximately (pound)233 million were outstanding under Tranche B (see Note 19). In addition, letters of credit totalling $61 million ((pound)38 million) were issued under Tranche A and letters of credit totalling $137 million ((pound)85 million) were issued under Tranche B. The amended Sterling Credit Agreement is unsecured.

     There were no borrowings outstanding at March 31, 1999 under the Eastern Electricity Revolving Credit Facility.

     Promissory note program - The Company has a one year promissory note program issued within the Czech Republic which has been utilized to fund its investment in SME and Teplarny Brno a.s. The note bears interest at an annual rate determined on the date of issuance based on PRIBOR plus 0.7%, which was 13.89%. At December 31, 1998 and March 31, 1999, (pound)58 million and (pound)52 million, respectively, was outstanding under the promissory note program.

     Short-term loan on accounts receivable - Eastern has facilities with a financial institution whereby it may, from time to time, borrow funds from the financial institution. Outstanding borrowings under the agreements may not exceed certain levels and are collateralized by portions of Eastern Group's trade accounts receivable. At December 31, 1998 and March 31, 1999, Eastern had borrowed (pound)300 million

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

10.  Lines of Credit and Other Credit Facilities (continued)

     under these facilities. The loan bears interest at an annual rate of based on commercial paper rates plus 0.225%, which at December 31, 1998 and March 31, 1999 was 6.53% and 5.7%, respectively.

     Letters of credit - At December 31, 1998 the Company had outstanding letters of credit totalling (pound)121 million, (pound)118 million of which was outstanding under the Revolving Credit Facility discussed above. At March 31, 1999 the Company had outstanding letters of credit totalling (pound)126 million, (pound)123 million of which was outstanding under the amended Sterling Credit Agreement discussed above.

11.  Provision for Unfavorable Contracts

     As part of the purchase accounting for TEG, the Company has made provisions for certain unfavorable long-term gas and electricity purchase contracts. The electricity provision relates to two contracts that expire in 2009, while the gas provision relates to eight contracts that expire in 2011.

     During the period from formation through December 31, 1998 and the period from formation through March 31, 1999, (pound)74 million and (pound)76 million, respectively, of the provision was released to offset expenses recognized on purchases under unfavorable electricity and gas contacts. Of the amounts recognized in the Statement of Consolidated Income, (pound)41 million, which is net of a release payment of (pound)24 million, was related to one gas contract from which the Company negotiated in November 1998. Negotiations for release under the contract were not under consideration at the purchase date.

12.  Commitments

     The Company evaluates its position relative to asserted and unasserted claims, loss-making purchase commitments or future commitments and makes provisions as needed.

     The Company's investment in Svartisen (the offtake generated by water rights in hydro-electric power plants in Norway) requires coverage of approximately 31.2% of the costs incurred in relation to the operation of the power plant, as well as a portion of the maintenance costs, property tax, and feeding costs (defined as fixed charges such as connection and capacity charges and volume related charges such as an energy charge) for 55 years, beginning in 1998. The electricity generated from the hydro-electric plants will be sold into the Norwegian power pool, from which the Company will receive income.

     Gas take-or-pay contracts - The Company is party to various types of contracts for the purchase of gas. Almost all include "take-or-pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. In order to help meet the expected needs of its wholesale and retail customers, the Company has entered into a range of gas purchase contracts. As at December 31, 1998 and March 31, 1999, the commitments under long-term gas purchase contracts amounted to an estimated (pound)1.3 billion covering periods up to 16 years forward. Management does not consider it likely, on the basis of the Company's current expectations of demand from its customers as compared with its take-or-pay obligations under such purchase contracts, that any material payments will become due from the Company for gas not taken.

     Coal contracts - In November 1998, the Company agreed to two coal purchase agreements with a supplier, supplementing the 12 million tons the Company had previously contracted to take from said supplier between 1998 and 2001. The first agreement is for 25 million tons in total between 1998 and 2003. The second agreement is for 21 million tons in total between 2003 and 2009. Total committed purchases under these contracts were approximately (pound)1.4 billion and (pound)1.3 billion at December 31, 1998 and March 31, 1999, respectively.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

12.  Commitments (continued)

     Rental   commitments  -  The  future  minimum  rental   commitments   under
     non-cancellable operating leases were as follows:

                                           Year ending          Year Ending
                                           December 31,          March 31,
                                           ------------          ---------
                                         ((pound)million)     ((pound)million)
         1999                                     53                  53
         2000                                     36                  36
         2001                                     37                  37
         2002                                     34                  34
         2003                                     30                  30
         Thereafter                               27                  27
                                             -------             -------
         Total                                   217                 217
                                             =======             =======

     The operating lease commitments relate to coal-fired power stations. Additional variable payments of approximately (pound)6 per megawatt hour (indexed to 1996 prices) linked to output levels from these stations are payable through 2000, the first four years of the lease agreement, by the Company.

     Rental expense for operating leases amounted to (pound)16 million and (pound)25 million for the periods ended December 31, 1998 and March 31, 1999, respectively. Rental expense for operating leases during the periods ended December 31, 1998 and March 31, 1999 includes (pound)10 million and (pound)14 million, respectively, of minimum lease payments and (pound)6 million and (pound)11 million, respectively, of variable lease payments.

     Other commitments - In December 1998 the Company agreed to purchase various assets in the North Sea from Monument Oil for (pound)20 million. The assets comprise a 20% stake in the Johnston field plus a number of non-producing gas discoveries and prospects. In November 1998, the Company reached an agreement to purchase all of BHP Petroleum's assets in the North Sea for (pound)102 million. The assets comprise a 30% stake in the Johnston field, an 18% stake in Ravenspurn North field plus a number of non-producing gas discoveries and prospects in a total of seven exploration licenses. Both transactions are subject to approval from the Department of Trade and Industry and consents from other parties participating in the fields.

13.  Contingencies

     The Company is subject to business risks that are actively managed to limit exposures.

     In February 1997, the official government representative of pensioners (Pensions Ombudsman) made a determination against the National Grid Company plc (National Grid) and its group trustees with respect to complaints by two pensioners in National Grid's section of the ESPS relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet certain costs arising from the payment of pensions on early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997 and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensioners have now appealed against this decision and judgment has now been received although a final order is awaited. The appeal was allowed endorsing the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. If a similar complaint were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld by the courts, Eastern could have a potential liability to repay to its section of the ESPS an amount estimated by the Company to be up to (pound)45 million (exclusive of any future applicable interest charges).

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

13.  Contingencies (continued)

     On May 19, 1998 a complaint was filed by Optimum Solutions Limited against National Grid, Yorkshire Electricity Group plc, Eastern Electricity and Logica Plc. Yorkshire Electricity and Eastern Electricity are both members of the electricity trading market in England and Wales (the Pool). Optimum Solutions Limited alleges breach of confidence in respect of information supplied in the context of the development of the trading arrangements for the 1998 liberalization of electricity supply in England and Wales, or Trading Arrangements. Optimum Solutions Limited requests an unspecified amount of damages relating to breach of contract, an unspecified amount of equitable compensation for misuse of the confidential information and return of material alleged to contain confidential information. It is alleged that the Pool has made use of the confidential information in the development of the Trading Arrangements and that Eastern Electricity made use of it in using the system developed by Pool for trading purposes. The action against Eastern Electricity is being strenuously defended. The Company cannot predict the outcome of this proceeding.

     On January 25, 1999, the Hindustan Development Corporation issued proceedings in the Arbitral Tribunal in Delhi, India against TEG claiming damages of US$413 million for breach of contract following the termination of a Joint Development Agreement dated March 20, 1997 relating to the construction, development and operation of a lignite based thermal power plant at Barsingsar, Rajasthan. The Company is vigorously defending this claim. The Company cannot predict the outcome of this proceeding.

     In November 1998, five complaints were filed against subsidiaries of Eastern by five of their former sales agencies. The agencies claim a total of (pound)104 million arising from the summary termination for the claimed fundamental breach of their respective contracts in April 1998. The five agencies are claiming damages for failure to give reasonable notice for compensation under the UK Commercial Agents Regulations 1994. These actions are all being defended strenuously, and counterclaims have been filed. The Company cannot predict the outcome of these claims and counterclaims.

     General - In addition to the above, the Company and its subsidiaries are involved in various legal and administrative proceedings arising in the ordinary course of its business. The Company believes that all such lawsuits and resulting claims would not have a material effect on its financial position, results of operation or cash flows.

     Financial Guarantees - TEG has guaranteed up to $110 million ((pound)65 million at December 31, 1998 and (pound)68 million at March 31, 1999) of certain liabilities that may be incurred and payable by the purchasers of the businesses sold in the Peabody Sale with respect to the Peabody Holding Company Retirement Plan for Salaried Employees, the Powder River Coal Company Retirement Plan and the Peabody Coal UMWA Retirement Plan, subject to certain specified conditions.

     TEG entered into various guarantees of obligations of affiliates of its former subsidiary Citizens Power LLC, arising under power purchase agreements and note purchase agreements in connection with various Citizens Power energy restructuring projects, as well as various indemnity agreements in connection with such projects. The Company and TEG continue to be the guarantor or the indemnifying party, as the case may be, under these various agreements. In connection with the acquisition, letters of credit were issued under the Sterling Credit Facility in the amount of $198 million ((pound)118 million at December 31, 1998 and (pound)123 million at March 31, 1999) to support certain debt financings associated with these restructuring projects (see Note 19).

     As a consequence of a restructuring whereby a subsidiary of TXU Acquisitions transferred Eastern to another wholly-owned subsidiary of TXU Acquisitions, the Company and certain other affiliated United Kingdom subsidiaries of TXU may be required to make certain adjustments to the guarantees, which the Directors of the Company do not currently expect to have a material adverse impact on the Company.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

14.  Employee Share Plans

     During 1998, the Company instituted the Eastern Group Long Term Incentive Plan (LTIP) which is administered by a remuneration committee. Awards of "phantom stock" in TXU under the LTIP may be made available to the management group, senior managers and salaried directors of Eastern. Participants of the LTIP receive awards based on the number of shares that a specified percentage of their annual basic pay could purchase, using the stock price of TXU at or around the date of grant. For grants during the periods May 19, 1998 through December 31, 1998 and May 19, 1998 through March 31, 1999, the stock price of TXU at May 19, 1998 was utilized. There were no grants between February 5, 1998 and May 18, 1998, inclusive.

     Awards are subject to achieving certain performance criteria. There is a deferral period from the end of the financial period in which the awards were granted for which the participants must remain with the Company before becoming vested in their awards. For the awards granted in 1998, the deferral period for directors is one year. For the management group and senior managers, one-half of the awards will vest on January 1, 2000, with the balance of the awards vesting on January 1, 2001. For the awards granted in 1999, the deferral period for directors is one year and for the management group and senior managers is two years.

     At the end of the deferral period, the Company shall pay to the participant, in cash, an amount equal to the higher of the stock price of TXU at the end of the deferral period, or a guaranteed price. The guaranteed price is the stock price used to calculate the awards granted, adjusted for interest at 6% compounded annually up to the date of payment.

     The Company granted 145,878 awards with an exercise price of (pound)0 on September 1, 1998, of which 1,785 lapsed due to participants leaving the Company prior to December 31, 1998, with an additional 8,216 lapses in the period from January 1, 1999 through March 31, 1999. Additionally, the Company granted 178,276 awards with an exercise price of (pound)0 on January 1, 1999. None of the 144,093 or 314,153 awards outstanding at December 31, 1998 or March 31, 1998, respectively, were exercisable due to the vesting criteria. The weighted average remaining contractual life of awards outstanding at December 31, 1998 was 17 months and at March 31, 1999 was 23 months. At December 31, 1998 and March 31, 1999, the closing market price of TXU Corp common stock was $46.69 ((pound)28.13) and $42.00 ((pound)26.09), respectively, per share.

     Compensation expense recognized under the plan for the periods ended December 31, 1998 and March 31, 1999 were (pound)1 million and (pound)2 million, respectively. The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its employee share plans. Had compensation costs for the LTIP been determined in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", there would be no difference in the compensation expense recognized.

15.  Disposal and Acquisitions

     On December 22, 1998, the Company disposed of Eastern Group Telecoms. The Company recorded a gain relating to the disposal of (pound)13 million. In consideration for the business, the Company received cash of (pound)60 million and an investment in the preferred stock of the purchaser, NTL Inc., with a carrying value of (pound)22 million. The investment is not traded on any stock exchange and is not convertible into cash until July 2000, but the value has been guaranteed by NTL Inc.

     On December 19,  1998,  the Company  acquired  two combined  heat and power companies from British Gas plc for total consideration of (pound)14 million. Citigen (London) Limited is a cogeneration company using two 16 megawatt gas diesel engines to supply electricity, district heating and chilled water to customers in the City of London. BG Cogen Limited uses a 15 megawatt cogeneration plant to supply steam and electricity to Millennium Inorganic Chemicals.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

16.  Dividend Restrictions

     Certain debt instruments of the Company contain provisions that, under certain conditions, restrict distributions on or acquisitions of common stock. At December 31, 1998 and March 31, 1999 retained earnings was not restricted as a result of such provisions.

17.  Segments

     The segments have been identified on the basis of the underlying nature of the business and its customer base and the corresponding skill sets required, e.g., engineering, portfolio management and customer services.

     The energy retail business segment provides electricity and gas to United Kingdom national domestic, industrial and commercial users. It also has commenced retailing joint ventures in continental Europe. The energy management and generation business segment manages an integrated portfolio of contracts and physical gas and generation assets. The contracts include supplying the energy retail business with electricity and gas as well as contracts with third party energy retailers, traders and wholesalers. The networks business segment owns and manages the electricity distribution system and its principal customer base is energy retail and other electricity  suppliers.  The  other  category  consists  of  two  operating segments, metering and telecoms which fall below the quantitative thresholds for determining reportable segments.

     As set out below, contribution for each segment is defined as operating profit on a UK GAAP basis before exceptional and extraordinary items, but after a notional charge for the cost of capital. Capital/investment expenditure includes all items of capital and investment expenditures including the European equity investment, but the figure excludes proceeds on the sale of investments. The cost of capital is calculated as 0.5% per month on working capital and is eliminated on consolidation. Overhead costs, such as those incurred by the Company at head office and core costs related to information technology, are not allocated amongst the segments.

                                               Period from formation through   Period from formation through
                                                     December 31, 1998                 March 31, 1999
                                               -----------------------------   ------------------------------
                                                                 Capital/                          Capital/
                                                                investment                         investment
                                               Contribution     expenditure    Contribution       expenditure
                                               ------------     -----------    ------------       -----------
                                                      ((pound)million)               ((pound)million)
     Energy retail                                    (13)              21             (31)              22
     Energy management and generation                 121               61             264               99
     Networks                                         100               82             157              109
     Other                                             18               17              20               18
                                                 --------         --------        --------         --------
                                                      226              181             410              248


     Cost of capital elimination                       86               --             118               --
     Unallocated corporate costs                      (17)             214             (40)             229
                                                 --------         --------        --------         --------
     Total (UK GAAP)                                  295              395             488              477
                                                 --------         --------        --------         --------

     Purchase accounting and US GAAP
       adjustments                                     57               --              35               --
     Unallocated restructuring costs                  (22)              --             (22)              --
     Unallocated investment income                     30               --              30               --
                                                 --------         --------        --------         --------
     Income before interest, income
       taxes and minority interest                    360               --             531               --
                                                 ========         ========        ========         ========

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

17.  Segments (continued)

     Revenues are attributed to countries based on location of customers. There are no revenues for transactions with a single external customer that are 10% or more of the Company's revenue. The Pool is not considered by the Company to be an external customer, as all electricity generated is sold into the Pool and is subsequently repurchased from the Pool for resale. Revenues billed by energy retail for the other segments are presented as revenues of the other segments.


                                           Period from           Period from
                                        formation through     formation through
                                        December 31, 1998       March 31, 1999
                                            Revenues              Revenues
                                            --------              --------
                                                     ((pound) million)
   Energy retail                              1,036                  1,609
   Energy management and generation             845                  1,322
   Networks                                     253                    374
   Other                                         31                     33
                                             ------                 ------
   Total                                      2,165                  3,338
                                             ======                 ======

                              Period from formation through              Period from formation through
                                   December 31, 1998                            March 31, 1999
                           ----------------------------------         ----------------------------------
                           Revenues         Long-lived assets         Revenues         Long-lived assets
                           --------         -----------------         --------         -----------------
                                                          ((pound) million)
    United Kingdom           2,150                 2,606                3,303                 2,455
    Other countries             15                    70                   35                    61
                           -------              --------             --------               -------
    Total                    2,165                 2,676                3,338                 2,516
                           =======              ========             ========               =======

18.  Derivative and Financial Instruments

     The Company uses derivative financial instruments for purposes other than trading and does so to reduce its exposure to fluctuations in electricity prices, gas prices, interest rates and foreign exchange rates. Derivative financial instruments used by the Company include contracts for differences, electricity forward agreements, interest rate swaps, interest forward rate agreements, options, gas swaps futures and foreign exchange forward contracts.

     Electricity price risk management - Electricity forward contracts are primarily used by the Company to hedge future changes in electricity prices. Almost all electricity generated in England and Wales must be sold to the Pool, and electricity suppliers must likewise generally buy electricity from the Pool for resale to their customers. The Pool is operated under a Pooling and Settlement Agreement to which all licensed generators and suppliers of electricity in Great Britain are party. These trading arrangements are currently under review by the United Kingdom government.

     The Company enters into electricity forward contracts to assist in the management of its exposure to fluctuations in electricity pool prices. The contracts bought and sold are contracts for differences (CfDs) and electricity forward agreements (EFAs) that fix the price of electricity for an agreed quantity and duration by reference to an agreed strike price. EFAs are similar in nature to CfDs, except that they tend to last for shorter time periods and are based on standard industry terms rather than being individually negotiated. Long-term CfDs are in place to hedge a portion of the electricity to be purchased through to 2009. Such CfDs represent an annual commitment of approximately five terawatt hours (TWh), declining on a linear basis to approximately two TWh by 2005 and finally expiring in 2010. There are no similar long-term commitments under EFAs. The impact of changes in the market value of these contracts, which serve as hedges, is deferred until the related transaction is completed.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

18.  Derivative and Financial Instruments (continued)

     The fair value of outstanding CfDs and EFAs at December 31, 1998 and March 31, 1999 was (pound)61 million and (pound)48 million, respectively, calculated as the difference between the expected value of the CfDs or EFAs, based on their known strike price and known volume, and the current market value, based on an estimate of forward prices for the CfD or EFA term. It should be noted that the market for the CfDs and EFAs has not been liquid to date and there is no readily identifiable market through which the majority of CfDs or EFAs could be realized through an exchange. No easily definable forward price curve exists for the duration and shape of the CfDs or EFAs that would be agreed generally.

     Gas swaps and futures - In the gas retail business, the Company sells fixed price contracts to customers and supplies the customer through a portfolio of gas purchase contracts and other wholesale contracts. The overall net exposure of the Company to the gas spot market is managed by using gas swaps and futures.

     Interest rate management - Interest rate swaps and forward rate agreements are used by the Company to convert between fixed rates and floating rates as required. Gains and losses from interest rate swaps and forward rate agreements are accrued over the contract period. At December 31, 1998 and March 31, 1999, the Company held two interest rate swaps which convert (pound)100 million of the (pound)350 million 8.375% bonds due 2004 into floating rate debt; (pound)35 million is based on LIBOR and (pound)65 million is based on LIBOR less 0.7625%.

     At December 31, 1998 and March 31, 1999, the Company had various interest rate swaps as required by the Sterling Credit Agreement. The Sterling Credit Agreement requires that one-half of the borrowings under these facilities be swapped from a floating to a fixed interest rate with a maturity of at least two years from July 28, 1998. The aggregate notional amount of these interest rate swaps entered into is (pound)800 million, with an average maturity of six years and average fixed rates of 6.58% and 6.54% at December 31, 1998 and March 31, 1999, respectively.

     In addition, the Company has various other interest rate swaps on subsidiary borrowings with a notional amount of (pound)48 million to swap floating rate interest to fixed rates, a portion of which matures in 2002 and the remaining portion matures in 2008.

     Forward rate agreements totalling (pound)531 million and (pound)355 million for a maximum duration of less than one year to swap floating rate deposits into fixed rates were outstanding at December 31, 1998 and March 31, 1999, respectively.

     Foreign currency risk management - The Company has exposure to foreign currency movements and uses derivative financial instruments to manage this exposure (principally on US$ denominated debt interest payments and investments in European countries). The instruments used are forward purchase contracts and options. The policy with regard to any such exposures is to match assets owned in foreign countries with borrowings in that same currency. Where there are firm commitments to purchase goods in a foreign currency then forward contracts or options are used to fix the exchange rate. At December 31, 1998, there were US$ options outstanding of $10 million (at put rates of $1.57) and US$ options outstanding of $10 million (at call rates of $1.60). All of these contracts matured in the period ended March 31, 1999.

     The Company has entered into contracts to fix the exchange rate on the interest payments to be made under the US$ denominated debt. For the $200 million 7.425% notes due 2017, the Company has entered into a contract which sets the exchange rate between sterling and US$ at 1.605 over the life of the debt. For the $300 million 7.55% notes due 2027, the Company has entered into a contract which sets the exchange rate between sterling and US$ at 1.625 over the life of the debt.

     Concentrations and credit risk - The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents, trade receivables and derivative contracts.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

18.  Derivative and Financial Instruments (continued)

     The Company only deposits cash with banks that have a rating in excess of AA or invests in commercial paper from issuers with ratings of A1 or P1. Maximum limits are set for each bank based on their ratings and also maximum limits are set for each country.

     The  Company's  trade  receivables   result  primarily  from  its  gas  and
     electricity retail operations and reflect a broad customer base including industrial, commercial and domestic customers.

     Credit risk relates to the risk of loss that the Company would incur as a result of non-performance by counterparties to their respective derivative instruments. The Company maintains credit policies with regard to its counterparties that management believes significantly minimize overall credit risk. The Company generally does not obtain collateral to support the agreements but establishes credit limits and monitors the financial viability of counterparties and believes its credit risk is minimal on these transactions. The extent of this exposure varies with the prevailing interest and currency rates and was not material throughout the period.

     Approximately 54% by volume of the Company's CfDs and EFAs traded in the periods ended December 31, 1998 and March 31, 1999 were contracted with two primary counterparties. The risk of loss to the Company arising from non-performance by these counterparties is considered unlikely.

     Fair value of financial instruments - The carrying amount and fair value of the material financial instruments used by the Company are as follows:

                                                          December 31, 1998             March 31, 1999
                                                       ----------------------        ----------------------
                                                          ((pound)million)             ((pound)million)
                                                       Carrying         Fair         Carrying         Fair
                                                        Amount          Value         Amount          Value
                                                        ------          -----         ------          -----
Assets
     Other investments                                    233            233            284            284
     Cash and cash equivalents                            467            467            414            414
     Restricted cash                                      717            717            730            730

Liabilities
     Notes payable - banks (current)                      238            238             53             53
     Note payable to TXU                                  682            682            682            682
     Total long-term debt, excluding capital leases     3,029          3,096          3,197          3,272
     Short term loans on accounts receivable              300            300            300            300

Other financial instruments -
  favorable/(unfavorable)
     Interest rate swaps                                   --            (31)            --            (42)
     Foreign exchange contracts                            --            (18)            --            (21)
     Gas swaps                                             --             (2)            --             --
     CfDs and EFAs                                         --             61             --             48
Financial guarantees and letters of credit                 --           (186)            --           (194)

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

18.  Derivative and Financial Instruments (continued)

     The following methods and assumptions were used to determine the above fair values:

     (i) The fair value of other investments is estimated based on quoted market prices where available and other estimates.

     (ii) The carrying amounts of cash and cash equivalents, restricted cash, notes payable - banks, short term loans on accounts receivable and the notes payable to TXU approximate their fair values because of the short maturity of these instruments.

    (iii) The fair value of long term debt varies with market conditions and is estimated based on current rates for similar financial instruments offered to the Company.

     (iv) The fair value of the interest rate swaps is based on the cancellation value of each swap agreement independently calculated by reference to the forward sterling interest rate curve for the unexpired portion of the swap.

     (v) The fair value of foreign exchange contracts is based upon valuations provided by the counterparty.

     (vi) The fair value of the gas swaps is based on the net present value of discounted future cash flows in accordance with underlying gas forward curves.

    (vii) The fair value of the CfDs and EFAs is based upon a discounted cash flow analysis using an estimate of forward prices in the Pool.

   (viii) The fair value of financial guarantees and letters of credit is based upon fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

19.  Subsequent Events

     On May 13, 1999, TXU Eastern Funding Company issued US$1.5 billion ((pound)915 million) worth of Senior Notes which are guaranteed by the Company in three tranches; US$350 million ((pound)214 million), 6.15% due May 15, 2002, US$650 million ((pound)396 million), 6.45% due May 15, 2005, and US$500 million ((pound)305 million), 6.75% due May 15, 2009. The proceeds of this issuance were used to repay the note payable to TXU and to reduce borrowings under the Sterling Credit Agreement and for other corporate purposes. Shortly thereafter, the Company entered into various interest rate and currency swaps that in effect changed the interest rate on the borrowings from fixed to variable based on LIBOR, and fixed the principal amount to be repaid in sterling.

     On May 5, 1999, the Company announced it is to pay (pound)42 million for a 36% interest in Savon Voima Oy (SVO). This agreement includes an option which allows the majority shareholders of SVO to require the Company to purchase the remaining 64% interest in SVO at prices that are based upon a multiple of the original purchase price for the first three years. After three years the purchase price is based upon a calculation which considers SVO's results of operations, as well as cash and cash equivalents and long-term debt balances on hand at the date the option is exercised. The option may be exercised at any time by the majority shareholders and does not expire.

     On May 18, 1999, $198 million in letters of credit issued under the Sterling Credit Agreement/Revolving Credit Facility matured and were not renewed.

TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

19.  Subsequent Events (continued)

     Eastern has facilities with Citibank N.A. to provide financing through trade accounts receivable whereby Eastern Electricity may sell up to (pound)300 million of its electricity receivables and, beginning June 11, 1999, TXU Finance (No. 2) Limited may borrow up to an aggregate of (pound) 275 million, collateralized by additional receivables of Eastern Electricity, through a short-term note issue arrangement. The program has an overall program limit of (pound)550 million. Through March 31, 1999, the electricity receivable financings were in the form of short-term loans collateralized by Eastern's trade accounts receivable. Subsequent to March 31, 1999, the program was restructured so that a portion of the receivables are sold outright rather than being used to collateralize short-term borrowings. Eastern Electricity continually sells additional receivables to replace those collected. At June 30, 1999, accounts receivable of Eastern were reduced by (pound)255 million to reflect the sales of the receivables under the new program. An additional (pound)45 million of receivables remain as collateral for short-term loans. At June 30, 1999, TXU Finance (No. 2) Limited had borrowed (pound)150 million through the note issue arrangement. The borrowings by Eastern Electricity and TXU Finance (No. 2) Limited bear interest at an annual rate based on commercial paper rates plus 0.225%, which was 5.225% at June 30, 1999.

PRICEWATERHOUSECOOPERS
------------------------------------------------------------------------------
                                               PRICEWATERHOUSECOOPERS
                                               No 1 London Bridge
                                               London SE1 9QL
                                               Telephone +44 (0) 171 939 3000
                                               Facsimile +44 (0) 171 403 5265



                        Report of Independent Accountants
                        ---------------------------------

To the Board of Directors and Shareholders of Eastern Group plc and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related statements of consolidated income, of comprehensive income, of common stock equity and of cash flows present fairly, in all material respects, the financial position of Eastern Group plc and Subsidiaries at March 3l, 1998, and the results of their operations and their cash flows for the years ended March 31, 1997 and March 31, 1998 and for the period from April 1, 1998 through May 18, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom which do not differ significantly with those in the United States and which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers
London, England
April 26, 1999


PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6NN. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.

Eastern Group plc and Subsidiaries (Predecessor Company)
CONSOLIDATED BALANCE SHEET
((pound) million)


                                                                                                        As of
                                                                                                    March 31, 1998
                                                                                                    --------------

     Assets


     Property, plant and equipment, net                                                                    2,365
                                                                                                           -----

     Current assets
          Cash and cash equivalents                                                                          714
          Accounts receivable (net of allowance for uncollectable accounts of (pound)13 million)             529
          Inventories
               Materials and supplies                                                                         23
               Fuel stock                                                                                    100
          Prepayments                                                                                          4
          ACT recoverable                                                                                     22
          Other current assets                                                                                 3
                                                                                                           -----


     Total current assets                                                                                  1,395
                                                                                                           -----

     Investments
          Restricted cash                                                                                    547
          Other                                                                                               42
                                                                                                           -----

     Total investments                                                                                       589
                                                                                                           -----

     Deferred debits
          Goodwill (net of accumulated amortization of (pound)82 million)                                  1,222
          Prepayments for pensions                                                                           150
          Other deferred debits                                                                              105
                                                                                                           -----


     Total deferred debits                                                                                 1,477
                                                                                                           -----


     Total assets                                                                                          5,826
                                                                                                           =====



The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
CONSOLIDATED BALANCE SHEET
((pound) million)


                                                                      As of
                                                                 March 31, 1998
                                                                 --------------


     Capitalization and liabilities

     Capitalization
          Contributed capital                                            2,603
          Retained deficit                                                (794)
          Accumulated other comprehensive loss                              (7)
                                                                        ------

     Total common stock equity                                           1,802
                                                                        ------

          Minority interest                                                  6
                                                                        ------

          Long-term debt, less amounts due currently                     1,976
                                                                        ------

     Total capitalization                                                3,784
                                                                        ------

     Current liabilities
          Notes payable - banks                                             57
          Long-term debt due currently                                     228
          Short-term loans on accounts receivable                          300
          Accounts payable                                                 218
          Taxes accrued                                                    182
          Interest accrued                                                  39
          Other current liabilities                                        292
                                                                        ------

     Total current liabilities                                           1,316
                                                                        ------

     Deferred credits and other noncurrent liabilities
          Deferred income taxes, net                                       434
          Other deferred credits and noncurrent liabilities                292
                                                                        ------

     Total deferred credits and other noncurrent liabilities               726
                                                                        ------

     Commitments and contingencies (Notes 11 and 12)                        --

     Total capitalization and liabilities                                5,826
                                                                        ======









The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED INCOME
((pound) million)


                                                                                                            Period from
                                                                                                           April 1, 1998
                                                                      Year ended         Year ended           through
                                                                    March 31, 1997     March 31, 1998       May 18, 1998
                                                                    --------------     --------------       ------------

     Operating revenues                                                   2,984              3,475                425

     Costs and expenses
          Purchased power                                                 1,600              1,703                202
          Gas purchased for resale                                          368                514                 85
          Operation and maintenance                                         557                806                123
          Depreciation and amortization                                     161                185                 26
                                                                         ------             ------             ------

     Total operating expenses                                             2,686              3,208                436
                                                                         ------             ------             ------

     Operating income (loss)                                                298                267                (11)

     Other income - net                                                       5                 10                  1
                                                                         ------             ------             ------

     Income (loss) before interest, income taxes and minority
        interest                                                            303                277                (10)

     Interest income                                                         40                 76                 12

     Interest expense, net of capitalized interest                          128                202                 28
                                                                         ------             ------             ------

     Income (loss) before income taxes and minority interest                215                151                (26)

     Income tax expense (benefit)                                           304                189                 (5)
                                                                         ------             ------             ------

     Loss before minority interest                                          (89)               (38)               (21)

     Minority interest                                                       (1)                --                 --
                                                                         ------             ------             ------

     Net loss                                                               (90)               (38)               (21)
                                                                         ======             ======             ======





The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME
((pound) million)



                                                                                                  Period from
                                                                                                  April 1, 1998
                                                               Year ended        Year ended         through
                                                             March 31, 1997    March 31, 1998     May 18, 1998
                                                             --------------    --------------     ------------

Net loss                                                            (90)              (38)             (21)

Other comprehensive loss:

     Unrealized loss on securities classified as available
       for sale                                                      (5)               (2)              (3)
                                                               --------          --------         --------

Comprehensive loss                                                  (95)              (40)             (24)
                                                               ========          ========         ========














The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED COMMON STOCK EQUITY
((pound) million)

                                                                                                           Accumulated
                                                                                                             other
                                                                       Contributed        Retained        comprehensive
                                                                         capital           deficit           income
                                                                         -------           -------           ------
Balance at April 1, 1996                                                   2,518             (326)               --

Net loss for year ended March 31, 1997                                        --              (90)               --

Cash dividends for the year ended March 31, 1997                              --             (140)               --

Tax relief received from Parent                                               68               --                --

Unrealized loss on securities classified as available for
   sale for the year ended March 31, 1997                                     --               --                (5)
                                                                           -----            -----             -----
Balance at March 31, 1997                                                  2,586             (556)               (5)
                                                                           -----            -----             -----

Balance at April 1, 1997                                                   2,586             (556)               (5)

Net loss for the year ended March 31, 1998                                    --              (38)               --

Cash dividends for the year ended March 31, 1998                              --             (200)               --

Tax relief received from Parent                                               17               --                --

Unrealized loss on securities classified as available for
   sale for the year ended March 31, 1998                                     --               --                (2)
                                                                           -----            -----             -----

Balance at March 31, 1998                                                  2,603             (794)               (7)
                                                                           -----            -----             -----

Balance at April 1, 1998                                                   2,603             (794)               (7)

Net loss for the period from April 1, 1998 through May 18, 1998               --              (21)               --

Unrealized loss on securities classified as available for
   sale for the period from April 1, 1998 through May 18, 1998                --               --                (3)
                                                                           -----            -----             -----

Balance at May 18, 1998                                                    2,603             (815)              (10)
                                                                           =====            =====             =====




The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED CASH FLOWS
((pound) million)


                                                                                                         Period from
                                                                                                        April 1, 1998
                                                                     Year ended       Year ended         through
                                                                     March 31, 1997   March 31, 1998     May 18, 1998
                                                                     --------------   --------------     ------------

     Cash flows - operating activities
        Net loss                                                             (90)             (38)             (21)
        Adjustments to reconcile net loss to cash provided by
          operating activities:
        Gain on disposal of assets                                            (8)              (5)              --
        Depreciation and amortization                                        161              185               26
        Minority interest                                                      1               --               --
        Deferred income taxes                                                251              (24)              (7)
        Changes in operating assets and liabilities:
              Accounts receivable                                           (126)              78               65
              Inventories                                                    (81)             (25)              10
              Prepayments and other assets                                    (9)               8               (4)
              Accounts payable                                               106              (82)               6
              Interest accrued                                                35                4               27
              Taxes accrued                                                  (53)             101                2
              Other liabilities                                              105              139              (30)
                                                                         -------          -------          -------
                       Cash provided by operating activities                 292              341               74
                                                                         -------          -------          -------
     Cash flows - investing activities
        Capital expenditures                                                (204)            (254)             (51)
        Proceeds from sales of assets                                         25               30               --
        Investment in marketable securities                                  (29)              (3)             (27)
        Other investments                                                    (21)              (7)              --
                                                                         -------          -------          -------
              Cash used in investing activities                             (229)            (234)             (78)
                                                                         -------          -------          -------
     Cash flows - financing activities
        Borrowings under long-term debt                                      692              240               --
        Retirements of  long-term debt                                      (468)            (215)              --
        Change in notes payable - banks                                     (389)              (4)              16
        Receivable financing                                                  --              300               --
        Debt financing cost                                                  (11)              --               --
        Dividends paid                                                      (140)            (200)              --
                                                                         -------          -------          -------
              Cash (used in) provided by financing activities               (316)             121               16
                                                                         -------          -------          -------
     Net change in cash and cash equivalents                                (253)             228               12
                                                                         -------          -------          -------
     Cash and cash equivalents - beginning balance                           739              486              714
                                                                         -------          -------          -------
     Cash and cash equivalents - ending balance                              486              714              726
                                                                         -------          -------          -------
     Supplemental cash flow disclosures:
        Cash paid for interest                                                93              198                5
        Cash paid for income taxes                                            18               90               --
     Non-cash transactions:
        Record capital lease and related obligations                         705               --               --
        Consolidation of debt and related investment on
          cross-border leases                                                408              139               --


The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   Description of Business

     The business and operations of Eastern Group plc and Subsidiaries (Eastern) are divided into three principal segments, as follows:

     (i) The energy retail business which supplies electricity and gas to national domestic, industrial and commercial customers in the United Kingdom;

     (ii) The energy management and generation business which manages an integrated portfolio of generation assets, physical gas assets and contracts; and

    (iii) The   networks   business   which  owns,   manages  and  operates  the
          electricity distribution system.

     These businesses are carried out primarily in the United Kingdom with interests increasingly being developed throughout the rest of Europe.

     Prior to May 19, 1998, Eastern was owned by The Energy Group PLC (TEG). On May 19, 1998, TXU Acquisitions Limited, a subsidiary of TXU Corp, acquired control of TEG (see Note 17).

2.   Basis of Presentation and Significant Accounting Policies

     The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (US GAAP).

     Consolidation - The consolidated financial statements include the accounts of Eastern and all majority owned subsidiaries. Minority interest represents the minority shareholders' proportionate share in the equity or income of Eastern's majority-owned subsidiaries.

     All significant intercompany items and transactions have been eliminated in consolidation. Investments in significant unconsolidated affiliates are accounted for by the equity method.

     Use of estimates - The preparation of Eastern's consolidated financial statements, in conformity with US GAAP, requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the period covered by the consolidated financial statements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

     Cash and cash equivalents - Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less.

     Accounts receivable - A provision for uncollectible accounts of (pound)1 million, (pound)11 million and (pound)2 million was recorded during the years ended March 31, 1997 and 1998 and the period from April 1, 1998 through May 18, 1998, respectively. Eastern did not realize any material recoveries during the years ended March 31, 1997 and 1998 or the period from April 1, 1998 through May 18, 1998. Eastern wrote-off accounts receivable of (pound)1 million, (pound)10 million and (pound)1 million during the years ended March 31, 1997 and 1998 and the period from April 1, 1998 through May 18, 1998, respectively.

     Inventories - Inventories consist of fuel stock, material and supplies, and are stated at the lower of cost or net realizable value. The cost of inventories is determined using a weighted average cost method.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.   Basis of Presentation and Significant Accounting Policies (continued)

     Capitalized   interest  -  Interest  is   capitalized   on  major   capital
     expenditures during the period of construction.

     Property, plant and equipment - Property, plant and equipment are stated at cost less accumulated depreciation. The cost of additions, improvements, and interest on construction are capitalized, while maintenance and repairs are charged to expense when incurred.

     Leased generating stations meeting certain criteria and related equipment are capitalized and the present value of the related lease payments is recorded as a liability. Depreciation of capitalized lease assets is computed on the straight-line basis over the shorter of the estimated remaining useful life of the asset or the lease term.

     Depletion of gas reserves is charged on a unit-of-production basis, based on an assessment of proven reserves. Depreciation of all other property, plant and equipment is determined on the straight-line method over estimated useful lives of the assets as follows:

     Electricity generating station assets   30 years

     Electricity generating station          Shorter of lease period or
      assets under capital lease             estimated remaining useful life
     Electricity distribution                40 years (3% per annum for first
      system assets                          20 years and 2% per annum for last
                                             20 years)
     Buildings                               Up to 60 years
     Leasehold improvements                  Shorter of remaining lease term or
                                             estimated useful life
     Plant and equipment                     Up to 10 years

     Customer contributions to the construction of electricity distribution system assets are amortized to income over a forty-year period, at a rate of 3% per year for the first 20 years and 2% per year for the last 20 years. The unamortized amount of these contributions is deducted from property, plant and equipment.

     Upon sale, retirement, abandonment or other disposition of property, the cost and related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in income.

     The United Kingdom Government is entitled to claim a portion of any gain realized by Eastern on certain property disposals made up to March 31, 2000. Provisions for such claims are made when an actual disposal occurs.

     Provision is made for abandonment costs relating to gas fields. Such provisions are determined in accordance with local conditions and requirements, and on the basis of costs estimated at the respective balance sheet date. These costs are expensed on a unit-of-production basis.

     Valuation of long lived assets - Eastern periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the projected undiscounted cash flows from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily utilizing the anticipated cash flows discounted at a rate commensurate with risk involved.

     Goodwill - Goodwill is capitalized and amortized over 40 years using the straight-line method. Eastern reviews the goodwill recoverability period on a regular basis. Amortization expense for each of the years ended March 31, 1997 and 1998 was (pound)33 million and for the period from April 1, 1998 through May 18, 1998 was (pound)4 million.

     Derivative financial instruments - In order to qualify for hedge accounting, the following criteria must be met: the item being hedged exposes Eastern to price risk, it is probable that the hedge will substantially offset this risk, and it has been designated as a hedge by management.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transaction occurs. The cash flows related to derivative financial instruments are recorded in the same manner as the cash flow related to the item being hedged. In the event that an overall analysis of the firm commitments being hedged indicates that Eastern is in a net loss position, a provision is made for these anticipated losses. Transactions that are entered into that do not meet the criteria for hedge accounting are marked to market on the balance sheet at the period end, and the unrealized gain or loss is recognized in the Statement of Consolidated Income for that period.

     Revenue recognition - Electricity and gas sales revenues are recognized when services are provided to customers and include an estimate for unbilled revenues, or the value of electricity and gas consumed by customers between the date of their last meter reading and the period-end date. Operating revenues are stated exclusive of value added tax, but inclusive of the fossil fuel levy.

     Restructuring costs - Restructuring costs relate to voluntary termination benefits and are recorded in Operation and Maintenance expense in the Statement of Consolidated Income in the period in which the employee accepts the offer and the amount can be reasonably estimated. Eastern has established voluntary retirement plans to progressively reduce manpower levels.

     Foreign currencies - Assets and liabilities of foreign subsidiaries are translated at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from this process are charged or credited to the cumulative currency translation adjustment account in common stock equity. Gains and losses on foreign currency transactions are included in the Statement of Consolidated Income.

     Income taxes - Income tax expense includes United Kingdom and other national income taxes. Eastern intends to reinvest the earnings of its foreign subsidiaries into those businesses. Accordingly, no provision has been made for taxes which would be payable if such earnings were distributed to Eastern.

     Advance Corporation Tax (ACT) recoverable represents the amount of tax paid or payable on outgoing dividends paid and proposed which can be set off against a corporation tax liability arising currently or in the future, thereby reducing current tax expense.

     Deferred income taxes are determined under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future and reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax rate changes would affect those deferred tax liabilities or assets in the period when the tax rate change is enacted. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

     Marketable securities - Eastern has classified all of its marketable securities as available for sale. Available for sale securities are carried at fair value with the unrealized gains and losses reported as a component of accumulated other comprehensive income in common stock equity. Declines in fair value that are other than temporary are reflected in the Statement of Consolidated Income.

     Appraisal   and   development   expenditure   of  gas  fields  -  Appraisal
     expenditures are accounted for under the successful efforts method. General seismic and other costs are expensed as incurred.

     Ceiling test - The capitalized costs of gas fields under evaluation, under development or in production are assessed each year on a field-by-field basis. To the extent that the future net revenues from the remaining commercial reserves, or, in the case of prospects under evaluation, the estimated potential commercial reserves, are less than the net capitalized costs of the field, a charge is made to the profit and loss account.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     New  accounting  standards - Statement  of Financial  Accounting  Standards
     (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," was to be effective for fiscal years beginning after June 15, 1999. This statement requires that all derivative financial instruments be recognized as either assets or liabilities on the balance sheet at their fair values and that accounting for the changes in their fair values is dependent upon the intended use of the derivatives and their resulting designations. The new standard will supersede or amend existing standards that deal with hedge accounting and derivatives. Eastern has not determined the effect that adopting this standard will have on its consolidated financial statements.

     The Emerging Issues Task Force (EITF) has issued No. 98-10 "Accounting for Energy Trading and Risk Management Activities" which is effective for fiscal years beginning after December 15, 1998. EITF 98-10 requires that contracts for energy commodities which are entered into under trading activities should be marked to market with the gains and losses shown net in the income statement. As Eastern is not primarily involved in trading activities, EITF 98-10 should not have a material impact on the consolidated financial statements upon adoption.

3.   Property, Plant and Equipment

     Property,   plant  and   equipment,   stated   at  cost  less   accumulated
     depreciation, consisted of:

                                                        March 31, 1998
                                                      ((pound) million)
                                                      -----------------

         Electricity distribution system                    1,567
         Electricity generating stations                    1,154
         Upstream gas assets                                   45
         Other land and buildings                             102
         Plant and equipment                                  360
         Accumulated depreciation                            (863)
                                                         --------
         Net property, plant and equipment                  2,365
                                                         ========

     Depreciation expense for the years ended March 31, 1997 and 1998 was (pound)128 million and(pound)152 million, respectively, and for the period from April 1, 1998 through May 18, 1998 was (pound)22 million.

     Electricity generating stations and plant and equipment include assets under capital leases as follows:


                                                      March 31, 1998
                                                     ((pound) million)
                                                      -----------------
         Cost                                               839
         Less accumulated depreciation                     (126)
                                                       --------
         Net book value                                     713
                                                       ========
4.   Restricted Cash

     At March 31, 1998, (pound)408 million of deposits has been used to cash-collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations from National Power PLC (Note 9). Additionally (pound)139 million at March 31, 1998 has been used to cash-collateralize existing future lease obligations arising from a cross-border leasing arrangement on two other power stations (Note
     9).

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


5.   Investments

     Marketable investments are classified as available for sale, and are considered non-current based upon management's intentions in holding the investments. Marketable investments consisted of:


                                               Fair market       Unrealized
     March 31, 1997             Cost              value          gain/(loss)
                              --------         -----------       ----------
                                               ((pound)million)
     SME                         29                  24                (5)
                              -----               -----             -----
                                 29                  24                (5)
                              =====               =====             =====

                                               Fair market       Unrealized
     March 31, 1998             Cost              value          gain/(loss)
                              --------         -----------       ----------
                                             ((pound)million)
     SME                         25                  18                (7)
     HC                           3                   3                 -
                              -----               -----             -----
                                 28                  21                (7)
                              =====               =====             =====

                                               Fair market       Unrealized
     May 18, 1998               Cost              value          gain/(loss)
                              --------         -----------       ----------
                                              ((pound)million)
     SME                         35                  25               (10)
     HC                          20                  20                 -
                              -----               -----             -----
                                 55                  45               (10)
                              =====               =====             =====

     At March 31, 1998 Eastern held an 11.8% investment in Severomoravska Energetika (SME), which is listed in the Czech Republic. During the period from April 1, 1998 through May 18, 1998, Eastern's Investment in SME increased to 16%. During the year ended March 31, 1998, Eastern acquired a 1.8% investment in Hidroelectrica del Cantabrico (HC), which is listed in Spain. As Eastern does not have the ability to exercise significant influence over either SME's or HC's operating and financial policies, these investments have been accounted for as marketable securities and accordingly have been marked to market at March 31, 1997 and 1998 and May 18, 1998.

     There were no sales of marketable securities in the two year period ended March 31, 1998, or from April 1, 1998 through May 18, 1998.

     At March 31, 1998 Eastern held an additional (pound)21 million in other investments.

6.   Pensions

     The majority of Eastern's employees are members of the Electricity Supply Pension Scheme (ESPS) which provides pensions of a defined benefit nature for employees throughout the England and Wales Electricity Supply Industry. The ESPS operates on the basis that there is no cross-subsidy between employers and the financing of Eastern's pension liabilities is therefore independent of the experience of other participating employers. The assets of the ESPS are held in a separate trustee-administered fund and consists principally of United Kingdom and European equities, United Kingdom property holdings and cash. The pension cost relating to the Eastern portion of the ESPS is assessed in accordance with the advice of independent qualified actuaries using the projected unit method. The benefits under these plans are primarily based on years of service and compensation levels as defined under the respective plan provisions.

     The assets of the Electricity Supply Pension Scheme are held in a separate trustee administered fund and consist principally of United Kingdom and European equities, United Kingdom property holdings and cash.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


6.   Pensions (continued)

     Eastern has adopted SFAS No. 132, "Employer's Disclosure about Pensions and other Post-retirement Benefits" for the year ended March 31, 1998.


                                                                  Year ended
Change in benefit obligations                                   March 31, 1998
-----------------------------                                   --------------
                                                              ((pound) million)

Benefit obligation at beginning of year                               702

Service cost                                                            9
Interest cost                                                          53
Plan participants' contributions                                        7
Termination liability                                                  15
Actuarial loss                                                        100
Benefits paid                                                         (51)
                                                                   ------
Benefit obligation at end of year                                     835
                                                                   ======
Change in plan assets:
---------------------
Fair value of plan assets at beginning of year                        874
Actual return on plan assets                                          285
Employer contribution                                                  14
Plan participants' contributions                                        7
Benefits paid                                                         (51)
                                                                   ------
Fair value of plan assets at end of year                            1,129
                                                                   ======
Funded Status:
-------------
Funded status                                                         294
Unrecognized net actuarial gain                                      (151)
Unrecognized prior service cost                                         7
                                                                   ------
Prepayments for pensions                                              150
                                                                   ======

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


6.   Pensions (continued)

     Weighted average assumptions:


                                                                                            Period from
                                                                                           April 1, 1998
                                                          Year ended       Year ended         through
                                                        March 31, 1997   March 31, 1998     May 18, 1998
                                                        --------------   --------------     ------------
                                                              %                 %                %

Expected long-term rate of return on assets                    8.5               7.0              7.0
Rate of salary increases                                       5.0               4.0              4.0
Discount rate                                                  8.0               7.0              6.5


Components of net periodic pension benefit:


                                                                                            Period from
                                                                                           April 1, 1998
                                                          Year ended       Year ended         through
                                                        March 31, 1997   March 31, 1998     May 18, 1998
                                                        --------------   --------------     ------------
                                                                        ((pound) million)

Service cost-benefits earned during the period                 9                 9                1
Interest cost on projected benefit obligations                58                53                7
Expected return on plan assets                               (75)              (69)             (10)
Net amortization and deferral                                 --                 1               --
                                                          ------            ------           ------
Net periodic benefit                                          (8)               (6)              (2)
                                                          ======            ======           ======

     During 1997 and 1998 special retirement programs were offered to encourage early retirements among certain employees which resulted in additional pension cost of (pound)12 million and (pound)15 million in the years ended March 31, 1997 and 1998, respectively.

7.   Taxation

         The components of income tax expense are as follows:


                                                                                            Period from
                                                                                           April 1, 1998
                                                          Year ended       Year ended         through
                                                        March 31, 1997   March 31, 1998     May 18, 1998
                                                        --------------   --------------     ------------

                                                                       ((pound) million)
Current:
     United Kingdom                                            53               213                2
                                                          -------            ------           ------

Deferred:
     United Kingdom                                           251               (24)              (7)
                                                          -------            ------           ------
         Total income tax expense/(benefit)                   304               189               (5)
                                                          =======            ======           ======

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


7.   Taxation (continued)

     Income/(loss) before income taxes is as follows:


                                                                                            Period from
                                                                                           April 1, 1998
                                                          Year ended       Year ended         through
                                                        March 31, 1997   March 31, 1998     May 18, 1998
                                                        --------------   --------------     ------------

                                                                       ((pound) million)
United Kingdom                                               212               157              (27)
Other countries                                                3                (6)               1
                                                          ------            ------           ------
     Total income/(loss) before income taxes and
       minority interest                                     215               151              (26)
                                                          ======            ======           ======

     Significant components of Eastern's deferred tax assets and liabilities at March 31, 1998 are as follows:

                                                                    As at
                                                                March 31, 1998
                                                                --------------

                                                               ((pound) million)
Deferred tax assets
Tax loss carry forwards                                                (1)
Leased assets                                                        (450)
Other                                                                 (98)
                                                                  -------
Total deferred tax assets                                            (549)
Valuation allowance for deferred tax assets                           165
                                                                  -------
Net deferred tax assets                                              (384)
                                                                  -------
Deferred tax liabilities
Excess of book value over taxation value of fixed assets              274
Leased assets                                                         507
Other                                                                  37
                                                                  -------

Total deferred tax liabilities                                        818
                                                                  -------
     Net deferred tax liabilities                                     434
                                                                  =======

     All of the net deferred tax liabilities are non-current.

     The recognized deferred tax asset is based upon the expected future utilization of net operating loss carryforwards and the reversal of other temporary differences. For financial reporting purposes, Eastern has recognized a valuation allowance for those benefits for which realization does not meet the more likely than not criteria. The valuation allowance has been recognized in respect of leased assets. Eastern continually reviews the adequacy of the valuation allowance and is recognizing these benefits only as reassessments indicate that it is more likely than not that the benefits will be realized. The valuation allowance increased by (pound)18 million in the year ended March 31, 1998.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


7.   Taxation (continued)

     United Kingdom income tax expense at the statutory tax rate (33% at March 31, 1997 and 31% at March 31, 1998 and May 18, 1998) is reconciled below to the actual income tax expense:


                                                                                           Period from
                                                                                          April 1, 1998
                                                         Year ended       Year ended         through
                                                       March 31, 1997   March 31, 1998     May 18, 1998
                                                       --------------   --------------     ------------

                                                                      ((pound) million)
     Tax at United Kingdom statutory rate                        71               47               (8)
     Windfall tax                                                --              112               --
     Non-deductible goodwill                                     10               10                1
     Effect of tax rate on United Kingdom dividends              (2)              (2)              --
     Movement in valuation allowance                            147               18                2
     Leasing transaction                                         93               --               --
     Tax rate change                                            (13)              --               --
     Profit on disposal taxed at lower rates                     (5)              (1)              --
     Non-deductible expenses                                      2                3               --
     Other                                                        1                2               --
                                                               ----             ----             ----
          Income tax expense/ (benefit)                         304              189               (5)
                                                               ====             ====             ====


     For the year ended March 31, 1998, a windfall tax was levied on Eastern according to a formula contained in the UK Finance (No. 2) Act 1997. The liability to the tax was assessed at (pound)112 million of which half was paid on December 1, 1997 and the balance was paid on December 1, 1998.

     As at March 31, 1998 Eastern had net operating loss carryforwards of (pound)1 million that are available to offset future taxable income. The net operating loss carryforwards have no expiration date.

     The tax effect of components included in accumulated other comprehensive income was a benefit of (pound)2 million in the year ended March 31, 1997, a benefit of (pound)1 million in the year ended March 31, 1998 and a benefit of (pound)1 million for the period from April 1, 1998 through May 18, 1998.

8.   Related Party Transactions

     At March 31, 1998 Eastern was owed(pound)0.4 million by TEG, which arose from payments of salary expenses by Eastern on behalf of TEG.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt

     Weighted average interest rate at March 31, 1998 on notes payable to banks was 13.2%.

     Long-term debt consists of the following:


                                                                                                    March 31, 1998
                                                                                                    --------------
                                                                                                  ((pound) million)

         Notes and Bonds:
            (pound)350 million 8.375% bonds due 2004                                                       350
            (pound)200 million 8.5% bonds due 2025                                                         200
            (pound)200 million 8.75% bonds due 2012                                                        200
         Other:
            Rent factoring loans (weighted average interest rate of 7.35%, due 1999-2001)                  804
            Other unsecured loans, due in instalments 8.9% - 18.3%                                          50
            Capital leases                                                                                 461
            Cross-border leases                                                                            139
                                                                                                       -------
         Total long-term debt                                                                            2,204
         Less current portion                                                                              228
                                                                                                       -------
         Long-term debt, less amounts due currently                                                      1,976
                                                                                                       =======

     (pound)100 million of the (pound)350 million 8.375% bonds included in long-term debt has been converted into floating rate debt by way of interest rate swaps, which expire in the year 2004.

     Rent factoring loans - Certain subsidiaries of Eastern entered into an agreement with commercial banks whereby future intra-group rental payments receivable were assigned to these banks in return for a capital sum. (pound)408 million of the capital sum has been deposited to cash collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations leased from National Power.

     On December 17, 1997 a subsidiary of Eastern issued a (pound)21 million floating rate (18.26% at March 31, 1998) bond in the Czech Republic.

     Long-term debt balances are denominated in the following currencies:


                                                        March 31, 1998
                                                        --------------
                                                       ((pound) million)


         Sterling                                            2,044
         United States dollars                                 139
         Other                                                  21
                                                           -------
         Total long-term debt                                2,204
                                                           =======


     There was no capitalized interest for the year ended March 31, 1998, or for the period from April 1, 1998 through May 18, 1998. Capitalized interest for the year ended March 31, 1997 was (pound)11 million.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt (continued)

     Long-term debt, excluding capital lease balances, is repayable as follows:

                                                 Year Ending
                                                   March 31
                                                   --------

         1999                                          213
         2000                                          225
         2001                                          242
         2002                                          127
         2003                                           21
         Thereafter                                    915
                                                   -------
                                                     1,743
         Capital leases                                461
                                                   -------
         Total long-term debt                        2,204
                                                   =======

     Capital lease obligations - As at March 31, 1998, future minimum lease payments for assets under capital leases, together with the present value of minimum lease payments, were:

                                                                  Year Ending
                                                                    March 31
                                                                    --------
                                                               ((pound) million)

         1999                                                          16
         2000                                                          16
         2001                                                          17
         2002                                                         542
         2003                                                          17
         Thereafter                                                    98
                                                                 --------
         Total future minimum lease payments                          706
         Less amounts representing interest                          (245)
                                                                 --------
         Present value of future minimum lease payments               461
                                                                 --------
         Current                                                       15
         Non-current                                                  446
                                                                 --------
         Total                                                        461
                                                                 ========

     Substantially all of the capital lease obligations relate to coal-fired power stations. Additional payments of approximately (pound)6 per megawatt hour (indexed from 1996 prices) linked to output levels from the stations are payable for the first seven years of their operation by Eastern (operations commenced in 1996).

     The lease agreement for three of the coal-fired power stations contains a purchase option of(pound)1 in 2046. The lease is for a total of ninety-nine years.

     Cross-border leases - The debt arising on the cross-border leases is fully collaterized by restricted cash on deposit (see Note 4). Certain subsidiaries of Eastern have entered into cross-border lease transactions in respect of two power stations that are wholly owned by Eastern. Eastern has retained control of the power stations and their output and is responsible for their operations.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt (continued)

     Eastern's debt agreements contain certain covenants with which they must comply, including leverage ratios, levels of net assets and interest cover covenants. At March 31, 1998, Eastern was in compliance with all covenants.

10.  Lines of Credit and Other Credit Facilities

     Credit facility - At March 31, 1998 Eastern had a five year committed revolving credit borrowing facility amounting to (pound)350 million with interest based on LIBOR plus 0.23% which at March 31, 1998 was 7.86%.

     Promissory note program - Eastern has a one year promissory note program issued within the Czech Republic which has been utilized to fund its investment in SME and Teplarny Brno a.s. The note bears interest at an annual rate of PRIBOR plus 0.7% which at March 31, 1998 was 18.3%.

     Short-term loan on accounts receivable - Eastern has facilities with a financial institution whereby it may, from time to time, borrow funds from the financial institution. Outstanding borrowings under the agreements may not exceed certain levels and are collateralized by portions of Eastern's trade accounts receivable. At March 31, 1998, Eastern had borrowed (pound)300 million under these facilities. The loan bears interest at an annual rate based upon commercial paper rates plus 0.225% which at March 31, 1998 was 7.6%.

11.  Commitments

     Eastern evaluates its position relative to asserted and unasserted claims, loss-making purchase commitments or future commitments and makes provisions as needed.

     Eastern's investment in Svartisen (the offtake generated by water rights in hydro-electric power plants in Norway) requires coverage of approximately 31.2% of the costs incurred in relation to the operation of the power plant, as well as a portion of the maintenance costs, property tax, and feeding costs (defined as fixed charges such as connection and capacity charges and volume related charges such as an energy charge) for 55 years, beginning in 1998. The electricity generated from the hydro-electric plants will be sold into the Norwegian power pool, from which Eastern will receive income.

     Gas take-or-pay contracts - Eastern is a party to various types of contracts for the purchase of gas. Almost all include "take-or-pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. In order to help meet the expected needs of its wholesale and retail customers, Eastern has entered into a range of gas purchase contracts. As at March 31, 1998, the commitments under long-term gas purchase contracts amounted to an estimated (pound)2.8 billion, covering periods up to 16 years forward. Management does not consider it likely, on the basis of Eastern's current expectations of demand from its customers as compared with its take-or-pay obligations under such purchase contracts, that any material payments will become due from Eastern for gas not taken.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


11.  Commitments (continued)

     Rental   commitments  -  The  future  minimum  rental   commitments   under
     non-cancellable operating leases were as follows:

                                                                   Year ending
                                                                   December 31
                                                                   -----------

         Period from May 19, 1998 through December 31, 1998             34
         1999                                                           53
         2000                                                           36
         2001                                                           37
         2002                                                           34
         2003                                                           30
         Thereafter                                                     27
                                                                    ------
         Total                                                         251
                                                                    ======

     The operating lease commitments relate to coal-fired power stations. Additional variable payments of approximately (pound)6 per megawatt hour (indexed to 1996 prices) linked to output levels from these stations are payable through 2000, the first four years of the lease agreement, by Eastern.

     Rental  expense for  operating  leases  amounted to  (pound)49  million and
     (pound)77 million for the years ended March 31, 1997 and 1998, respectively. Rental expense for operating leases for the years ended March 31, 1997 and March 31, 1998 include (pound)32 million and (pound)42 million, respectively, of minimum lease payments and (pound)17 million and (pound)35 million, respectively, of variable lease payments, based on output. Rental expense for operating leases amounted to (pound)10 million for the period ended May 18, 1998. Rental expense for operating leases during the period to May 18, 1998 includes (pound)6 million of minimum lease payments and (pound)4 million of variable lease payments, based upon output.

12.  Contingencies

     Eastern is subject to business risks that are actively managed against exposures.

     In February 1997, the official government representative of pensioners (Pensions Ombudsman) made a determination against the National Grid Company plc (National Grid) and its group trustees with respect to complaints by two pensioners in National Grid's section of the ESPS relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet certain costs arising from the payment of pensions on early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997 and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensioners have now appealed against this decision and judgment has now been received although a final order is awaited. The appeal was allowed endorsing the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. If a similar complaint were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld by the courts, Eastern could have a potential liability to repay to its section of the ESPS an amount estimated by Eastern to be up to (pound)45 million (exclusive of any future applicable interest charges).

     General - In addition to the above, Eastern is involved in various legal and administrative proceedings arising in the ordinary course of its business. Eastern believes that all such lawsuits and resulting claims would not have a material effect on its financial position, results of operation or cash flows.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


13.  Employee Share Plans

     TEG had the following employee share plans in which Eastern's employees participated for the two year period ended March 31, 1998 and for the period from April 1, 1998 through May 18, 1998:

     (a) The Energy Group Sharesave Scheme which was available to the United Kingdom-based employees of Eastern and those directors who devoted more than 25 hours a week to their duties. Employees who participated in this scheme had to enter into a monthly savings contract, for either a three or five year period. The exercise price for the three year Sharesave Scheme was based on a 15% discount of the TEG stock price on February 25, 1997 (date of original grant) and the five year Sharesave Scheme exercise price was based on a 20% discount.

     (b) The Energy Group Executive Share Option Scheme which was administered by the Remuneration Committee of the Board of Directors of TEG (the Remuneration Committee) was available at its discretion to employees and those directors who devote more than 25 hours a week to their duties. Eligible participants under this plan were granted options to acquire shares with an exercise price equal to the February 25, 1997 (date of grant) TEG stock price, which were not exercisable for three years.

     (c) The Energy Group Long-term Incentive Plan operated in conjunction with Eastern's Employee Benefit Trust. The plan was supervised and administered by the Remuneration Committee. The Plan could be made available to all employees and directors at the discretion of the Remuneration Committee, but it was in practice limited to the executive directors and certain senior executives of Eastern. Awards under this plan required a certain level of achievement of total shareholder return, normally calculated over three years, before they vested.

     The movements in share options outstanding during the year ended March 31, 1998 and the period ended May 18, 1998 were:


                  Weighted
                   average                 As at                                               As at                          As at
                 fair value   Exercise    March 31                                           March 31,  Exercise/            May 18,
                 of options    price       1997       Exercised     Lapsed       Granted       1998      Lapsed   Granted     1998
                 ----------    -----       ----       ---------     ------       -------       ----      ------   -------     ----
                  (pence)     (pence)

Executive
Share Options         73         547      774,416       10,958       38,353           --     725,105       --        --      725,105
Sharesave
Scheme - 3 year    109.8         465       19,455           --           --      233,466     252,921       --    29,183      282,104
Sharesave
Scheme - 5 year    133.3         438       73,254           --           --      879,052     952,306       --    36,627      988,933
Long-term
Incentive Plan       465          --      486,926           --       33,951           --     452,975       --        --      452,975

     No options lapsed or were exercised prior to March 31, 1997.

     With the exception of the Sharesave Schemes, the options listed above were all granted between February 25, 1997 and March 31, 1997. The granted options for the Sharesave Schemes reflect additional amounts saved by participants during the respective period.

     Since May 18, 1998 all options or awards then outstanding under the employee share plans described in (a) to (c) above have, as a consequence of the takeover of Eastern by TXU Corp (see Note 17), either been exercised, waived or surrendered for a cash cancellation payment by TXU Corp or lapsed.

     Eastern recorded compensation expense relating to the employee share plans of (pound)0.1 million in the year to March 31, 1997, (pound)2 million in the year to March 31, 1998 and (pound)0.3 million in the period from April 1, 1998 to May 18, 1998.

     Eastern determined the potential impact of SFAS No. 123, "Accounting For Stock-Based Compensation" with regard to the recognition of compensation expense. Under SFAS 123, compensation expense is

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


13.  Employee Share Plans (continued)

     determined based upon the fair value at the grant date for awards. Had compensation expense for Eastern share option schemes been determined based upon the methodology prescribed under SFAS 123, Eastern's loss would not have been affected in the year ended March 31, 1997, would have been (pound)500,000 lower in the year ended March 31, 1998 and would have been (pound)125,000 lower in the period ended May 18, 1998. The fair value of the options granted are estimated using the Black Scholes model.

     The following weighted-average assumptions were assumed in determining the fair value of options for the Executive Share Option Scheme: exercise price is equal to the fair value of the stock on the grant date; risk-free interest rate is 5.31%; expected lives of 2 years and remaining contract life of 5.5 years; expected volatility of 27.3% and a dividend yield of 5.48%. The same assumptions were used in determining the compensation cost as of the grant date for the Long-term Incentive Plan and the Sharesave Schemes for the risk free interest rate, expected volatility and dividend yield. For the 5 year Sharesave Scheme the exercise price is 80% of the stock price at date of grant and a contract life of 4.3 years. For the 3 year Sharesave Scheme the exercise price is 85% of the stock price at date of grant and a contract life of 2.3 years. For the Long-term Incentive Plan the exercise price is nil and the expected life is 3 years.

14.  Dividend Restrictions

     Certain debt instruments of Eastern contain provisions that, under certain conditions, restrict distributions on or acquisitions of common stock. At March 31, 1998 retained earnings were not restricted as a result of such provisions.

15.  Segmental Information

     The segments have been identified on the basis of the underlying nature of the business and its customer base and the corresponding skill sets required, e.g., engineering, portfolio management and customer services.

     The energy retail business segment provides electricity and gas to United Kingdom national domestic, industrial and commercial users. It also has commenced retailing joint ventures in continental Europe. The energy management and generation business segment manages an integrated portfolio of contracts and physical gas and generation assets. The contracts include supplying the energy retail business with electricity and gas as well as contracts with third party energy retailers, traders and wholesalers. The networks business segment owns and manages the electricity distribution system and its principal customer base is energy retail and other electricity  suppliers.  The  other  category  consists  of  two  operating segments, metering and telecoms which fall below the quantitative thresholds for determining reportable segments.

     As set out below, contribution for each segment is defined as operating profit on a UK GAAP basis before exceptional and extraordinary items, but after a notional charge for the cost of capital. Capital/investment expenditure includes all items of capital and investment expenditures including the European equity investment. The cost of capital is calculated as 0.5% per month on working capital and is eliminated on consolidation. Overhead costs, such as those incurred by Eastern at head office and core costs related to information technology are not allocated among the segments.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

15.      Segmental Information (continued)

                                                                                                      Period from April 1,
                                                     Year ended March 31,                          1998 through May 18, 1998
                                         -------------------------------------------------------   --------------------------
                                                   1997                          1998
                                         --------------------------  ---------------------------
                                                         Capital/                     Capital/                     Capital/
                                                        Investment                   Investment                   Investment
                                         Contribution   expenditure  Contribution    expenditure   Contribution   expenditure
                                         ------------   -----------  ------------    -----------   ------------   -----------
      Energy retail                              (8)            16           (52)            42            (5)             6
      Energy management and
         generation                             103             60           180             44           (13)             6
      Networks                                  165            147           189            120            21             31
      Other                                      --             --            --             32            (3)            35
                                          ---------      ---------     ---------      ---------     ---------      ---------

                                                260            223           317            238            --             78

      Cost of capital elimination               151             --           125             --            17             --
      Unallocated corporate costs               (40)            31           (11)            26           (28)            --
                                          ---------      ---------     ---------      ---------     ---------      ---------
      Total (UK GAAP)                           371            254           431            264           (11)            78
                                          ---------      ---------     ---------      ---------     ---------      ---------
      Purchase accounting and
           US GAAP adjustments                  (61)            --           (70)            --            --             --
      Unallocated contract costs                 --             --           (68)            --            --             --
      Unallocated restructuring
           costs                                (20)            --           (20)            --            --             --
      Unallocated investment
           income                                13             --             4             --             1             --
                                          ---------      ---------     ---------      ---------     ---------      ---------
      Income (loss) before
           interest, income
           taxes and minority
           interest                             303             --           277             --           (10)            --
                                          =========      =========     =========      =========     =========      =========

     Revenues are attributed to countries based on location of customers. There are no revenues for transactions with a single external customer that are 10% or more of Eastern's revenue. The electricity trading market in England and Wales (the Pool) is not considered by Eastern to be an external customer, as all electricity generated is sold into the Pool and is then repurchased from the Pool for subsequent resale. Revenues billed by energy retail for the other segments are presented as revenues of the other segments.

                                                                                      Revenues for
                                                          Revenues for the                from
                                                         year ended March 31,         April 1, 1998
                                                  --------------------------------       through
                                                       1997              1998         May 18, 1998
                                                  -------------    ---------------  ----------------
                                                 ((pound)million)  ((pound)million) ((pound)million)

         Energy retail                                 1,568               1,655              205
         Energy management and generation                952               1,337              165
         Networks                                        420                 414               53
         Other                                            44                  69                2
                                                     -------             -------           ------
         Total                                         2,984               3,475              425
                                                     =======             =======           ======

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


15.      Segmental Information (continued)

                                                                                      Revenues for
                                                                                       the period
                                                          Revenues for the                from
                                                         year ended March 31,         April 1, 1998
                                                  --------------------------------       through
                                                       1997              1998         May 18, 1998
                                                  -------------    ---------------  ----------------
                                                 ((pound)million)  ((pound)million) ((pound)million)

         United Kingdom                                2,966               3,447              422
         Other countries                                  18                  28                3
                                                     -------             -------           ------
         Total                                         2,984               3,475              425
                                                     =======             =======           ======

                                                                Long-lived
                                                                assets at
                                                              March 31, 1998
                                                              --------------
                                                             ((pound) million)

         United Kingdom                                           2,314
         Other countries                                             51
                                                                -------
         Total                                                    2,365
                                                                =======

16.  Derivative and Financial Instruments

     Eastern uses derivative financial instruments for purposes other than trading and does so to reduce its exposure to fluctuations in electricity prices, gas prices, interest rates and foreign exchange rates. Derivative financial instruments used by Eastern include contracts for differences, electricity forward rate contracts, interest rate swaps, interest forward rate agreements, options, gas swaps futures and foreign exchange forward contracts.

     Electricity price risk management - Electricity forward contracts are primarily used by Eastern to hedge future changes in electricity prices. Almost all electricity generated in England and Wales must be sold to the Pool, and electricity suppliers must likewise generally buy electricity from the Pool for resale to their customers. The Pool is operated under a Pooling and Settlement Agreement to which all licensed generators and suppliers of electricity in Great Britain are party. These trading arrangements are currently under review by the United Kingdom government.

     Eastern enters into electricity forward contracts to assist in the management of its exposure to fluctuations in electricity pool prices. The contracts bought and sold are contracts for differences (CfDs) and electricity forward agreements (EFAs) that fix the price of electricity for an agreed quantity and duration by reference to an agreed strike price. EFAs are similar in nature to CfDs, except that they tend to last for shorter time periods and are based on standard industry terms rather than being individually negotiated. Long-term CfDs are in place to hedge a portion of the electricity to be purchased through to 2009. Such CfDs represent an annual commitment of approximately five terawatt hours (TWh), declining on a linear basis to approximately two TWh by 2005 and finally expiring in 2010. There are no similar long-term commitments under EFAs. The impact of changes in the market value of these contracts, which serve as hedges, is deferred until the related transaction is completed.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


16.  Derivative and Financial Instruments (continued)

     The fair value of outstanding CfDs and EFAs at March 31, 1998 was (pound)29 million, calculated as the difference between the expected value of the CfDs or EFAs, based on their known strike price and known volume, and the current market value, based on an estimate of forward prices for the CfD or EFA term. It should be noted that the market for the CfDs and EFAs has not been liquid to date and there is no readily identifiable market through which the majority of CfDs or EFAs could be realized through an exchange. No easily definable forward price curve exists for the duration and shape of the CfDs or EFAs that would be agreed generally.

     Gas swaps and futures - In the gas retail business, Eastern sells fixed price contracts to customers and supplies the customer through a portfolio of gas purchase contracts and other wholesale contracts. The overall net exposure of Eastern to the gas spot market is managed by using gas swaps and futures.

     Interest rate management - Interest rate swaps and forward rate agreements are used by Eastern to convert between fixed rates and floating rates as required. Gains and losses from interest rate swaps and forward rate agreements are accrued over the contract period. The interest rate swaps held by Eastern as at March 31, 1998 are comprised of two swaps to convert (pound)100 million of the (pound)350 million 8.375% bonds due 2004 into floating rate debt; (pound)35 million is based on LIBOR and (pound)65 million is based on LIBOR less 0.7625%.

     Forward rate agreements totalling (pound)865 million for a maximum duration of one year to swap floating rate deposits into fixed rates were outstanding at March 31, 1998.

     Foreign currency risk management - Eastern has exposure to foreign currency movements and uses derivative financial instruments to manage this exposure (principally investments in European countries). The instruments used are forward purchase contracts and options. The policy with regard to any such exposures is to match assets owned in foreign countries with borrowings in that same currency. Where there are firm commitments to purchase goods in a foreign currency then forward contracts or options are used to fix the exchange rate. There were no material foreign exchange forward contracts outstanding at March 31, 1998.

     Concentrations and credit risk - Eastern's financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents, trade receivables and derivative contracts.

     Eastern only deposits cash with banks that have a rating in excess of AA or invests in commercial paper from issuers with ratings of A1 or P1. Maximum limits are set for each bank based on their ratings and also maximum limits are set for each country.

     Eastern's trade receivables result primarily from its gas and electricity retail operations and reflect a broad customer base including industrial, commercial and domestic customers.

     Approximately  38 per cent by volume of all of  Eastern's  CfDs and EFAs in
     the  year  ended   March  31,  1998  were   contracted   with  two  primary
     counterparties.

     Credit risk relates to the risk of loss that Eastern would incur as a result of non-performance by counterparties to their respective derivative instruments. Eastern maintains credit policies with regard to its counterparties that management believes significantly minimize overall credit risk. Eastern generally does not obtain collateral to support the agreements but establishes credit limits and monitors the financial viability of counterparties and believes its credit risk is minimal on these transactions. The extent of this exposure varies with the prevailing interest and currency rates and was not material throughout the periods presented.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


16.  Derivative and Financial Instruments (continued)

     At March 31, 1998, no single bank was party to more than (pound)100 million
     nominal   value  of  such   agreements.   Eastern   believes  the  risk  of
     nonperformance by counterparties is minimal.

     Fair value of financial instruments

     The carrying amounts and fair values of the material financial instruments of Eastern are as follows:

                                                             As at March 31, 1998
                                                           ------------------------
                                                           Carrying           Fair
                                                            amount            value
                                                           --------           -----
                                                             ((pound) million)
Assets
     Other investments                                        42               42
     Restricted cash investments                             547              547
     Cash and equivalents                                    714              714

Liabilities
     Notes payable - banks                                    57               57
     Short-term loans on accounts receivable                 300              300
     Total long-term debt, excluding capital leases        1,743            1,827

Other financial instruments - favorable/(unfavorable)
     Interest rate swaps                                      --               11
     Foreign exchange contracts                               --               (1)
     Gas swaps                                                --               21
     CfDs and EFAs                                            --               29
     Financial guarantees and letters of credit               --               (2)

     The following methods and assumptions were used to determine the above fair values:

     (i) The fair value of fixed asset investments is estimated based on quoted market prices where available and other estimates;

     (ii) The  carrying  amounts  of  current  asset   investments,   short-term
          deposits, cash and bank overdrafts, etc. approximate their fair values because of the short maturity of these instruments;

    (iii) The fair value of the investment bonds is based on their quoted mid-market prices and excludes the value of the interest rate swaps;

     (iv) The fair value of the interest rate swaps is based on the cancellation value of each swap quoted by the relevant bank counterparty;

     (v) The fair value of foreign exchange contracts is based upon valuations provided by the counterparty;

     (vi) The fair value of the gas swaps is based on the net present value of discounted future cash flows in accordance with the underlying gas forward curve;

    (vii) The fair value of the CfDs and EFAs is based upon a discounted cash flow analysis using an estimate of forward prices in the Pool;

   (viii) The fair value of financial guarantees and letters of credit is based upon fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


17.  Subsequent Events

     As of May 19, 1998, TXU Acquisitions Limited (TXU Acquisitions), a wholly owned subsidiary of TXU Corp, acquired control of TEG. This business combination was accounted for as a purchase. During the period between February 5, 1998 and May 18, 1998, TXU Acquisitions had acquired a 22% interest in TEG. Substantially all of TEG's continuing operations are conducted through Eastern. The acquisition of TEG by TXU Acquisitions resulted in the replacement of the five year committed revolving credit facility, amounting to (pound)350 million, with revolving borrowing facilities of (pound)700 million, of which (pound)250 million is a stand alone facility for the exclusive use of Eastern and a revolving credit facility under which the current holding company of Eastern may borrow up to (pound)450 million for general corporate purposes.

PRICEWATERHOUSECOOPERS
------------------------------------------------------------------------------
                                               PRICEWATERHOUSECOOPERS
                                               No 1 London Bridge
                                               London SE1 9QL
                                               Telephone +44 (0) 171 939 3000
                                               Facsimile +44 (0) 171 403 5265



                        Report of Independent Accountants
                        ---------------------------------

To the Board of Directors and Shareholders of Energy Group Overseas B.V.


In our opinion, the accompanying balance sheet and the related statements of income, of comprehensive income, of common stock equity and of cash flows present fairly, in all material respects, the financial position of Energy Group Overseas B.V. at March 3l, 1998 and the results of its operations and its cash flows for the period from formation (October 8, 1997) to March 31, 1998 and from April 1, 1998 to May 18, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Overseas' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom which do not differ significantly with those in the United States and which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.






PricewaterhouseCoopers
London, England
April 26, 1999


PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6NN. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.

Energy Group Overseas B.V.
BALANCE SHEET
((pound) thousand)

                                                                                       As of
                                                                                    March 31, 1998
                                                                                    --------------
     Current Assets:
       Cash and cash equivalents                                                               5
       Interest receivable                                                                10,049
       Unamortized debt issue costs                                                        2,552
       Prepaid expenses                                                                        2
                                                                                         -------
                                                                                          12,608
                                                                                         -------
     Long-term loan to Related Party Obligor                                             297,053
                                                                                         -------
     Total assets                                                                        309,661
                                                                                         =======

     Current Liabilities:

       Interest payable                                                                    9,883
       Corporation tax                                                                        55
       Accrued expenses                                                                        1
                                                                                         -------
                                                                                           9,939

     Long-term Debt:
       Guaranteed Notes (net of unamortized discount of (pound)576)                      296,477
       Unearned income related to amortization of discount and debt issue costs            3,128
                                                                                         -------
                                                                                         299,605
                                                                                         -------
     Common Stock Equity:

       Common stock                                                                           13
       Retained earnings                                                                     104
       Accumulated other comprehensive income                                                 --
                                                                                         -------
                                                                                             117
                                                                                         -------

     Total liabilities and common stock equity                                           309,661
                                                                                         =======


The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF INCOME
((pound) thousand)

                                                               Period from         Period from
                                                            formation through    April 1 through
                                                              March 31, 1998       May 18, 1998
                                                              --------------       ------------
     Financial income/(charges)

     Interest expense on Guaranteed Notes                          (10,099)           (3,209)
     Interest income from related party                             10,268             3,263
     Amortization of discount                                          (13)               (4)
     Amortization of debt issue costs                                  (48)              (15)
     Amortization income charged to Related Party Obligor               61                19
                                                                   -------           -------
                                                                       169                54
                                                                   -------           -------

     General and administrative expenses                                (6)               (5)
                                                                   -------           -------

     Profit before taxation                                            163                49

     Tax expense                                                       (59)              (18)
                                                                   -------           -------
     Net income                                                        104                31
                                                                   =======           =======






The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF COMPREHENSIVE INCOME
((pound) thousand)

                                              Period from          Period from
                                           formation through     April 1 through
                                             March 31, 1998       May 18, 1998
                                             --------------       ------------

Net income                                           104                31

Other comprehensive income:
     Cumulative translation adjustment                --                 3
                                                   -----             -----
Comprehensive income                                 104                34
                                                   =====             =====








The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF COMMON STOCK EQUITY
((pound) thousand)

                                                                                     Accumulated other
                                                                            Retained  comprehensive
                                                            Common stock    earnings     income
                                                            ------------    --------     ------
     Balance at October 8, 1997                                     --           --           --

     Stock (40,000 shares) issued                                   13           --           --

     Net income for the period from formation through
          March 31, 1998                                            --          104           --

     Cumulative translation adjustment                              --           --           --
                                                               -------      -------      -------
     Balance at March 31, 1998                                      13          104           --
                                                               =======      =======      =======
     Balance at April 1, 1998                                       13          104           --

     Net income for the period from April 1 through                 --           31           --
          May 18, 1998

     Cumulative translation adjustment                              --           --            3
                                                               -------      -------      -------
     Balance at May 18, 1998                                        13          135            3
                                                               =======      =======      =======



The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF CASH FLOWS
((pound) thousand)

                                                           Period from        Period from April
                                                         formation through       1 through
                                                          March 31, 1998        May 18, 1998
                                                          --------------        ------------
Cash flows - operating activities:
Net income                                                        104                   31
Change in interest receivable                                 (10,268)              (3,262)
Change in prepaid expenses                                         (2)                  --
Change in interest payable                                     10,099               (8,064)
Change in corporation tax payable                                  59                   18
Change in accrued expenses                                          1                    4
                                                            ---------            ---------
     Total cash flow used by operating activities                  (7)             (11,273)
                                                            ---------            ---------
Cash flows - investing activities                                  --                   --

Cash flows - financing activities:

Issuance of common stock:                                          13                   --
Proceeds from Guaranteed Note offering                        305,765                   --
Long term loan to Related Party Obligor                      (305,765)                  --
Proceeds on loan from Related Party Obligor                        --               11,272
                                                            ---------            ---------
     Total cash flow from financing activities                     13               11,272
                                                            ---------            ---------
Effect of exchange rate changes on cash                            (1)                  --
                                                            ---------            ---------
Net change in cash and cash equivalents                             5                   (1)

Cash and cash equivalents - beginning balance                      --                    5
                                                            ---------            ---------
Cash and cash equivalents - ending balance                          5                    4
                                                            =========            =========
Supplemental cash flow disclosures:
Cash paid for interest                                             --               11,272
Cash paid for income taxes                                         --                   --



The accompanying notes are an integral part of these financial statements

Energy Group Overseas B.V.
NOTES TO THE FINANCIAL STATEMENTS


1.   Description of business and summary of significant accounting policies

     General -- Energy Group Overseas B.V. (Overseas) is a private limited liability company established in Amsterdam on October 8, 1997. Overseas, a consolidated subsidiary of The Energy Group (TEG), issued on October 10, 1997 US$ 500 million aggregate principal amount of notes guaranteed by TEG (Guaranteed Notes).

     The Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States (US GAAP).

     Foreign currencies -- All assets and liabilities expressed in currencies other than US Dollars (US$), Overseas' functional currency, have been translated into US Dollars at the rates of exchange approximating those at the date of the transactions. Resulting exchange differences are recognized in the profit and loss account. The financial statements have been translated from US Dollars to British pounds sterling ((pound)) utilizing the exchange rate prevailing at the period end for the balance sheet and at the average rate for the period for all profit and loss accounts. Any difference in the translation process has been recorded as accumulated other comprehensive income in the common stock equity section of the balance sheet.

     Amortization of debt issue costs -- The discount and debt issue costs relating to the issuance of the Guaranteed Notes have been deferred and are being amortized on a straight line basis over the life of the debt, which does not differ significantly from the interest method.

     Use of estimates -- The preparation of Overseas' financial statements, in conformity with US GAAP, requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the period covered by the financial statements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

     Cash and cash equivalents -- Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less.

     Income taxes -- Deferred income taxes are determined under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future and reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax rate changes would affect those deferred tax liabilities or assets in the period when the tax rate change is enacted.

     Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

     Dividends -- Dutch law prescribes that no dividends can be declared until all losses, if any, have been recovered.

2.   Guaranteed Notes

     On October 10, 1997, Overseas issued US$ 500 million aggregate principal amount of Guaranteed Notes. The Guaranteed Notes were issued in two series; US$ 200 million 7.375% Notes due 2017 and US$ 300 million Notes 7.50% due 2027. The Guaranteed Notes are unconditionally guaranteed by TEG. Interest is payable semi-annually in arrears on April 15 and October 15 in each year, beginning April 1998. No principal payments on either series are due until the Guaranteed Notes are due.

Energy Group Overseas B.V.
NOTES TO THE FINANCIAL STATEMENTS (continued)


3.   Common stock equity

     The authorized share capital of Overseas consists of 200,000 ordinary shares of NLG 1 each. As at March 31, 1998, 40,000 shares ((pound)13,000) were issued and fully paid up. All shares are held by a wholly owned subsidiary of TEG.

4.   Related party transactions

     At March 31, 1998, Overseas had a long-term loan to a wholly-owned subsidiary of TEG (Related Party Obligor) of (pound)297,053,000. The long-term loan balance equals the principal amount of the Guaranteed Notes. Overseas had interest receivable from the Related Party Obligor relating to the long-term loan of (pound)10,049,000 at March 31, 1998. Interest income of (pound)10,268,000 and (pound)3,263,000 for the periods ended March 31, 1998 and May 18, 1998, respectively, was attributable to interest earned on the long-term loan to the Related Party Obligor. Additional funding in the amount of (pound)11,272,000 was received from the Related Party Obligor in April of 1998.

     Overseas will at all times earn a net spread of 12.5 basis points between the rate Overseas pays on the Guaranteed Notes and the rate Overseas charges the Related Party Obligor.

     Additionally,  the  Related  Party  Obligor  has  agreed to  discharge  and indemnify Overseas for the costs incurred by Overseas in issuing the Guaranteed Notes. The amortization charges shown in the statement of income are directly offset by the amortization income charged to the Related Party Obligor. The (pound)3,128,000 balance at March 31, 1998 represents the remaining unamortized discount and debt issue costs which will be recognized  in the  statement  of  income  over the life of the  Guaranteed
     Notes.

5.   Taxes

     All profit before tax is taxed in The Netherlands.

     A minimum taxable income, calculated as the 12.5 basis point spread between interest income and interest expense, must be utilized for determination of income tax expense if it exceeds Overseas' pre-tax income.

     During the period from April 1, 1998 through May 18, 1998, additional tax expense was incurred as the minimum taxable income exceeded actual pre-tax income. Any benefit from additional tax expense relating to the minimum taxable income can be carried forward for a three year period. Overseas has provided for a full valuation reserve against the deferred tax asset of (pound)2,000 at May 18, 1998 as it is more likely than not that the benefit will not be recognized.

     During the period ended March 31, 1998, the Dutch statutory rate for income under NGL 100,000 was decreased by 1% from 36% for income earned through December 31, 1997 to 35% for income earned on or after January 1, 1998. There was no change in the statutory rate for income over NGL 100,000.

                                                 Period from        Period from
                                                  formation        April 1, 1998
                                                   through             through
                                                March 31, 1998     May 18, 1998
                                                --------------     ------------
                                                       ((pound) thousand)

Tax at Dutch statutory rate on pre-tax income          59                  16

Movement on valuation allowance                        --                   2
                                                   ------              ------
Tax expense                                            59                  18
                                                   ======              ======

Energy Group Overseas B.V.
NOTES TO THE FINANCIAL STATEMENTS (continued)


6.   Fair value of financial instruments

     The carrying amount and fair value of the material financial instruments used by Overseas are as follows:

                                                        As of March 31, 1998
                                                   -----------------------------
                                                   Carrying               Fair
                                                    amount                value
                                                   --------              -------
                                                            ((pound) thousand)

   Guaranteed Notes                                 296,477              306,388
   Long-term loan to Related Party Obligor          297,053              306,981

     The fair value of the Guaranteed Notes and the long-term loan to the Related Party Obligor varies with market conditions and is estimated based on trading levels at March 31, 1998.

     The carrying amounts of all other assets and liabilities approximate their fair values because of the short maturity of these instruments.

7.   Subsequent events

     On May 19, 1998 TXU Acquisitions Limited (TXU Acquisitions), a wholly-owned subsidiary of Texas Utilities Company, now doing business as TXU Corp, acquired control of TEG. On October 9, 1998, due to a downgrading of the credit rating on the Guaranteed Notes, the interest rate on both series of Guaranteed Notes increased by five basis points. Overseas will continue to maintain its 12.5 basis point spread. In October 1998, in connection with a restructuring of TEG and its subsidiaries, Overseas and its direct holding company were sold to another wholly-owned subsidiary of TXU Acquisitions and that subsidiary assumed the obligations of the Related Party Obligor under the long-term intercompany loan. In addition, TXU Eastern Holdings Limited, an indirect 90% holding company of TXU Acquisitions, guaranteed the Guaranteed Notes.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Trustees of TXU Europe Capital I

         We have audited the accompanying balance sheet of TXU Europe Capital I (the "Trust") as of November 22, 1999 (date of incorporation). This balance sheet is the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

         In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Trust as of November 22, 1999, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
November 22, 1999
Dallas, Texas

                                BALANCE SHEET OF
                              TXU EUROPE CAPITAL I


                                                   November 22, 1999
                                                   -----------------

         Assets...........................................$  0
                                                           ===

         Trust Originated Preferred Securities............$  0
                                                           ===


                 NOTES TO BALANCE SHEET OF TXU EUROPE CAPITAL I

         TXU Europe Capital I (the "Trust") is a statutory business trust formed on November 22, 1999 under the laws of the State of Delaware for the exclusive purposes of (i) issuing Trust Originated Preferred Securities ("TOPrS") representing undivided beneficial ownership interests in the assets of the Trust, (ii) purchasing Preferred Partnership Securities (the "Preferred Partnership Securities") representing the limited partnership interests of TXU Europe Funding I, L.P. (the "Partnership") with the proceeds from the sale of the TOPrS, and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a perpetual existence, subject to certain termination events as provided in the Declaration of Trust under which it was formed. Subsequent to November 22, 1999, the Trust intends to issue and sell its TOPrS in a public offering. No TOPrS have been issued as of November 22, 1999.

         The proceeds from the Trust's sale of the TOPrS will be used to purchase the Partnership Preferred Securities from the Partnership. Holders of the TOPrS will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees, which voting rights are vested exclusively in the holder of a control certificate.

         TXU Europe Limited (the "Company") will be obligated to pay compensation to the underwriters of the offering of the TOPrS. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States of any other domestic taxing authority upon the Trust) and the offering of the TOPrS and be responsible for all debts and other obligations of the Trust (other than the TOPrS). The Company will also agree to indemnify the trustees and certain other persons.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the General Partner and Initial Limited Partner of TXU Europe Funding I, L.P.


         We have audited the accompanying balance sheet of TXU Europe Funding I, L.P. (the "Partnership") as of November 22, 1999 (date of incorporation). This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

         In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Partnership as of November 22, 1999, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
November 22, 1999
Dallas, Texas

                                BALANCE SHEET OF
                           TXU EUROPE FUNDING I, L.P.

                                  BALANCE SHEET
                                NOVEMBER 22, 1999



 Assets................................................................$     0
                                                                        ======

 Partnership Securities
           Limited partner interest................................... $    85
           General partner interest...................................      15
                                                                        ------
                                                                       $   100
 Less: Receivables from partners for subsribed partnershp interests ...   (100)
                                                                         ------
 Partnership Equity....................................................      0
                                                                         ======

              NOTES TO BALANCE SHEET OF TXU EUROPE FUNDING I, L.P.


         TXU Europe Funding I, L.P. (the "Partnership") is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act on November 22, 1999, for the exclusive purposes of purchasing certain eligible debt instruments of TXU Europe Funding ("Funding") and one or more subsidiaries of TXU Europe Limited (the "Company") with the proceeds from the sale of Preferred Partnership Securities (the "Preferred Partnership Securities") to TXU Europe Capital I (the "Trust") and a capital contribution from the Company in exchange for the general partnership interest in the Partnership (collectively, the "Partnership Proceeds").

         Except as provided in the forms of Amended and Restated Limited Partnership Agreement and Preferred Partnership Securities Guarantee Agreement, and as otherwise provided by law, the holders of the Preferred Partnership Securities will have no voting rights.

         The Partnership Proceeds will be used initially to purchase debt instruments from Funding and one or more eligible subsidiaries of the Company, and other eligible debt securities. The Partnership will have a perpetual existence subject to certain termination events. The Company serves as the sole general partner of the Partnership. The Company, in its capacity as general partner of the Partnership, has agreed to pay all fees and expenses related to the organization and operations of the Partnership (including any taxes, duties, assessments or government charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and the offering of the Preferred Partnership Securities and be responsible for all debts and other obligations of the Partnership (other than with respect to the Preferred Partnership Securities). The General Partner will agree to indemnify certain officers and agents of the Partnership.

TXU EUROPE LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED) ((POUND) MILLION)


                                                  SEPTEMBER 30, 1999
                                                     (UNAUDITED)
ASSETS


Property, plant and equipment, net                      2,678
                                                   ----------

Current assets

     Cash and cash equivalents                            361

     Accounts receivable (net of allowance
       for uncollectible accounts)                        318

     Inventories                                          130

     Other current assets                                 108
                                                   ----------

       Total current assets                               917
                                                   ----------

Investments
     Restricted cash                                      724
     Other                                                279
                                                   ----------

       Total investments                                1,003
                                                   ----------

Other Assets
     Goodwill (net of accumulated
       amortization: (pound)116 million)                3,408
     Prepayments for pensions                             255
     Deferred debits                                      168
                                                   ----------

       Total other assets                               3,831
                                                   ----------

           TOTAL ASSETS                                 8,429
                                                   ==========


See Notes to Condensed Consolidated Financial Statements.

TXU EUROPE LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED) ((POUND) MILLION, EXCEPT FOR NUMBER OF SHARES AND PAR VALUE)


                                                            SEPTEMBER 30, 1999
                                                           ---------------------
                                                                (UNAUDITED)
CAPITALIZATION AND LIABILITIES

Capitalization
     Common stock (authorized  - 3,000,000,000
         shares at US$1 par and 100 deferred
         shares at (pound)1 par; outstanding -
         2,455,705,299 shares and 100 deferred
         shares issued and outstanding)                            1,467
     Retained earnings                                               147
     Accumulated other comprehensive loss                             (7)
                                                                 --------

        Total common stock equity                                  1,607

     Minority interest                                               197

     Long-term debt, less amounts due currently                    4,495
                                                                 --------
        TOTAL CAPITALIZATION                                       6,299
                                                                 --------

Current liabilities
     Notes payable - banks                                            64
     Long-term debt due currently                                    383
     Short-term loans                                                 93
     Accounts payable                                                411
     Taxes accrued                                                   203
     Other current liabilities                                       242
                                                                 --------
        Total current liabilities                                  1,396
                                                                 --------


Deferred credits and other noncurrent liabilities
     Deferred income taxes                                           368
     Provision for unfavorable contracts                             226
     Other deferred credits and noncurrent liabilities               140
                                                                 --------
        Total deferred credits and noncurrent liabilities            734
                                                                 --------
Contingencies (Note 8)                                                 -

               TOTAL CAPITALIZATION AND LIABILITIES                8,429
                                                                 ========



See Notes to Condensed Consolidated Financial Statements.

TXU EUROPE LIMITED AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
(UNAUDITED) ((POUND) MILLION)


                                       SUCCESSOR                  PREDECESSOR
                             ----------------------------------   ------------
                                                   PERIOD FROM    PERIOD FROM
                                                    FORMATION      JANUARY 1,
                                 NINE MONTHS         THROUGH          1998
                                   ENDED           SEPTEMBER 30,     THROUGH
                             SEPTEMBER 30, 1999       1998        MAY 18, 1998
                             ------------------    ------------   ------------
Operating revenues                      2,686           939           1,563
                             ------------------    ------------   ------------

Costs and expenses

     Purchased power                    1,162           420             743
     Gas purchased for resale             602           154             281
     Operation and maintenance            385           228             375
     Depreciation and other               119            53              73
       amortization
     Amortization of goodwill              64            31               -
                                      -------       -------        --------

Total operating expenses                2,332           886           1,472
                                      -------       -------        --------

Operating income                          354            53              91


Other income  - net                         5            28               1
                                      -------       -------        --------

Income before interest,                   359            81              92
 income taxes and
 minority interest


Interest income                            46            46              35


Interest expense                          259           174              76
                                      -------       -------        --------

Income (loss) before income               146           (47)             51
 taxes and
 minority interest


Income tax expense (benefit)               68           (19)             35
                                      -------       -------        --------

Income (loss) before minority              78           (28)             16
 interest


Minority interest                           7            (3)              -
                                      -------       -------        --------

Net income (loss)                          71           (25)             16
                                      =======       =======        ========


See Notes to Condensed Consolidated Financial Statements.

TXU EUROPE LIMITED AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED) ((POUND) MILLION)


                                               SUCCESSOR           PREDECESSOR
                                    -----------------------------  ------------
                                                                   PERIOD FROM
                                        NINE        PERIOD FROM     JANUARY 1,
                                       MONTHS        FORMATION        1998
                                        ENDED         THROUGH        THROUGH
                                    SEPTEMBER 30,   SEPTEMBER 30,     MAY 18,
                                        1999            1998           1998
                                    -------------   -------------  ------------



Net income (loss)                         71             (25)            16


Other comprehensive income


     Net change during period:


     Unrealized gain (loss)
       on securities
       classified as available
       for sale                            1              (8)            (4)

     Currency translation
       adjustments                         -               -              -
                                      -------         -------         ------


Comprehensive income (loss)               72             (33)            12
                                      =======         =======         ======


See Notes to Condensed Consolidated Financial Statements.

TXU EUROPE LIMITED AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)
((POUND) MILLION)



                                                                   PERIOD FROM
                                        NINE        PERIOD FROM     JANUARY 1,
                                       MONTHS        FORMATION        1998
                                        ENDED         THROUGH        THROUGH
                                    SEPTEMBER 30,   SEPTEMBER 30,     MAY 18,
                                        1999            1998           1998
                                    -------------   -------------   ------------


OPERATING ACTIVITIES

     Net income (loss)                    71             (25)            16

     Adjustments to reconcile net
       income (loss) to cash provided
       by operating activities:
         Depreciation and amortization   183              83             73
         Deferred income taxes            45               7            (43)
         Minority interest                 7              (3)             -
         Changes in operating assets
           and liabilities               216              53            109
         Other                           (75)           (103)            (1)
                                    -------------   -------------   ------------
     Cash provided by operating
       activities                        447              12            154
                                    -------------   -------------   ------------

INVESTING ACTIVITIES
         Acquisition of TEG (net of
           cash acquired of
           (pound)2,011                    -          (1,432)
         Capital expenditures           (286)           (117)          (112)
         Investments                     (61)            (20)           (30)
         Other                             -               -              3
                                    -------------   -------------   ------------
     Cash used in investing
       activities                       (347)         (1,569)          (139)
                                    -------------   -------------   ------------

FINANCING ACTIVITIES

     Net borrowings under the:
         Senior notes                    921               -              -
         Term facility                   750               -              -
         Revolving credit facility       240               -              -
         Acquisition facility              -           1,656              -
         Interim facility                  -             243              -
         Other long-term debt            115               -              6
     Issuance of common stock to parent    -           1,467              -
     Retirements of:
         Acquisition facility           (750)              -              -
         TXU Corp note payable          (682)              -              -
         Revolving credit facility      (109)              -
         Other long-term debt           (307)           (109)           (50)
     Change in notes payable - banks    (376)             40             21
     Receivable financing                  -               -            150
     Change in minority interest           -             166              -
     Debt financing cost                  (8)            (36)             -
     Dividends paid                        -               -           (100)
                                    -------------   -------------   ------------
Cash provided by (used in)
  financing activities                  (206)          3,427             27
                                    -------------   -------------   ------------
Net change in cash and cash
  equivalents                           (106)          1,870             42
                                    -------------   -------------   ------------
Cash and cash equivalents -
  beginning balance                      467               -            684
                                    -------------   -------------   ------------
Cash and cash equivalents -
  ending balance                         361           1,870            726
                                    =============   =============   ============

NON-CASH TRANSACTIONS:
     Issuance of loan notes                -              85              -
     Advances from TXU Corp                -             844              -
     Cross border lease financing          -            (163)             -


See Notes to Condensed Consolidated Financial Statements.

TXU EUROPE LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   BUSINESS AND ACQUISITIONS

Acquisition of The Energy Group PLC by TXU Corp

TXU Europe Limited, formerly known as TXU Eastern Holdings Limited was incorporated as a private limited company on February 5, 1998. Through a series of restructurings and capital transactions subsequent to its formation, TXU Europe Limited became an indirect, wholly owned subsidiary of Texas Utilities Company, which is doing business as TXU Corp (TXU). TXU Europe Limited is a holding company that owns 90% of the outstanding common stock of TXU Finance (No. 2) Limited (TXU Finance) which in turn owns 100% of the common stock of TXU Acquisitions Limited (TXU Acquisitions). On May 19, 1998, TXU Acquisitions gained control of The Energy Group PLC (TEG), the former holding company of TXU Europe Group plc (formerly Eastern Group plc), after all conditions to its offer for all of the ordinary shares of TEG were satisfied or waived. Immediately before such acquisition, subsidiaries of TEG completed the sale of TEG's former coal and power trading interests in the United States (US) and Australia (Peabody Sale).

TXU Europe Limited's acquisition of TEG through TXU Acquisitions was accounted for as a purchase in accordance with US generally accepted accounting principles. Accordingly, the results of operations of TXU Europe Limited and other subsidiaries of TEG acquired by TXU Europe Limited have been consolidated into the results of operations of TXU Europe Limited since acquisition on May 19, 1998. The total purchase consideration for the TEG businesses acquired was approximately L 4.4 billion. At the date of the acquisition, TEG had assets of L 6.0 billion, including cash of L 2.0 billion, and liabilities of L 4.5 billion, including debt of L 2.9 billion. The excess of the purchase consideration plus acquisition costs over the net fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of L 3.5 billion, which is being amortized over 40 years. From March 1998 to May 18, 1998, TXU Europe Limited, through TXU Acquisitions, had acquired an equity interest in TEG of approximately 22%, resulting in the recognition of equity income of L 2 million, which is reflected in "Other Income-net" in the Condensed Statement of Consolidated Income.

On November 9, 1999, name changes were announced for certain subsidiaries within TXU Europe Limited to reflect the increasing importance of European investments. Eastern Group plc was renamed TXU Europe Group plc (TXU Europe Group) and its subsidiary, Eastern Generation Limited, was renamed TXU Europe Power Limited. TXU Europe Group's subsidiary, Eastern Power & Energy Trading Limited, will be renamed TXU Europe Energy Trading Limited by January 2000. TXU Europe Group's retail and networks businesses will continue operating under the Eastern brand name.

For financial reporting purposes, TXU Europe Group is considered the predecessor company to TXU Europe.

In September 1999, TXU Europe Limited announced that it was forming a joint venture with certain shareholders of Pohjolan Voima Oy (PVO), Finland's second largest electricity generator. As part of the transaction, TXU Europe Limited contributed approximately L 200 million for an 81% ownership interest in the joint venture company on November 5, 1999. The joint venture will acquire rights to the output from approximately 600 megawatts (MW) of PVO's thermal generating capacity. The transaction consists of the purchase by the joint venture company of "C" class PVO shares, equal to 15% of PVO, and most of a wholesale trading business owned by the industrial shareholders of PVO. TXU Europe Limited's interests in Finland also include the previously announced agreement to acquire a 36% stake in Savon Voima Oy, Finland's seventh largest electricity distributor.


2.   SIGNIFICANT ACCOUNTING POLICIES

The condensed consolidated financial statements of TXU Europe Limited have been prepared in accordance with US generally accepted accounting principles and on the same basis as the audited financial statements as of and for the period

TXU EUROPE LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

from formation through December 31, 1998, included in the Registration Statement (Nos. 333-82307 and 333-82307-01) on Form S-4 filed by TXU Europe Limited and its subsidiary, TXU Eastern Funding Company, under the Securities Act of 1933 with the Securities and Exchange Commission and declared effective on November 9, 1999. In the opinion of TXU Europe Limited's management, all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included herein. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

TXU Europe Limited defers the effect of changes in the market value of derivative financial instruments for contracts for differences and electricity forward agreements, which are used to hedge firm commitments to the period when the related transaction is completed. In the event that an overall analysis of the firm commitments being hedged indicates that TXU Europe Limited is in a net loss position, a provision is made for these anticipated losses. Transactions that are entered into that do not meet the criteria for hedge accounting are marked to market on the balance sheet at period end, and the unrealized gain or loss is recognized in income for that period.


3.   SHORT-TERM FINANCING

REVOLVING CREDIT AGREEMENT -- Eastern Electricity has a separate revolving credit facility of up to L 250 million, terminating March 2, 2003, which provides for short-term borrowings to be used for Eastern Electricity's general corporate purposes. No borrowings were outstanding at September 30, 1999 under this facility.

PROMISSORY NOTE PROGRAM -- TXU Europe Limited has a one-year promissory note program issued within the Czech Republic, which has been utilized to fund its investments in Severomoravska Energetika a.s., a Czech electricity distribution and supply company, and Teplarny Brno a.s. , a Czech district heating and generation company. At September 30, 1999, L 62 million was outstanding under the promissory note program. The interest rate on the note was reset in August 1999 and bears interest at an annual rate based on PRIBOR plus 0.7% which was 7.34% at September 30, 1999.

ACCOUNTS RECEIVABLE -- TXU Europe Group has facilities with Citibank N.A. to provide financing through trade accounts receivable whereby Eastern Electricity may sell up to L 300 million of its electricity receivables and, beginning June 11, 1999, TXU Finance may borrow up to an aggregate of L 275 million, which for accounting purposes is collateralized by additional receivables of Eastern Electricity, through a short-term note issue arrangement. The program has an overall program limit of L 550 million.

Consistent with US generally accepted accounting principles, through March 31, 1999, the electricity receivable financings were in the form of short-term loans collateralized by Eastern Electricity's trade accounts receivable. Subsequent to March 31, 1999, the program was restructured so that a portion of the receivables are sold outright rather than being used to collateralize short-term borrowings. Eastern Electricity continually sells additional receivables to replace those collected. At September 30, 1999, accounts receivable of Eastern Electricity of L 207 million had been sold under the new program. An additional L 93 million of receivables remain as collateral for short-term loans. The borrowings by Eastern Electricity bear interest at an annual rate based on commercial paper rates plus 0.225%, which was 5.3% at September 30, 1999.


4.   LONG-TERM DEBT

LINES OF CREDIT -- At September 30, 1999, TXU Europe Limited and TXU Finance had a joint sterling-denominated line of credit with a group of banking institutions under a credit facility agreement (Sterling Credit Agreement). The Sterling Credit Agreement, as amended in March 1999, provides for borrowings of up to L 1.275 billion and has two facilities: a L 750 million term facility which will terminate on March 2, 2003 and a L 525 million revolving credit facility which has a L 200 million 364-day tranche (Tranche A) and a L 325 million tranche which terminates March 2, 2003 (Tranche B). TXU Europe Limited and TXU Finance currently are the only permitted borrowers under the amended Sterling Credit Agreement. The amended Sterling Credit Agreement allows for borrowings in various currencies with interest rates based on the prevailing rates in effect in the countries in which the borrowings originate. As of September 30, 1999, L 750 million of borrowings were outstanding under the term facility at an interest rate of 5.98%, and approximately L 182 million of non-UK borrowings were outstanding under Tranche B at a weighted average interest rate of 5.59%.

TXU EUROPE LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

In May 1999, a subsidiary of TXU Europe Limited issued US$1.5 billion (L 921 million) of Senior Notes in three series: US$350 million (L 215 million) at 6.15% due May 15, 2002; US$650 million (L 399 million) at 6.45% due May 15, 2005; and US$500 million (L 307 million) at 6.75% due May 15, 2009. The proceeds of this issuance were used to reduce indebtedness incurred in connection with the acquisition of TEG, to reduce borrowings under the Sterling Credit Agreement and for other corporate purposes. Shortly thereafter, TXU Europe Limited entered into various interest rate and currency swaps that in effect changed the interest rate on the borrowings from fixed to variable based on LIBOR and fixed the principal amount to be repaid in sterling. The fair value of the new Senior Notes was US$1.4 billion (L 0.9 billion) at September 30, 1999.

On October 14, 1999, TXU Europe Limited entered into additional swaps that in effect changed the interest rate on the borrowings to a fixed rate payable in sterling.

On October 5, 1999, a subsidiary of TXU Europe Limited issued L 77 million in Norwegian bonds due October 5, 2029, at a fixed rate of 7.25%. The net proceeds were used to pay down a portion of the Tranche B borrowings which had been used to finance certain asset purchases in Norway. On November 8, 1999, TXU Europe Limited borrowed approximately L 200 million on the Tranche B facility. The net proceeds were used to finance the acquisition of the interest in the PVO joint venture.


5.   SEGMENTS

                                             NINE MONTHS               PERIOD FROM FORMATION        PERIOD FROM JANUARY 1,
                                                ENDED                         THROUGH                    1998 THROUGH
                                          SEPTEMBER 30, 1999            SEPTEMBER 30, 1998               MAY 18, 1998
                                      --------------------------     --------------------------    --------------------------
                                      REVENUES      CONTRIBUTION     REVENUES     CONTRIBUTION     REVENUES     CONTRIBUTION
                                      --------      ------------     --------     -------------    --------     -------------
                                         (POUND MILLION)                  (POUND MILLION)             (POUND MILLION)

Energy retail                           1,197             (48)           456           (34)            628            (26)
Energy management and generation        1,167             171            320            22             764             91
Networks                                  317             127            140            50             168             76
Other                                       5               2             23             6               3             (2)

Cost of capital elimination                 -             103              -            46               -             50
Unallocated corporate costs                 -             (50)             -           (64)              -            (42)
                                        -----             ---            ---           ---           -----            ---
         Total (UK GAAP)                2,686             305            939            26           1,563            147
                                        -----             ---            ---           ---           -----            ---
Purchase accounting and US GAAP
   adjustments                              -              54              -            55               -            (55)
                                        -----             ---            ---           ---           -----            ---
Income before interest, income
   taxes and minority interest              -             359              -            81               -             92
                                        =====             ===            ===           ===           =====            ===

      As set out above, contribution is defined as operating and other income after a notional charge for the cost of capital.


6.   DERIVATIVE INSTRUMENTS

TXU Europe Limited is exposed to a number of different market risks including changes in gas and electricity prices, interest rates and foreign currency exchange rates. TXU Europe Limited has developed a control framework of policies and procedures to monitor and manage the exposures arising from volatility in these markets. To implement these policies and procedures, TXU Europe Limited enters into various derivative instruments for hedging purposes. Both the energy management and the treasury operations make use of those instruments, but only well understood derivative instruments are authorized for use.

TXU EUROPE LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

TXU Europe Limited enters into derivative instruments, including options, swaps, futures and other contractual commitments to manage market risks related to changes in interest rates, foreign currency exchange rates and commodity prices. TXU Europe Limited's participation in derivative transactions has primarily been designated for hedging purposes and is not held or issued for trading purposes. TXU Europe Limited's energy marketing activities in Europe, through Eastern Power & Energy Trading Limited (EPET), are currently being expanded with the relocation of EPET's primary operations to Geneva, Switzerland, and are still in the process of being developed. Energy trading activity for the periods ended September 30, 1999 is not material.

INTEREST RATE RISK MANAGEMENT -- At September 30, 1999, TXU Europe Limited had various interest rate swaps in effect with an aggregate notional amount of US$1.5 billion (L 921 million) that convert the fixed rate Senior Notes to floating rate based on LIBOR. These swaps mature on the dates of the underlying notes, have a weighted average pay rate of 5.99% and had a fair value of L 15 million at September 30, 1999. TXU Europe Limited also had various other interest rate swaps as required by the Sterling Credit Agreement and to hedge certain of its borrowings from a variable to a fixed rate. The aggregate notional amount of these interest rate swaps was L 848 million with an average maturity of six years and an average fixed rate of 6.7%. Forward rate agreements totaling L 195 million for a maximum duration of less than one year to swap floating rate deposits into fixed rates were outstanding at September 30, 1999.

In October 1999, TXU Europe Limited entered into an interest rate swap to convert a notional amount of L 250 million of variable rate debt to a weighted average fixed rate of 6.39%.

FOREIGN CURRENCY RISK MANAGEMENT -- TXU Europe Limited has currency swaps which effectively fix the principal amount of the US$1.5 billion of Senior Notes to be repaid in sterling. In August 1999, TXU Europe Limited entered into a forward foreign currency contract to acquire US$200 million and US$300 million in October 2017 and October 2027, respectively, for approximately L 218 million to settle the original US dollar-denominated debt of TEG. The difference between the forward rate and the spot rate at inception of the contract (a foreign currency gain of approximately L 92 million) will be amortized to income over the life of the contract. At September 30, 1999, TXU Europe Limited had various other foreign currency swaps, options and exchange contracts in effect, the terms and amounts of which had not significantly changed from December 31, 1998.


7.   REGULATION AND RATES

Electricity distribution and supply businesses in England and Wales are subject to price controls. The regulation of distribution and supply charges is currently subject to review by the Office of Gas and Electricity Markets covering England, Wales and Scotland (OFGEM). Since the implementation of the initial price controls in 1990, there have been two reviews of the supply price control, effective for the periods from April 1, 1994 to March 31, 1998 and from April 1, 1998 to March 31, 2000. These reviews have resulted in reduced distribution and supply prices, but because related costs have also been reduced, the effect on TXU Europe Limited has not been material. On August 12, 1999, OFGEM issued a draft report, adjusted on October 8, 1999, proposing a range of substantial revenue reductions for the distribution businesses of all regional electricity companies in the UK. OFGEM also issued its proposed price adjustments for the electricity supply business on October 8, 1999. The final OFGEM report is expected at the end of November 1999 and both the distribution and supply price adjustments are expected to become effective April 1, 2000. TXU Europe Limited is analyzing the draft proposals and cannot predict at this time either the final price adjustments that will be applicable to TXU Europe Group or the ultimate impact of such adjustments on TXU Europe Limited's financial position, results of operations or cash flows.

8.   CONTINGENCIES

In February, 1997 the official government representative of pensioners (Pensions Ombudsman) made final determinations against the National Grid Company plc (National Grid) and its group trustees with respect to complaints by two pensioners in National Grid's section of the Electric Supply Pension Scheme
(ESPS) relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet certain costs arising from the payment of pensions on early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997, and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensioners have appealed this decision and judgment has now been received. The appeal endorsed the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. National Grid has announced their intention to appeal to the House of Lords, although no formal application has been made. If a similar complaint were to be made against TXU Europe Group in relation to its use of actuarial surplus in its section of the ESPS, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld by the courts, TXU Europe Group could have a potential liability to repay to its section of the ESPS an amount estimated by TXU Europe Group to be up to L 45 million (exclusive of any future applicable interest charges).

TXU EUROPE LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

On May 19, 1998 a complaint was filed by Optimum Solutions Limited against National Grid, Yorkshire Electricity Group plc, Eastern Electricity and Logica Plc. Yorkshire Electricity and Eastern Electricity are both members of the electricity trading market in England and Wales (the Pool). Optimum Solutions Limited alleges breach of confidence in respect of information supplied in the context of the development of the trading arrangements for the 1998 liberalization of electricity supply in England and Wales, or Trading Arrangements. Optimum Solutions Limited requests an unspecified amount of damages related to breach of contract, an unspecified amount of equitable compensation for misuse of the confidential information and return of material alleged to contain confidential information. It is alleged that the Pool has made use of the confidential information in the development of the Trading Arrangements and that Eastern Electricity made use of it in using the system developed by the Pool for trading purposes. The action against Eastern Electricity is being strenuously defended. TXU Europe Limited cannot predict the outcome of this proceeding.

In November 1998, five complaints were filed against subsidiaries of TXU
Europe Limited by five of their former sales agencies. The agencies claim a total of L 104 million arising from the summary termination for the claimed fundamental breach of their respective contracts in April 1998. The five agencies are claiming damages for failure to give reasonable notice for compensation under the UK Commercial Agents Regulations 1994. These actions are all being defended strenuously, and counterclaims have been filed. TXU Europe Limited cannot predict the outcome of these claims and counterclaims.

On January 25, 1999, the Hindustan Development Corporation issued proceedings in the Arbitral Tribunal in Delhi, India against TEG claiming damages of US$413 million (L 253 million) for breach of contract following the termination of a Joint Development Agreement dated March 20, 1997 relating to the construction, development and operation of a lignite based thermal power plant at Barsingsar, Rajasthan. TXU Europe Limited is vigorously defending this claim. TXU Europe Limited cannot predict the outcome of this proceeding.

GENERAL -- In addition to the above, TXU Europe Limited and its subsidiaries are involved in various legal and administrative proceedings arising in the ordinary course of its business. TXU Europe Limited believes that all such lawsuits and resulting claims would not have a material effect on its financial position, results of operation or cash flows.

FINANCIAL GUARANTEES -- TEG has guaranteed up to US$110 million (L 67 million at September 30, 1999) of certain liabilities that may be incurred and payable by the purchasers of the US and Australian coal businesses and US energy marketing operations sold in the Peabody Sale with respect to the Peabody Holding Company Retirement Plan for Salaried Employees, the Powder River Coal Company Retirement Plan and the Peabody Coal United Mine Workers Association Retirement Plan, subject to certain specified conditions.

TEG entered into various guarantees of obligations of affiliates of its former subsidiary, Citizens Power LLC, arising under power purchase agreements and note purchase agreements in connection with various Citizens Power energy restructuring projects, as well as various indemnity agreements in connection with such projects. TXU Europe Limited and TEG continue to be the guarantor or the indemnifying party, as the case may be, under these various agreements. In connection with the acquisition, letters of credit were issued under the Sterling Credit Facility in the amount of US$198 million (L 125 million) to support certain debt financings associated with these restructuring projects. The letters of credit matured in May 1999 and were not renewed.

As a consequence of a restructuring whereby a subsidiary of TXU Acquisitions transferred TXU Europe Group to another wholly-owned subsidiary of TXU Acquisitions, TXU Europe Limited and certain other affiliated UK

TXU EUROPE LIMITED AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

subsidiaries of TXU may be required to make certain adjustments to the guarantees. The Directors of TXU Europe Limited do not currently expect this to have a material adverse impact on TXU Europe Limited.

TXU EUROPE LIMITED (FORMERLY KNOWN AS TXU EASTERN HOLDINGS LIMITED) UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998

     As of May 19, 1998, TXU Acquisitions Limited (TXU Acquisitions), an indirect wholly-owned subsidiary of Texas Utilities Company (now doing business as and referred to herein as TXU Corp), acquired control of The Energy Group PLC (now known as Energy Holdings (No. 3) Limited) (TEG). TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) (the Company), an indirect wholly-owned subsidiary of TXU Corp, indirectly owns 90% of TXU Acquisitions, and another indirect wholly-owned subsidiary of TXU Corp owns the remaining 10%.

     Immediately prior to the purchase of TEG by TXU Acquisitions, subsidiaries of TEG completed the sale of TEG's US and Australian coal businesses and US energy marketing operations (Peabody Sale). The TEG businesses acquired, exclusive of those operations sold in the Peabody Sale, are referred to as the "TEG Businesses Acquired", and include Eastern Group plc (Eastern) and Energy Group Overseas B.V., a finance subsidiary (Overseas).

     The following unaudited condensed combined pro forma statement of income for the year ended December 31, 1998 (the Pro Forma Statement of Income) has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the Company, Eastern and Overseas included elsewhere in this prospectus. The Pro Forma Statement of Income assumes that the acquisition of the TEG Businesses Acquired occurred on January 1, 1998. The historical information included in the Pro Forma Statement of Income has been prepared in accordance with US GAAP.

     The acquisition of TEG by TXU Acquisitions was accounted for as a purchase. The Pro Forma Statement of Income includes the effects of fair value and purchase accounting adjustments.

     The Pro Forma Statement of Income combines the unaudited historical condensed statements of consolidated income of Eastern and Overseas for the three months ended March 31, 1998 and the audited historical statements of consolidated income (loss) of Eastern and Overseas for the period from April 1, 1998 to May 18, 1998 with the audited historical statement of consolidated income of the Company for the period from formation to December 31, 1998 and gives effect to the pro forma adjustments described in the Notes hereto. The pro forma adjustments reflect estimates made by the Company and assumptions it believes to be reasonable. The Pro Forma Statement of Income includes an estimate of the financing charge as if the acquisition financing had been in place for the whole period. The pro forma information has not taken into account any significant changes in future operating activities that may occur as a result of the acquisition.

TXU EUROPE LIMITED (FORMERLY KNOWN AS TXU EASTERN HOLDINGS LIMITED)

     The Unaudited Condensed Combined Pro Forma Statement of Income is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been if the purchase had occurred on January 1, 1998, nor is it necessarily indicative of future operating results.

                                         TEG Business Acquired                          The Company
                                   ---------------------------------       --------------------------------------------------
                                              Historical                    Historical                  Pro Forma
                                   ---------------------------------       ------------       -------------------------------
                                                                           Period from
                                     Three Month        Period from        Formation to                           Year ended
                                       ended          April 1 to May       December 31,        Pro forma         December 31,
                                   March 31, 1998        18, 1998             1998            Adjustments            1998
                                   --------------     --------------       ------------       -----------        ------------
Operating revenues                      1,100                425              2,165                  0                 3,690
Costs and expenses                        996                436              1,851               (101)(a)             3,182
                                       ------             ------             ------             ------                ------
Operating income (loss)                   104                (11)               314                101                   508
Other income (deductions)                   4                  1                 46                (20)(b)                31
Interest income                            23                 12                 64                (24)(c)                75
Interest expense                          (60)               (31)              (269)               (56)(d)              (416)
                                       ------             ------             ------             ------                ------
Income (loss) before income
taxes                                      71                (29)               155                  1                   198
Income tax expense
(benefit)                                  30                 (6)                67               --                      91
                                       ------             ------             ------             ------                ------
Income (loss) before
minority interest                          41                (23)                88                  1                   107
Minority interest                          --                 --                 11                  2(e)                 13
                                       ------             ------             ------             ------                ------
Net income (loss)                          41                (23)                77                 (1)                   94
                                       ======             ======             ======             ======                ======

    See Notes to Unaudited Condensed Combined Pro Forma Statement of Income.

TXU EUROPE LIMITED (FORMERLY KNOWN AS TXU EASTERN HOLDINGS LIMITED)

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME


     The amounts for the TEG Businesses Acquired are comprised of the following:

                              Three Months Ended March 31, 1998          Period from April 1 through May 18, 1998
                        -------------------------------------------     ------------------------------------------

                        Eastern     Overseas    Other(1)      Total     Eastern     Overseas    Other(1)     Total
                        -------     --------    --------      -----     -------     --------    --------     -----
                                                                 ((pound) million)
Operating revenues        1,100          --          --       1,100         425          --          --         425
Operating expenses          996          --          --         996         436          --          --         436
                         ------      ------      ------      ------      ------      ------      ------      ------
Operating income
  (loss)                    104          --          --         104         (11)         --          --         (11)
Other income                  4          --          --           4           1          --          --           1
Interest income              23           6          (6)         23          12           3          (3)         12
Interest expense            (54)         (6)         --         (60)        (28)         (3)         --         (31)
                         ------      ------      ------      ------      ------      ------      ------      ------
Income (loss)
 before income taxes         77          --          (6)         71         (26)         --          (3)        (29)
Income tax expense
   (benefit)                 32          --          (2)         30          (5)         --          (1)         (6)
                         ------      ------      ------      ------      ------      ------      ------      ------
Net income (loss)            45          --          (4)         41         (21)         --          (2)        (23)
                         ======      ======      ======      ======      ======      ======      ======      ======

(1) Other represents the elimination of intercompany interest income on a long-term loan between Overseas and another subsidiary of TEG.

Summary of Pro Forma Adjustments:

(a) Costs and expenses
                                                          ((pound) million)
  (1) Unfavorable electricity and gas contracts                  (29)
  (2) Fair value of leased assets                                (10)
  (3) Leases                                                     (86)
  (4) Goodwill amortization                                        24
                                                               ------
                           Total                                (101)

(1) Represents reversal of operating expenses, primarily for electricity and gas purchases, recorded by Eastern, to the extent that a liability for the present value of unfavorable commitments, obligations and contracts is made in purchase accounting.

(2) Represents impact of purchase accounting adjustments relating to the fair value of leased assets.

(3) Represents impact of purchase accounting adjustments relating to the establishment of long-term debt associated with payments, both fixed and those considered virtually certain, under the lease terms ((pound)61 million) and adjustment for the amortization of operating lease payments and capitalized leases over the revised estimated economic life of power plants under
lease  ((pound)25  million).   Alternative   operating methodologies
employed by TXU Corp extend the estimated economic life of the plants by ten years.

(4) Goodwill recorded by the Company from the acquisition totals approximately (pound)3.5 billion. Annual amortization over the 40-year life is (pound)88 million of which (pound)52 million was recorded during the period from May 19 to December 31, 1998. The net pro forma amortization for the period to acquisition is (pound)36 million which is (pound)24 million greater than amortization recorded by Eastern of (pound)12 million.

TXU EUROPE LIMITED (FORMERLY KNOWN AS TXU EASTERN HOLDINGS LIMITED)

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME
(CONTINUED)


(b) Other income/deductions
                                                          ((pound) million)
  (1) Equity in net income of TEG                                  (2)
  (2) Earnings on portion of Peabody Sale
          proceeds invested in tax efficient scheme               (18)
                                                                -----
Total                                                             (20)
                                                                =====

(1) Represents reversal of equity in net income of TEG of(pound)2 million recorded by the Company for its approximate 22% interest for the period March through May 18, 1998.

(2) Represents reversal of earnings of (pound)18 million recorded by the Company on the portion of the Peabody Sale proceeds invested in a short-term investment. These proceeds have been used to reduce Acquisition debt for the entire period presented in the pro forma statement of income.

                                                            ((pound) million)
(c)  Interest income                                               (24)
                                                                 =====


     Represents reversal of interest earnings on the remaining Peabody Sale proceeds invested in cash. These proceeds have been used to reduce Acquisition debt for the entire period presented in the pro forma statement of income.

(d) Interest expense

                                                             ((pound) million)
 (1) Interest and fees on Acquisition debt                           (50)
 (2) Interest on unfavorable commitments,
     obligations and unfavorable contracts                            (8)
 (3) Amortization of discount on fair value
     of debt at acquisition                                            2
                                                                  ------
 Total                                                               (56)
                                                                  ======
     (1) The annual pro forma interest expense on debt issued in the acquisition is (pound)120 million consisting of interest on the Acquisition facility of (pound)55 million (calculated based on the fixed interest rate of 7.8% paid by the Company pursuant to a related interest rate swap), on the intercompany note to TXU Corp of (pound)59 million (calculated at the actual fixed interest rate of 6.7%) and on loan notes of (pound)6 million (calculated based upon an assumed interest rate of 7.2%). Interest on the loan notes is paid at a variable rate based on LIBOR minus .5%. A 1/8% variance of the interest rate on the loan notes would change the annual interest by (pound)0.1 million. Pro forma annual amortization of financing fees on the Acquisition debt is (pound)12 million. Interest and other charges incurred for the period from formation to December 31, 1998 total (pound)82 million. The net pro forma increase in interest expense is (pound)50 million.

     (2) Represents pro forma annual interest on the present value of unfavorable commitments, obligations and unfavorable contracts of (pound)13 million, less (pound)12 million incurred for the period to December 31, 1998 plus (pound)7 million on imputed interest for a capital lease.

     (3) Represents amortization of fair value adjustment to debt at acquisition of (pound)2 million.

(e) Represents minority interest on net earnings of TEG Businesses Acquired and pro forma adjustments.

The Company's total investment to acquire TEG was (pound)4,448 million.

TXU EUROPE LIMITED (FORMERLY KNOWN AS TXU EASTERN HOLDINGS LIMITED)

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME
(CONTINUED)


                                                               ((pound) million)
The investment was funded as follows:

   Borrowings repaid with cash from Peabody Sale received by TEG      1,314
            prior to the Acquisition
       Proceeds from common stock issued to TXU Corp                  1,467
       Borrowings under Acquisition facilities                          700
       Note issued to TXU Corp for TEG ordinary shares acquired by 882 TXU Corp in the Share Alternative
       Loan notes                                                        85
                                                                     ------
                               Total                                  4,448
                                                                     ======

TXU Corp issued 37,316,884 shares of TXU Corp common stock which TXU Acquisitions offered to TEG shareholders as part of its Share Alternative. 105,117,980 of TEG ordinary shares outstanding were tendered by TEG shareholders and exchanged for TXU Corp common stock. TXU Acquisitions acquired the shares of TXU Corp common stock from TXU Corp by the issuance of an intercompany note for (pound)882 million bearing interest at 6.7% per annum.

================================================================================


                      20,000,000 Preferred Trust Securities

                              TXU EUROPE CAPITAL I
              % Trust Originated Preferred SecuritiesSM ("TOPrSSM")
                        Liquidation Amount $25 per TOPrS
            guaranteed to the extent described in this prospectus by
                               TXU EUROPE LIMITED



                              --------------------
                                   PROSPECTUS
                              --------------------



                               MERRILL LYNCH & CO.
                            A.G. EDWARDS & SONS, INC.
                              GOLDMAN, SACHS & CO.
                                 LEHMAN BROTHERS
                           MORGAN STANLEY DEAN WITTER
                            PAINEWEBBER INCORPORATED
                              PRUDENTIAL SECURITIES
                              SALOMON SMITH BARNEY
                         BANC OF AMERICA SECURITIES LLC
                         BANC ONE CAPITAL MARKETS, INC.
                            BNY CAPITAL MARKETS, INC.
                               CIBC WORLD MARKETS
                           CREDIT SUISSE FIRST BOSTON
                          FIRST UNION SECURITIES, INC.
                         FLEETBOSTON ROBERTSON STEPHENS
                               TD WATERHOUSE INC.
                         UTENDAHL CAPITAL PARTNERS, L.P.

                                           , 2000


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